                                                    Filed pursuant to Rule 424B5
                                            Registration File No.: 333-126661-03

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 4, 2005)

                         $2,161,633,000 (APPROXIMATE)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CIBC13

                           JPMORGAN CHASE BANK, N.A.
                                   CIBC INC.
                             MORTGAGE LOAN SELLERS

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-CIBC13 Commercial Mortgage Pass-Through
Certificates, which represent the beneficial ownership interests in a trust.
The trust's assets will primarily be 230 fixed rate mortgage loans secured by first liens on 275 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series
2005-CIBC13 certificates. The Series 2005-CIBC13 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
mortgage loan sellers or any of their respective affiliates, and neither the
Series 2005-CIBC13 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                                                                   ASSUMED
                       INITIAL CLASS       INITIAL APPROX.     PASS-THROUGH         FINAL            EXPECTED          RATED FINAL
                  CERTIFICATE BALANCE OR     PASS-THROUGH          RATE          DISTRIBUTION         RATINGS          DISTRIBUTION
                    NOTIONAL AMOUNT(1)           RATE          DESCRIPTION         DATE(3)      (MOODY'S/FITCH)(5)       DATE(3)
                 ------------------------ -----------------  --------------- -----------------  ------------------- ----------------

Class A-1 ......    $     81,674,000           3.6350%           Fixed           June 12, 2010        Aaa/AAA       January 12, 2043
Class A-2 ......    $    130,193,000           5.2470%           Fixed       December 12, 2010        Aaa/AAA       January 12, 2043
Class A-2FL ....    $    250,000,000(6)   LIBOR + 0.1250%     Floating(7)    December 12, 2010      Aaa/AAA(8)      January 12, 2043
Class A-3A1 ....    $    206,403,000           5.2945%        Variable(9)    November 12, 2012        Aaa/AAA       January 12, 2043
Class A-3A2 ....    $     25,000,000           5.2945%        Variable(9)    November 12, 2012        Aaa/AAA       January 12, 2043
Class A-4 ......    $    751,702,000           5.2945%        Variable(9)     October 12, 2015        Aaa/AAA       January 12, 2043
Class A-SB .....    $    135,140,000           5.2850%         Fixed(10)     December 12, 2014        Aaa/AAA       January 12, 2043
Class A-M ......    $    272,056,000           5.3355%        Variable(9)    November 12, 2015        Aaa/AAA       January 12, 2043
Class A-J ......    $    187,039,000           5.3645%        Variable(11)   November 12, 2015        Aaa/AAA       January 12, 2043
Class X-2 ......    $  2,653,464,000(12)       0.1020%        Variable(13)   November 12, 2012        Aaa/AAA       January 12, 2043
Class B ........    $     54,411,000           5.3645%       Variable (11)   December 12, 2015        Aa2/AA        January 12, 2043
Class C ........    $     23,805,000           5.3645%       Variable (11)   December 12, 2015       Aa3/AA--       January 12, 2043
Class D ........    $     44,210,000           5.3645%       Variable (11)   December 12, 2015         A2/A         January 12, 2043

---------
(Footnotes to table on page S-9)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-38 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
-------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP.,
DEUTSCHE BANK SECURITIES INC. AND NOMURA SECURITIES INTERNATIONAL, INC. WILL
PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE
SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS,
IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN
SECURITIES INC. AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR
THIS OFFERING. DEUTSCHE BANK SECURITIES INC. AND NOMURA SECURITIES
INTERNATIONAL, INC. ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN
SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT NOVEMBER 29, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 100.6% OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-2FL
CERTIFICATES) ACCRUED INTEREST FROM NOVEMBER 1, 2005, BEFORE DEDUCTING EXPENSES
PAYABLE BY US.

JPMORGAN                                                      CIBC WORLD MARKETS

DEUTSCHE BANK SECURITIES                                                  NOMURA

NOVEMBER 18, 2005

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
        Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC13

 [MAP OF THE UNITED STATES INDICATING LOCATION OF MORTGAGED PROPERTIES OMITTED]

ARIZONA                         NORTH CAROLINA                 INDIANA
6 properties                    7 properties                   4 properties
$30,147,090                     $56,464,788                    $57,000,000
1.1% of total                   2.1% of total                  2.1% of total

COLORADO                        VIRGINIA                       ILLINOIS
3 properties                    8 properties                   3 properties
$23,940,000                     $124,328,824                   $14,481,940
0.9% of total                   4.6% of total                  0.5% of total

KANSAS                          MARYLAND                       WISCONSIN
1 property                      12 properties                  5 properties
$3,580,000                      $112,924,016                   $78,379,555
0.1% of total                   4.2% of total                  2.9% of total

OKLAHOMA                        DELAWARE                       MINNESOTA
2 properties                    2 properties                   2 properties
$27,292,000                     $10,453,553                    $5,298,181
1.0% of total                   0.4% of total                  0.2% of total

TEXAS                           NEW JERSEY                     MISSOURI
27 properties                   12 properties                  3 properties
$192,201,412                    $53,436,594                    $11,296,041
7.1% of total                   2.0% of total                  0.4% of total

ARKANSAS                        CONNECTICUT                    SOUTH DAKOTA
4 properties                    1 property                     1 property
$11,495,716                     $12,530,000                    $5,986,637
0.4% of total                   0.5% of total                  0.2% of total

LOUISIANA                       MASSACHUSETTS                  NEBRASKA
1 property                      3 properties                   2 properties
$13,100,000                     $21,243,919                    $11,028,485
0.5% of total                   0.8% of total                  0.4% of total

KENTUCKY                        MAINE                          UTAH
4 properties                    1 property                     6 properties
$27,448,884                     $10,491,136                    $51,048,978
1.0% of total                   0.4% of total                  1.9% of total

ALABAMA                         NEW HAMPSHIRE                  WASHINGTON
3 properties                    2 properties                   2 properties
$53,014,650                     $15,143,421                    $16,260,519
1.9% of total                   0.6% of total                  0.6% of total

TENNESSEE                       NEW YORK                       OREGON
4 properties                    31 properties                  1 property
$34,496,905                     $225,695,371                   $13,900,000
1.3% of total                   8.3% of total                  0.5% of total

FLORIDA                         PENNSYLVANIA                   CALIFORNIA
38 properties                   15 properties                  38 properties
$503,830,534                    $109,919,084                   $559,995,651
18.5% of total                  4.0% of total                  20.6% of total

GEORGIA                         OHIO                           NEVADA
5 properties                    7 properties                   5 properties
$26,581,262                     $57,584,533                    $28,124,017
1.0% of total                   2.1% of total                  1.0% of total

SOUTH CAROLINA                  MICHIGAN
1 property                      3 properties
$79,000,000                     $31,420,000
2.9% of total                   1.2% of total

[LEGEND OMITTED]

[ ] (less than) 1.0% of Cut-off Date Balance

[ ] (greater than) 1.0% and/or (less than) 5.0% of Cut-off Date Balance

[ ] (greater than) 5.1% and/or (less than) 10.0% of Cut-off Date Balance

[ ] (greater than) 10.0% of Cut-off Date Balance

                    [2 PHOTOS OF DRA-CRT PORTFOLIO I OMITTED]

                              DRA-CRT Portfolio I
                               Various Locations

                     [1 PHOTO OF MELLON BANK CENTER OMITTED]

                               Mellon Bank Center
                                Los Angeles, CA

                      [2 PHOTOS OF THE SHORE CLUB OMITTED]

                                 The Shore Club
                                 Miami Beach, FL

                   [1 PHOTO OF MARRIOTT MYRTLE BEACH OMITTED]

                              Marriott Myrtle Beach
                                Myrtle Beach, SC

                       [1 PHOTO OF DATRAN CENTER OMITTED]

                                  Datran Center
                                    Miami, FL

                     [1 PHOTO OF 270 MADISON AVENUE OMITTED]

                               270 Madison Avenue
                                  New York, NY

                    [1 PHOTO OF INVESTCORP PORTFOLIO OMITTED]

                              Investcorp Portfolio
                                Various Locations

                     [1 PHOTO OF JEFFERSON COMMONS OMITTED]

                                Jefferson Commons
                                Newport News, VA

                    [2 PHOTOS OF 1979 MARCUS AVENUE OMITTED]

                               1979 Marcus Avenue
                                New Hyde Park, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2005-CIBC13 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-CIBC13 certificates;

     Summary of Terms, commencing on page S-11 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-CIBC13 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-38 of this prospectus supplement, which describe risks that apply to the Series 2005-CIBC13 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Defined Terms" commencing on page S-193 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
123 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                            EUROPEAN ECONOMIC AREA

     IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), THE
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

     (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE
FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

     (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET
OF MORE THAN (euro)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(euro)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

     (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE
ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

     FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                UNITED KINGDOM

     THE UNDERWRITER HAS REPRESENTED AND AGREED THAT:

     (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE
IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH
THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1)
OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

     (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE
FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                      NOTICE TO UNITED KINGDOM INVESTORS

     THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO
IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED
ONLY AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE
PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS
FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES,
UNINCORPORATED

                                      S-4

ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

     POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                                      S-5

                                                   PAGE
                                                  -----

   Geographic Concentration Entails
      Risks ...................................   S-38
   Certain State-Specific Considerations ......   S-39
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .......................   S-39
   Risks Relating to Mortgage Loan
      Concentrations ..........................   S-40
   Risks Relating to Enforceability of
      Cross-Collateralization .................   S-42
   The Borrower's Form of Entity May
      Cause Special Risks .....................   S-42
   Ability to Incur Other Borrowings
      Entails Risk ............................   S-43
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ..........................   S-46
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ..................................   S-47
   Tenant Concentration Entails Risk ..........   S-48
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ........   S-49
   Certain Additional Risks Relating to
      Tenants .................................   S-49
   Risks Related to Redevelopment and
      Renovation at the Mortgaged
      Properties ..............................   S-51
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ................   S-51
   Tenant Bankruptcy Entails Risks ............   S-51
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ...........   S-52
   Office Properties Have Special Risks .......   S-52
   Retail Properties Have Special Risks .......   S-52
   Multifamily Properties Have Special
      Risks ...................................   S-54
   Industrial Properties Have Special
      Risks ...................................   S-56
   Hotel Properties Have Special Risks ........   S-57
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company .................................   S-57
   Manufactured Housing Community
      Properties Have Special Risks ...........   S-58
   Self Storage Properties Have Special
      Risks ...................................   S-59
   Lack of Skillful Property Management
      Entails Risks ...........................   S-59
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ........................   S-59
   Condominium Ownership May Limit
      Use and Improvements ....................   S-60
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not .................   S-61
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss .......   S-61
   Limitations of Appraisals ..................   S-62
   Your Lack of Control Over the Trust
      Fund Can Create Risks ...................   S-62
   Potential Conflicts Of Interest ............   S-62
   Special Servicer May Be Directed to
      Take Actions ............................   S-64
   Bankruptcy Proceedings Entail Certain
      Risks ...................................   S-64
   Risks Relating to Prepayments and
      Repurchases .............................   S-65
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ...............................   S-67
   Sensitivity to LIBOR and Yield
      Considerations ..........................   S-68
   Risks Relating to the Swap Contract ........   S-68
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan .................   S-69
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ...................   S-69
   Risks Relating to Borrower Default .........   S-69
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.......   S-70
   Risks of Limited Liquidity and Market
      Value ...................................   S-70
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ........   S-71
   Subordination of Subordinate Offered
      Certificates ............................   S-71

                                      S-6

                                                  PAGE
                                                ------
   Limited Information Causes
      Uncertainty ...........................    S-71
   Environmental Risks Relating to the
      Mortgaged Properties ..................    S-71
   Tax Considerations Relating to
      Foreclosure ...........................    S-72
   Risks Associated with One Action
      Rules .................................    S-72
   Risks Relating to Enforceability .........    S-73
   Potential Absence of Attornment
      Provisions Entails Risks ..............    S-73
   Property Insurance May Not Be
      Sufficient ............................    S-73
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ........................    S-76
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ...........................    S-77
   No Reunderwriting of the Mortgage
      Loans .................................    S-77
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans ........................    S-77
   Risks Relating to Book-Entry
      Registration ..........................    S-77
   Risks Relating to Inspections of

   Certain Terms and Conditions of the
      Mortgage Loans ........................    S-91
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes .............................   S-101
   Representations and Warranties;
      Repurchases and Substitutions .........   S-103
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Book-Entry Registration and Definitive
      Certificates ..........................   S-111
   Distributions ............................   S-113
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums........   S-132
   Assumed Final Distribution Date;
      Rated Final Distribution Date .........   S-133
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information .................   S-142
   Voting Rights ............................   S-146
   Termination; Retirement of
      Certificates ..........................   S-146
   The Trustee, Paying Agent, Certificate

   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment of Expenses ...............   S-157
   Maintenance of Insurance .................   S-160
   Modifications, Waiver and
      Amendments ............................   S-162
   Realization Upon Defaulted Mortgage
      Loans .................................   S-164
   Inspections; Collection of Operating
      Information ...........................   S-166
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

                                      S-7

                                             PAGE
                                           ------
   Yield Sensitivity of the Class X-2
      Certificates ....................... S-183
CERTAIN FEDERAL INCOME TAX

SCHEDULE I CLASS X REFERENCE RATES

SCHEDULE II CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-3  DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

ANNEX B    CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING
           COMMUNITY LOANS

ANNEX C    STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D    FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX E    CLASS X-2 COMPONENT NOTIONAL AMOUNTS

                                      S-8

                            SUMMARY OF CERTIFICATES

                     INITIAL CLASS
                  CERTIFICATE BALANCE     APPROXIMATE   PASS-THROUGH
                      OR NOTIONAL            CREDIT         RATE
     CLASS             AMOUNT(1)           SUPPORT(2)    DESCRIPTION
-------------- ------------------------- ------------- --------------

Offered
Certificates
A-1                $     81,674,000      30.000%            Fixed
A-2                $    130,193,000      30.000%            Fixed
A-2FL              $    250,000,000(6)   30.000%         Floating(7)
A-3A1              $    206,403,000      30.000%         Variable(9)
A-3A2                    25,000,000      30.000%         Variable(9)
A-4                $    751,702,000      30.000%         Variable(9)
A-SB               $    135,140,000      30.000%          Fixed(10)
A-M                $    272,056,000      20.000%         Variable(9)
A-J                $    187,039,000      13.125%        Variable(11)
X-2                $  2,653,464,000(12)      N/A        Variable(13)
B                  $     54,411,000      11.125%        Variable(11)
C                  $     23,805,000      10.250%        Variable(11)
D                  $     44,210,000       8.625%        Variable(11)
Non-Offered
Certificates
X-1                $  2,720,563,694(14)      N/A        Variable(15)
A-1A               $    324,282,000      30.000%         Variable(9)
E                  $     34,007,000       7.375%        Variable(11)
F                  $     37,407,000       6.000%        Variable(11)
G                  $     30,607,000       4.875%        Variable(11)
H                  $     34,007,000       3.625%        Variable(11)
J                  $     10,202,000       3.250%          Fixed(10)
K                  $     17,003,000       2.625%          Fixed(10)
L                  $     10,203,000       2.250%          Fixed(10)
M                  $      6,801,000       2.000%          Fixed(10)
N                  $     10,202,000       1.625%          Fixed(10)
P                  $      6,801,000       1.375%          Fixed(10)
NR                 $     37,408,694          N/A          Fixed(10)

                                           INITIAL
                                           APPROX.                         EXPECTED
                                            PASS-           WEIGHTED        RATINGS
                    ASSUMED FINAL          THROUGH           AVERAGE       (MOODY'S/     PRINCIPAL
     CLASS      DISTRIBUTION DATE(3)         RATE        LIFE (YRS.)(4)    FITCH)(5)     WINDOW(4)
-------------- ---------------------- ----------------- ---------------- ------------ --------------

Offered
Certificates
A-1                June 12, 2010      3.6350%                2.63          Aaa/AAA   12/05 -  6/10
A-2              December 12, 2010    5.2470%                4.87          Aaa/AAA    7/10 - 12/10
A-2FL            December 12, 2010    LIBOR + 0.1250%        4.87        Aaa/AAA(8)   7/10 - 12/10
A-3A1            November 12, 2012    5.2945%                6.84          Aaa/AAA    5/12 - 11/12
A-3A2            November 12, 2012    5.2945%                6.95          Aaa/AAA   11/12 - 11/12
A-4              October 12, 2015     5.2945%                9.75          Aaa/AAA   12/14 - 10/15
A-SB             December 12, 2014    5.2850%                6.91          Aaa/AAA    6/10 - 12/14
A-M              November 12, 2015    5.3355%                9.94          Aaa/AAA   10/15 - 11/15
A-J              November 12, 2015    5.3645%                9.95          Aaa/AAA   11/15 - 11/15
X-2              November 12, 2012    0.1020%                 N/A          Aaa/AAA        N/A
B                December 12, 2015    5.3645%                9.98          Aa2/AA    11/15 - 12/15
C                December 12, 2015    5.3645%               10.04         Aa3/AA--   12/15 - 12/15
D                December 12, 2015    5.3645%               10.04           A2/A     12/15 - 12/15
Non-Offered
Certificates
X-1                     N/A           0.0361%                 N/A           Aaa/AAA        N/A
A-1A                    N/A           5.2765%                 N/A           Aaa/AAA        N/A
E                       N/A           5.3645%                 N/A           A3/A--         N/A
F                       N/A           5.3645%                 N/A          Baa1/BBB+       N/A
G                       N/A           5.3645%                 N/A          Baa2/BBB        N/A
H                       N/A           5.3645%                 N/A         Baa3/BBB--       N/A
J                       N/A           4.9820%                 N/A           Ba1/BB+        N/A
K                       N/A           4.9820%                 N/A           Ba2/BB         N/A
L                       N/A           4.9820%                 N/A          Ba3/BB--        N/A
M                       N/A           4.9820%                 N/A            B1/B+         N/A
N                       N/A           4.9820%                 N/A            B2/B          N/A
P                       N/A           4.9820%                 N/A           B3/B--         N/A
NR                      N/A           4.9820%                 N/A            NR/NR         N/A

---------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-2FL, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class
      A-1A certificates are represented in the aggregate.

(3)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is January 12,
      2043. See "Description of the Certificates--Assumed Final Distribution
      Date; Rated Final Distribution Date" in this prospectus supplement.

(4)   The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)   Ratings shown are those of Moody's Investors Service, Inc. and Fitch, Inc.

(6)   The certificate balance of the Class A-2FL certificates will be equal to the certificate balance of the Class A-2FL regular interest.

(7)   The pass-through rate applicable to the Class A-2FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1250%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-2FL certificates may convert to a fixed rate equal to 5.1300% per annum. The initial LIBOR rate will be determined on November 25, 2005, and subsequent
      LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the Swap
      Contract--The Swap Contract" and "Description of the Certificates--
      Distributions" in this prospectus supplement.

                                      S-9

(8)   The ratings assigned to the Class A-2FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.1300%. See
      "Ratings" in this prospectus supplement.

(9)   The pass-through rates applicable to the Class A-3A1, Class A-3A2, Class
      A-4, Class A-1A and Class A-M certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      minus 0.070%, 0.070%, 0.070%, 0.088% and 0.029%, respectively.

(10)  For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of the first day of the related due period is less than the rate specified for any of the Class A-SB, Class J, Class K, Class L, Class M,
      Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(11)  The pass-through rate applicable to the Class A-J, Class B, Class C, Class
      D, Class E, Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(12)  The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13)  The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(14)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(15)  The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-1 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

      The Class S, Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

                                      S-10

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a national banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a national banking
                                 association organized under the laws of the
                                 United States, and CIBC Inc., a Delaware
                                 corporation. JPMorgan Chase Bank, N.A. is also
                                 the swap counterparty and an affiliate of each
                                 of the depositor and J.P. Morgan Securities
                                 Inc., one of the underwriters. CIBC Inc. is an
                                 affiliate of CIBC World Markets Corp., one of
                                 the underwriters. See "Description of the
                                 Mortgage Pool--The Mortgage Loan Sellers" in
                                 this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                    AGGREGATE                  % OF      % OF
                       NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                         OF          BALANCE       INITIAL     LOAN      LOAN
                      MORTGAGE     OF MORTGAGE       POOL    GROUP 1    GROUP 2
        SELLER          LOANS         LOANS        BALANCE   BALANCE    BALANCE
-------------------- ---------- ----------------- --------- --------- ----------
  JPMorgan Chase
    Bank, N.A. ..... 121         $1,569,867,236      57.7%     59.7%      42.9%
  CIBC Inc. ........ 109          1,150,696,459      42.3      40.3       57.1
                     ---         --------------     -----     -----      -----
  Total ............ 230         $2,720,563,695     100.0%    100.0%     100.0%
                     ===         ==============     =====     =====      =====

Master Servicer...............   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer with respect to the mortgage loans.
                                 The master servicer's principal servicing
                                 offices are located at 10851 Mastin, Suite 700,
                                 Overland Park, Kansas 66210 and its telephone
                                 number is (913) 253-9000. See "Servicing of the
                                 Mortgage Loans--The Master Servicer" in this
                                 prospectus supplement.

Special Servicer..............   LNR Partners, Inc., a Florida corporation,
                                 will act as special servicer with respect to
                                 the mortgage loans and will be primarily
                                 responsible for making decisions and performing
                                 certain servicing functions with respect to the
                                 mortgage loans that, in general, are in default
                                 or as

                                      S-11

                                 to which default is imminent. The primary
                                 servicing offices of the special servicer are
                                 located at 1601 Washington Avenue, Suite 800,
                                 Miami Beach, Florida 33139, and its telephone
                                 number is (305) 695-5600. The special servicer
                                 may be removed without cause under certain
                                 circumstances described in this prospectus
                                 supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this
                                 prospectus supplement.

Trustee and Paying Agent......   Wells Fargo Bank, N.A., a national banking
                                 association. The corporate trust office of the
                                 trustee and the paying agent is located at 9062
                                 Old Annapolis Road, Columbia, Maryland 21045,
                                 Attention: Corporate Trust Services (CMBS),
                                 J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-CIBC13
                                 and its telephone number is (410) 884-2000. See
                                 "Description of the Certificates--The Trustee
                                 and Paying Agent" in this prospectus
                                 supplement. Following the transfer of the
                                 mortgage loans into the trust, the trustee, on
                                 behalf of the trust, will become the mortgagee
                                 of record under each mortgage loan.

Cut-off Date..................   With respect to each mortgage loan, the due
                                 date of that mortgage loan in November 2005 or,
                                 with respect to those mortgage loans that were
                                 originated in October 2005 and have their first
                                 due date in December 2005, November 1, 2005,
                                 or, with respect to those mortgage loans that
                                 were originated in November 2005 and have their
                                 first due date in either December 2005 or
                                 January 2006, the origination date.

Closing Date..................   On or about November 29, 2005.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in December
                                 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-2FL certificates) and the Class A-2FL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-2FL certificates, the
                                 interest accrual period for any distribution
                                 date will be the period from and including the
                                 distribution date in the month preceding the
                                 month in which the related distribution date
                                 occurs (or, in the case of the first
                                 distribution date, the closing date) to, but
                                 excluding, the related distribution date.
                                 Except with respect to the Class A-2FL
                                 certificates, interest will be calculated on
                                 the offered certificates (and the Class A-2FL
                                 regular interest) assuming that each month has
                                 30 days and each year has 360 days. With
                                 respect to the Class A-2FL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the

                                      S-12

                                 related interest accrual period and a year
                                 consisting of 360 days, provided that if the
                                 pass-through rate for the Class A-2FL
                                 certificates converts to a fixed rate,
                                 interest will be calculated assuming that each
                                 month has 30 days and each year has 360 days
                                 for that class of certificates.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-2FL certificates issued by JPMorgan
                                 Chase Bank, N.A., which has a long-term
                                 certificates of deposit rating of "Aa2" by
                                 Moody's Investors Service, Inc. and "A-" by
                                 Fitch, Inc.

                                 The initial notional amount of the interest
                                 rate swap contract will be equal to the
                                 aggregate initial certificate balance of the
                                 Class A-2FL regular interest (and
                                 correspondingly, the Class A-2FL
                                 certificates). The notional amount of such
                                 swap contract will decrease to the extent of
                                 any decrease in the certificate balance of the
                                 Class A-2FL regular interest (and
                                 correspondingly, the Class A-2FL
                                 certificates). The swap contract will have a
                                 maturity date of January 12, 2043 (the same
                                 date as the rated final distribution date of
                                 the Class A-2FL certificates). Under the swap
                                 contract, the trust will generally be
                                 obligated to pay to the swap counterparty one
                                 business day prior to each distribution date
                                 an amount equal to the sum of (i) any yield
                                 maintenance charges distributable to the Class
                                 A-2FL regular interest and (ii) the product of
                                 (A) the notional amount of the swap contract
                                 and (B) the pass-through rate on the Class
                                 A-2FL regular interest. The swap counterparty
                                 will generally be obligated to pay to the
                                 trust one business day prior to each
                                 distribution date an amount equal to the
                                 product of (i) the notional amount of the swap
                                 contract and (ii) LIBOR plus 0.1250% per
                                 annum. If there is an interest shortfall with
                                 respect to the Class A-2FL regular interest,
                                 there will be a corresponding

                                      S-13

                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust and, ultimately, a corresponding
                                 decrease in the effective pass-through rate on
                                 the Class A-2FL certificates for that
                                 distribution date. See "Risk Factors--Risks
                                 Relating to the Swap Contract" and
                                 "Description of the Swap Contract" in this
                                 prospectus supplement.

                              OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-CIBC13:

                                 o  Class A-1

                                 o  Class A-2

                                 o  Class A-2FL

                                 o  Class A-3A1

                                 o  Class A-3A2

                                 o  Class A-4

                                 o  Class A-SB

                                 o  Class A-M

                                 o  Class A-J

                                 o  Class X-2

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 Series 2005-CIBC13 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class
                                 M, Class N, Class P, Class NR, Class S, Class
                                 R and Class LR.

                                 The Series 2005-CIBC13 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 230 mortgage
                                 loans secured by first liens on 275
                                 commercial, multifamily and manufactured
                                 housing community properties.

                                      S-14

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ....................  $   81,674,000
                                 Class A-2 ....................  $  130,193,000
                                 Class A-2FL ..................  $  250,000,000
                                 Class A-3A1 ..................  $  206,403,000
                                 Class A-3A2 ..................  $   25,000,000
                                 Class A-4 ....................  $  751,702,000
                                 Class A-SB ...................  $  135,140,000
                                 Class A-M ....................  $  272,056,000
                                 Class A-J ....................  $  187,039,000
                                 Class X-2 ....................  $2,653,464,000
                                 Class B ......................  $   54,411,000
                                 Class C ......................  $   23,805,000
                                 Class D ......................  $   44,210,000

                                 The Class A-2FL regular interest will, at all
                                 times, have a certificate balance equal to the
                                 certificate balance of the Class A-2FL
                                 certificates.

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 initial pass-through rate is set forth below
                                 for each class:

                                 Class A-1 ................        3.6350%
                                 Class A-2 ................        5.2470%
                                 Class A-2FL ..............   LIBOR + 0.1250%(1)
                                 Class A-3A1 ..............       5.2945%(2)
                                 Class A-3A2 ..............       5.2945%(2)
                                 Class A-4 ................       5.2945%(2)
                                 Class A-SB ...............       5.2850%(3)
                                 Class A-M ................       5.3355%(2)
                                 Class A-J ................       5.3645%(4)
                                 Class X-2 ................       0.1020%(5)
                                 Class B ..................       5.3645%(4)
                                 Class C ..................       5.3645%(4)
                                 Class D ..................       5.3645%(4)

                                 ----------
                                 (1)   The pass-through rate applicable to the
                                       Class A-2FL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus 0.1250% per
                                       annum. In addition, under certain
                                       circumstances described in this
                                       prospectus supplement, the pass-through
                                       rate applicable to the Class A-2FL
                                       certificates may convert to a fixed rate
                                       equal to 5.1300% per annum. The initial
                                       LIBOR rate will be determined on
                                       November 25, 2005, and subsequent LIBOR
                                       rates will be determined 2 LIBOR
                                       business days before the start of the
                                       related interest accrual period. See
                                       "Description of the Swap Contract--The
                                       Swap Contract" in this prospectus
                                       supplement.

                                 (2)   The pass-through rates applicable to the
                                       Class A-3A1, Class A-3A2, Class A-4 and
                                       A-M certificates on each distribution
                                       date will be a per annum rate equal to
                                       the weighted average of the net mortgage
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months)
                                       minus 0.070%, 0.070%, 0.070% and 0.029%,
                                       respectively.

                                      S-15

                                 (3)   For any distribution date, if the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months) as
                                       of the first day of the related due
                                       period is less than the rate specified
                                       for the Class A-SB certificates with
                                       respect to the distribution date, then
                                       the pass-through rate for that class of
                                       certificates on that distribution date
                                       will equal the weighted average of the
                                       net interest rates on the mortgage
                                       loans.

                                 (4)   The pass-through rate applicable to the
                                       Class A-J, Class B, Class C and Class D
                                       certificates on each distribution date
                                       will be a per annum rate equal to the
                                       weighted average of the net mortgage
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months).

                                 (5)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the certificate
                                       balances of all or some of the other
                                       classes of certificates or portions
                                       thereof. The pass-through rate on the
                                       Class X-2 certificates will be based on
                                       the weighted average of the interest
                                       strip rates of the components of the
                                       Class X-2 certificates, which will be
                                       based on the net mortgage rates
                                       applicable to the mortgage loans as of
                                       the preceding distribution date minus
                                       the pass-through rates of the components
                                       of the Class X-2 certificates. See
                                       "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement.

B. Interest Rate Calculation
   Convention.................   Interest on the certificates (other than the
                                 Class A-2FL certificates) and the Class A-2FL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis." Interest on the
                                 Class A-2FL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis." However, if the
                                 pass-through rate for the Class A-2FL
                                 certificates converts to a fixed rate, interest
                                 will be calculated on a 30/360 basis for the
                                 class of certificates that converts to a fixed
                                 rate.

                                 For purposes of calculating the pass-through
                                 rates on the Class A-3A1, Class A-3A2, Class
                                 A-4, Class A-SB, Class A-M, Class A-J, Class
                                 X-2, Class B, Class C and Class D certificates
                                 and each other class of the certificates with
                                 a pass-through rate that is based on, limited
                                 by or equal to, the weighted average of net
                                 mortgage rates on the mortgage loans, the
                                 mortgage loan interest rates will not reflect
                                 any default interest rate, any rate increase
                                 occurring after an anticipated repayment date,
                                 any mortgage loan term modifications agreed to
                                 by the special servicer or any modifications
                                 resulting from a borrower's bankruptcy or
                                 insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-2FL
                                 regular interest, the interest rate for each
                                 mortgage loan that accrues

                                      S-16

                                 interest based on the actual number of days in
                                 each month and assuming a 360-day year, or an
                                 "actual/360 basis," will be recalculated, if
                                 necessary, so that the amount of interest that
                                 would accrue at that recalculated rate in the
                                 applicable month, calculated on a 30/360
                                 basis, will equal the amount of interest that
                                 is required to be paid on that mortgage loan
                                 in that month, subject to certain adjustments
                                 as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" and "--Interest Distribution Amount" in
                                 this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3A1, Class
                                 A-3A2, Class A-4, Class A-SB, Class A-1A,
                                 Class X-1 and Class X-2 certificates and the
                                 Class A-2FL regular interest: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3A1, Class A-3A2, Class A-4 and Class
                                 A-SB certificates and the Class A-2FL regular
                                 interest, pro rata, from the portion of the
                                 funds available for distribution attributable
                                 to the mortgage loans in loan group 1, (b) on
                                 the Class A-1A certificates from the portion
                                 of the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 2 and (c) on the Class X-1 and Class X-2
                                 certificates pro rata from the funds available
                                 for distribution attributable to all mortgage
                                 loans, without regard to loan groups, in each
                                 case in accordance with their interest
                                 entitlements. However, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid
                                 to any of the classes described above, the
                                 funds available for distribution will be
                                 allocated among all those classes, pro rata,
                                 without regard to loan groups, in accordance
                                 with their interest entitlements for that
                                 distribution date.

                                 Second/Class A-1, Class A-2, Class A-3A1,
                                 Class A-3A2, Class A-4, Class A-SB and Class
                                 A-1A certificates and the Class A-2FL regular
                                 interest: To the extent of funds allocated to
                                 principal and available for distribution,
                                 (a)(1) first, to the Class A-SB certificates,
                                 available principal received from loan group 1
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, funds attributed to
                                 principal received from loan group 2 remaining
                                 after payments specified in clause (b) below

                                      S-17

                                 have been made, until the certificate balance
                                 of the Class A-SB certificates is reduced to
                                 the planned principal balance for the related
                                 distribution date set forth in Schedule II to
                                 this prospectus supplement, (2) then to
                                 principal on the Class A-1 certificates, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clause (a)(1) above
                                 have been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balance of the
                                 Class A-1 certificates has been reduced to
                                 zero, (3) then to principal on the Class A-2
                                 certificates and the Class A-2FL regular
                                 interest, pro rata, in an amount equal to the
                                 funds attributable to mortgage loans in loan
                                 group 1 remaining after the payments specified
                                 in clauses (a)(1) and (a)(2) above have been
                                 made and, after the Class A-1A certificates
                                 have been reduced to zero, the funds
                                 attributable to mortgage loans in loan group
                                 2, until the certificate balances of the Class
                                 A-2 certificates and the Class A-2FL regular
                                 interest have been reduced to zero, (4) then
                                 to principal on the Class A-3A1 certificates
                                 in an amount equal to the funds attributable
                                 to mortgage loans in loan group 1 remaining
                                 after the payments specified in clauses
                                 (a)(1), (a)(2) and (a)(3) above have been made
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable
                                 to mortgage loans in loan group 2 until the
                                 Class A-3A1 certificates have been reduced to
                                 zero, (5) then to principal on the Class A-3A2
                                 certificates, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clauses (a)(1), (a)(2), (a)(3) and (a)(4)
                                 above have been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the Class A-3A2 certificates
                                 have been reduced to zero, (6) then to
                                 principal on the Class A-4 certificates, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clauses (a)(1),
                                 (a)(2), (a)(3), (a)(4) and (a)(5) above have
                                 been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balance of the
                                 Class A-4 certificates has been reduced to
                                 zero and (7) then to principal on the Class
                                 A-SB certificates in an amount equal to the
                                 funds attributable to mortgage loans in loan
                                 group 1 remaining after the payments specified
                                 in clauses (a)(1), (a)(2), (a)(3), (a)(4),
                                 (a)(5) and (a)(6) above have been made and,
                                 after the Class A-1A certificates have been
                                 reduced to zero, the funds attributable to
                                 mortgage loans in loan group 2,

                                      S-18

                                 until the certificate balance of the Class
                                 A-SB certificates has been reduced to zero,
                                 and (b) to the Class A-1A certificates, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 2 and, after the
                                 Class A-4 and Class A-SB certificates have
                                 been reduced to zero, the funds attributable
                                 to mortgage loans in loan group 1 remaining
                                 after the payments specified in clause (a)
                                 have been made, until the certificate balance
                                 of the Class A-1A certificates has been
                                 reduced to zero. If the certificate balance of
                                 each and every class of certificates other
                                 than the Class A-1, Class A-2, Class A-3A1,
                                 Class A-3A2, Class A-4, Class A-SB and Class
                                 A-1A certificates and the Class A-2FL regular
                                 interest has been reduced to zero as a result
                                 of the allocation of mortgage loan losses to
                                 those certificates, funds available for
                                 distributions of principal will be distributed
                                 to the Class A-1, Class A-2, Class A-3A1,
                                 Class A-3A2, Class A-4, Class A-SB and Class
                                 A-1A certificates and the Class A-2FL regular
                                 interest, pro rata, rather than sequentially,
                                 without regard to loan groups, the
                                 distribution priorities above or the planned
                                 principal balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3A1, Class
                                 A-3A2, Class A-4, Class A-SB and Class A-1A
                                 certificates and the Class A-2FL regular
                                 interest: To reimburse the Class A-1, Class
                                 A-2, Class A-3A1, Class A-3A2, Class A-4,
                                 Class A-SB and Class A-1A certificates and the
                                 Class A-2FL regular interest, pro rata, for
                                 any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that
                                 were previously borne by those classes,
                                 without regard to loan groups.

                                 Fourth/Class A-M certificates: To the Class
                                 A-M certificates as follows: (a) first, to
                                 interest on the Class A-M certificates in the
                                 amount of its interest entitlement; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3A1, Class A-3A2, Class A-4, Class A-SB and
                                 Class A-1A certificates and the Class A-2FL
                                 regular interest), to principal on the Class
                                 A-M certificates until the certificate balance
                                 of the Class A-M certificates has been reduced
                                 to zero; and (c) third, to reimburse the Class
                                 A-M certificates for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by that class.

                                 Fifth/Class A-J certificates: To the Class A-J
                                 certificates in a manner analogous to the
                                 Class A-M certificates' allocations of
                                 priority Fourth above.

                                      S-19

                                 Sixth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the
                                 Class A-M certificates' allocations of
                                 priority Fourth above.

                                 Seventh/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class A-M certificates' allocations of
                                 priority Fourth above.

                                 Eighth/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class A-M certificates' allocations of
                                 priority Fourth above.

                                 Ninth/Non-offered certificates (other than the
                                 Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3A1, Class
                                 A-3A2, Class A-4, Class A-SB and Class A-1A
                                 certificates and the Class A-2FL regular
                                 interest, except in the event of insufficient
                                 funds, as described above, the pool of
                                 mortgage loans will be deemed to consist of
                                 two distinct groups, loan group 1 and loan
                                 group 2. Loan group 1 will consist of 188
                                 mortgage loans, representing approximately
                                 88.1% of the aggregate principal balance of
                                 all the mortgage loans as of the cut-off date
                                 and loan group 2 will consist of 42 mortgage
                                 loans, representing approximately 11.9% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include approximately 56.1% of
                                 all the mortgage loans secured by multifamily
                                 and manufactured housing community properties
                                 as a percentage of the aggregate principal
                                 balance of all the mortgage loans as of the
                                 cut-off date. Annex A-1 to this prospectus
                                 supplement will set forth the loan group
                                 designation with respect to each mortgage
                                 loan.

                                 On each distribution date, funds available for
                                 distribution on the Class A-2FL certificates
                                 (which includes any net swap payments) will be
                                 distributed in the following amounts and order
                                 of priority: (a) first, to interest on the
                                 Class A-2FL certificates, in the amount of its
                                 interest entitlement; (b) second, to the
                                 extent of funds allocated to principal in
                                 respect of the Class A-2FL regular interest,
                                 to principal on the Class A-2FL certificates
                                 until the certificate balance of the Class
                                 A-2FL certificates has been reduced to zero;
                                 and (c) third, to reimburse the Class A-2FL
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by such
                                 class.

                                      S-20

B. Interest and Principal
   Entitlements................  A description of the interest entitlement of each class of certificates and the Class A-2FL
                                 regular interest can be found in "Description
                                 of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates entitled to principal and the
                                 Class A-2FL regular interest on a particular
                                 distribution date also can be found in
                                 "Description of the Certificates--
                                 Distributions--Principal Distribution Amount"
                                 in this prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                 offered certificates (other than the Class X-2
                                 and Class A-2FL certificates) and the Class
                                 A-2FL regular interest as described in
                                 "Description of the Certificates--Allocation
                                 of Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement. For
                                 so long as the swap contract is in effect, any
                                 yield maintenance charges distributable in
                                 respect of the Class A-2FL regular interest
                                 will be payable to the swap counterparty
                                 pursuant to the terms of the swap contract.

                                 If the swap contract is no longer in effect,
                                 any yield maintenance charges allocable to the
                                 Class A-2FL regular interest will be paid to
                                 the holders of the Class A-2FL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the  payment rights of certain classes of
                                 certificates and the Class A-2FL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-2FL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates
                                 and the Class A-2FL regular interest (other
                                 than excess interest that accrues on the
                                 mortgage loans that have anticipated repayment
                                 dates) on any distribution date in descending
                                 order (beginning with the Class A-1, Class
                                 A-2, Class A-3A1, Class A-3A2, Class A-4,
                                 Class A-SB, Class A-1A, Class X-1 and Class
                                 X-2 certificates and the Class A-2FL regular
                                 interest). It also shows the manner in which
                                 mortgage loan losses are allocated to certain
                                 classes of certificates and the Class A-2FL
                                 regular interest in ascending order (beginning
                                 with the other classes of certificates (other

                                      S-21

                                 than the Class S, Class R and Class LR
                                 certificates) that are not being offered by
                                 this prospectus supplement). No principal
                                 payments or mortgage loan losses will be
                                 allocated to the Class S, Class R, Class LR,
                                 Class X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses
                                 may reduce the notional amount of the Class
                                 X-1 and/or Class X-2 certificates and,
                                 therefore, the amount of interest they accrue.
                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be
                                 directly allocated to the Class A-2FL
                                 certificates, mortgage loan losses and
                                 available funds shortfalls may be allocated to
                                 the Class A-2FL regular interest, in reduction
                                 of the certificate balance of the Class A-2FL
                                 regular interest, and the amount of its
                                 interest entitlement. Any decrease in the
                                 certificate balance of the Class A-2FL regular
                                 interest will result in a corresponding
                                 decrease in the certificate balance of the
                                 Class A-2FL certificates and any interest
                                 shortfalls suffered by the Class A-2FL regular
                                 interest will reduce the amount of interest
                                 distributed on the Class A-2FL certificates to
                                 the extent described in this prospectus
                                 supplement.

                                      S-22

      -------------------------------------------------        -----------------
       Class A-1, Class A-2, Class A-3A1, Class A-3A2,          Swap Provider
             Class A-4, Class A-SB, Class A-1A*,               -----------------
          Class X-1* and Class X-2* certificates and           -----------------
                 Class A-2FL regular interest                   Class A-2FL
      -------------------------------------------------         certificates**
                                                               -----------------

                            ------------------------

                             Class A-M certificates

                            ------------------------

                            ------------------------

                             Class A-J certificates

                            ------------------------

                            ------------------------

                              Class B certificates

                            ------------------------

                            ------------------------

                              Class C certificates

                            ------------------------

                            ------------------------

                              Class D certificates

                            ------------------------

                            ------------------------

                                   Non-offered
                                certificates***

                            ------------------------

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates
                                       are not offered by this prospectus
                                       supplement.

                                 **    The Class A-2FL certificates are
                                       entitled to receive floating rate
                                       payments from a swap provider under an
                                       interest rate swap contract in exchange
                                       for the fixed rate payments to which the
                                       Class A-2FL regular interest is
                                       entitled.

                                 ***   Excluding the Class A-1A and Class X-1
                                       certificates.

                                 Other than the swap contract for the Class
                                 A-2FL certificates and the subordination of
                                 certain classes of certificates, as described
                                 above, no other form of credit enhancement
                                 will be available for the benefit of the
                                 holders of the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates (other
                                 than the Class A-2FL, Class X-1, Class X-2,
                                 Class S, Class R or Class LR certificates) or
                                 the Class A-2FL regular interest will reduce
                                 the certificate balance of that class of
                                 certificates, the Class A-2FL regular interest
                                 (and correspondingly the Class A-2FL
                                 certificates), respectively.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

                                      S-23

E. Shortfalls in Available Funds The following types of shortfalls in available funds will reduce distributions to the classes
                                 of certificates with the lowest payment
                                 priorities or the Class A-2FL regular interest:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by the master
                                 servicer, the special servicer or the trustee
                                 (to the extent not covered by late payment
                                 charges or default interest paid by the related
                                 borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or
                                 default-related expenses of the trust.
                                 Reductions in distributions to the Class A-2FL
                                 regular interest will cause a corresponding
                                 reduction in distributions to the Class A-2FL
                                 certificates to the extent described in this
                                 prospectus supplement. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates and the Class
                                 A-2FL regular interest (and thus to the Class
                                 A-2FL certificates to the extent described in
                                 this prospectus supplement), on a pro rata
                                 basis, to reduce the amount of interest payable
                                 on the certificates and the Class A-2FL regular
                                 interest (and thus to the Class A-2FL
                                 certificates, to the extent described in this
                                 prospectus supplement). See "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment if it
                                 determines that the advance will be recoverable
                                 (unless the special servicer determines that
                                 the advance would be non-recoverable). The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 the regular periodic payment, interest in
                                 excess of a mortgage loan's regular interest
                                 rate, default interest or prepayment premiums
                                 or yield maintenance charges. The amount of the
                                 interest portion of any advance will be subject
                                 to reduction to the extent that an appraisal
                                 reduction of the related mortgage loan has
                                 occurred. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. There may be other circumstances in
                                 which the master servicer will not be required
                                 to advance one full month of principal and/or
                                 interest. If the master servicer fails to make
                                 a required advance, the trustee will be
                                 required to make the advance. Neither the
                                 master servicer nor the

                                      S-24

                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. If an interest
                                 advance is made by the master servicer, the
                                 master servicer will not advance its servicing
                                 fee, but will advance the trustee's fee.
                                 Neither the master servicer nor the trustee
                                 will be required to advance any amounts due to
                                 be paid by the swap counterparty for
                                 distribution to the Class A-2FL certificates.

B. Property Protection Advances  The master servicer may be required to, and the special servicer may (in its sole discretion),
                                 make advances to pay delinquent real estate
                                 taxes, assessments and hazard insurance
                                 premiums and similar expenses necessary to:

                                 o  protect and maintain the related mortgaged
                                    property;

                                 o  maintain the lien on the related mortgaged
                                    property; or

                                 o  enforce the related mortgage loan
                                    documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate Account"
                                 in the prospectus.

THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 230 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of

                                      S-25

                                 trust or similar security instruments on the
                                 fee and/or leasehold estate of the related
                                 borrower in 275 commercial, multifamily and
                                 manufactured housing community properties.

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be
                                 approximately $2,720,563,695.

                                 11 mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage on the
                                 related mortgaged property and a single
                                 assignment of a lease, with the subordinate
                                 companion loan not being part of the trust
                                 fund. The AB mortgage loans are each secured
                                 by the mortgaged properties identified on
                                 Annex A-1 to this prospectus supplement as The
                                 Shore Club, Renaissance Medical Center, 212
                                 Church Road, Westview Heights Apartments,
                                 Booth Southside Portfolio, Sweet Bay
                                 Apartments Portfolio, 65 East Elizabeth
                                 Avenue, 45-47 West 8th Street, Little River
                                 Retail, 2758-60 Holland Avenue and Glenora
                                 Gardens Apartments, representing in the
                                 aggregate approximately 7.5% of the aggregate
                                 principal balance of the mortgage loans as of
                                 the cut-off date (7 mortgage loans in loan
                                 group 1, representing approximately 7.6% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date and 4 mortgage loans in loan
                                 group 2, representing approximately 6.9% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 2 as of the
                                 cut-off date).

                                 The mortgage loan secured by the mortgaged
                                 property identified on Annex A-1 as The Shore
                                 Club represents approximately 4.8% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date.
                                 The mortgage loan secured by the mortgaged
                                 property identified on Annex A-1 as
                                 Renaissance Medical Center represents
                                 approximately 0.8% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date. The mortgage loan
                                 secured by the mortgaged property identified
                                 on Annex A-1 as 212 Church Road represents
                                 approximately 0.7% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date. The mortgage loan
                                 secured by the mortgaged property identified
                                 on Annex A-1 as Westview Heights Apartments
                                 represents approximately 0.6% of the aggregate
                                 principal balance of the mortgage loans in
                                 loan group 1 as of the cut-off date. The
                                 mortgage loan secured by the mortgaged
                                 property identified on Annex A-1 as Booth
                                 Southside Portfolio represents

                                      S-26

                                 approximately 2.8% of the aggregate principal
                                 balance of the mortgage loans in loan group 2
                                 as of the cut-off date. The mortgage loan
                                 secured by the mortgaged property identified
                                 on Annex A-1 as Sweet Bay Apartments Portfolio
                                 represents approximately 2.0% of the aggregate
                                 principal balance of the mortgage loans in
                                 loan group 2 as of the cut-off date. The
                                 mortgage loan secured by the mortgaged
                                 property identified on Annex A-1 as 65 East
                                 Elizabeth Avenue represents approximately 0.3%
                                 of the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date. The mortgage loan secured by the
                                 mortgaged property identified on Annex A-1 as
                                 45-47 West 8th Street represents approximately
                                 0.2% of the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date. The mortgage loan secured by the
                                 mortgaged property identified on Annex A-1 as
                                 Little River Retail represents approximately
                                 0.2% of the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date. The mortgage loan secured by the
                                 mortgaged property identified on Annex A-1 as
                                 2758-60 Holland Avenue represents
                                 approximately 1.1% of the aggregate principal
                                 balance of the mortgage loans in loan group 2
                                 as of the cut-off date. The mortgage loan
                                 secured by the mortgaged property identified
                                 on Annex A-1 as Glenora Gardens Apartments
                                 represents approximately 1.1% of the aggregate
                                 principal balance of the mortgage loans in
                                 loan group 2 as of the cut-off date.

                                 Each AB mortgage loan and its related
                                 subordinate companion loan are subject to an
                                 intercreditor agreement. The intercreditor
                                 agreement generally allocates collections in
                                 respect of the related mortgage loan prior to
                                 a monetary event of default, or material
                                 non-monetary event of default to the mortgage
                                 loan in the trust fund and the related
                                 subordinate companion loan on a pro rata
                                 basis. After a monetary event of default or
                                 material non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust and
                                 second to the related subordinate companion
                                 loan. The master servicer and the special
                                 servicer will service and administer each AB
                                 mortgage loan and its subordinate companion
                                 loan pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement so long as such AB mortgage loan is
                                 part of the trust fund. Amounts attributable
                                 to each subordinate companion loan will not be
                                 assets of the trust, and will be beneficially
                                 owned by the holder of the subordinate
                                 companion loan. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                      S-27

                                 The holder of the subordinate companion loan
                                 related to The Shore Club mortgage loan will
                                 have the right under certain conditions (i) to
                                 direct, consent, or provide advice with
                                 respect to certain actions proposed to be
                                 taken by the master servicer or the special
                                 servicer, as applicable, with respect to the
                                 related senior loan or mortgaged property,
                                 (ii) to make cure payments on the related
                                 senior loan and (iii) to replace the special
                                 servicer with respect to The Shore Club loan
                                 pair. The holder of each subordinate companion
                                 loan will have the right to purchase the
                                 related AB mortgage loan under certain limited
                                 circumstances. In addition, the holder of
                                 certain of the subordinate companion loans
                                 will have the right to approve certain
                                 modifications to the related senior loan under
                                 certain circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-28

                                 The mortgage loans will have the following
                                 approximate characteristics as of the cut-off
                                 date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                             ALL MORTGAGE LOANS                  LOAN GROUP 1                    LOAN GROUP 2
                                          --------------------------    --------------------------      -------------------------

Aggregate outstanding principal
 balance(1) .............................            $2,720,563,695                 $2,396,280,882                   $324,282,813
Number of mortgage loans ................                       230                            188                             42
Number of mortgaged properties ..........                       275                            228                             47
Number of crossed loan pools ............                         0                              0                              0
Crossed loan pools as a percentage
 of the aggregate outstanding
 principal balance ......................                      0.0%                           0.0%                           0.0%
Range of mortgage loan principal
 balances ...............................  $940,000 to $180,900,000     $1,395,716 to $180,900,000        $940,000 to $33,200,000
Average mortgage loan principal
 balance ................................              $ 11,828,538                  $  12,746,175                    $ 7,721,019
Range of mortgage rates .................        4.8700% to 6.4900%             4.8785% to 6.2900%             4.8700% to 6.4900%
Weighted average mortgage rate ..........                   5.3931%                        5.3875%                        5.4343%
Range of original terms to
 maturity(2) ............................   60 months to 240 months        60 months to 240 months        60 months to 120 months
Weighted average original term to
 maturity(2) ............................                111 months                     110 months                     113 months
Range of remaining terms to
 maturity(2) ............................   56 months to 240 months        56 months to 240 months        59 months to 120 months
Weighted average remaining term
 to maturity(2) .........................                109 months                     109 months                     112 months
Range of original amortization
 terms(3) ...............................  180 months to 360 months       180 months to 360 months       300 months to 360 months
Weighted average original
 amortization term(3) ...................                347 months                     345 months                     359 months
Range of remaining amortization
 terms(3) ...............................  178 months to 360 months       178 months to 360 months       300 months to 360 months
Weighted average remaining
 amortization term(3) ...................                347 months                     345 months                     358 months
Range of loan-to-value ratios ...........            27.8% to 80.0%                 41.5% to 80.0%                 27.8% to 80.0%
Weighted average loan-to-value
 ratio(4) ...............................                     73.6%                          73.1%                          77.8%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) .............            23.1% to 80.0%                 26.7% to 79.9%                 23.1% to 80.0%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4)(5) ..........................                     66.5%                          66.1%                          69.0%
Range of debt service coverage
 ratios .................................            1.14x to 3.20x                 1.14x to 3.20x                 1.20x to 2.34x
Weighted average debt service
 coverage ratio .........................                     1.40x                          1.42x                          1.29x
Percentage of aggregate
 outstanding principal balance
 consisting of:
 Partial Interest Only ..................                     40.3%                          40.0%                          42.6%
 Balloon ................................                     32.7%                          30.7%                          47.5%
 Interest Only ..........................                     25.2%                          27.2%                           9.9%
 Fully Amortizing Loans .................                      1.8%                           2.1%                           0.0%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2)   In the case of the mortgage loans with anticipated repayment dates
      (identified as Loan Nos. 36, 60 and 66 on Annex A-1 to this prospectus supplement), as of the related anticipated repayment date.

(3)   Excludes the mortgage loans that pay interest-only to maturity.

(4)   In the case of 10 mortgage loans (identified as Loan Nos. 24, 38, 71, 84,
      114, 119, 129, 145, 149 and 178 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the stabilized values as defined in the related appraisal.

(5)   Excludes the fully amortizing mortgage loans.

                                      S-29

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                       AGGREGATE                  % OF       % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
                        NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
   INTEREST ACCRUAL      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
         BASIS            LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- -----------

  Actual/360 .........     228      $2,706,903,281      99.5%     99.4%      100.0%
  30/360 .............       2          13,660,414       0.5       0.6         0.0
                           ---      --------------     -----     -----       -----
  Total ..............     230      $2,720,563,695     100.0%    100.0%      100.0%
                           ===      ==============     =====     =====       =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                        AGGREGATE                  % OF      % OF
                                        PRINCIPAL        % OF    INITIAL    INITIAL
                         NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
        TYPE OF           MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
      AMORTIZATION         LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------------- ----------- ----------------- --------- --------- ----------

  Balloon Loans
    Partial
      Interest-Only(1).      80      $1,095,727,795      40.3%     40.0%      42.6%
    Balloon Loans(2) ..     118         890,136,071      32.7      30.7       47.5
    Interest Only .....      26         684,669,000      25.2      27.2        9.9
                            ---      --------------     -----     -----      -----
  Subtotal ............     224      $2,670,532,866      98.2%     97.9%     100.0%
  Fully Amortizing
    Loans .............       6      $   50,030,829       1.8%      2.1%       0.0%
                            ---      --------------     -----     -----      -----
  Total ...............     230      $2,720,563,695     100.0%    100.0%     100.0%
                            ===      ==============     =====     =====      =====

                                 ----------
                                 (1)   Includes 1 partial interest only
                                       mortgage loan with an anticipated
                                       repayment date representing
                                       approximately 0.4% of the aggregate
                                       principal balance of the pool of
                                       mortgage loans as of the cut-off date
                                       (approximately 0.4% of the aggregate
                                       principal balance of the mortgage loans
                                       in loan group 1 as of the cut-off date).

                                 (2)   Includes 2 amortizing mortgage loans
                                       with anticipated repayment dates
                                       representing approximately 1.0% of the
                                       aggregate principal balance of the pool
                                       of mortgage loans as of the cut-off date
                                       (approximately 1.2% of the aggregate
                                       principal balance of the mortgage loans
                                       in loan group 1 as of the cut-off date).

                                 3 mortgage loans, representing approximately
                                 1.4% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date
                                 (approximately 1.6% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date), provide for an
                                 increase in the related interest rate after a
                                 certain date, referred to as the anticipated
                                 repayment date. The interest accrued in excess
                                 of the original rate, together with any
                                 interest on that accrued interest, will be
                                 deferred and will not be paid until the
                                 principal balance of the related mortgage loan
                                 has been paid, at which time the deferred
                                 interest will be paid to the

                                      S-30

                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards the payment of principal (without
                                 payment of a yield maintenance charge) of the
                                 related mortgage loan until its principal
                                 balance has been reduced to zero. A
                                 substantial principal payment would be
                                 required to pay off these mortgage loans on
                                 their anticipated repayment dates. The
                                 amortization terms for these mortgage loans
                                 are significantly longer than the periods up
                                 to the related mortgage loans' anticipated
                                 repayment dates. See "Description of the
                                 Mortgage Pool--ARD Loans" in this prospectus
                                 supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                         AGGREGATE                  % OF      % OF
                                         PRINCIPAL        % OF    INITIAL    INITIAL
                          NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
       PREPAYMENT          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       PROTECTION           LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------------ ----------- ----------------- --------- --------- ----------

  Lockout followed
    by Defeasance ......     209      $2,484,463,705      91.3%     92.4%      83.2%
  Lockout followed
    by Yield
    Maintenance ........      20         171,099,990       6.3       4.9       16.8
  Lockout followed
    by Yield
    Maintenance/
    Defeasance .........       1          65,000,000       2.4       2.7        0.0
                             ---      --------------     -----     -----      -----
  Total ................     230      $2,720,563,695     100.0%    100.0%     100.0%
                             ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                      S-31

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIODS     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------

  2 .............       6      $  258,214,834       9.5%     10.4%       2.7%
  3 .............       3         193,685,000       7.1       8.1        0.0
  4 .............     194       1,866,261,312      68.6      64.7       97.3
  5 .............       5         132,660,586       4.9       5.5        0.0
  7 .............       7          67,658,000       2.5       2.8        0.0
  10 ............       1           2,098,181       0.1       0.1        0.0
  13 ............      12         172,261,783       6.3       7.2        0.0
  22 ............       1          19,524,000       0.7       0.8        0.0
  25 ............       1           8,200,000       0.3       0.3        0.0
                      ---      --------------     -----     -----      -----
  Total .........     230      $2,720,563,695     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                          AGGREGATE                  % OF      % OF
                                          PRINCIPAL        % OF    INITIAL    INITIAL
                           NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                           MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
       CURRENT USE        PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
------------------------ ------------ ----------------- --------- --------- ----------

  Office ...............       76      $  996,378,302      36.6%     41.6%       0.0%
  Retail ...............      100         743,301,140      27.3      31.0        0.0
  Multifamily ..........       56         442,762,400      16.3       4.9      100.0
  Hotel ................        4         218,496,024       8.0       9.1        0.0
  Industrial ...........       25         159,406,894       5.9       6.7        0.0
  Manufactured
    Housing
    Community ..........        8         135,399,928       5.0       5.7        0.0
  Self Storage .........        5          18,894,007       0.7       0.8        0.0
  Parking Garage .......        1           5,925,000       0.2       0.2        0.0
                              ---      --------------     -----     -----      -----
  Total ................      275      $2,720,563,695     100.0%    100.0%     100.0%
                              ===      ==============     =====     =====      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-32

                                 The mortgaged properties are located in 38
                                 states. The following tables list the states
                                 that have concentrations of mortgaged
                                 properties of 5% or more of the aggregate
                                 principal balance of the pool of mortgage
                                 loans or related loan group, as applicable, as
                                 of the cut-off date:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                           AGGREGATE
                                           PRINCIPAL         % OF
                           NUMBER OF       BALANCE OF       INITIAL
                           MORTGAGED        MORTGAGE         POOL
         STATE            PROPERTIES         LOANS          BALANCE
----------------------   ------------   ---------------   ----------

  California .........        38         $559,995,651         20.6%
  Florida ............        38         $503,830,534         18.5%
  New York ...........        31         $225,695,371          8.3%
  Texas ..............        27         $192,201,412          7.1%

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                           AGGREGATE
                                           PRINCIPAL         % OF
                           NUMBER OF       BALANCE OF       INITIAL
                           MORTGAGED        MORTGAGE         POOL
         STATE            PROPERTIES         LOANS          BALANCE
----------------------   ------------   ---------------   ----------

  California .........        37         $555,595,651         23.2%
  Florida ............        31         $488,454,889         20.4%
  New York ...........        15         $186,595,031          7.8%
  Texas ..............        23         $161,232,740          6.7%

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                         AGGREGATE
                                         PRINCIPAL        % OF
                         NUMBER OF      BALANCE OF       INITIAL
                         MORTGAGED       MORTGAGE         POOL
        STATE           PROPERTIES         LOANS         BALANCE
--------------------   ------------   --------------   ----------

  Maryland .........         4         $61,090,024         18.8%
  Alabama ..........         2         $50,000,000         15.4%
  Indiana ..........         2         $42,200,000         13.0%
  New York .........        16         $39,100,340         12.1%
  Texas ............         4         $30,968,672          9.5%
  Oklahoma .........         1         $24,000,000          7.4%

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-33

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.......             The offered certificates (other than the Class
                                 A-2FL and Class X-2 certificates) will be
                                 offered in minimum denominations of $10,000
                                 initial certificate balance. The Class A-2FL
                                 certificates will be offered in minimum
                                 denominations of $100,000 initial certificate
                                 balance. Investments in excess of the minimum
                                 denominations may be made in multiples of $1.
                                 The Class X-2 certificates will be issued,
                                 maintained and transferred only in minimum
                                 denominations of authorized initial notional
                                 amounts of not less than $1,000,000, and in
                                 integral multiples of $1 in excess thereof.

Registration, Clearance and      Each class of offered certificates will be
  Settlement..................   registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC (with the consent of the
                                 DTC participants), Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and
                                 in the prospectus.

Information Available to
  Certificateholders.........    On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics...    Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o  Bloomberg, L.P., Trepp, LLC and Intex
                                    Solutions, Inc.; and

                                 o  the paying agent's website initially
                                    located at www.ctslink.com/cmbs.

                                      S-34

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust fund is
                                 less than 1% of the aggregate principal balance
                                 of the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1 and
                                 Class X-2 certificates (provided, however, that
                                 the offered certificates are no longer
                                 outstanding and there is only one holder of the
                                 outstanding certificates), for the mortgage
                                 loans remaining in the trust.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement
                                 and "Description of the Certificates--
                                 Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-2FL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that is deferred after
                                 the anticipated repayment date on the mortgage
                                 loans that have anticipated repayment dates and
                                 the related distribution account for this
                                 deferred interest) as two separate REMICs--a
                                 lower-tier REMIC and an upper-tier REMIC--for
                                 federal income tax purposes. The portion of the
                                 trust representing the deferred interest
                                 described above will be treated as a grantor
                                 trust for federal income tax purposes. The
                                 grantor trust also will hold the Class A-2FL
                                 regular interest, the swap contract and the
                                 floating rate account, and the Class A-2FL
                                 certificates will represent undivided
                                 beneficial interests in the related assets. In
                                 the opinion of counsel, the portions of the
                                 trust referred to above will qualify for this
                                 treatment.

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                 o  Each class of offered certificates (other
                                    than the Class A-2FL certificates) and the
                                    Class A-2FL regular interest will represent
                                    "regular interests" in the upper-tier
                                    REMIC.

                                 o  The Class A-2FL certificates will represent
                                    an undivided interest in a portion of the
                                    trust fund that is treated as a grantor
                                    trust for federal income tax purposes,
                                    which portion includes the Class A-2FL

                                      S-35

                                    regular interest, the related floating rate
                                    account and the beneficial interest of such
                                    class in the related swap contract.

                                 o  The regular interest will be treated as a
                                    newly originated debt instrument for
                                    federal income tax purposes.

                                 o  You will be required to report income on
                                    the regular interest represented by your
                                    certificates using the accrual method of
                                    accounting.

                                 o  It is anticipated that the Class A-1 and
                                    Class X-2 certificates will be issued with
                                    original issue discount, that the Class B,
                                    Class C and Class D certificates will be
                                    issued with a de minimis amount of original
                                    issue discount and that the Class A-2,
                                    Class A-3A1, Class A-3A2, Class A-4, Class
                                    A-SB, Class A-M and Class A-J certificates
                                    and the Class A-2FL regular interest will
                                    be issued at a premium for federal income
                                    tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating purchase of the Class A-2FL
                                 certificates should review the additional
                                 requirements for purchases of Class A-2FL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

                                      S-36

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Fitch, Inc.:

                                                           MOODY'S     FITCH
                                                          ---------   ------
                                 Class A-1 ............      Aaa        AAA
                                 Class A-2 ............      Aaa        AAA
                                 Class A-2FL ..........      Aaa        AAA
                                 Class A-3A1 ..........      Aaa        AAA
                                 Class A-3A2 ..........      Aaa        AAA
                                 Class A-4 ............      Aaa        AAA
                                 Class A-SB ...........      Aaa        AAA
                                 Class A-M ............      Aaa        AAA
                                 Class A-J ............      Aaa        AAA
                                 Class X-2 ............      Aaa        AAA
                                 Class B ..............      Aa2        AA
                                 Class C ..............      Aa3        AA-
                                 Class D ..............       A2         A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates.
                                 Also, the security ratings do not represent
                                 any assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might
                                 not fully recover their investments in the
                                 event of rapid prepayments of the mortgage
                                 loans (including both voluntary and
                                 involuntary prepayments). In addition, a
                                 security rating of the Class A-2FL
                                 certificates does not represent any assessment
                                 as to whether the floating interest rate on
                                 such certificates will convert to a fixed
                                 rate. With respect to the Class A-2FL
                                 certificates, Moody's Investors Service, Inc.
                                 and Fitch, Inc. are only rating the receipt of
                                 interest up to the fixed per annum rate
                                 applicable to the Class A-2FL regular
                                 interest. See "Yield and Maturity
                                 Considerations," "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-37

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, New York and Texas secure mortgage loans representing approximately 20.6%, 18.5%, 8.3%, and 7.1%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Florida, New York, and Texas secure mortgage loans representing approximately 23.2%, 20.4%, 7.8%, and 6.7%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Maryland, Alabama, Indiana, New York,
Texas, and Oklahoma secure mortgage loans representing approximately 18.8%,
15.4%, 13.0%, 12.1%, 9.5%, and 7.4%, respectively, by allocated loan amount, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 33 of the mortgaged properties securing mortgage loans representing approximately 16.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (32 mortgaged properties securing mortgage loans in loan group 1, representing approximately
18.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing mortgage loans in loan group 2, representing approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), and 5 of the mortgaged properties securing mortgage loans representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in northern California (representing approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San
Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example,

                                      S-38

mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana and Alabama, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgaged properties do not all require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks--Recent Hurricanes" below,
"Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling Agreements--Hazard Insurance
Policies" in the accompanying prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Thirty-eight (38) of the mortgaged properties, representing approximately
20.6% of the aggregrate principal balance of the pool of mortgage loans as of the cut-off date (37 mortgage loans in loan group 1, representing approximately
23.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 1 mortgage loan in loan group 2, representing approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of default is given for a statutory period of time following foreclosure pursuant to the trustee's power of sale. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale.
California's "one action rule" requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances. See "--Risks Associated with One Action Rules" below.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of

                                      S-39

such attacks could (i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o   The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)
         represents approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 7.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 10.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o   The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)
         represent, in the aggregate, approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
         (the 3 largest mortgage loans in loan group 1 represent approximately
         19.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 29.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o   The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)
         represent, in the aggregate, approximately 32.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
         (the 10 largest mortgage loans in loan group 1 represent approximately
         37.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 63.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Fifteen Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in

                                      S-40

loan group 1 represents no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                            AGGREGATE
                          NUMBER OF     PRINCIPAL BALANCE                      % OF INITIAL     % OF INITIAL
       PROPERTY           MORTGAGED        OF MORTGAGE        % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
         TYPE            PROPERTIES         PROPERTIES        POOL BALANCE        BALANCE         BALANCE
---------------------   ------------   -------------------   --------------   --------------   -------------

Office ..............         76           $996,378,302            36.6%            41.6%            0.0%
Retail ..............        100           $743,301,140            27.3%            31.0%            0.0%
Multifamily .........         56           $442,762,400            16.3%             4.9%          100.0%
Hotel ...............          4           $218,496,024             8.0%             9.1%            0.0%
Industrial ..........         25           $159,406,894             5.9%             6.7%            0.0%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o   22 groups of mortgage loans, representing approximately 23.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (17 groups of mortgage loans in loan group 1 representing approximately 20.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 2 groups of mortgage loans in loan group 2 representing approximately 18.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and 3 groups of mortgage loans in both loan group 1 and loan group 2 representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

     o   15 mortgage loans representing approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
         (13 mortgage loans in loan group 1 representing approximately 16.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property (other than the
         cross-collateralized groups of mortgage loans).

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o   have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

                                      S-41

     o   have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o   the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o   the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o   subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o   recover payments made under that mortgage loan; or

     o   take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrower with respect to 3 mortgage loans representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is not required to be a single-purpose entity. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at

                                      S-42

origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o   operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o   individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to 35 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Fifteen Mortgage Loans"
in this prospectus supplement), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (19 mortgage loans in loan group 1, representing approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 16 mortgage loans in loan group 2, representing approximately
12.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants in common. See "Description of the Mortgage Pool-- Top
Fifteen Mortgage Loans" in this prospectus supplement. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for

                                      S-43

bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 11 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as
The Shore Club, Renaissance Medical Center, 212 Church Road, Westview Heights
Apartments, Booth Southside Portfolio, Sweet Bay Apartments Portfolio, 65 East
Elizabeth Avenue, 45-47 West 8th Street, Little River Retail, 2758-60 Holland
Avenue and Glenora Gardens Apartments, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 7.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately
6.9% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is a subordinate companion loan and is not included in the trust. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May
Be Directed to Take Actions," the holder of the subordinate companion loan related to The Shore Club mortgage loan will have the right, under certain conditions, (i) to direct, consent, or provide advice with respect to certain actions proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property, (ii)
to make cure payments on the related senior loan and (iii) to replace the special servicer with respect to The Shore Club loan pair. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances.
In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage
Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement. The subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional
Debt--AB Mortgage Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

     o   the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

                                      S-44

     o   the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan, as the case may be.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan (identified as Loan No.
86 on Annex A-1 to this prospectus supplement), representing approximately 0.3%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permit the related borrowers to incur secured subordinate debt, subject to various conditions, including that each Rating Agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage
Pool--Additional Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the
Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks"
above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

     o   With respect to 4 mortgage loans (identified as Loan Nos. 23, 35, 44 and 152 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

                                      S-45

     o   In the case of 40 mortgage loans (identified as Loan Nos. 3, 6, 10, 17,
         18, 19, 24, 26, 28, 29, 35, 44, 45, 54, 97, 110, 113, 119, 139, 144,
         154 165, 169, 182, 185, 190, 191, 192, 194, 198, 199, 204, 208, 219,
         224, 225, 226, 228, 229 and 230 on Annex A-1 to this prospectus supplement), representing approximately 19.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
         (22 mortgage loans in loan group 1, representing approximately 17.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 18 mortgage loans in loan group 2, representing approximately 34.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o   the availability of, and competition for, credit for commercial real estate projects;

     o   the prevailing interest rates;

     o   the fair market value of the related mortgaged property;

     o   the borrower's equity in the related mortgaged property;

     o   the borrower's financial condition;

                                      S-46

     o   the operating history and occupancy level of the mortgaged property;

     o   reductions in applicable government assistance/rent subsidy programs;

     o   the tax laws; and

     o   the prevailing general and regional economic conditions.

     The applicable mortgage loan sellers have informed us that 224 of the mortgage loans, representing approximately 98.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (182 mortgage loans in loan group 1, representing approximately 97.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 42 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 80 mortgage loans, representing approximately 40.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (68 mortgage loans in loan group 1, representing approximately 40.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans in loan group 2, representing approximately
42.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 4 to 60 months of their respective terms and 26 mortgage loans, representing approximately
25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1 representing approximately
27.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 14 mortgage loans in loan group 2, representing approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interests-only until their respective anticipated repayment dates or maturity dates, as applicable.

     The applicable mortgage loan sellers have informed us that 3 of the mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), mature or have an anticipated repayment date in the year 2035.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o the age, design and construction quality of the properties;

                                      S-47

     o   perceptions regarding the safety, convenience and attractiveness of the properties;

     o   the characteristics of the neighborhood where the property is located;

     o   the proximity and attractiveness of competing properties;

     o   the adequacy of the property's management and maintenance;

     o   increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o   an increase in the capital expenditures needed to maintain the properties or make improvements;

     o   dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o   a decline in the financial condition of a major tenant;

     o   an increase in vacancy rates; and

     o   a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o   local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o   demographic factors;

     o   consumer confidence;

     o   consumer tastes and preferences;

     o   retroactive changes in building codes;

     o   changes or continued weakness in specific industry segments; and

     o   the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   tenant defaults;

     o   in the case of rental properties, the rate at which new rentals occur;
         and

     o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if

                                      S-48

any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if that single tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 38 mortgage loans, representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" and "--Office Properties Have Special Risks"
below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o   space in the mortgaged properties could not be leased or re-leased;

     o   leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

                                      S-49

     o   tenants were unwilling or unable to meet their lease obligations;

     o   a significant tenant were to become a debtor in a bankruptcy case;

     o   rental payments could not be collected for any other reason; or

     o   a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under "Description of the Mortgage
Pool--Top Fifteen Mortgage Loans" in this prospectus supplement, such as the mortgaged properties securing 1 mortgage loan (identified as Loan No. 13 on
Annex A-1 to this prospectus supplement), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are scheduled to have 100% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

                                      S-50

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.
Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top Fifteen Mortgage Loans" in this prospectus supplement.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     Under the REMIC provisions of the Internal Revenue Code of 1986, as amended, in the event the trust fund acquires a mortgaged property by foreclosure or deed in lieu of foreclosure in connection with a default of a mortgage loan, the trust fund will be permitted to complete the construction associated with a renovation or redevelopment only through an independent contractor, and then only if at least 10% of the direct and indirect costs of the construction were completed at the time of the default. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                      S-51

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 56 mortgage loans representing approximately
37.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 42.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o   the quality of an office building's tenants;

     o   an economic decline in the business operated by the tenants;

     o   the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o   the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o   the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o   the desirability of the area as a business location;

     o   the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o   an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

     o   in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 91 mortgage loans representing approximately
27.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 31.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

                                      S-52

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o   an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's or shadow anchor tenant's lease; or
         if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o   the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o   the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     42 of the mortgaged properties, securing mortgage loans representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 19.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant."
18 of the mortgaged properties, securing mortgage loans representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 39 of the mortgaged properties, securing mortgage loans representing approximately
6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an
"anchor" or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional
Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer

                                      S-53

dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing.
Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged property securing 1 mortgage loan (identified as Loan No. 43 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See "--Tenant Bankruptcy Entails
Risks" above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 50 mortgage loans representing approximately
16.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately
4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 42 mortgage loans in loan group 2, representing
100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o   the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o   the location of the property, for example, if there is a change in the neighborhood over time;

     o   the ability of management to provide adequate maintenance and insurance;

     o   the types of services or amenities that the property provides;

     o   the property's reputation;

     o   the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o   the presence of competing properties;

     o   the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                      S-54

     o   in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 24, 32, 76, 77 and
         108 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o   dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o   adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o   state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
         and

     o   government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     9 of the mortgaged properties, securing mortgage loans representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), may be eligible (or may become eligible in the future) for and may receive low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs.
Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance

                                      S-55

that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See "Description of the Mortgage Pool--Assistance Programs" in
this prospectus supplement.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 20 of the mortgage loans representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o   the quality of tenants;

     o   reduced demand for industrial space because of a decline in a particular industry segment;

     o   the property becoming functionally obsolete;

     o   building design and adaptability;

     o   unavailability of labor sources;

     o   changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o   changes in proximity of supply sources;

     o   the expenses of converting a previously adapted space to general use;
         and

     o   the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

                                      S-56

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 4 of the mortgage loans representing approximately
8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o   adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o   the construction of competing hotels or resorts;

     o   continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o   a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o   changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the Mortgaged Properties Relating to Terrorist
Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     3 of the hotel properties that secure the mortgage loans representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.3% of the aggregate principal balance of the mortgage loans in loan group 1 as

                                      S-57

of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o   the continued existence and financial strength of the franchise or hotel management company;

     o   the public perception of the franchise or hotel chain service mark;
         and/or

     o   the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 7 mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o   other manufactured housing community properties;

     o   apartment buildings; and

     o   site-built single family homes.

     Other factors may also include:

     o   the physical attributes of the community, including its age and appearance;

     o   location of the manufactured housing community property;

     o   the ability of management to provide adequate maintenance and insurance;

     o   the types of services or amenities it provides;

     o   the property's reputation; and

     o   state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its

                                      S-58

obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 3 mortgage loans representing approximately
0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o   responding to changes in the local market;

     o   planning and implementing the rental structure;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o   assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were

                                      S-59

to become unprofitable. For example, as described below, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of 3 mortgaged properties (identified as Loan Nos. 8, 43 and 198 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
by allocated loan amount, which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

     Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Community Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                      S-60

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o   the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o   potential environmental legislation or liabilities or other legal liabilities;

     o   the availability of refinancing; and

     o   changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     2 mortgage loans representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 4 mortgage loans, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to

                                      S-61

compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear"
sale under Section 363(f) of the Bankruptcy Code would not be authorized
(including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy
Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as stabilized"
values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict

                                      S-62

with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds
Series 2005-CIBC13 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans.
Delaware Securities Holdings, Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-CIBC13 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2005-CIBC13 non-offered certificates. See "--Special Servicer May Be
Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.
During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial
Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

     CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC
World Markets Corp., one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o   a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

                                      S-63

     o   these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o   affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     11 mortgage loans representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1 representing approximately 7.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property or purchase the related AB mortgage loan if the AB mortgage loan is in default. See "Description of the Mortgage Pool--AB
Mortgage Loan Pairs" in this prospectus supplement. In exercising such rights, no holder of any subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances the holder of a related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder of the Series 2005-CIBC13
Certificates or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage Pool--AB Mortgage Loan
Pairs" and "Servicing of the Mortgage Loans--General," "--The Special Servicer"
and "--The Directing Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                      S-64

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and
Class A-1A certificates and the Class A-2FL regular interest (and correspondingly, the Class A-2FL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-2FL, Class A-3A1, Class
A-3A2, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each class of offered certificates (other than the Class A-1,
Class A-2 and Class A-2FL certificates), and the Class A-2FL certificates, only if their pass-through rate converts to a

                                      S-65

fixed rate as described in this prospectus supplement, in each case, would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes of certificates bear interest at a rate equal to, limited by, or based on, the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity
Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class
X-2 certificates. Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 24 months. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain
Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o   the terms of the mortgage loans;

                                      S-66

     o   the length of any prepayment lockout period;

     o   the level of prevailing interest rates;

     o   the availability of mortgage credit;

     o   the applicable yield maintenance charges and prepayment premiums;

     o   the master servicer's or special servicer's ability to enforce those charges or premiums;

     o   the failure to meet certain requirements for the release of escrows;

     o   the occurrence of casualties or natural disasters; and

     o   economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property.
Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

     (i)      will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii)     if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the

                                      S-67

mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See
"Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-2FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2FL certificates.

     In addition, because interest payments on the Class A-2FL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-2FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-2FL certificates. See "Yield and Maturity
Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract for the Class A-2FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-2FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-2FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See
"Description of the Swap Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term rating is not at least "A3" by
Moody's Investors Service, Inc. or "A--" by Fitch, Inc., the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-2FL certificates to enforce the rights of the trust under the swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2FL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

                                      S-68

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-2FL certificate pass-through rate will convert to a fixed interest rate. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the Class A-2FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-2FL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

     In addition, if the funds allocated to payment of interest distributions on the Class A-2FL regular interest are insufficient to make all required interest payments on the Class A-2FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2FL regular interest had been sufficient to make all required interest payments on the Class A-2FL regular interest. As a result, the holders of the Class A-2FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do
so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the
Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement and
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o   the aggregate amount of distributions on the offered certificates;

                                      S-69

     o   their yield to maturity;

     o   their rate of principal payments; and

     o   their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

                                      S-70

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-2FL, Class A-3A1, Class A-3A2, Class A-4, Class
A-SB or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o   that will be remediated or abated in all material respects by the closing date;

     o   for which an escrow or letter of credit for the remediation was established;

     o   for which an environmental insurance policy was obtained from a third party insurer;

     o   for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o   for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

                                      S-71

     o   for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o   as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such "no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o   that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills.
Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Description of the Mortgage Pool--Underwriting Guidelines and
Processes--Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in
Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental
Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than

                                      S-72

one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events.

                                      S-73

In addition, approximately 20.6%, 18.5% and 7.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 23.2%, 20.4% and 6.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 1.4%, 4.7% and 9.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in California, Florida and Texas, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the
Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign

                                      S-74

interest as an effort to influence or coerce United States civilians or the
United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond
December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005 and the Secretary of the Treasury announced on June 30, 2005 the Treasury
Department's opposition to an extension of the Terrorism Risk Insurance Act of
2002 in its current form. Prior to the terrorist attacks in London in July
2005, the Bush administration had stated that it would only support extending the Terrorism Insurance Program if changes were made to the law to increase the magnitude of the events that would trigger coverage under the Terrorism
Insurance Program, increase deductibles and co-payments, and eliminate some lines of insurance altogether. The London terrorist attacks have reinvigorated the debate over the extension of the Terrorism Insurance Program. In addition, proposals for replacing the Terrorism Insurance Program, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. If the Terrorism Risk Insurance
Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk
Insurance Act of 2002.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the 1979 Marcus Avenue and Gaslight Lofts mortgage loans (identified as Loan Nos. 10 and 35 on Annex A-1 to this prospectus supplement) representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $80,000 and
$25,000, respectively.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

                                      S-75

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating

                                      S-76

agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the

                                      S-77

buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     Recent Hurricanes. In late August 2005, September 2005 and October 2005,
Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Louisiana,
Texas, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of
Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some Gulf Coast areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with Hurricanes Katrina, Rita and Wilma and their aftermath.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-78

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 230 fixed rate mortgage loans secured by 275 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,720,563,695 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates
(as described in this prospectus supplement). Loan Group 1 will consist of 188 mortgage loans, representing approximately 88.1% of the Initial Pool Balance
(the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 42 mortgage loans, representing approximately 11.9% of the Initial Pool Balance (the
"Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios ("LTV Ratios") and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

          (2) with respect to 2 mortgaged properties securing mortgage loans
     (identified as Loan Nos. 6 and 36 on Annex A-1 to this prospectus supplement), representing approximately 3.0% of the Initial Pool Balance
     (approximately 3.5% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties; or

          (3) with respect to 4 mortgaged properties securing mortgage loans
     (identified as Loan Nos. 15, 30, 44 and 59 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the Initial Pool Balance
     (approximately 3.2% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged
     Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about November 29, 2005 (the "Closing Date"), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, N.A. and CIBC Inc. (collectively, the
"Mortgage Loan Sellers") pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the "Purchase
Agreements"), each between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the
"Trustee"), for the benefit of the holders of the

                                      S-79

Certificates (the "Certificateholders"). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to Wells Fargo Bank,
N.A., as paying agent (in such capacity, the "Paying Agent") an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until January 2006. This amount will be distributed to
Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between December 2004 and
November 2005. Eighty (80) of the mortgage loans, representing approximately
35.5% of the Initial Pool Balance (69 mortgage loans in Loan Group 1, representing approximately 35.1% of the Initial Loan Group 1 Balance, and 11
mortgage loans in Loan Group 2, representing approximately 38.1% of the Initial
Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     9 of the Mortgaged Properties, securing 9 mortgage loans representing approximately 2.5% of the Initial Pool Balance (approximately 21.1% of the
Initial Loan Group 2 Balance), are secured by Mortgage Loans that are eligible
(or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of
the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements.
We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related
Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

                                      S-80

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. 11 mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos.  3, 33, 37, 46, 77, 108, 115, 140, 150, 170 and 173 on
Annex A-1 to this prospectus supplement), representing approximately 7.5% of the Initial Pool Balance (7 mortgage loans in Loan Group 1, representing approximately 7.6% of the Initial Loan Group 1 Balance and 4 mortgage loans in
Loan Group 2, representing approximately 6.9% of the Initial Loan Group 2
Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate
Companion Loan" and, together with the related AB Mortgage Loan, an "AB
Mortgage Loan Pair"). No Subordinate Companion Loan is an asset of the trust.
Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "The Shore Club AB Mortgage Loan")
(identified as Loan No. 3 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $115,000,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $11,500,000.

     The second such AB Mortgage Loan (the "Renaissance Medical Center AB
Mortgage Loan") (identified as Loan No. 33 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $19,958,105. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,250,000.

     The third such AB Mortgage Loan (the "212 Church Road AB Mortgage Loan")
(identified as Loan No. 37 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $17,926,138. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,125,000.

     The fourth such AB Mortgage Loan (the "Westview Heights Apartments AB
Mortgage Loan") (identified as Loan No. 46 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $13,900,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial balance of $830,000.

     The fifth such AB Mortgage Loan (the "Booth Southside Portfolio AB
Mortgage Loan") (identified as Loan No. 77 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $8,931,779. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $560,000.

     The sixth such AB Mortgage Loan (the "Sweet Bay Apartments Portfolio AB
Mortgage Loan") (identified as Loan No. 108 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $6,443,865. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $404,000.

     The seventh such AB Mortgage Loan (the "65 East Elizabeth Avenue AB
Mortgage Loan") (identified as Loan No. 115 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $6,000,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $395,000.

     The eight such AB Mortgage Loan (the "45-47 West 8th Street AB Mortgage
Loan") (identified as Loan No. 140 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $4,500,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $250,000.

                                      S-81

     The ninth such AB Mortgage Loan (the "Little River Retail AB Mortgage
Loan") (identified as Loan No. 150 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $4,240,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $265,000.

     The tenth such AB Mortgage Loan (the "2758-60 Holland Avenue AB Mortgage
Loan") (identified as Loan No. 170 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $3,556,340. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $222,500.

     The eleventh such AB Mortgage Loan (the "Glenora Gardens Apartments AB
Mortgage Loan") (identified as Loan No. 173 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $3,500,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $225,000.

     The Renaissance Medical Center AB Mortgage Loan, the 212 Church Road AB
Mortgage Loan, the Westview Heights Apartments AB Mortgage Loan, the Booth
Southside Portfolio AB Mortgage Loan, the Sweet Bay Apartments Portfolio AB
Mortgage Loan, the 65 East Elizabeth Avenue AB Mortgage Loan, the 45-47 West
8th Street AB Mortgage Loan, the Little River Retail AB Mortgage Loan, the
2758-60 Holland Avenue AB Mortgage Loan and the Glenora Gardens Apartments AB
Mortgage Loan are collectively referred to in this prospectus supplement as the
"Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB Mortgage
Loan"), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the "Mezz Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans both the
DSCR and LTV Ratios without taking into account the related Subordinate
Companion Loan and the combined DSCR and LTV Ratios taking into account the related Subordinate Companion Loan.

                                                                                                         AB MORTGAGE
                                                                           AB MORTGAGE                    LOAN PAIR
                                                                            LOAN PAIR    MORTGAGE LOAN   CUT-OFF DATE
                                                                MORTGAGE     COMBINED     CUT-OFF DATE   COMBINED LTV
              AB MORTGAGE LOAN PAIR               LOAN GROUP   LOAN DSCR       DSCR        LTV RATIO        RATIO
------------------------------------------------ ------------ ----------- ------------- --------------- -------------

The Shore Club AB Mortgage Loan ................      1           1.39x        1.22x          65.3%          71.9%
Renaissance Medical Center AB Mortgage
 Loan ..........................................      1           1.38x        1.23x          76.8%          81.6%
212 Church Road AB Mortgage Loan ...............      1           1.30x        1.16x          77.9%          82.8%
Westview Heights Apartments AB
 Mortgage Loan .................................      1           1.20x        1.07x          71.2%          75.4%
Booth Southside Portfolio AB Mortgage
 Loan ..........................................      2           1.36x        1.21x          79.7%          84.7%
Sweet Bay Apartments Portfolio AB
 Mortgage Loan .................................      2           1.29x        1.15x          79.8%          84.8%
65 East Elizabeth Avenue AB Mortgage
 Loan ..........................................      1           1.21x        1.08x          75.9%          80.9%
45-47 West 8th Street AB Mortgage Loan .........      1           1.43x        1.29x          56.3%          59.4%
Little River Retail AB Mortgage Loan ...........      1           1.29x        1.15x          80.0%          85.0%
2758-60 Holland Avenue AB Mortgage
 Loan ..........................................      2           1.22x        1.09x          79.0%          84.0%
Glenora Gardens Apartments AB
 Mortgage Loan .................................      2           1.21x        1.08x          77.8%          82.8%

     Other Secured Subordinate Indebtedness. In addition to the outstanding secured indebtedness discussed above, the Mortgaged Property securing 1 mortgage loan (identified as Loan No. 216 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance
(approximately 0.7% of the Initial Loan Group 2 Balance) secures subordinated indebtedness in the amount of $575,000, which indebtedness is subject to a

                                      S-82

subordination and/or standstill agreement in favor of the holder of the senior mortgage loan. In addition, with respect to 1 mortgage loan (identified as Loan
No. 86 on Annex A-1 to this prospectus supplement), representing approximately
0.3% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group
1 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the Cut-off Date, the applicable Mortgage Loan
Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o   In the case of 1 mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the
         Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1
         Balance), a mezzanine loan with a principal balance of $3,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o   In the case of 1 mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the
         Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1
         Balance), a mezzanine loan with a principal balance of $3,070,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o   In the case of 1 mortgage loan (identified as Loan No. 44 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the
         Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1
         Balance), a mezzanine loan with a principal balance of $1,500,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o   In the case of 1 mortgage loan (identified as Loan No. 152 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the
         Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1
         Balance), a mezzanine loan with a principal balance of $780,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o   In the case of 40 mortgage loans (identified as Loan Nos. 3, 6, 10, 17,
         18, 19, 24, 26, 28, 29, 35, 44, 45, 54, 97, 110, 113, 119, 139, 144,
         154, 165, 169, 182, 185, 190, 191, 192, 194,

                                      S-83

         198, 199, 204, 208, 219, 224, 225, 226, 228, 229, and 230 on Annex A-1
         to this prospectus supplement), representing approximately 19.8% of the Initial Pool Balance (22 mortgage loans in Loan Group 1, representing approximately 17.8% of the Initial Loan Group 1 Balance and 18 mortgage loans in Loan Group 2, representing approximately
         34.6% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and LTV Ratio and DSCR tests.

     Unsecured Subordinate Indebtedness. 8 mortgage loans, representing in the aggregate approximately 6.5% of the Initial Pool Balance, allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan.

     o   In the case of 1 mortgage loan (identified as Loan No. 67 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the
         Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1
         Balance), the related borrower has incurred an unsecured loan having an aggregate balance of approximately $732,000 as of the time of origination of the related mortgage loan.

     o   In the case of 1 mortgage loan (identified as Loan No. 62 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the
         Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1
         Balance), the borrower has incurred unsecured secondary financing in the form of unsecured affiliate debt subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

     o   In the case of 1 mortgage loan (identified as Loan No. 216 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the
         Initial Pool Balance (approximately 0.7% of the Initial Loan Group 2
         Balance), the related borrower has incurred an unsecured loan having an aggregate balance of approximately $226,000 as of the time of origination of the related mortgage loan.

     o   In the case of 5 mortgage loans (identified as Loan Nos. 36, 51, 67,
         88, and 211 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the Initial Pool Balance (approximately 2.1% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions.

     o   In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the
         Initial Pool Balance (approximately 4.8% of the Initial Loan Group 1
         Balance), the current Hotel Management Agreement for The Shore Club provides that, in the event that on or before June 1, 2006 (a) the operation of The Shore Club requires additional funding, and (b) a capital call is made on the members of the borrower to provide such funding, and (c) no owner default under the Hotel Management Agreement has occurred, then the hotel manager will be required to provide funding of such shortfalls in the form of a loan (a "Shore Club
         Mandatory Working Capital Loan"). The maximum outstanding aggregate principal balance of such Shore Club Mandatory Working Capital Loans at any time is $1,250,000. Shore Club Mandatory Working Capital Loans bear interest at 12.5% per annum (until the due date of such loan), and are repayable on June 1, 2006 or, prior to such date, only out of net operating profits pursuant to the Hotel Management Agreement or upon termination of the Hotel Management Agreement. As of the origination date of The Shore Club mortgage loan, no Shore Club Mandatory Working
         Capital Loan is outstanding.

         The current Hotel Management Agreement for The Shore Club also provides that, at any time during the term of such Hotel Management
         Agreement, if the operation of The Shore Club requires additional working capital as required under the Hotel Management

                                      S-84

         Agreement and the borrower does not provide such funds to the hotel manager within the applicable time period set forth in the Hotel
         Management Agreement, the hotel manager may advance such funds as a loan (a "Shore Club Discretionary Working Capital Loan") and use such funds to pay operating expenses. Shore Club Discretionary Working
         Capital Loans bear interest at a rate equal to 4.0% above the prime commercial lending rate of Citibank, N.A. in effect from time to time.
         If the borrower does not reimburse the hotel manager within five (5)
         days of the hotel manager's having made a Shore Club Discretionary
         Working Capital Loan, the hotel manager may reimburse itself out of operating revenues and, additionally, terminate the Hotel Management
         Agreement (without payment of a termination fee thereunder) on 60 days's notice. As of the origination date of The Shore Club mortgage loan, no Shore Club Discretionary Working Capital Loan is outstanding.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to separate intercreditor agreements (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     The AB Mortgage Loans and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special
Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under "Servicing of the Mortgage Loans" in this prospectus supplement. In servicing an AB Mortgage Loan Pair, the Servicing Standards set
forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the
Certificateholders and the holder of the related Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

     Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available
Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

     The Shore Club Loan Pair

     General. The Shore Club AB Mortgage Loan is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument ("The Shore Club

                                      S-85

Mortgaged Property"). The Shore Club AB Mortgage Loan is evidenced by promissory note A. The other mortgage loan evidenced by the related B note is referred to in this prospectus supplement as "The Shore Club Subordinate
Companion Loan." The Shore Club Subordinate Companion Loan, which has a principal balance of $11,500,000 as of the Cut-off Date, is subordinate to The
Shore Club AB Mortgage Loan. Only The Shore Club AB Mortgage Loan is included in the trust. The Shore Club AB Mortgage Loan and The Shore Club Subordinate
Companion Loan together are referred to in this prospectus supplement as "The
Shore Club Loan Pair."

     The holder of The Shore Club AB Mortgage Loan and the holder of The Shore
Club Subordinate Companion Loan have entered into an intercreditor agreement that sets forth their respective rights ("The Shore Club Intercreditor
Agreement"). The Shore Club Intercreditor Agreement provides that expenses, losses and shortfalls relating to The Shore Club Loan Pair will be allocated first, to the holder of The Shore Club Subordinate Companion Loan and thereafter, to the holder of the Shore Club AB Mortgage Loan.

     Prior to a Control Appraisal Event with respect to The Shore Club Loan
Pair, the holder of The Shore Club Subordinate Companion Loan will have the right to appoint a new special servicer, consult with and advise the Master
Servicer or the Special Servicer, as applicable, with respect to The Shore Club
Loan Pair. These rights will generally include the right to exercise certain of the rights of the Directing Certificateholder set forth in "Servicing of the
Mortgage Loans--The Directing Certificateholder" in this prospectus supplement.
Upon the occurrence and during the continuance of a Control Appraisal Event with respect to The Shore Club Loan Pair, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing
Agreement with respect to The Shore Club Loan Pair, and the holder of The Shore
Club Subordinate Companion Loan will not be entitled to exercise such rights. A
"Control Appraisal Event" with respect to The Shore Club Loan Pair will exist if, and for so long as, the initial principal balance of The Shore Club
Subordinate Companion Loan (minus the sum of (i) any principal payments
(whether as scheduled amortization, principal prepayments or otherwise)
allocated to, and received on, such Subordinate Companion Loan after the
Cut-off Date, (ii) any appraisal reduction allocated to such Subordinate
Companion Loan and (iii) any realized losses allocated to such Subordinate
Companion Loan) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, The Shore Club Subordinate Companion Loan after the Cut-off Date).

     Servicing Provisions of The Shore Club Intercreditor Agreement. The Shore
Club Intercreditor Agreement generally provides that The Shore Club Loan Pair will be serviced and administered pursuant to the Pooling and Servicing
Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

     Application of Payments on The Shore Club Loan Pair. Under the terms of the Intercreditor Agreement for The Shore Club Loan Pair, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to The Shore Club Loan Pair (or, if such a default has occurred, but the holder of The Shore Club Subordinate
Companion Loan has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to The Shore Club Loan Pair will generally be paid in the following manner, in each case to the extent of available funds:

     First, the holder of The Shore Club AB Mortgage Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Second, the Master Servicer, the Special Servicer and the Trustee will be paid up to the amount of any unreimbursed costs and expenses paid by such entity;

     Third, the holder of The Shore Club Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

                                      S-86

     Fourth, any scheduled or unscheduled principal payments in respect of The
Shore Club Loan Pair will be paid pro rata in accordance with the respective principal balance of each loan to the holder of The Shore Club AB Mortgage Loan and the holder of The Shore Club Subordinate Companion Loan;

     Fifth, any prepayment premium, to the extent actually paid by the borrower, will be paid pro rata to the holder of The Shore Club AB Mortgage
Loan and to the holder of The Shore Club Subordinate Companion Loan (based on the amounts payable to each when the prepayment premium is separately computed on the prepaid amount at the respective interest rates on such loan);

     Sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to the holder of The Shore
Club AB Mortgage Loan and the holder of The Shore Club Subordinate Companion
Loan on a pro rata basis in accordance with the respective principal balance of each loan; and

     Seventh, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through sixth above, such amount will be paid to the holders of The Shore Club AB Mortgage Loan and
The Shore Club Subordinate Companion Loan on a pro rata basis in accordance with the respective principal balance of each loan.

     During the existence of a monetary event of default or other material non-monetary event of default at a time when The Shore Club Loan Pair is a
Specially Serviced Mortgage Loan (unless the holder of The Shore Club
Subordinate Companion Loan has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to The Shore Club Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, the Master Servicer, the Special Servicer and the Trustee will be paid up to the amount of any unreimbursed costs and expenses paid by such entity;

     Second, the holder of The Shore Club AB Mortgage Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Third, the holder of The Shore Club AB Mortgage Loan will receive an amount up to its principal balance until such principal balance has been paid in full;

     Fourth, the holder of The Shore Club Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, the holder of The Shore Club Subordinate Companion Loan will receive an amount up to its principal balance, until such principal balance has been paid in full;

     Sixth, any prepayment premium that is allocable to The Shore Club AB
Mortgage Loan on the one hand, and The Shore Club Subordinate Companion Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of The Shore Club AB Mortgage Loan and then to the holder of The
Shore Club Subordinate Companion Loan;

     Seventh, any default interest in excess of the interest paid in accordance with clauses second and fourth above, will be paid first to the holder of The
Shore Club AB Mortgage Loan and then to the holder of The Shore Club
Subordinate Companion Loan, based on the total amount of default interest then owing to each party;

     Eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of The Shore Club Loan Pair or the related Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid first to the holder of The Shore
Club AB Mortgage Loan on the one hand, and then to the holder of The Shore Club
Subordinate Companion Loan on the other hand, in accordance with their respective initial principal balances.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on The Shore Club Loan Pair, resulting in a monetary event of default, the holder of The

                                      S-87

Shore Club Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in The Shore Club
Intercreditor Agreement.

     Purchase Option. In the event that The Shore Club AB Mortgage Loan is in default, the holder of The Shore Club Subordinate Companion Loan will have an option to purchase The Shore Club AB Mortgage Loan from the trust fund at a price generally equal to the unpaid principal balance of The Shore Club AB
Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances, together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to The Shore Club
AB Mortgage Loan whether paid or unpaid and any other additional trust fund expenses relating to The Shore Club Loan Pair.

     Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs' Intercreditor
Agreements. The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB
Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related
Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.
See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related
Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related
Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related Subordinate
Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan;

     Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

                                      S-88

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan (excluding any default interest);

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related Subordinate Companion Loan in an amount equal to default interest accrued on the related Subordinate Companion Loan;

     o   to the trust and the holder of the related Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

     o   any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for

                                      S-89

which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

TOP FIFTEEN MORTGAGE LOANS

     The following table shows certain information regarding the fifteen largest mortgage loans by Cut-off Date Balance:

                                                                        % OF
                                                                      INITIAL                          CUT-OFF
                                             LOAN     CUT-OFF DATE      POOL     LOAN PER      UW        LTV        PROPERTY
                 LOAN NAME                  GROUP       BALANCE       BALANCE      UNIT     DSCR(1)     RATIO         TYPE
------------------------------------------ ------- ----------------- ---------  ---------- --------- ----------  -------------

DRA-CRT Portfolio I ......................     1    $  180,900,000       6.6%    $    123     1.49x      79.9%       Office
Mellon Bank Center .......................     1    $  171,500,000       6.3%    $    244     1.39x      69.8%       Office
The Shore Club ...........................     1    $  115,000,000       4.2%    $357,143     1.38x      65.3%       Hotel
Marriott Myrtle Beach ....................     1    $   79,000,000       2.9%    $195,062     1.48x      74.9%       Hotel
270 Madison Avenue .......................     1    $   65,000,000       2.4%    $    253     1.53x      71.4%       Office
Datran Center ............................     1    $   65,000,000       2.4%    $    136     2.32x      58.8%       Office
Jefferson Commons ........................     1    $   56,500,000       2.1%    $    208     1.50x      79.6%       Retail
Investcorp Portfolio .....................     1    $   56,100,000       2.1%    $     88     1.53x      79.8%      Various
Casa Del Lago Mobile Home Park ...........     1    $   55,000,000       2.0%    $ 88,997     1.26x      79.1%    Manufactured
                                                                                                                Housing
1979 Marcus Avenue .......................     1    $   42,800,000       1.6%    $    123     1.24x      75.8%       Office
Swan Lake Mobile Home Park ...............     1    $   42,000,000       1.5%    $ 58,577     1.20x      79.8%    Manufactured
                                                                                                                Housing
Southport Shopping Center ................     1    $   34,000,000       1.2%    $     95     1.21x      75.2%       Retail
Dr. Pepper/7-Up Bottling Group, Inc. .....     1    $   33,950,000       1.2%    $     47     1.71x      55.3%     Industrial
Park Jefferson Apartments ................     2    $   33,200,000       1.2%    $ 43,799     1.20x      77.4%    Multifamily
The Lakes at West Covina .................     1    $   32,000,000       1.2%    $    184     1.23x      78.0%       Office
                                                    --------------      ----                  ----       ----
Total Weighted Average ...................          $1,061,950,000      39.0%                 1.46x      73.2%
                                                    ==============      ====                  ====       ====

----------
(1)   The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

     For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     3 mortgage loans (the "ARD Loans"), representing approximately 1.4% of the
Initial Pool Balance (approximately 1.6% of the Initial Loan Group 1 Balance), provide that, if after a certain date (the "Anticipated Repayment Date"), the borrower has not prepaid the applicable ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate
(which rate may continue to increase annually after the Anticipated Repayment
Date) (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial
Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after origination. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD
Loan plus at least 2% per annum. After the Anticipated Repayment Date, these
ARD Loans further require that all cash flow available from the related
Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the applicable ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan

                                      S-90

documents), only after the outstanding principal balance of the applicable ARD
Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related
Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the applicable
Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD
Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                                                          % OF       % OF
                                                              % OF      INITIAL     INITIAL
                                          AGGREGATE         INITIAL       LOAN       LOAN
                      NUMBER OF       PRINCIPAL BALANCE       POOL      GROUP 1     GROUP 2
    DUE DATE       MORTGAGE LOANS     OF MORTGAGE LOANS     BALANCE     BALANCE     BALANCE
---------------   ----------------   -------------------   ---------   ---------   --------

1st ...........         230            $2,720,563,695        100%        100%        100%
                        ---            --------------        ---         ---         ---
Total .........         230            $2,720,563,695        100%        100%        100%
                        ===            ==============        ===         ===         ===

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                                                            % OF        % OF
                                                                % OF      INITIAL      INITIAL
                                            AGGREGATE         INITIAL       LOAN        LOAN
                        NUMBER OF       PRINCIPAL BALANCE       POOL      GROUP 1      GROUP 2
   GRACE PERIOD      MORTGAGE LOANS     OF MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
-----------------   ----------------   -------------------   ---------   ---------   ----------

0 days ..........            1         $  180,900,000            6.6%        7.5%         0.0%
5 days ..........           11            523,140,000           19.6        20.8         10.2
7 days ..........          203          1,852,873,388           68.1        65.6         86.6
9 days ..........            1              6,920,000            0.3         0.0          2.1
10 days .........           12            136,305,307            5.0         5.5          1.0
15 days .........            2             11,425,000            0.4         0.5          0.0
                           ---         --------------          -----       -----        -----
Total ...........          230         $2,720,563,695          100.0%      100.0%       100.0%
                           ===         ==============          =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                                      S-91

                             INTEREST ACCRUAL BASIS

                                                                                   % OF         % OF
                                                                       % OF      INITIAL      INITIAL
                                                   AGGREGATE         INITIAL       LOAN         LOAN
                               NUMBER OF       PRINCIPAL BALANCE       POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS     MORTGAGE LOANS     OF MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
------------------------   ----------------   -------------------   ---------   ---------   -----------

Actual/360 .............          228         $2,706,903,281           99.5%       99.4%        100.0%
30/360 .................            2             13,660,414            0.5         0.6           0.0
                                  ---         --------------          -----       -----         -----
Total ..................          230         $2,720,563,695          100.0%      100.0%        100.0%
                                  ===         ==============          =====       =====         =====

   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                                                              % OF        % OF
                                                                                  % OF      INITIAL      INITIAL
                                                              AGGREGATE         INITIAL       LOAN        LOAN
                                          NUMBER OF       PRINCIPAL BALANCE       POOL      GROUP 1      GROUP 2
        TYPE OF AMORTIZATION           MORTGAGE LOANS     OF MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
-----------------------------------   ----------------   -------------------   ---------   ---------   ----------

Balloon Loans
 Partial Interest Only(1) .........           80         $1,095,727,795           40.3%       40.0%        42.6%
 Balloon Loans(2) .................          118            890,136,071           32.7        30.7         47.5
 Interest Only ....................           26            684,669,000           25.2        27.2          9.9
                                             ---         --------------          -----       -----        -----
Subtotal ..........................          224         $2,670,532,866           98.2%       97.9%       100.0%
Fully Amortizing Loans ............            6         $   50,030,829            1.8%        2.1%         0.0%
                                             ---         --------------          -----       -----        -----
Total .............................          230         $2,720,563,695          100.0%      100.0%       100.0%
                                             ===         ==============          =====       =====        =====

----------
(1)   Includes 1 partial interest only ARD Loan representing approximately 0.4%
      of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group
      1 Balance).

(2)   Includes 2 amortizing ARD Loans representing approximately 1.0% of the
      Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1
      Balance).

     Prepayment Provisions. Most mortgage loans prohibit any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                                                                 % OF        % OF
                                                                                     % OF      INITIAL      INITIAL
                                                                 AGGREGATE         INITIAL       LOAN        LOAN
                                             NUMBER OF       PRINCIPAL BALANCE       POOL      GROUP 1      GROUP 2
         PREPAYMENT PROTECTION            MORTGAGE LOANS     OF MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
--------------------------------------   ----------------   -------------------   ---------   ---------   ----------

Defeasance ...........................          209         $2,484,463,705           91.3%       92.4%        83.2%
Yield Maintenance ....................           20            171,099,990            6.3         4.9         16.8
Defeasance/Yield Maintenance .........            1             65,000,000            2.4         2.7          0.0
                                                ---         --------------          -----       -----        -----
Total ................................          230         $2,720,563,695          100.0%      100.0%       100.0%
                                                ===         ==============          =====       =====        =====

     With respect to certain mortgage loans, "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated
Repayment Date (including any balloon payment) determined by discounting such payments at the "Discount Rate", defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

                                      S-92

     With respect to certain mortgage loans, "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated Repayment Date, as applicable, of such mortgage loan, discounted at the "Discount Rate". "Monthly Amount" will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

     The term "Discount Rate" referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS

                                                                                   % OF        % OF
                                                                       % OF      INITIAL      INITIAL
                                                   AGGREGATE         INITIAL       LOAN        LOAN
                               NUMBER OF       PRINCIPAL BALANCE       POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)     MORTGAGE LOANS     OF MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
------------------------   ----------------   -------------------   ---------   ---------   ----------

2 ......................            6         $  258,214,834            9.5%       10.4%         2.7%
3 ......................            3            193,685,000            7.1         8.1          0.0
4 ......................          194          1,866,261,312           68.6        64.7         97.3
5 ......................            5            132,660,586            4.9         5.5          0.0
7 ......................            7             67,658,000            2.5         2.8          0.0
10 .....................            1              2,098,181            0.1         0.1          0.0
13 .....................           12            172,261,783            6.3         7.2          0.0
22 .....................            1             19,524,000            0.7         0.8          0.0
25 .....................            1              8,200,000            0.3         0.3          0.0
                                  ---         --------------          -----       -----        -----
Total ..................          230         $2,720,563,695          100.0%      100.0%       100.0%
                                  ===         ==============          =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date (or
Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance
Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection

                                      S-93

with a prepayment of the related mortgage loan with Insurance and Condemnation
Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid.
Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 210 of the mortgage loans, representing approximately 93.7% of the Initial Pool
Balance (171 mortgage loans in Loan Group 1, representing approximately 95.1%
of the Initial Loan Group 1 Balance and 39 mortgage loans in Loan Group 2, representing approximately 83.2% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the
"Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance"). The Defeasance Lockout Period is at
least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date
     (or, in some cases, the first day of the open period for such ARD Loan) and
     (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and
     (4) any costs and expenses incurred in connection with the purchase of the
     U.S. government obligations; and

                                      S-94

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     Except as described below, the mortgage loans secured by more than one
Mortgaged Property that permit release of one or more of the Mortgaged
Properties without releasing all such Mortgaged Properties by means of partial
Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial
Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged
Property will be released from the lien of the mortgage loan and the pledged
U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity.
Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk
Factors--Multifamily Properties Have Special Risks" in this prospectus supplement.

                                      S-95

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan, together with all other mortgage loans that are cross-collateralized, cross-defaulted or together with all other mortgage loans with the same or an affiliated mortgagor (x) with a Stated
Principal Balance greater than or equal to $20,000,000, (y) with a Stated
Principal Balance greater than or equal to 5% of the aggregate Stated Principal
Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special
Servicer, as the case may be, has obtained (a) the consent of the Directing
Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans that are cross-collateralized, cross-defaulted or together with all other mortgage loans with the same or an affiliated mortgagor has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans
(provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than
$5,000,000, a confirmation from each Rating Agency will not be required) or (2)
has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a
DSCR less than 1.20x (in each case, determined based upon the aggregate of the
Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by
Stated Principal Balance) or (5) together with all other mortgage loans that are cross-collateralized, cross-defaulted or together with all other mortgage loans with the same or an affiliated mortgagor has a principal balance over
$20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents;
provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special
Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     If any "due-on-sale" or "due-on-encumbrance" provision is not subject to the consent of the lender but is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, then (a) in the case of non-Specially Serviced Mortgage Loans, the Master Servicer is required to obtain the consent (or deemed consent) of the Special Servicer as to the Master
Servicer's determination that such conditions have been satisfied or not satisfied and (b) in the case of Specially Serviced Mortgage Loans, the Special
Servicer is required to make the determination as to whether such conditions have been satisfied or not satisfied. In addition, in

                                      S-96

the case of non-Specially Serviced Mortgage Loans, the Master Servicer may not
reject the application of a borrower seeking a waiver of the "due-on-sale"
clause or "due-on-encumbrance" clause without the prior consent of the Special
Servicer.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100%
of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by
Mortgaged Properties located in California) do not require earthquake insurance. 44 of the Mortgaged Properties, securing mortgage loans representing approximately 19.6% of the Initial Pool Balance (42 of the Mortgaged
Properties, securing mortgage loans in Loan Group 1, representing approximately
22.0% of the Initial Loan Group 1 Balance and 2 of the Mortgaged Properties,
securing mortgage loans in Loan Group 2, representing approximately 2.1% of the
Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the
States of California, Nevada, Utah and Washington. Except with respect to two mortgage loans (identified as Loans No. 70 and 210 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool
Balance (approximately 0.5% of the Initial Loan Group 1 Balance), no Mortgaged
Property has a probable maximum loss ("PML") in excess of 20%.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the Mortgage Loan
Seller's mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125%
of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable

                                      S-97

mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged
Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the Cut-off
Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including
Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage
Loan is calculated without regard to the related Subordinate Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for
all partial interest-only loans were calculated based on the first principal and interest payment

                                      S-98

required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged
Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating
Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating
Statements and rent rolls, in some instances, adjustments were made to such
Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                                      S-99

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 10 mortgage loans (identified as Loan Nos. 24, 38, 71, 84, 114, 119, 129, 145, 149, and 178 on Annex A-1 to
this prospectus supplement), representing approximately 3.2% of the Initial
Pool Balance (9 mortgage loans in Loan Group 1 representing approximately 2.7%
of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 7.4% of the Initial Loan Group 2 Balance), the stabilized appraised value was used as defined in the related appraisal.
However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be
(not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex
A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A. and CIBC Inc.
JPMorgan Chase Bank, N.A. is also the Swap Counterparty and is an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the Underwriters.
CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, N.A. ("JPMCB"), is a wholly-owned bank subsidiary of
JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a
bureau of the United States Department of the Treasury. It is a member of the
Federal Reserve System and its deposits are insured by the Federal Deposit
Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

                                     S-100

     Prior to November 13, 2004, JPMCB, was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC INC.

     CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings
Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings
Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a
Delaware corporation, which is a subsidiary of Canadian Imperial Bank of
Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank
Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, Salt Lake City, San Francisco,
Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition

                                     S-101

although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii)
requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other response prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the
Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant response is not necessary or required.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage
Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged
Property prepared by a qualified structural engineering firm. The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in

                                     S-102

an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the
American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage, subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest;

                                     S-103

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles;

          (p) each mortgage loan document complied in all material respects with all applicable local, state and federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the
     Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

                                     S-104

          (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

          (s) as of the date of origination of the mortgage loan, and to the
     Mortgage Loan Seller's actual knowledge, as of the Closing Date, the
     Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower at origination have been deposited;

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan; and

          (v) to the Mortgage Loan Seller's knowledge, there exists no material default or breach, and no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial
Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of
(1) the outstanding principal balance of the mortgage loan (or related REO
Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special
Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master
Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5)
Liquidation Fees, if any, payable with respect to the affected mortgage loan or
(b) within 2 years following the Closing Date, substitute a Qualified
Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute
Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the

                                     S-105

Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial
Resolution Period. Notwithstanding the foregoing, the actions specified in (a)
and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized
Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;
(f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan;
(j) constitute a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating
Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the
Directing Certificateholder; (o) prohibit Defeasance within two years of the
Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier
REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required

                                     S-106

to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the
Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable
Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that
Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master
Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the
Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do
so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the
Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a
Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and
Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in
its discretion) repurchase or substitute for only the affected mortgage loan if
(i) the weighted average debt service coverage ratio for all the remaining
Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average

                                     S-107

loan-to-value ratio for all such related Crossed Loans, including the affected
Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii)
the related Mortgage Loan Seller causes the related mortgage loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase and provides the trustee with certain REMIC opinions.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the
Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 127 mortgage loans (the "Lockbox Loans"), representing approximately 67.2% of the Initial Pool Balance (102 mortgage loans in Loan
Group 1, representing approximately 68.4% of the Initial Loan Group 1 Balance and 25 mortgage loans in Loan Group 2, representing approximately 57.8% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 14 Lockbox Loans, representing approximately 9.1% of the Initial Pool Balance (approximately
10.3% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain
Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 18 Lockbox Loans, representing approximately
17.3% of the Initial Pool Balance (18 mortgage loans in Loan Group 1, representing approximately 19.7% of the Initial Loan Group 1, a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 1 Lockbox Loan, representing approximately 1.2% of the Initial Loan Pool Balance (representing approximately 10.2% of the Initial Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 94 Lockbox Loans, representing approximately 39.5% of the
Initial Pool Balance (70 mortgage loans in Loan Group 1, representing approximately 38.5% of the Initial Loan Group 1 Balance and 24 mortgage loans in Loan Group 2, representing approximately 47.6% of the Initial Loan Group 2
Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated
Repayment Date). Except as set forth above, the agreements governing the
Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                     S-108

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2)
any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate
Account, the Excess Interest Distribution Account, the Gain on Sale Reserve
Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each
Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and
(6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-CIBC13 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-2FL, Class A-3A1, Class A-3A2,
Class A-4, Class A-SB and Class A-1A Certificates (collectively, the "Class A
Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the
"Class X Certificates"), and the Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The
Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are
referred to collectively in this prospectus supplement as the "Subordinate
Certificates." The Class A-M, Class A-J, Class B, Class C and Class D
Certificates are referred to in this prospectus supplement as the "Subordinate
Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-2FL, Class A-3A1, Class A-3A2,
Class A-4, Class A-SB, Class A-M, Class A-J, Class X-2, Class B, Class C and
Class D Certificates are offered hereby (collectively, the "Offered
Certificates"). The Class A-1A, Class X-1, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class
R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-2FL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs.
The Class A-2FL Regular Interest is not offered by this prospectus supplement.
The Depositor will transfer the Class A-2FL Regular Interest to the trust in exchange for the Class A-2FL Certificates. The Class A-2FL Certificates are
offered by this prospectus supplement. The Class A-2FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-2FL Regular Interest, the Floating Rate Account
and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-2FL Regular Interest (and correspondingly, the Class A-2FL
Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates
(other than the Class S Certificates, Class X Certificates and Residual
Certificates) and the Class A-2FL Regular Interest (and correspondingly, the
Class A-2FL Certificates) will be reduced by any distributions of principal actually made on,

                                     S-109

and any Collateral Support Deficit actually allocated to, that Class of
Certificates (other than the Class S Certificates, Class X Certificates and
Residual Certificates) and the Class A-2FL Regular Interest (and
correspondingly, the Class A-2FL Certificates) on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support
Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under "--Distributions--
Priority" below. The Certificate Balance of the Class A-2FL Certificates will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the Class A-2FL Regular Interest. The
initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate Balance of the Class A-2FL Regular Interest will be equal to the initial Certificate Balance of the Class A-2FL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1 Certificates, the Class X-2
Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount ("Notional Amount").
The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class
A-2FL, Class X-1, Class X-2, Class S, Class R and Class LR Certificates) (the
"Principal Balance Certificates") and the Class A-2FL Regular Interest
outstanding from time-to-time. The initial Notional Amount of the Class X-1
Certificates will be approximately $2,720,563,694.

     The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class
X-2 Component"). Each of the Class X-2 Components will relate to a particular
Class of Principal Balance Certificates and, at any time during any of the periods specified on Annex E to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex E to this prospectus supplement with respect to the related Class of Principal Balance
Certificates for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class
X-2 Certificates will be $0 following the Distribution Date on November 12,
2012.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,653,464,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $558,930,694.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class A-2FL and Class X-2
Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-2FL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X-2
Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than
$1,000,000, and in integral multiples of $1 in excess thereof. The "Percentage
Interest" evidenced by any Certificate (other than the Residual Certificates)
is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest

                                     S-110

in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates"
below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by
DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme
("Clearstream") and Euroclear Bank, as operator of the Euroclear System
("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others
(such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream

                                     S-111

Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

                                     S-112

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in December 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-2FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans
(including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
Property or the related mortgage loan or in connection with the full or

                                     S-113

partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis
(collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic
Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). On the Master Servicer Remittance Date occurring each March, the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Paying Agent is required to establish and maintain a "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-2FL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-2FL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See "Description of the
Swap Contract" in this prospectus supplement.

                                     S-114

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating
Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master
Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain on Sale Reserve Account and the Excess
Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-2FL and Class S Certificates) and the
Class A-2FL Regular Interest (and thus to the holders of the Class A-2FL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any
REO Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See
"Description of the Pooling Agreements--Certificate Account" in the prospectus;
and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
Distribution Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-2FL Certificates on each Distribution Date (the "Class A-2FL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2FL

                                     S-115

Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) all amounts required to be paid to the Swap
Counterparty pursuant to the Swap Contract for such Distribution Date. See
"Description of the Swap Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to any mortgage loan with its first due date in January
2006 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates (other than the Class A-2FL
Certificates) or the Certificate Balance of the Class A-2FL Regular Interest
have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available
Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates and the Class
A-2FL Regular Interest, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution
Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest
Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2
Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest
Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution
Date; provided, however, on any Distribution Date where the Available
Distribution Amount (or applicable portion of the Available Distribution
Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
Classes on such Distribution Date, in an amount equal to all Interest
Distribution Amounts in respect of each such Class for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, in
reduction of the Certificate Balances of those Classes, concurrently: (i)(A)
first, to the Class A-SB Certificates, in an amount equal to the Group 1
Principal Distribution Amount for such Distribution Date and, after the
Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such
Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class
A-1 Certificates, in an amount equal to the Group 1 Principal Distribution
Amount (or the portion of it remaining after payments specified in clause
(i)(A) above have been made) for such Distribution Date and, after the
Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution
Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) to the Class A-2 Certificates and the Class A-2FL Regular Interest,
pro rata, in an amount equal to the Group 1 Principal

                                     S-116

Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balances of the Class A-2
Certificates and the Class A-2FL Regular Interest are reduced to zero, (D)
then, to the Class A-3A1 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B) and (C) above and clause (ii) below have been made on such
Distribution Date, until the Class A-3A1 Certificates are reduced to zero, (E)
then, to the Class A-3A2 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B), (C) and (D) above and clause (ii) below have been made on such
Distribution Date, until the Class A-3A2 Certificates are reduced to zero, (F)
to the Class A-4 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such
Distribution Date and, after the Certificate Balance of the Class A-1A
Certificates has been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and
(E) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and
(G) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made) for such
Distribution Date and, after the Certificate Balance of the Class A-1A
Certificates has been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E)
and (F) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class
A-1A Certificates, in an amount equal to the Group 2 Principal Distribution
Amount and, after the Certificate Balances of the Class A-SB and Class A-4
Certificates have been reduced to zero, the Group 1 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D),
(E), (F) and (G) above have been made on such Distribution Date, until the
Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest,
pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates and the Class A-2FL Regular Interest to zero, to the Class A-M
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and the Class A-2FL Regular Interest
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class A-M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-117

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-2FL Regular Interest and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular
Interest and Class A-M Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates and Class
A-J Certificates to zero, to the Class B Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-2FL Regular Interest, Class A-M Certificates and Class A-J Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-2FL Regular Interest, Class A-M Certificates,
Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates and Class C Certificates to zero, to the
Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular Interest,
Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class
C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates and Class D
Certificates to zero, to the Class E Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-2FL Regular Interest, Class A-M

                                     S-118

Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates and Class D Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class F Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates and Class F Certificates to zero, to the Class G
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular Interest, Class
A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular Interest,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates
and Class G Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A Certificates, Class A-2FL Regular Interest, Class A-M Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and

                                     S-119

Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-2FL Regular Interest, Class A-M Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A Certificates, Class A-2FL Regular Interest, Class A-M Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular Interest,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates and Class K
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates and Class L
Certificates to zero, to the Class M Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates and Class L Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

                                     S-120

     Forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates
and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates
and Class M Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the
Class A Certificates, Class A-2FL Regular Interest, Class A-M Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates and Class N Certificates to zero, to the
Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular Interest,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-eighth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fiftieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-2FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-2FL Regular Interest,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates
and Class P Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Fifty-first, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

                                     S-121

     Fifty-second, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier
Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-2FL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the
"Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2,
Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A Certificates and
the Class A-2FL Regular Interest without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal
Balance.

     Distributions on the Class A-2FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-2FL Regular Interest
(and, correspondingly, the Class A-2FL Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Floating
Rate Account to the extent of the Class A-2FL Available Funds, in the following order of priority:

     First, to the Class A-2FL Certificates in respect of interest, up to an amount equal to the Class A-2FL Interest Distribution Amount;

     Second, to the Class A-2FL Certificates in respect of principal, the Class
A-2FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-2FL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-2FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.6350%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.2470%.

     The Pass-Through Rate on the Class A-2FL Regular Interest is a per annum rate equal to 5.1300%.

     The Pass-Through Rate on the Class A-2FL Certificates is a per annum rate equal to LIBOR plus 0.1250%; provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-2FL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-2FL Regular Interest.

     The Pass-Through Rate on the Class A-3A1 Certificates is a per annum rate equal to the WAC Rate minus 0.0700%.

     The Pass-Through Rate on the Class A-3A2 Certificates is a per annum rate equal to the WAC Rate minus 0.0700%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the WAC Rate minus 0.0700%.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.2850%, subject to a maximum rate equal to the WAC Rate.

                                     S-122

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to the WAC Rate minus 0.0880%.

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to the WAC Rate minus 0.0290%.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 4.9820%, subject to a maximum rate equal to the WAC Rate.

     The term "LIBOR" means, with respect to the Class A-2FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the
Paying Agent to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the
Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest
Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one

                                     S-123

month, commencing on the LIBOR Determination Date with respect to such Interest
Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-2FL Certificates is (i)
with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business
(including dealings in U.S. Dollar deposits) in London, England and New York,
New York.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0361%
and 0.1020% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates (other than the Class A-2FL Certificates) or the Class A-2FL
Regular Interest. In general, the Certificate Balance of each Class of
Principal Balance Certificates (other than the Class A-2FL Certificates) or the
Class A-2FL Regular Interest will constitute a separate Class X-1 Component.
However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates (other than the Class A-2FL
Certificates) or the Class A-2FL Regular Interest is identified under
"--General" above as being part of the Notional Amount of the Class X-2
Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate
Class X-1 Components for purposes of calculating the Pass-Through Rate of the
Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in November 2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates (other than the
     Class A-2FL Certificates) or the Class A-2FL Regular Interest, and if the
     Certificate Balance also constitutes, in its entirety, a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-3A1, Class
     A-3A2, Class A-4, Class A-1A and Class A-M Certificates, the sum of (i) the
     Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates (other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates (other than the Class A-2FL
     Certificates) or the Class A-2FL Regular Interest;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates (other than the Class A-2FL Certificates) or the Class A-2FL
     Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of

                                     S-124

     (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the
     Class A-3A1, Class A-3A2, Class A-4, Class A-1A and Class A-M Certificates,
     the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2
     Component and (ii) the Pass-Through Rate in effect for the Distribution
     Date for the applicable Class of Principal Balance Certificates and (y) for
     each other Class of Principal Balance Certificates (other than the Class
     A-2FL Certificates) or the Class A-2FL Regular Interest, the greater of (i)
     the reference rate specified on Schedule I for such Distribution Date and
     (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class
     A-2FL Certificates) or the Class A-2FL Regular Interest;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates (other than the
     Class A-2FL Certificates) or the Class A-2FL Regular Interest, and if the
     Certificate Balance does not, in whole or in part, also constitute a Class
     X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
     WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates (other than the Class A-2FL Certificates) or the Class
     A-2FL Regular Interest; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates (other than the Class A-2FL Certificates) or the Class A-2FL
     Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates (other than the Class A-2FL
     Certificates) or the Class A-2FL Regular Interest.

     For each Distribution Date after the Distribution Date in November 2012, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each
Distribution Date will equal the excess, if any, of (a) the WAC Rate for the
Distribution Date, over (b) the Pass-Through Rate in effect for the
Distribution Date for the Class of Principal Balance Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest whose
Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in November 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates
(other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest.
If all or a designated portion of the Certificate Balance of any Class of
Principal Balance Certificates (other than the Class A-2FL Certificates) or the
Class A-2FL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in November 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class A-3A1, Class A-3A2, Class A-4, Class A-1A
and Class A-M Certificates, the lesser of:

          (a) the Class X-2 Fixed Strip Rate (as defined in the table below),
     and

                                     S-125

          (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates
(other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest,
the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates (other than the Class A-2FL
     Certificates) or the Class A-2FL Regular Interest whose Certificate
     Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in November 2012, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

 CLASS X-2 COMPONENT RELATING TO THE FOLLOWING PRINCIPAL BALANCE CERTIFICATES     CLASS X-2 FIXED STRIP RATE
------------------------------------------------------------------------------   ---------------------------

Class A-3A1 ..................................................................               0.040%
Class A-3A2 ..................................................................               0.040%
Class A-4 ....................................................................               0.040%
Class A-1A ...................................................................               0.058%
Class A-M ....................................................................               0.000%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-9 of this prospectus supplement. The Pass-Through Rate on the Class A-2FL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to 5.1300%.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

                                     S-126

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class A-2FL Certificates, Class S Certificates and
Residual Certificates) and the Class A-2FL Regular Interest during the related
Interest Accrual Period. The "Interest Distribution Amount" of any Class of
Certificates (other than the Class A-2FL Certificates, Class S Certificates and
Residual Certificates) or the Class A-2FL Regular Interest for any Distribution
Date is an amount equal to the sum of all Distributable Certificate Interest in
respect of that Class of Certificates or the Class A-2FL Regular Interest for
that Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates and any Accrued Interest from Recoveries for such Class or the Class A-2FL Regular Interest, to the extent not previously paid, for all prior Distribution Dates. The "Class A-2FL Interest Distribution Amount" will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-2FL Certificates on the Certificate Balance of such Class and
(b) to the extent not previously paid, amounts of interest distributable on the
Class A-2FL Certificates for all previous Distribution Dates. See "Description of the Swap Contract" in this prospectus supplement. See "Description of the
Swap Contract" in this prospectus supplement.

     "Accrued Interest From Recoveries" in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-2FL, Class S and the Residual Certificates) and the Class A-2FL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable
Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable
Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and Class A-2FL
Certificates) and the Class A-2FL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class
A-2FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution
Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the
Pass-Through Rate for the Class A-2FL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a
30/360 Basis. Except with respect to the Class A-2FL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2FL Certificates, the Interest Accrual Period
will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-2FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-2FL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-2FL Regular Interest
for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of
Certificates' or Class A-2FL Regular Interest's, as the case may be, allocable

                                     S-127

share (calculated as described below) of the aggregate of any Prepayment
Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master
Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest
Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-2FL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-2FL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied by (b) a fraction, the numerator of which is equal to the Interest
Distribution Amount in respect of that Class of Certificates or the Class A-2FL
Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-2FL
Certificates, the Class S Certificates, the Residual Certificates and the Class
X Certificates) for the related Distribution Date. Any allocation of Net
Aggregate Prepayment Interest Shortfall to the Class A-2FL Regular Interest
will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-2FL Certificateholders. See "Description
of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as (i) either the Class A-4 or the
Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a
Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii)
the Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b)
the Scheduled Principal Distribution Amount for that Distribution Date and (c)
the Unscheduled Principal Distribution Amount for that Distribution Date;
provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the

                                     S-128

excess, if any of (A) the total amount of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal
Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution
Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal
Distribution Amount as required under clause (II) of the definition of "Group 2
Principal Distribution Amount", such recovery will be applied to increase the
Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii)
above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1
Principal Distribution Amount up to such amounts and then to increase the Group
2 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of "Group 1 Principal Distribution
Amount", such recovery will be applied to increase the Group 2 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in
Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution
Amount up to such amounts and then to increase the Group 1 Principal
Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period

                                     S-129

and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date
(or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master
Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal
Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the
Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance
Date whether in the form of Liquidation Proceeds, Insurance and Condemnation
Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such
Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on
Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution
Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB,
Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and
Class NR Certificates and the Class A-2FL Regular Interest on the preceding
Distribution Date. There will be no Principal Shortfall on the first
Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and
Class A-SB Certificates and the Class A-2FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class
A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates and the
Class A-2FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

                                     S-130

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Schedule
II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield and
Maturity Considerations--Weighted Average Life" in this prospectus supplement.
Based on such assumptions, the Certificate Balance of the Class A-SB
Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule
II to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3A1, Class A-3A2 and Class A-4
Certificates and the Class A-2FL Regular Interest have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1
Principal Distribution Amount, as applicable, remaining on any Distribution
Date, will be distributed on the Class A-SB Certificates until the Certificate
Balance of the Class A-SB Certificates is reduced to zero.

     With respect to any Distribution Date, the "Class A-2FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-2FL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain
Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-2FL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO
Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the

                                     S-131

operation and management of that property, generally will be applied by the
Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-2FL and Class X-2 Certificates), the Class
A-2FL Regular Interest and the Class A-1A, Class E, Class F, Class G and Class
H Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-2FL and Class X-2 Certificates), the Class
A-2FL Regular Interest and the Class A-1A, Class E, Class F, Class G and Class
H Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates or the Class A-2FL Regular Interest, as applicable, and (c) the
Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the
Class A-2FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular
Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-2FL Regular Interest up to, and on
a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-2FL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-2FL Regular Interest will be distributable to the holders of the Class A-2FL Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-1A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates and the Class A-2FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the
Pass-Through Rate on such Class of Certificates or the Class A-2FL Regular
Interest, as applicable, and (ii) the Discount Rate used in calculating the
Yield Maintenance Charge with respect to such principal prepayment and (B)
whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield
Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this

                                     S-132

prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

               CLASS DESIGNATION                 ASSUMED FINAL DISTRIBUTION DATE
----------------------------------------------   -------------------------------
Class A-1 ....................................            June 12, 2010
Class A-2 ....................................          December 12, 2010
Class A-2FL ..................................          December 12, 2010
Class A-3A1 ..................................          November 12, 2012
Class A-3A2 ..................................          November 12, 2012
Class A-4 ....................................           October 12, 2015
Class A-SB ...................................          December 12, 2014
Class A-M ....................................          November 12, 2015
Class A-J ....................................          November 12, 2015
Class X-2 ....................................          November 12, 2012
Class B ......................................          December 12, 2015
Class C ......................................          December 12, 2015
Class D ......................................          December 12, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The Rated Final Distribution Date for each Class of Offered Certificates will be January 12, 2043. See "Ratings" in this prospectus supplement.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o   the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

                                     S-133

     o   the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N
         Certificates,

     o   the rights of the holders of the Class N, Class P and Class NR
         Certificates will be subordinated to the rights of the holders of the
         Class M Certificates,

     o   the rights of the holders of the Class M, Class N, Class P and Class NR
         Certificates will be subordinated to the rights of the holders of the
         Class L Certificates,

     o   the rights of the holders of the Class L, Class M, Class N, Class P and
         Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o   the rights of the holders of the Class K, Class L, Class M, Class N,
         Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o   the rights of the holders of the Class J, Class K, Class L, Class M,
         Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o   the rights of the holders of the Class H, Class J, Class K, Class L,
         Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o   the rights of the holders of the Class G, Class H, Class J, Class K,
         Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o   the rights of the holders of the Class F, Class G, Class H, Class J,
         Class K, Class L, Class M, Class N, Class P and Class NR Certificates
         will be subordinated to the rights of the holders of the Class E
         Certificates,

     o   the rights of the holders of the Class E, Class F, Class G, Class H,
         Class J, Class K, Class L, Class M, Class N, Class P and Class NR
         Certificates will be subordinated to the rights of the holders of the
         Class D Certificates,

     o   the rights of the holders of the Class D, Class E, Class F, Class G,
         Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
         NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o   the rights of the holders of the Class C, Class D, Class E, Class F,
         Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
         and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o   the rights of the holders of the Class B, Class C, Class D, Class E,
         Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
         Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

     o   the rights of the holders of the Class A-J, Class B, Class C, Class D,
         Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
         Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

     o   the rights of the holders of the Class A-M, Class A-J, Class B, Class
         C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
         L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates
         (other than the Class A-2FL Certificates) and the Class A-2FL Regular
         Interest (and correspondingly, the Class A-2FL Certificates).

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A

                                     S-134

Certificates of principal in an amount equal to, in each case, the entire
Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the
Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class
A-M Certificates, the holders of the Class A-J Certificates, the holders of the
Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate
Balance of each of those Classes.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J
Certificates by the subordination of the Class B, Class C and Class D
Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B,
Class C and Class D Certificates and the Non-Offered Subordinate Certificates
and to the holders of the Senior Certificates (other than the Class A-2FL
Certificates) and the Class A-2FL Regular Interest by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions' above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class
A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB
Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i)
with respect to Loan Group 1, first, to the Class A-SB Certificates until their
Certificate Balance has been reduced to the Class A-SB Planned Principal
Balance for the related Distribution Date, second, to the Class A-1
Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates and the Class A-2FL Regular Interest, pro rata, until their Certificate Balances have been reduced to zero, fourth, to the
Class A-3A1 Certificates, until their Certificate Balances have been reduced to zero, fifth, to the Class A-3A2 Certificates, until their Certificate Balances have been reduced to zero, sixth, to the Class A-4 Certificates until their
Certificate Balance has been reduced to zero, seventh, to the Class A-SB
Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A
Certificates until their Certificate Balance has been reduced to zero and (ii)
with respect to Loan Group 2, to the Class A-1A Certificates until their
Certificate Balance has been reduced to zero and then, if any of the Class A-1,
Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates and
the Class A-2FL Regular Interest are still outstanding, first to the Class A-SB
Certificates until their Certificate Balance has been reduced to the Class A-SB
Planned Principal Balance, second, to the Class A-1 Certificates until their
Certificate Balance has been reduced to zero, third, to the Class A-2
Certificates and the Class A-2FL Regular Interest, pro rata, until their
Certificate Balances have been reduced to zero, fourth, to the Class A-3A1
Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-3A2 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-4 Certificates until their Certificate
Balance has been reduced to zero and seventh, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class
A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
Interest, for so long as they are outstanding, of the entire Principal
Distribution Amount (remaining after allocation of principal to the Class A-SB

                                     S-135

Certificates until the Class A-SB Certificates are reduced to the Class A-SB
Planned Principal Balance, as applicable) with respect to the related Loan
Group for each Distribution Date will have the effect of reducing the aggregate
Certificate Balance of the Class A-1, Class A-2, Class A-3A1, Class A-3A2,
Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
Interest at a proportionately faster rate than the rate at which the aggregate
Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class
A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A Certificates and the
Class A-2FL Regular Interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and
Class A-1A Certificates and the Class A-2FL Regular Interest will be decreased
(with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class
A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A
Certificates and the Class A-2FL Regular Interest by the Subordinate
Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3A1, Class
A-3A2, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL
Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the
Class A-J Certificates, Class B Certificates, Class C Certificates and Class D
Certificates and the Non-Offered Certificates (other than the Class X-1 and
Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the
Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class
C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual
Certificates) with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the
Residual Certificates) and Class A-2FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral
Support Deficit"). The Paying Agent will be required to allocate any Collateral
Support Deficit among the respective Classes of Certificates (other than the
Class A-2FL, Class S and Class X Certificates and the Residual Certificates)
and the Class A-2FL Regular Interest as follows: to the Class NR, Class P,
Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class
E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of
Certificates has been reduced to zero. Following the reduction of the
Certificate Balances of all Classes of Subordinate Certificates to zero, the
Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class
A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, pro
rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance
(based upon their respective Certificate Balances), until the remaining
Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2,
Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-2FL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support
Deficit allocated to the Class A-2FL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage
Interests evidenced by the respective Certificates.

                                     S-136

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, any Collateral
Support Deficit allocated in reduction of the Certificate Balance of the Class
A-2FL Regular Interest will result in a corresponding reduction in the
Certificate Balance of the Class A-2FL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--The Trustee and
Paying Agent" below, certain reimbursements to the Master Servicer and the
Depositor as described under "Description of the Pooling Agreements--Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.
Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-2FL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described below) the aggregate of: (1) all
Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Master
Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance
Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment.
The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the
Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I
Advance in accordance with the terms of the Pooling and Servicing Agreement.

                                     S-137

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest or with respect to a Subordinate Companion Loan. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class
A-2FL Certificates.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated
(subject to the limitations described in this prospectus supplement), to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances")
in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing
Advance made with respect to an AB Mortgage Loan in accordance with the related
Intercreditor Agreement, the related Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation
Proceeds or otherwise from the related mortgage loan ("Related Proceeds").
Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of
Related Proceeds (a "Nonrecoverable Advance"). Each of the Master Servicer and
the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard;
provided, that no such deferral shall occur at any time to the extent that

                                     S-138

amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances that are related to such other Loan Group). In addition, the Special
Servicer may, at its option, in consultation with the Directing
Certificateholder, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I
Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer. In making such non-recoverability determination, such person will be entitled to consider
(among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such
Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any
Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. Nonrecoverable
Advances will represent a portion of the losses to be borne by the
Certificateholders. No P&I Advances will be made by the Master Servicer or the
Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Subordinate Companion Loan. No Servicing
Advances will be made with respect to any Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the
Master Servicer or Trustee to make an Advance in the Pooling and Servicing

                                     S-139

Agreement is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related
Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the
Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that

                                     S-140

mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the
Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and
(y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all
Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder, the Master
Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal
Reduction Event (or, in the case of an appraisal in connection with an
Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB
Mortgage Loan and the related Subordinate Companion Loan, and all resulting
Appraisal Reductions will be allocated to the related Subordinate Companion
Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the
Class M Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates, then to the Class A-M
Certificates, and then to the Class A Certificates (other than the Class A-2FL
Certificates) and the Class A-2FL Regular Interest, pro rata). See "--Advances"
above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, the Master Servicer,
the Trustee and the Paying Agent, the recalculated amount of the Appraisal
Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing
Certificateholder fails to approve any calculation of the recalculated
Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or

                                     S-141

valuation with respect to a mortgage loan that is the subject of an Appraisal
Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the
Special Servicer may use the prior appraisal or valuation in calculating any
Appraisal Reduction with respect to the mortgage loan, provided that the
Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Notwithstanding the foregoing, with respect to The Shore Club Loan Pair, the Directing Certificateholder will not initially be entitled to exercise all the rights set forth in this section. Rather, the holder of the related
Subordinate Companion Loan will initially be entitled to exercise certain of such rights as described under "Description of the Mortgage Pool--AB Mortgage
Loan Pairs" in this prospectus supplement.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based upon information by the
Master Servicer in accordance with the Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Master
Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest, the Class A-2FL Interest Distribution Amount, and
     with respect to the Class A-2FL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-2FL Regular Interest, which amount is being paid as a result of a Swap Default;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

                                     S-142

          (9) the Available Distribution Amount and the Class A-2FL Available
     Funds for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the

                                     S-143

     previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

          (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

          (32) the amounts received and paid in respect of the Swap Contract;

          (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

          (34) the amount of any (A) payment by the Swap Counterparty under the
     Swap contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C)
     collateral posted in connection with any Rating Agency Trigger Event; and

          (35) the amount of and identification of any payments on the Class
     A-2FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.ctslink.com/cmbs. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or

                                     S-144

entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10)
above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicer, the Directing Certificateholder, each
Rating Agency, any designee of the Depositor or any other person to whom the
Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer
will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as
Operating Statements, rent rolls and financial statements.

                                     S-145

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by
Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master
Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor
are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the
Certificate Registrar. The initial registered holder of the Offered
Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the
Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property,

                                     S-146

(2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates
(other than the Class S and the Residual Certificates) and (c) the Master
Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR
Certificates, in that order of priority. Written notice of termination of the
Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2)
the aggregate fair market value of the trust fund's portion of all REO
Properties then included in the trust fund (which fair market value for any REO
Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master
Servicer and the Trustee, plus the reasonable out of pocket expenses of the
Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding
Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR
Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding
Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the
holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the
Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A., a national banking association, will act as
Trustee on behalf of the Certificateholders. The corporate trust office of the
Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage
Securities Corp., Series 2005-CIBC13. In addition, Wells Fargo Bank, N.A., will initially serve as Paying Agent and certificate registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). As compensation for the performance of its routine duties, the Trustee, Paying
Agent, Certificate

                                     S-147

Registrar and Authenticating Agent will be paid a fee (collectively, the
"Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0008% per annum (the "Trustee Fee Rate") and the Stated Principal
Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the
Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in
accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Paying Agent under the Pooling and
Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See
"Description of the Pooling Agreements--The Trustee," "--Duties of the
Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the prospectus.

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent
and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the
Pooling and Servicing Agreement, the Certificates and the mortgage loans.

                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-2FL Regular
Interest to the trust in exchange for the Class A-2FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-2FL Regular Interest, the Swap Contract and the Floating Rate
Account.

     The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-2FL Regular Interest (the "Swap Contract"),
with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap Contract
will have a maturity date of the Distribution Date in January 2043 (the same date as the Rated Final Distribution Date of the Class A-2FL Certificates). The
Paying Agent will make available to the Swap Counterparty the Statement to
Certificateholders for each Distribution Date, which statement will include
LIBOR applicable to the related Interest Accrual Period. See "Description of the Certificates--Distributions" in this prospectus supplement. The Paying
Agent will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-2FL
Certificates the Class A-2FL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing
Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, on the business day before each Distribution Date, commencing in
December 2005, (a) the Paying Agent will pay or cause to be paid to the Swap
Counterparty (i) any Yield Maintenance Charges in respect of the Class A-2FL
Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-2FL Regular
Interest accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-2FL Certificates, and (b) the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-2FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-2FL

                                     S-148

Certificates accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-2FL Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-2FL Regular Interest, are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-2FL Certificates, will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least "A3" by
Moody's Investors Service, Inc. or at least "A-" by Fitch, Inc. (a "Rating
Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another
Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a "Swap Default"), then the Trustee (or the Paying Agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-2FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap
Counterparty (as described below under "--Termination Fees") to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2FL
Certificates.

     Any conversion to distributions equal to distributions on the Class A-2FL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-2FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-2FL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-2FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-2FL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-2FL Certificates, if notice of the resulting change in payment terms of the Class A-2FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2FL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for such a replacement swap contract, then such termination fee will be distributed to the Class A-2FL Certificateholders.

                                     S-149

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. is the Swap Counterparty under the Swap
Contract. JPMorgan Chase Bank, N.A. is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an
Underwriter.

     JPMorgan Chase Bank, N.A. is a wholly-owned bank subsidiary of JPMorgan
Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A., is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the
Currency, a bureau of the United States Department of the Treasury. It is a
member of the Federal Reserve System and its deposits are insured by the
Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMorgan Chase Bank, N.A. are rated "Aa2" and "A--" by Moody's and Fitch, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap
Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-150

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.
The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing
Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the
Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the
Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or
Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related Subordinate Companion Loan (as a collective whole)), but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the
     Pooling and Servicing Agreement;

          (B) the ownership of any Certificate or, if applicable, mezzanine loan or Subordinate Companion Loan, by the Master Servicer or the Special
     Servicer or any of their affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer's or the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the
     Special Servicer, as the case may be;

          (F) any option to purchase any Mortgage Loan or Companion Loan it may have; and

          (G) any debt that the Master Servicer or the Special Servicer or any of their affiliates, as the case may be, has extended to any borrower or any of their affiliates (the foregoing, collectively referred to as the "
     Servicing Standards").

                                     S-151

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans
(including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a refinancing commitment acceptable to the Special
     Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

          (6) as to which a default that the Master Servicer or Special Servicer
     (in the case of the Special Servicer with the consent of the Directing
     Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or Special
     Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related
     Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance
     (or if no grace period is specified for events of default which are capable of cure, 60 days); or

          (7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing
     Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing
     Certificateholder) as described under "--Maintenance of Insurance" below.

                                     S-152

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including any Subordinate
Companion Loans) serviced by the Special Servicer and any mortgage loans
(including any Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If any of the Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage
Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related Subordinate Companion Loan will become a Specially Serviced
Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and
Servicing Agreement. Any mortgage loan that is cross-collateralized with a
Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage
Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan that becomes a Specially Serviced
Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master
Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency.
If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing
Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the
Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the
Certificateholders; provided, however, in the event that the Directing
Certificateholder and the Special Servicer have not agreed upon an Asset Status
Report with respect to a Specially Serviced Mortgage Loan within 90 days of the
Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. With
respect to The Shore Club Loan Pair, to the extent a Control Appraisal Event has not occurred and is continuing, the holder of The Shore Club Subordinate
Companion Loan, instead of the Directing Certificateholder, will have all of the rights of the Directing Certificateholder described in the immediately preceding paragraph, solely with respect to The Shore Club Loan Pair.
Notwithstanding the foregoing, the Asset Status Report approval or delayed approval will not substitute for or supercede any specific required approval that the Special Servicer must obtain from the Directing Certificateholder.

                                     S-153

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Master
Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing
Agreement. Except as otherwise described in the succeeding paragraphs below, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing
Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

          (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

          (ii) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

          (iii) any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under
     "Description of the Certificates--Termination; Retirement of Certificates"
     in this prospectus supplement) for less than the applicable Purchase Price
     (other than in connection with the exercise of the Purchase Option described under "--Realization Upon Defaulted Mortgage Loans" below);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

          (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

          (vii) any property management company changes or franchise changes with respect to a mortgage loan;

          (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

          (x) any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master
Servicer and/or Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the
Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement,

                                     S-154

including the Servicing Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related
Subordinate Companion Loan as described under "Description of the Mortgage
Pool--AB Mortgage Loan Pairs" in this prospectus supplement).

     Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan if: (i) the
Special Servicer has, as described above, notified the Directing
Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing
Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standard.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder. The initial Directing Certificateholder will be LNR
Securities Holdings, LLC.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing
Agreement, including the Servicing Standards, or the REMIC Provisions.

     Notwithstanding the foregoing, with respect to The Shore Club Loan Pair, the Directing Certificateholder will not initially be entitled to exercise all the rights set forth in this section. Rather, the holder of The Shore Club
Subordinate Companion Loan will initially be entitled to exercise certain of such rights as described under "Description of the Mortgage Pool--AB Mortgage
Loan Pairs" in this prospectus supplement.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class
Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class,

                                     S-155

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

          (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The taking of, or refraining from taking, any action by the Master
Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing
Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICER

     Midland Loan Services, Inc. (the "Master Servicer") will initially be appointed as the Master Servicer of the mortgage loans. Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association.
Midland's address is 10851 Mastin, Suite 700, Building 82, Overland Park,
Kansas 66210.

     As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a total principal balance of approximately $126.5 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 11,924 of the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service,
Inc., Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark)  through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight (Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via
e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by the Master Servicer and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

                                     S-156

THE SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation (the "Special Servicer"), is a subsidiary of LNR Property Holdings Ltd. ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans and REO Properties. The
principal executive offices of the Special Servicer are located at 1601
Washington Avenue, Suite 800, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, managing, repositioning and selling commercial and multifamily residential real estate properties; (ii) investing in high-yield real estate loans and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of May 31, 2005, the Special
Servicer and its affiliates specially service a portfolio which includes an original count of approximately 16,000 assets in all 50 states and in Europe with an original face value of over $130 billion, all of which are commercial real estate assets. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. With respect to
The Shore Club Loan Pair, the Special Servicer may be removed, and a successor
Special Servicer appointed at any time by the holder of The Shore Club
Subordinate Companion Loan, to the extent set forth in the related intercreditor agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and the
Subordinate Companion Loans, and will accrue at a rate (the "Servicing Fee
Rate"), equal to a per annum rate ranging from 0.02000% to 0.11000%. As of the
Cut-off Date, the weighted average Servicing Fee Rate will be approximately
0.02779% per annum. Pursuant to the terms of the Pooling and Servicing
Agreement, Midland Loan Services, Inc. will be entitled to retain a portion of the Master Servicing Fee, equal to a per annum rate of 0.015% with respect to each mortgage loan notwithstanding any termination or resignation of Midland
Loan Services, Inc. as Master Servicer; provided, that Midland Loan Services,
Inc. may not retain any portion of the Master Servicing Fee to the extent required to appoint a successor Master Servicer. In addition, Midland Loan
Services, Inc. will have the right to assign and transfer its right to receive such portion to another party. In addition to the Servicing Fee, the Master
Servicer will be entitled to retain, as additional servicing compensation, (1)
a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special
Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise

                                     S-157

from a transaction that requires the approval of the Special Servicer and (3)
late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related Subordinate
Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in
Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the Subordinate Companion Loans, the Servicing Fee, if any, will be computed as in the related Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.35% per annum, subject to a minimum of $4,000 per Specially Serviced Mortgage Loan per month (the "Special
Servicing Fee Rate"), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially
Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a
Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected
Mortgage Loan as a result of the borrower making such three consecutive timely
Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout)

                                     S-158

from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the
Special Servicer receives any Liquidation Proceeds or Insurance and
Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage
Loan will be payable from, and will be calculated by application of a
"Liquidation Fee Rate" of 1% to the related payment or proceeds.
Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan
Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or with respect to an AB Mortgage
Loan, the holder of the related Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to an AB Mortgage Loan or a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement), the
Special Servicer or the Master Servicer, or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a
Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the
Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially
Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances" the Master Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer or Special
Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method,
Timing and Amount" in this prospectus supplement and "Description of the
Pooling Agreements--Certificate Account" and "--Servicing Compensation and
Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to

                                     S-159

the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment
Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by
Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related
Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing
Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such
Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest
Excesses received in respect of the mortgage loans for the related Distribution
Date and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. If a Prepayment Interest
Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents (with the consent of the Special Servicer),
(Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution
Date, the amount in clause (ii) above shall be the aggregate of (A) all
Servicing Fees for such Due Period on the mortgage loan subject to such prepayment, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master
Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default
(as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master
Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special
Servicer in accordance with the Servicing Standards; provided, that the Master
Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an
Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master
Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to

                                     S-160

maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the
Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National
Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance
Default (the Special Servicer with respect to the Specially Serviced Mortgaged
Loans will be required to notify the Master Servicer of such default), the
Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance
Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or
(ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or, with respect to The
Shore Club Loan Pair, subject to the consent of the holder of The Shore Club
Subordinate Companion Loan, to the extent provided in the The Shore Club
Intercreditor Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder (or, in the case of The
Shore Club Loan Pair, the holder of The Shore Club Subordinate Companion Loan, to the extent provided in the The Shore Club Intercreditor Agreement) will not have more than 30 days to respond to the Special Servicer's request for such consultation; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing
Certificateholder (or, in the case of the Shore Club Loan Pair, the holder of
The

                                     S-161

Shore Club Subordinate Companion Loan, to the extent provided in the The Shore
Club Intercreditor Agreement), the Special Servicer will not be required to do
so. Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such expense shall be paid from the Certificate Account as a
Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the
Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master
Servicer to the Special Servicer as a Servicing Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of

                                     S-162

any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a
"significant modification" of the mortgage loan within the meaning of Treasury
Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and
Servicing Agreement. The Special Servicer, subject to any required Directing
Certificateholder consent described in this prospectus supplement, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement.
Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information"
in this prospectus supplement.

                                     S-163

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a)
the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special
Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of an
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general

                                     S-164

collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and "Description of the
Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier
REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any
Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any
Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged
Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a
Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier

                                     S-165

REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to
Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the
Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related
Intercreditor Agreement). The Special Servicer or the Master Servicer, as
applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

                                     S-166

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's
members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the

                                     S-167

Certificateholders (and in the case of any AB Mortgage Loan, the rights of the
Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and
Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a)(i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New
     York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement)
     after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the
     Pooling and Servicing

                                     S-168

     Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and
     Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
     30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25%; provided, however, if that breach is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

          (g) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master
     Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the
     Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the
     Master Servicer or the Special Servicer or the downgrade of any Class of
     Certificates; or

          (h) the Master Servicer or the Special Servicer is no longer rated at least "CMS3" or "CSS3", respectively, by Fitch and the Master Servicer or
     Special Servicer is not reinstated to that rating within 90 days of the delisting.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party

                                     S-169

as Master Servicer or Special Servicer, as applicable, under the Pooling and
Servicing Agreement and will be entitled to similar compensation arrangements.
If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing
Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the
Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

          (a) to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided, that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or
     Subordinate Companion Loans or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the

                                     S-170

     amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of
Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the
Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a
Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3)
adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4)
change in any manner the obligations of any Mortgage Loan Seller under a
Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100%
of the holders of Certificates and the holder of the related Subordinate
Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the
Master Servicer having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the
Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-171

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral
Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components). In addition, the yield to investors in the
Class A-2FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Classes of Certificates. See "Description of the Swap
Contract" in this prospectus supplement.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal
Balance, second, in respect of the Class A-1 Certificates until their
Certificate Balance is reduced to zero, third, in respect of the Class A-2
Certificates and the Class A-2FL Regular Interest, pro rata, until their
Certificate Balances are reduced to zero, fourth, in respect of the Class A-3A1
Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-3A2 Certficates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-4 Certificates until their
Certificate Balance is reduced to zero, and seventh, in respect of the Class
A-SB Certificates until their Certificate Balance is reduced to zero; and the
Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B,
Class C, and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.
Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods,
Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A1, Class A-3A2,
Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
Interest (and correspondingly, the Class A-2FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-2FL,
Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates will be particularly sensitive to

                                     S-172

prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB
Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A1, Class
A-3A2, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular
Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution
Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2,
Class A-3A1, Class A-3A2, Class A-4 and Class A-1A Certificates and the Class
A-2FL Regular Interest were outstanding. Furthermore, because the Class X-2
Certificates are not entitled to distributions of principal, the yield on such
Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related Class
X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment
Dates, we cannot assure you that the borrowers will be able to prepay the ARD
Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and
Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master
Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or
Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class
A-1A Certificates and the Class A-2FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the
Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the notional amounts of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class X-2
Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a

                                     S-173

premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

     Principal prepayments on the mortgage loans may also affect the yield on the Class A-2FL Certificates (if their Pass-Through Rate converts to a fixed rate as described in this prospectus supplement) and the Class A-3A1, Class
A-3A2, Class A-4, Class A-SB, Class X-2, Class A-M, Class A-J, Class B, Class C
and Class D Certificates because each such Class of Certificates has a
Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of
Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the
Class A Certificates and the Class A-2FL Regular Interest. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the notional balances of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates or the
Class A-2FL Regular Interest and therefore the Class X-2 Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-2FL Certificates, losses allocated to the Class A-2FL Regular Interest will result in a corresponding reduction of the Certificate Balances of the Class A-2FL Certificates .

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of

                                     S-174

the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance
Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the
Class A-2FL Certificates, which is 0 days, unless the Pass-Through Rate for the
Class A-2FL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices
(assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-2FL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-2FL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-2FL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-2FL Regular Interest will be distributed to the holders of the Class A-2FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the
Swap Contract.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-SB Certificates until their Certificate Balance is reduced to the Class
A-SB Planned Principal Balance, second, in respect of the Class A-1
Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates and the Class A-2FL Regular Interest, pro
rata, until their Certificate Balances are reduced to zero, fourth, in respect of the Class A-3A1 Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-3A2 Certificates until their Certificate
Balance is reduced to zero, sixth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero;
and the Group 2

                                     S-175

Principal Distribution Amount (and, after the Class A-4 and the Class A-SB
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D
Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate
Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-2FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2FL
Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in December 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is November 29, 2005;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

                                     S-176

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

          (j) the optional termination of the trust will not be exercised; and

          (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each
Class of Offered Certificates and set forth the percentage of the initial
Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................       85          85          85          85          85
November 12, 2007 .........................       68          68          68          68          68
November 12, 2008 .........................       46          46          46          46          46
November 12, 2009 .........................       18          18          18          18          18
November 12, 2010 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      2.63        2.60        2.59        2.59        2.59

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................       29          22          14           7           0
November 12, 2011 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      4.87        4.83        4.78        4.72        4.49

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-177

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
            OF THE CLASS A-2FL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................       29          21          14           7           0
November 12, 2011 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      4.87        4.83        4.78        4.72        4.49

----------
(1)   The weighted average life of the Class A-2FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2FL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2FL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3A1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................      100         100         100         100         100
November 12, 2011 .........................      100         100         100         100         100
November 12, 2012 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      6.84        6.83        6.83        6.81        6.66

----------
(1)   The weighted average life of the Class A-3A1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3A2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................      100         100         100         100         100
November 12, 2011 .........................      100         100         100         100         100
November 12, 2012 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      6.95        6.95        6.95        6.94        6.85

----------
(1)   The weighted average life of the Class A-3A2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A2 Certificates.

                                     S-178

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................      100         100         100         100         100
November 12, 2011 .........................      100         100         100         100         100
November 12, 2012 .........................      100         100         100         100         100
November 12, 2013 .........................      100         100         100         100         100
November 12, 2014 .........................      100         100         100         100          99
November 12, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      9.75        9.73        9.71        9.67        9.50

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................       92          92          92          92          92
November 12, 2011 .........................       71          71          71          71          71
November 12, 2012 .........................       49          49          49          49          49
November 12, 2013 .........................       26          26          26          26          26
November 12, 2014 .........................        2           2           2           2           2
November 12, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      6.91        6.91        6.91        6.91        6.92

----------
(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-179

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................      100         100         100         100         100
November 12, 2011 .........................      100         100         100         100         100
November 12, 2012 .........................      100         100         100         100         100
November 12, 2013 .........................      100         100         100         100         100
November 12, 2014 .........................      100         100         100         100         100
November 12, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      9.94        9.93        9.91        9.88        9.69

----------
(1)   The weighted average life of the Class A-M Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................      100         100         100         100         100
November 12, 2011 .........................      100         100         100         100         100
November 12, 2012 .........................      100         100         100         100         100
November 12, 2013 .........................      100         100         100         100         100
November 12, 2014 .........................      100         100         100         100         100
November 12, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      9.95        9.95        9.95        9.95        9.70

----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                                     S-180

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
November 12, 2006 .........................      100         100         100         100         100
November 12, 2007 .........................      100         100         100         100         100
November 12, 2008 .........................      100         100         100         100         100
November 12, 2009 .........................      100         100         100         100         100
November 12, 2010 .........................      100         100         100         100         100
November 12, 2011 .........................      100         100         100         100         100
November 12, 2012 .........................      100         100         100         100         100
November 12, 2013 .........................      100         100         100         100         100
November 12, 2014 .........................      100         100         100         100         100
November 12, 2015 .........................       39          11           0           0           0
November 12, 2016 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........      9.98        9.96        9.95        9.95        9.70

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                        0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   ----------   ---------   ---------   ---------   ---------

Initial Percentage ........................        100         100         100         100         100
November 12, 2006 .........................        100         100         100         100         100
November 12, 2007 .........................        100         100         100         100         100
November 12, 2008 .........................        100         100         100         100         100
November 12, 2009 .........................        100         100         100         100         100
November 12, 2010 .........................        100         100         100         100         100
November 12, 2011 .........................        100         100         100         100         100
November 12, 2012 .........................        100         100         100         100         100
November 12, 2013 .........................        100         100         100         100         100
November 12, 2014 .........................        100         100         100         100         100
November 12, 2015 .........................        100         100          42           0           0
November 12, 2016 .........................          0           0           0           0           0
Weighted Average Life (years)(1) ..........       10.04       10.04        9.99        9.95        9.70

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                                     S-181

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                        0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   ----------   ---------   ---------   ---------   ---------

Initial Percentage ........................        100         100         100         100         100
November 12, 2006 .........................        100         100         100         100         100
November 12, 2007 .........................        100         100         100         100         100
November 12, 2008 .........................        100         100         100         100         100
November 12, 2009 .........................        100         100         100         100         100
November 12, 2010 .........................        100         100         100         100         100
November 12, 2011 .........................        100         100         100         100         100
November 12, 2012 .........................        100         100         100         100         100
November 12, 2013 .........................        100         100         100         100         100
November 12, 2014 .........................        100         100         100         100         100
November 12, 2015 .........................        100         100         100          58           0
November 12, 2016 .........................          0           0           0           0           0
Weighted Average Life (years)(1) ..........       10.04       10.04       10.04       10.00        9.75

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-182

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES
AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR
INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION;
RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
November 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class
X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

     For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the "Constant
Prepayment Rate" or "CPR" model described under "--Weighted Average Life"
above.

                                     S-183

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                                                    PREPAYMENT ASSUMPTION (CPR)
 ASSUMED PURCHASE PRICE (OF INITIAL NOTIONAL    -------------------------------------------------------------------
      AMOUNTS OF CLASS X-2 CERTIFICATES)             0%           25%           50%           75%           100%
---------------------------------------------   -----------   -----------   -----------   -----------   -----------

0.2866% .....................................       5.060%        5.060%        5.060%        5.060%        5.060%

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3A1, Class
A-3A2, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and
Class A-2FL Regular Interest will evidence the "regular interests" in the
Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates
will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the
Class S, Class R and Class LR Certificates) are "Regular Certificates" as
defined in the prospectus. In addition, in the opinion of Cadwalader,
Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess
Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-2FL Regular Interest, the Swap Contract and the
Floating Rate Account, and the Class A-2FL Certificates will represent undivided beneficial interests in the related portions of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair) or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest as
regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-2FL Certificates) and the Class A-2FL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class A-1 and Class X-2 Certificates will be issued with original issue discount, that the Class B, Class C and Class D
Certificates will be issued with a de minimis amount of original issue discount and that the Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class
A-M and Class A-J Certificates and the Class A-2FL Regular Interest will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue

                                     S-184

discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%;
provided, that it is assumed that the ARD Loans prepay on their Anticipated
Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class
A-2FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-2FL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-2FL Regular Interest, and with respect to the Class A-2FL Certificates, references in such discussion to the
"regular interests" are to the Class A-2FL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the weighted average Net
Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices
(including accrued interest from November 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates (other than the Class A-2FL
Certificates) and the Class A-2FL Regular Interest as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-2FL Regular Interest will be treated as received by the holders of the Class A-2FL Certificates and paid as a periodic payment by the holders of the Class A-2FL Certificates under the
Swap Contract.

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates
will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 21.8% of the
Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition,

                                     S-185

mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-2FL Certificates, which represent interests in the Swap
Contract and, in addition to the Class A-2FL Regular Interest, will be
"qualified mortgages" for another REMIC within the meaning of Section
860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates" in the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-2FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-2FL
Certificates must allocate the price they pay for their Certificates between their interests in the Class A-2FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap
Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-2FL Certificates. If the Swap Premium is
paid by a holder, it will reduce the purchase price allocable to the Class
A-2FL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-2FL Regular
Interest. If the Swap Contract is "on-market," no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class
A-2FL Certificates, it is anticipated that the Class A-2FL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-2FL Certificates. The holder of a Class A-2FL
Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-2FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of
Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under
Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-2FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such
Certificate under Treasury regulations. A holder of a Class A-2FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

                                     S-186

     The Class A-2FL Certificates, representing a beneficial ownership in the
Class A-2FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered
Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable

                                     S-187

compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the
Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-2FL Certificates which benefit from the Swap Contract:

     (a) The swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

     (b) If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of
Certificates subject to the swap contract; and

     (c) The fiduciary of a Plan purchasing any class of certificates subject to the swap contract must be either:

     o   a "qualified professional asset manager" (as defined in PTE 84-14);

     o   an "in-house asset manager" (as defined in PTE 96-23); or

     o   a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-2FL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2FL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the

                                     S-188

Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the
Offered Certificates by a Plan and (3) the holding of Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-189

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. for itself and as representative of CIBC World Markets Corp., Deutsche Bank
Securities Inc. and Nomura Securities International, Inc. (collectively, the
"Underwriters"), CIBC World Markets Corp. for itself as one of the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the
Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                         J.P. MORGAN       CIBC WORLD     DEUTSCHE BANK     NOMURA SECURITIES
CLASS                  SECURITIES INC.   MARKETS CORP.   SECURITIES INC.   INTERNATIONAL, INC.
--------------------- ----------------- --------------- ----------------- --------------------

Class A-1 ...........  $   56,674,000    $ 25,000,000      $         0         $         0
Class A-2 ...........  $  105,193,000    $ 25,000,000      $         0         $         0
Class A-2FL .........  $  225,000,000    $ 25,000,000      $         0         $         0
Class A-3A1 .........  $  181,403,000    $ 25,000,000      $         0         $         0
Class A-3A2 .........  $   25,000,000    $          0      $         0         $         0
Class A-4 ...........  $  376,702,000    $325,000,000      $25,000,000         $25,000,000
Class A-SB ..........  $  135,140,000    $          0      $         0         $         0
Class A-M ...........  $  272,056,000    $          0      $         0         $         0
Class A-J ...........  $  187,039,000    $          0      $         0         $         0
Class X-2 ...........  $2,653,464,000    $          0      $         0         $         0
Class B .............  $   54,411,000    $          0      $         0         $         0
Class C .............  $   23,805,000    $          0      $         0         $         0
Class D .............  $   44,210,000    $          0      $         0         $         0

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be approximately 100.6% of the initial aggregate Certificate
Balance of the Offered Certificates, plus (except with respect to the Class
A-2FL Certificates) accrued interest on the Offered Certificates from November
1, 2005, before deducting expenses payable by the Depositor estimated to be approximately $3,800,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding

                                     S-190

the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage
Loan Sellers and the Swap Counterparty.

     CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC
Inc., one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"):

                  CLASS           MOODY'S           FITCH
                ---------        ---------         ------
                    A-1             Aaa              AAA
                    A-2             Aaa              AAA
                   A-2FL            Aaa              AAA
                   A-3A1            Aaa              AAA
                   A-3A2            Aaa              AAA
                    A-4             Aaa              AAA
                    A-SB            Aaa              AAA
                    A-M             Aaa              AAA
                    A-J             Aaa              AAA
                    X-2             Aaa              AAA
                     B              Aa2              AA
                     C              Aa3             AA--
                     D               A2               A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by January 12, 2043 (the
"Rated Final Distribution Date"). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated.
In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both

                                     S-191

voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class
X-2 Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-2FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-2FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-2FL Regular Interest and are not rating the receipt of interest accrued at LIBOR plus 0.1250%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-2FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the
Class A-2FL Certificates from a rate based on LIBOR to a fixed rate.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-192

                             INDEX OF DEFINED TERMS

                                                  PAGE
                                                ------
212 Church Road AB Mortgage
   Loan .....................................     S-81
2758-60 Holland Avenue AB
   Mortgage Loan ............................     S-82
30/360 Basis ................................     S-91
45-47 West 8th Street AB Mortgage
   Loan .....................................     S-81
65 East Elizabeth Avenue AB
   Mortgage Loan ............................     S-81
AB Mortgage Loan ............................     S-81
AB Mortgage Loan Pair .......................     S-81
Acceptable Insurance Default ................    S-161
Accrued Interest From Recoveries ............    S-127
Actual/360 Basis ............................     S-91
Additional Exclusions .......................    S-161
Administrative Cost Rate ....................    S-126
Advances ....................................    S-138
Anticipated Repayment Date ..................     S-90
Appraisal Reduction .........................    S-140
Appraisal Reduction Event ...................    S-140
ARD Loans ...................................     S-90
Asset Status Report .........................    S-153
Assumed Final Distribution Date .............    S-133
Assumed Scheduled Payment ...................    S-130
Authenticating Agent ........................    S-147
Available Distribution Amount ...............    S-115
Base Interest Fraction ......................    S-132
Booth Southside Portfolio AB
   Mortgage Loan ............................     S-81
CBE .........................................    S-183
Certificate Account .........................    S-113
Certificate Balance .........................    S-109
Certificate Owner ...........................    S-111
Certificate Registrar .......................    S-147
Certificateholders ..........................     S-80
Certificates ................................    S-109
Class .......................................    S-109
Class A Certificates ........................    S-109
Class A-2FL Available Funds .................    S-115
Class A-2FL Interest Distribution
   Amount ...................................    S-127
Class A-2FL Principal Distribution
   Amount ...................................    S-131
Class A-2FL Regular Interest ................    S-109
Class A-SB Planned Principal
   Balance ..................................    S-131
Class X Certificates ........................    S-109
Class X-1 Components ........................    S-124
Class X-1 Strip Rate ........................    S-124
Class X-2 Component .........................    S-125
Class X-2 Strip Rate ........................    S-125
Clearstream .................................    S-111
Closing Date ................................     S-79
CMSA Investor Reporting Package .............    S-144
Code ........................................    S-184
Collateral Support Deficit ..................    S-136
Compensating Interest Payment ...............    S-160
Constant Prepayment Rate ....................    S-176
Control Appraisal Event .....................     S-86
Controlling Class ...........................    S-155
Controlling Class Certificateholder .........    S-155
Conversion ..................................    S-101
Corrected Mortgage Loan .....................    S-153
CPR .........................................    S-176
Crossed Loan ................................    S-107
Cross-Over Date .............................    S-122
Cut-off Date Balance ........................     S-79
Cut-off Date LTV Ratios .....................    S-100
Defeasance ..................................     S-94
Defeasance Lockout Period ...................     S-94
Depositor ...................................     S-79
Depositories ................................    S-111
Determination Date ..........................    S-113
Direct Participants .........................    S-111
Directing Certificateholder .................    S-155
Discount Rate ...............................     S-93
Distributable Certificate Interest ..........    S-127
Distribution Account ........................    S-114
Distribution Date ...........................    S-113
DSCR ........................................     S-79
DTC .........................................    S-110
Due Period ..................................    S-116
Effective Gross Income ......................     S-99
ERISA .......................................    S-187
ERISA Plan ..................................    S-187
ESA .........................................    S-102
Euroclear ...................................    S-111
Events of Default ...........................    S-168
Excess Interest .............................    S-127
Excess Interest Distribution
   Account ..................................    S-114
Excluded Plan ...............................    S-189
Exemption ...................................    S-187
FIRREA ......................................    S-101
Fitch .......................................    S-191
Floating Rate Account .......................    S-114
Form 8-K ....................................     S-98

                                     S-193

                                            PAGE
                                          ------
Gain on Sale Reserve Account ..........    S-114
Glenora Gardens Apartments AB
   Mortgage Loan ......................     S-82
Group 1 Principal Distribution
   Amount .............................    S-128
Group 1 Principal Shortfall ...........    S-130
Group 2 Principal Distribution
   Amount .............................    S-129
Group 2 Principal Shortfall ...........    S-131
Indirect Participants .................    S-111
Initial Loan Group 1 Balance ..........     S-79
Initial Loan Group 2 Balance ..........     S-79
Initial Pool Balance ..................     S-79
Initial Rate ..........................     S-90
Initial Resolution Period .............    S-105
Insurance and Condemnation
   Proceeds ...........................    S-114
Intercreditor Agreement ...............     S-85
Interest Accrual Period ...............    S-127
Interest Distribution Amount ..........    S-127
Interest Reserve Account ..............    S-114
IRS ...................................    S-165
JPMCB .................................    S-100
LIBOR .................................    S-123
LIBOR Business Day ....................    S-124
LIBOR Determination Date ..............    S-124
Liquidation Fee .......................    S-158
Liquidation Fee Rate ..................    S-159
Liquidation Proceeds ..................    S-114
Little River Retail AB Mortgage
   Loan ...............................     S-82
LNR ...................................    S-157
Loan Group 1 ..........................     S-79
Loan Group 2 ..........................     S-79
Loan Groups ...........................     S-79
Lockbox Accounts ......................    S-108
Lockbox Loans .........................    S-108
Lockout Period ........................     S-92
Lower-Tier Distribution Account .......    S-114
Lower-Tier REMIC ......................    S-184
Lower-Tier REMIC Regular Interests.....    S-184
LTV Ratio .............................    S-100
LTV Ratios ............................     S-79
MAI ...................................    S-106
Master Servicer .......................    S-156
Master Servicer Remittance Date .......    S-137
Maturity Date LTV Ratios ..............    S-100
Mezz Cap AB Mortgage Loan .............     S-82
Mezz Cap AB Mortgage Loans ............     S-82
Mezz Cap Loan Pair ....................     S-82
Mezz Cap Loan Pairs ...................     S-82
Moody's ...............................    S-191
Mortgage ..............................     S-79
Mortgage Loan Sellers .................     S-79
Mortgage Note .........................     S-79
Mortgage Rate .........................    S-127
Mortgaged Property ....................     S-79
Net Aggregate Prepayment Interest
   Shortfall ..........................    S-128
Net Mortgage Rate .....................    S-126
Net Operating Income ..................     S-99
NOI ...................................     S-99
Non-Offered Certificates ..............    S-109
Non-Offered Subordinate
   Certificates .......................    S-135
Nonrecoverable Advance ................    S-138
Notional Amount .......................    S-110
Offered Certificates ..................    S-109
Operating Statements ..................     S-99
Option Price ..........................    S-164
PAR ...................................    S-102
Participants ..........................    S-111
Pass-Through Rate .....................    S-122
Paying Agent ..........................     S-80
Percentage Interest ...................    S-110
Periodic Payments .....................    S-115
Permitted Investments .................    S-115
Plan ..................................    S-187
Pooling and Servicing Agreement .......    S-109
Prepayment Assumption .................    S-185
Prepayment Interest Excess. ...........    S-160
Prepayment Interest Shortfall. ........    S-160
Primary Collateral ....................    S-108
Prime Rate ............................    S-140
Principal Balance Certificates ........    S-110
Principal Distribution Amount .........    S-128
Principal Shortfall ...................    S-130
Purchase Agreements ...................     S-79
Purchase Option .......................    S-164
Purchase Price ........................    S-105
P&I Advance ...........................    S-137
Qualified Substitute Mortgage
   Loan ...............................    S-106
Rated Final Distribution Date .........    S-191
Rating Agencies .......................    S-191
Rating Agency Trigger Event ...........    S-149
Record Date ...........................    S-113
Regular Certificates ..................    S-184
Reimbursement Rate ....................    S-140
Related Proceeds ......................    S-138

                                     S-194

                                            PAGE
                                          ------

Renaissance Medical Center AB
   Mortgage Loan ......................     S-81
REO Account ...........................    S-162
REO Loan ..............................    S-131
REO Property ..........................    S-153
Residual Certificates .................    S-109
Restricted Group ......................    S-187
Revised Rate ..........................     S-90
Rules .................................    S-112
Scheduled Principal Distribution
   Amount .............................    S-129
Senior Certificates ...................    S-109
Servicing Advances ....................    S-138
Servicing Fee .........................    S-157
Servicing Fee Rate ....................    S-157
Shore Club Discretionary Working
   Capital Loan .......................     S-85
Shore Club Mandatory Working
   Capital Loan .......................     S-84
Similar Law ...........................    S-187
Special Servicer ......................    S-157
Special Servicing Fee .................    S-158
Special Servicing Fee Rate ............    S-158
Specially Serviced Mortgage Loans......    S-153
Stated Principal Balance ..............    S-131
Statement to Certificateholders .......    S-142
Subordinate Certificates. .............    S-109
Subordinate Companion Loan ............     S-81
Subordinate Offered Certificates. .....    S-109
Swap Contract .........................    S-148
Swap Counterparty .....................    S-148
Swap Default ..........................    S-149
Swap Premium ..........................    S-186
Sweet Bay Apartments Portfolio AB
   Mortgage Loan ......................     S-81
The Shore Club AB Mortgage Loan........     S-81
The Shore Club Intercreditor
   Agreement ..........................     S-86
The Shore Club Loan Pair ..............     S-86
The Shore Club Mortgaged
   Property ...........................     S-85
The Shore Club Subordinate
   Companion Loan .....................     S-86
Treasury ..............................    S-186
Trustee ...............................     S-79
Trustee Fee ...........................    S-148
Trustee Fee Rate ......................    S-148
Underwriters ..........................    S-190
Underwriting Agreement ................    S-190
Underwritten Cash Flow ................     S-99
Underwritten Cash Flow Debt
   Service Coverage Ratio .............     S-98
Underwritten NOI ......................     S-99
Unscheduled Principal Distribution
   Amount .............................    S-130
Upper-Tier Distribution Account .......    S-114
Upper-Tier REMIC ......................    S-184
UW DSCR ...............................     S-98
UW NCF ................................     S-99
UW NOI ................................     S-99
Voting Rights .........................    S-146
WAC Rate ..............................    S-126
Westview Heights Apartments AB

Workout-Delayed Reimbursement
   Amount .............................    S-139
Yield Maintenance Charge ..............    S-92,
                                            S-93

                                     S-195

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE I
                             CLASS X REFERENCE RATES

                 DISTRIBUTION DATE                 REFERENCE RATE
            --------------------------            ---------------
                   December 2005                       5.33450%
                   January 2006                        5.33450%
                   February 2006                       5.33448%
                    March 2006                         5.33468%
                    April 2006                         5.51233%
                     May 2006                          5.33441%
                     June 2006                         5.51229%
                     July 2006                         5.33437%
                    August 2006                        5.51226%
                  September 2006                       5.51224%
                   October 2006                        5.33431%
                   November 2006                       5.51220%
                   December 2006                       5.33427%
                   January 2007                        5.33425%
                   February 2007                       5.33423%
                    March 2007                         5.33445%
                    April 2007                         5.51210%
                     May 2007                          5.33416%
                     June 2007                         5.51206%
                     July 2007                         5.33411%
                    August 2007                        5.51202%
                  September 2007                       5.51200%
                   October 2007                        5.33405%
                   November 2007                       5.51196%
                   December 2007                       5.33401%
                   January 2008                        5.51192%
                   February 2008                       5.33392%
                    March 2008                         5.33397%
                    April 2008                         5.51171%
                     May 2008                          5.33371%
                     June 2008                         5.51156%
                     July 2008                         5.33356%
                    August 2008                        5.51142%
                  September 2008                       5.51135%
                   October 2008                        5.33335%
                   November 2008                       5.51120%
                   December 2008                       5.33321%
                   January 2009                        5.33314%
                   February 2009                       5.33307%
                    March 2009                         5.33342%
                    April 2009                         5.51085%
                     May 2009                          5.33285%
                     June 2009                         5.51071%
                     July 2009                         5.33271%
                    August 2009                        5.51057%
                  September 2009                       5.51051%
                   October 2009                        5.33250%

                                  Schedule I - 1

                 DISTRIBUTION DATE                    REFERENCE RATE
            --------------------------               ---------------
                   November 2009                          5.51036%
                   December 2009                          5.33236%
                   January 2010                           5.29240%
                   February 2010                          5.29236%
                    March 2010                            5.29273%
                    April 2010                            5.46882%
                     May 2010                             5.29909%
                     June 2010                            5.47683%
                     July 2010                            5.29998%
                    August 2010                           5.47675%
                  September 2010                          5.47463%
                   October 2010                           5.29804%
                   November 2010                          5.47469%
                   December 2010                          5.29715%
                   January 2011                           5.28953%
                   February 2011                          5.28950%
                    March 2011                            5.29005%
                    April 2011                            5.46585%
                     May 2011                             5.28937%
                     June 2011                            5.46578%
                     July 2011                            5.28930%
                    August 2011                           5.46570%
                  September 2011                          5.46567%
                   October 2011                           5.28918%
                   November 2011                          5.46559%
                   December 2011                          5.28910%
                   January 2012                           5.46551%
                   February 2012                          5.28901%
                    March 2012                            5.28918%
                    April 2012                            5.46539%
                     May 2012                             5.28888%
                     June 2012                            5.46773%
                     July 2012                            5.29114%
                    August 2012                           5.47573%
                  September 2012                          5.47557%
                   October 2012                           5.30109%
                   November 2012                          5.47931%

                                 Schedule I - 2

                                  SCHEDULE II
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                       DATE                           BALANCE
                       ----                           -------
        December 12, 2005 ..................      $135,140,000.00
        January 12, 2006 ...................      $135,140,000.00
        February 12, 2006 ..................      $135,140,000.00
        March 12, 2006 .....................      $135,140,000.00
        April 12, 2006 .....................      $135,140,000.00
        May 12, 2006 .......................      $135,140,000.00
        June 12, 2006 ......................      $135,140,000.00
        July 12, 2006 ......................      $135,140,000.00
        August 12, 2006 ....................      $135,140,000.00
        September 12, 2006 .................      $135,140,000.00
        October 12, 2006 ...................      $135,140,000.00
        November 12, 2006 ..................      $135,140,000.00
        December 12, 2006 ..................      $135,140,000.00
        January 12, 2007 ...................      $135,140,000.00
        February 12, 2007 ..................      $135,140,000.00
        March 12, 2007 .....................      $135,140,000.00
        April 12, 2007 .....................      $135,140,000.00
        May 12, 2007 .......................      $135,140,000.00
        June 12, 2007 ......................      $135,140,000.00
        July 12, 2007 ......................      $135,140,000.00
        August 12, 2007 ....................      $135,140,000.00
        September 12, 2007 .................      $135,140,000.00
        October 12, 2007 ...................      $135,140,000.00
        November 12, 2007 ..................      $135,140,000.00
        December 12, 2007 ..................      $135,140,000.00
        January 12, 2008 ...................      $135,140,000.00
        February 12, 2008 ..................      $135,140,000.00
        March 12, 2008 .....................      $135,140,000.00
        April 12, 2008 .....................      $135,140,000.00
        May 12, 2008 .......................      $135,140,000.00
        June 12, 2008 ......................      $135,140,000.00
        July 12, 2008 ......................      $135,140,000.00
        August 12, 2008 ....................      $135,140,000.00
        September 12, 2008 .................      $135,140,000.00
        October 12, 2008 ...................      $135,140,000.00
        November 12, 2008 ..................      $135,140,000.00
        December 12, 2008 ..................      $135,140,000.00
        January 12, 2009 ...................      $135,140,000.00
        February 12, 2009 ..................      $135,140,000.00
        March 12, 2009 .....................      $135,140,000.00
        April 12, 2009 .....................      $135,140,000.00
        May 12, 2009 .......................      $135,140,000.00
        June 12, 2009 ......................      $135,140,000.00
        July 12, 2009 ......................      $135,140,000.00
        August 12, 2009 ....................      $135,140,000.00
        September 12, 2009 .................      $135,140,000.00
        October 12, 2009 ...................      $135,140,000.00
        November 12, 2009 ..................      $135,140,000.00
        December 12, 2009 ..................      $135,140,000.00
        January 12, 2010 ...................      $135,140,000.00
        February 12, 2010 ..................      $135,140,000.00
        March 12, 2010 .....................      $135,140,000.00
        April 12, 2010 .....................      $135,140,000.00
        May 12, 2010 .......................      $135,140,000.00
        June 12, 2010 ......................      $135,139,370.80
        July 12, 2010 ......................      $132,957,490.06
        August 12, 2010 ....................      $130,950,339.05

                                  Schedule II-1

                       DATE                          BALANCE
                       ----                          -------
        September 12, 2010 ................      $128,857,438.00
        October 12, 2010 ..................      $126,532,286.19
        November 12, 2010 .................      $124,376,178.84
        December 12, 2010 .................      $121,820,378.32
        January 12, 2011 ..................      $119,644,631.65
        February 12, 2011 .................      $117,458,826.73
        March 12, 2011 ....................      $114,585,089.24
        April 12, 2011 ....................      $112,375,881.42
        May 12, 2011 ......................      $109,931,260.73
        June 12, 2011 .....................      $107,700,533.48
        July 12, 2011 .....................      $105,234,975.51
        August 12, 2011 ...................      $102,982,532.03
        September 12, 2011 ................      $100,719,674.75
        October 12, 2011 ..................      $ 98,222,855.56
        November 12, 2011 .................      $ 95,937,988.21
        December 12, 2011 .................      $ 93,419,754.36
        January 12, 2012 ..................      $ 91,112,675.64
        February 12, 2012 .................      $ 88,794,929.86
        March 12, 2012 ....................      $ 86,022,945.67
        April 12, 2012 ....................      $ 83,681,658.44
        May 12, 2012 ......................      $ 81,108,259.87
        June 12, 2012 .....................      $ 78,759,717.09
        July 12, 2012 .....................      $ 76,181,734.31
        August 12, 2012 ...................      $ 73,809,996.22
        September 12, 2012 ................      $ 71,429,323.19
        October 12, 2012 ..................      $ 68,829,404.73
        November 12, 2012 .................      $ 66,433,018.49
        December 12, 2012 .................      $ 63,832,405.96
        January 12, 2013 ..................      $ 61,434,255.09
        February 12, 2013 .................      $ 59,025,006.81
        March 12, 2013 ....................      $ 55,964,352.67
        April 12, 2013 ....................      $ 53,529,781.05
        May 12, 2013 ......................      $ 50,871,327.56
        June 12, 2013 .....................      $ 48,413,183.31
        July 12, 2013 .....................      $ 45,731,794.46
        August 12, 2013 ...................      $ 43,249,861.80
        September 12, 2013 ................      $ 40,756,442.99
        October 12, 2013 ..................      $ 38,040,732.84
        November 12, 2013 .................      $ 35,523,202.72
        December 12, 2013 .................      $ 32,784,033.08
        January 12, 2014 ..................      $ 30,242,170.93
        February 12, 2014 .................      $ 27,688,544.57
        March 12, 2014 ....................      $ 24,496,563.58
        April 12, 2014 ....................      $ 21,916,334.65
        May 12, 2014 ......................      $ 19,116,162.20
        June 12, 2014 .....................      $ 16,511,027.21
        July 12, 2014 .....................      $ 13,686,622.00
        August 12, 2014 ...................      $ 11,056,352.93
        September 12, 2014 ................      $  8,413,909.40
        October 12, 2014 ..................      $  5,553,203.88
        November 12, 2014 .................      $  2,885,284.72

                                       Schedule II-2

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

 LOAN #     SELLER  PROPERTY NAME                                        STREET ADDRESS
 ------     ------  -------------                                        --------------

   1        JPMCB   DRA-CRT Portfolio I                                  Various
  1.01              Jacksonville Baymeadows - Gunti                      8900 Freedom Commerce Parkway
  1.02              Jacksonville Baymeadows - Osborn                     8928 Freedom Commerce Parkway
  1.03              Jacksonville Baymeadows - Desoto                     8880 Freedom Crossing Trail
  1.04              Decoverly - Decoverly Two                            15200 Omega Drive
  1.05              Orlando University - Laurel                          3504 Lake Lynda Drive
  1.06              Orlando University - Cragg                           3452 Lake Lynda Drive
  1.07              Decoverly - Decoverly Three                          15204 Omega Drive
  1.08              Jacksonville Baymeadows - Jackson                    8381 Dix Ellis Trail
  1.09              Jacksonville Baymeadows - Nassau                     8350 Dix Ellis Trail
  1.10              Jacksonville Baymeadows - Hamilton                   8375 Dix Ellis Trail
  1.11              Orlando University - Glenridge                       3505 Lake Lynda Drive
  1.12              Charlotte University - Two Resource                  10926 David Taylor Drive
  1.13              Charlotte University - One Resource                  10925 David Taylor Drive
  1.14              Orlando University - Rosemont                        11315 Corporate Boulevard
  1.15              Orlando University - Dover                           11301 Corporate Boulevard
  1.16              Jacksonville Baymeadows - Suwanee                    8875 Liberty Ridge
   2        JPMCB   Mellon Bank Center                                   400 South Hope Street
   3         CIBC   The Shore Club                                       1901 Collins Avenue
   4         CIBC   Marriott Myrtle Beach                                8400 Costa Verde Drive
   5        JPMCB   270 Madison Avenue                                   270 Madison Avenue
   6        JPMCB   Datran Center                                        9100 and 9130 South Dadeland Boulevard
   7         CIBC   Jefferson Commons                                    561 Bland Boulevard, 12541, 12551, 12555, 12571 and 12581
                                                                         Jefferson Avenue
   8         CIBC   Investcorp Portfolio                                 Various
  8.01              Horizon I                                            3600 Horizon Boulevard
  8.02              Otis Elevator Building                               2801 Township Line Road
  8.03              Malvern Executive Center                             100 Deerfield Lane
  8.04              Rittenhouse II                                       820 Adams Avenue
  8.05              PNC Bank Building                                    1 West Main Street
   9        JPMCB   Casa Del Lago Mobile Home Park                       2151 Oakland Road
   10       JPMCB   1979 Marcus Avenue                                   1979 Marcus Avenue
   11       JPMCB   Swan Lake Mobile Home Park                           5800 Hamner Avenue
   12       JPMCB   Southport Shopping Center                            6700-7450 Green Bay Road
   13       JPMCB   Dr. Pepper/7-Up Bottling Group, Inc.                 Various
 13.01              Dr. Pepper/7-Up Bottling Group, Inc. - Irving, TX    2304 Century Center Boulevard
 13.02              Dr. Pepper/7-Up Bottling Group - Houston, TX         2400 Holly Hall Street
   14       JPMCB   Park Jefferson Apartments                            3001 East Jefferson Boulevard
   15       JPMCB   The Lakes at West Covina                             1000 and 1050 Lakes Drive
   16        CIBC   Brookhaven Estates                                   8601 Gray Fox Road
   17       JPMCB   Parc at Cahaba River Apartments                      50 Cahaba River Parc
   18        CIBC   Jacaranda Plaza                                      8101 - 8373 West Sunrise Boulevard
   19        CIBC   Old Centreville Crossing Shopping Center             13810-13860 Braddock Road
   20       JPMCB   Seminole Mall                                        11201 Park Boulevard North
   21        CIBC   Festival at Sawmill Center                           6262 Sawmill Road
   22        CIBC   Bank of America Building                             7000 West Palmetto Park Road
   23        CIBC   Tennessee Multifamily Portfolio                      Various
 23.01              Audubon Park                                         600 Whispering Hills Drive
 23.02              Berkley Hills                                        300 Berkeley Drive
   24        CIBC   The Reserve at Stinson                               730 Stinson Drive
   25        CIBC   Alevy Retail/Mobile Home Portfolio                   Various
 25.01              Pomona Mobile Home Park                              1401 West 9th Street
 25.02              Pasadena Shopping Center                             2237-2269 Colorado Boulevard
 25.03              Pomona Shopping Center                               3103-3193 North Garvey Avenue
 25.04              Harbor Shopping Center                               11301 South Figueroa Street
 25.05              Harding Shopping Center                              6151-6195 South Atlantic Avenue
   26       JPMCB   Kingston Villas - Katy, TX                           21540 Provincial Boulevard
   27       JPMCB   Imperial Village                                     11020 - 11352 South Crenshaw Boulevard
   28        CIBC   1301 Sansome Street and 945 Battery Portfolio        Various
 28.01              945 Battery                                          945 Battery Street
 28.02              1301 Sansome Street                                  1301 Sansome Street
   29       JPMCB   Riverside Parc Apartments                            801 Cahaba Forest Cove
   30       JPMCB   Boulderado                                           2115 13th Street
   31        CIBC   Hickory Hills Apartments                             22501 Iverson Drive
   32        CIBC   Osceola Village                                      500 Chapel Drive
   33        CIBC   Renaissance Medical Center                           1551 Renaissance Towne Drive
   34       JPMCB   1015 - 1055 North Main Street                        1015 - 1055 North Main Street
   35       JPMCB   Gaslight Lofts                                       425 East Menomonee Street
   36       JPMCB   950 Page Mill                                        950 Page Mill Road
   37        CIBC   212 Church Road                                      212 Church Road
   38       JPMCB   Moorland Commons                                     15500 West Beloit Road
   39        CIBC   Westland and Pico Mobile Home Park Portfolio         Various
 39.01              Westland Mobile Home Park                            6665 Long Beach Boulevard
 39.02              Pico Mobile Home Park                                4139 Paramount Boulevard
   40        CIBC   Chateau Carmel                                       5601, 5611, 5621, 5707, 5711 Westward Street and 6120-6160
                                                                         Glenmont Drive
   41       JPMCB   Temecula Corp Plaza                                  27450 Ynez Road
   42       JPMCB   Sierra Vista Plaza                                   25030-25110 Hancock Avenue and 39878 Los Alamos Road
   43        CIBC   Regal Cinemas                                        1003 North State Road 7
   44        CIBC   Manorgate                                            601 Troy Schenectady Road and 801 Loudon Road
   45       JPMCB   Mid - Oakland Medical Center                         6770 Dixie Highway
   46       JPMCB   Westview Heights Apartments                          18495 NW Chemeketa Lane

   47        CIBC   Ricardo North American Technology                    40000 Ricardo Drive and 9059 Samuel Barton Drive
   48       JPMCB   Frisco Plaza                                         2330 Preston Road
   49        CIBC   Bayou Walk Village                                   6634 and 6658 Youree Drive, 1630 East 70th Street
   50       JPMCB   LXP-Lucent Technologies                              200 Lucent Lane
   51       JPMCB   Riverside Plaza                                      33 Riverside Avenue
   52        CIBC   Alexander Mills Apartments                           158 Paper Mill Road
   53       JPMCB   New Country Corners                                  20921 Davenport Drive
   54        CIBC   Linens 'N Things - Brooklyn                          3035 Cropsey Avenue
   55        CIBC   State Farm Insurance Building                        400 Mare Island Way
   56       JPMCB   Mainstreet Plaza                                     20 North Main Street
   57        CIBC   Best Buy - Deptford                                  1851 Deptford Center Road
   58        CIBC   Sportsman's Warehouse                                9669 South Prosperity Road
   59       JPMCB   Carmel Physicians Surgery Center                     13421 Old Meridian Street
   60       JPMCB   T-Mobile - Oakland Maine                             First Park Drive
   61       JPMCB   Cott Beverages, Inc.                                 4843 International Boulevard
   62        CIBC   Bedford Executive Park                               1, 2, 3 Executive Park Drive
   63       JPMCB   Cave Springs Apartments                              376 Pascoe Boulevard
   64       JPMCB   Holmdel Executive Center                             960 Holmdel Road
   65       JPMCB   BJ's Wholesale - Akron, OH                           1677 Home Avenue
   66       JPMCB   650 North Nellis Boulevard                           650 North Nellis Boulevard
   67       JPMCB   Kinsley Equities Portfolio                           Various
 67.01              Meadowlands Business Park                            3411-3542 Concord Road
 67.02              Orchard Lot 8                                        3101-3190 Espresso Way
 67.03              Gettle Building                                      2745 Blackridge Road
 67.04              Hajoca Building                                      1418 - 1420 Fruitville Pike
 67.05              Walton & Company                                     1800 Industrial Highway
   68        CIBC   Cressona Mall                                        1544 Route 61 South
   69       JPMCB   Grande Center                                        2522 North Belt Line Road
   70       JPMCB   Anthony, Inc. Industrial                             12391 Montero Avenue, 12354 and 12400 Gladstone Avenue,
                                                                         12812 Arroyo Street
   71        CIBC   Nexus Snoqualmie Ridge Office Building               8226 Bracken Place SE
   72       JPMCB   Parkway Commerce Center                              1919 NW 19th Street
   73        CIBC   The Grain Exchange Building                          177 Milk Street
   74        CIBC   Silverton Investors Portfolio                        Various
 74.01              Whitesville Shopping Center                          2119 Whitesville Road
 74.02              Village Square                                       1861 Hooper Avenue
   75       JPMCB   Val Vista Marketplace                                1551 East Elliot Road
   76        CIBC   University Village Apartments                        659 Elm Street
   77        CIBC   Booth Southside Portfolio                            Various
 77.01              Cottage of Magnolia                                  2202 - 2298 Magnolia Circle
 77.02              University Gardens II and Annex                      201-207 and 401 Putnam Drive
 77.03              Jennings                                             1504, 1508, 1516 South Adams Street
 77.04              Palmer                                               319, 325 Palmer Avenue
 77.05              Harrison                                             275, 285 East Harrison Street
   78       JPMCB   Texas Oklahoma Retail Portfolio                      Various
 78.01              Red Bud Corners III Shopping Center                  2423 West Kenosha Street
 78.02              Grand Corners Shopping Center                        1501 North Grand Avenue
 78.03              Rowlett Corners                                      5401 Kenwood Drive
 78.04              Victoria Corners Shopping Center                     8902 North Navarro Street
   79        CIBC   Shops at the Arboretum                               9111 Midlothian Turnpike
   80        CIBC   Stratford at Williamsburg Apartments                 115 Stratford Road
   81        CIBC   Sunrise Towne Center                                 3860 Convoy Street
   82        CIBC   Fossil Creek Plaza                                   4300-4398 Western Center Boulevard and 6401 Beach Street
   83       JPMCB   23929 Valencia Boulevard                             23929 Valencia Boulevard
   84        CIBC   Waltham Office Building                              130 Second Avenue
   85       JPMCB   Cornerstone Market Place Retail - Phase II           Central Avenue at US Highway 270
   86       JPMCB   Golf Center                                          26 West Golf Road
   87       JPMCB   Kingswhere Furniture                                 114 Sand Street
   88       JPMCB   Chester Loop Center                                  2313 - 2463 North Chester Avenue
   89       JPMCB   Shoppes at Forest Green                              10001 Forest Green Boulevard
   90       JPMCB   18 Allison Drive                                     18 Allison Drive
   91       JPMCB   Self Storage Post                                    380 Mark Tree Road
   92       JPMCB   Willow Meadow                                        10630 Beechnut
   93        CIBC   Northern Village Apartments                          6500-6694 Pioneer Drive and 2101-2285 Pentland Drive
   94        CIBC   University Park Shopping Center                      615 East University Drive
   95        CIBC   Sunrise Community MHC                                6223 East Sahara Avenue
   96        CIBC   Showroom Square                                      4009 - 4103 Raeford Road
   97       JPMCB   Carson Industrial Center                             17101-17121 South Central Avenue
   98        CIBC   Maple Ridge Apartments                               306 Northeast 104th Avenue
   99        CIBC   Southside Plaza                                      5 Southside Drive
  100       JPMCB   Cherry Hill Portfolio                                Various
 100.01             Cross County                                         2110 Route 70
 100.02             Kinkos                                               1198 Route 70E
 100.03             Greentree                                            1892 Route 70
  101       JPMCB   Arbors at Town Square                                1000 East Curtis
  102        CIBC   Redlands Square Shopping Center                      1752-1790 Lugonia Avenue
  103        CIBC   Price Chopper - Westfall                             1017 Pennsylvania Avenue
  104       JPMCB   Baytown Plaza Shopping Center                        6620 and 6650 Garth Road
  105        CIBC   Webster Plaza                                        528 Bay Area Boulevard
  106       JPMCB   625 State Street                                     625 State Street
  107       JPMCB   Career Education Corp. Building                      1 Bridgestone Parkway

  108        CIBC   Sweet Bay Apartments Portfolio                       Various
 108.01             Sweet Bay Apartments                                 2309 Old Bainbridge Road
 108.02             Cumberland Forest II                                 1109 - 1117 Greentree Court
  109        CIBC   ShopKo-Lincoln                                       3400 North 27th Street
  110       JPMCB   Havertys Retail Center                               103 North Hurstbourne Parkway
  111       JPMCB   Gateway Business Park "Pecos Pads"                   6316 - 6356 South Pecos Road
  112        CIBC   Peoria Marketplace                                   7521, 7549 & 7611 West Cactus Road
  113       JPMCB   Lund Hill                                            914 Tower Avenue and 2415 East 5th Street
  114        CIBC   80 Mill Road                                         80 Mill Road
  115        CIBC   65 East Elizabeth Avenue                             65 East Elizabeth Avenue
  116        CIBC   Hidden Grove Business Park                           1116 Middle River Road
  117       JPMCB   Sioux Valley Hospital Call Center                    900 E 54th Street North
  118        CIBC   Longpoint Center                                     7800-7840 Long Point Road and 1802-1836 Wirt Road
  119        CIBC   One Enterprise Garage                                336 Bay Street West
  120        CIBC   Northpark Village                                    401-405 Slide Road
  121       JPMCB   MacArthur Ranch Shopping Center                      8150 North MacArthur Boulevard
  122       JPMCB   Avery Center                                         26241 Avery Parkway and 28601, 28621, 28641 and 28651
                                                                         Marguerite Parkway
  123       JPMCB   Southgate Marketplace                                337 Hospital Drive
  124        CIBC   Cat and Fiddle Building                              6526-6550 Sunset Boulevard
  125       JPMCB   Doral Centre                                         9655 NW 41st Street
  126       JPMCB   Super Fresh Super Store                              2105 Philadelphia Pike
  127        CIBC   Parkland Stop & Shop                                 6001-6041 Marlboro Pike
  128       JPMCB   3 Self-Storage Facilities                            Various
 128.01             Lincoln Storage Center                               3305 North Lincoln Avenue
 128.02             Southside Storage Mall                               29008 U.S. Highway 27
 128.03             The Storage Center                                   3425 Lipan Streeet
  129        CIBC   Price Chopper Plaza - Richfield Springs              1 Main Street (US Highway 20)
  130       JPMCB   Griffin Commerce Center                              3300-3428 Griffin Road
  131       JPMCB   Vineyard Apartments                                  6706 North Dysart Road
  132        CIBC   Pembroke                                             8913-9091 Taft Street
  133       JPMCB   Las Norias Apartments                                2170 Trawood Road
  134       JPMCB   Middletown Shopping Center                           600 North Broad Street
  135        CIBC   11901 Amedicus Lane                                  11901 Amedicus Lane
  136       JPMCB   McCart Village                                       7600 McCart Avenue
  137       JPMCB   45 Lexington Drive                                   45 Lexington Drive
  138       JPMCB   Empire Park                                          10808-10930 Q Street and 5050-5120 South 108th Street
  139       JPMCB   Simpson Business Park                                1305, 1309, 1313, 1317 Simpson Way
  140       JPMCB   45-47 West 8th Street                                45-47 West 8th Street
  141       JPMCB   Hilton Garden Inn - Ground Lease                     148-18 134th Street
  142       JPMCB   American Signature                                   3001 Stonecrest Promenade
  143       JPMCB   Villa Fontana Apartments                             1150 Coast Village Road
  144        CIBC   880 River Avenue                                     880 River Avenue
  145        CIBC   High Desert Plaza                                    4532 East Lone Mountain Road
  146       JPMCB   Festival of Pasadena                                 8125 Ritchie Highway
  147        CIBC   Five Points Shopping Center                          15200 St.Clair Avenue
  148       JPMCB   Americana Park East                                  406 Merry Oaks Drive
  149        CIBC   Truman Farms                                         12121 - 12127 Blue Ridge Boulevard
  150        CIBC   Little River Retail                                  7409 Little River Turnpike
  151        CIBC   Eckerds - Long Leaf Mall                             4502 Shipyard Boulevard
  152        CIBC   MetroHealth Buckeye Medical Center                   2816 East 116th Street
  153        CIBC   CVS - Tallahassee                                    3015 Apalachee Parkway
  154       JPMCB   Fox Chapel Properties                                7855 South Emerson Avenue and 5135 Commerce Square Drive
  155        CIBC   Champions Center                                     3690 East Bay Drive
  156        CIBC   Mil-Pine Plaza                                       8400 Niagara Falls Boulevard
  157       JPMCB   2263 Broadhollow Road                                2263 Broadhollow Road
  158       JPMCB   Greentree Commons                                    8004 Lincoln Drive West
  159       JPMCB   20 Brace Road                                        20 Brace Road
  160        CIBC   NetBank Office                                       1015 Windward Ridge Parkway
  161       JPMCB   West Chapman Business Center                         2050 and 2140 West Chapman Avenue
  162        CIBC   San Miguel Square                                    3303 North Midkiff Road
  163       JPMCB   Greystone Square                                     3980 Presidential Parkway
  164       JPMCB   Conway Office Building                               15455 Conway Road
  165        CIBC   2070-2074 Arthur Avenue                              2070-2074 Arthur Avenue
  166       JPMCB   Lawrenceville Center                                 3133 Brunswick Pike (US Route 1)
  167        CIBC   Farragut Medical Arts Building                       11201 West Point Drive
  168        CIBC   2209 North Halsted                                   2209-2211 North Halsted Street
  169        CIBC   Country Hill Shopping Center                         8700-8740 Lackman Road and 15117-15221 West 87th Street
                                                                         Parkway
  170       JPMCB   2758-60 Holland Avenue                               2758-60 Holland Avenue
  171       JPMCB   Canterbury Apartments                                1517 Canterbury Trail
  172        CIBC   M Wile Building                                      2020 Elmwood Avenue
  173        CIBC   Glenora Gardens Apartments                           4-159 Glenora Gardens Drive and 131-201 Glenora Drive
  174       JPMCB   1201 North Highway                                   1201 North Highway 77
  175        CIBC   VA Outpatient Clinic                                 601-619 Lincoln Street
  176       JPMCB   Las Misiones Apartments Phase II                     3807 Plantation Boulevard
  177       JPMCB   501 Bath Street                                      501 Bath Street
  178        CIBC   Harrisville Retail Phase II                          585 North Washington Boulevard
  179       JPMCB   Sand Canyon Dreamin                                  16148 Sand Canyon Avenue
  180       JPMCB   3D International Products Building                   20724 Centre Point Parkway
  181       JPMCB   Executive Place Offices                              2285 Executive Drive
  182       JPMCB   Newington Business Center                            8350, 8352 and 8354 Terminal Road

  183        CIBC   Lindbergh Plaza                                      7620 Lindbergh Plaza
  184        CIBC   Colonial West                                        2111 Dalton Drive
  185        CIBC   Wickes Furniture                                     6725 York Avenue South
  186        CIBC   Kaplan Office Building                               14355 Roscoe Boulevard
  187       JPMCB   Park Cedar Business Park                             10100 Park Cedar Drive
  188       JPMCB   Medical Village                                      2180 East 4500 South
  189       JPMCB   Colonial Village                                     7002-7014 Reisterstown Road
  190        CIBC   524 East 119th Street                                524 East 119th Street
  191        CIBC   88 East 111th Street                                 88 East 111th Street
  192        CIBC   2483 and 2489 Tiebout Avenue                         2483 and 2489 Tiebout Avenue
  193       JPMCB   Kenosha Gardens Apartments                           5430, 5510, and 5522-5532 64th Avenue
  194        CIBC   975 Sherman Avenue                                   975 Sherman Avenue
  195       JPMCB   Certegy Building                                     3500 5th Street
  196        CIBC   Pine Ridge MHC                                       6465 Highway 9
  197       JPMCB   68th Street Square                                   6784 El Cajon Boulevard
  198        CIBC   Gateway Medical Office Building II                   5656 South Power Road
  199        CIBC   124 East 107th Street                                124 East 107th Street
  200        CIBC   Pine Tree Square                                     3838 West Highway 64
  201       JPMCB   26th and Trumbull                                    3425 26th Street
  202       JPMCB   Country Club Square                                  1071 Country Club Drive
  203        CIBC   Shoppes of Hiram                                     5739 Wendy Bagwell Parkway
  204        CIBC   2 East 181st Street                                  2 East 181st Street
  205       JPMCB   Bountiful Retail                                     195 West 500 South and 200 West 500 South
  206       JPMCB   Scottsdale Wal-Mart (Pad #2)                         15233 North Northsight Boulevard
  207       JPMCB   1 & 3 Eves Drive                                     1 & 3 Eves Drive
  208        CIBC   105 East 117th Street                                105 East 117th Street
  209       JPMCB   Pinewood Terrace                                     1455 Evelyn Way and 1500 Riley Avenue
  210       JPMCB   3601-3615 Hayden Avenue                              3601-3615 Hayden Avenue
  211       JPMCB   Centre 1000 Building                                 11419 Cronridge Drive
  212       JPMCB   Rinehart Plaza - Sanford I                           1641 Rinehart Road
  213       JPMCB   23 South Hope Avenue                                 23 South Hope Avenue
  214       JPMCB   Craig-Simmons Center Phase II                        3053 West Craig Road
  215       JPMCB   Timber Prairie Plaza                                 2550 Cross Timbers Road
  216       JPMCB   Emerald Glen Apartments                              930 Regentshire Drive
  217       JPMCB   Shakopee Commons                                     1301 Heather Street
  218       JPMCB   Crossroads North Shopping Center                     701 - 747 West Lamar Boulevard
  219        CIBC   Tomra Facility                                       31 Opus Boulevard
  220        CIBC   Gateway Commons                                      821 South State Road 434
  221       JPMCB   1008 Astoria Boulevard                               1008 Astoria Boulevard
  222        CIBC   Hazelcrest Apartments                                5716 - 5724 Plainfield Avenue and 5727-5729 Onnen Road
  223        CIBC   Arkansas-GSA Portfolio                               Various
 223.01             USDA - Sherwood                                      1020 Lantrip Road
 223.02             Social Security Administration - Conway              2475 Christina Lane
  224        CIBC   1487 Teller Avenue                                   1487 Teller Avenue
  225        CIBC   74 West 165th Street                                 74 West 165th Street
  226        CIBC   853 Walton Avenue                                    853 Walton Avenue
  227        CIBC   Social Security Administration - Russellville        2708 East Parkway
  228        CIBC   1841 Mohegan Avenue                                  1841 Mohegan Avenue
  229        CIBC   343 East 173rd Street                                343 East 173rd Street
  230        CIBC   2319 Loring Place                                    2319 Loring Place North

                                                                                               NUMBER OF   PROPERTY
 LOAN #     SELLER  CITY                               STATE    ZIP CODE  COUNTY              PROPERTIES       TYPE
 ------     ------  ----                               -----    --------  ------              ----------   --------

   1        JPMCB   Various                           Various   Various   Various                    16      Office
  1.01              Jacksonville                         FL      32256    Duval                      1       Office
  1.02              Jacksonville                         FL      32256    Duval                      1       Office
  1.03              Jacksonville                         FL      32256    Duval                      1       Office
  1.04              Rockville                            MD      20850    Montgomery                 1       Office
  1.05              Orlando                              FL      32817    Orange                     1       Office
  1.06              Orlando                              FL      32817    Orange                     1       Office
  1.07              Rockville                            MD      20850    Montgomery                 1       Office
  1.08              Jacksonville                         FL      32256    Duval                      1       Office
  1.09              Jacksonville                         FL      32256    Duval                      1       Office
  1.10              Jacksonville                         FL      32256    Duval                      1       Office
  1.11              Orlando                              FL      32817    Orange                     1       Office
  1.12              Charlotte                            NC      28262    Mecklenburg                1       Office
  1.13              Charlotte                            NC      28262    Mecklenburg                1       Office
  1.14              Orlando                              FL      32817    Orange                     1       Office
  1.15              Orlando                              FL      32817    Orange                     1       Office
  1.16              Jacksonville                         FL      32256    Duval                      1       Office
   2        JPMCB   Los Angeles                          CA      90071    Los Angeles                1       Office
   3         CIBC   Miami Beach                          FL      33139    Miami-Dade                 1       Hotel
   4         CIBC   Myrtle Beach                         SC      29572    Horry                      1       Hotel
   5        JPMCB   New York                             NY      10016    New York                   1       Office
   6        JPMCB   Miami                                FL      33156    Miami-Dade                 1       Office
   7         CIBC   Newport News                         VA      23602    Newport News City          1       Retail
   8         CIBC   Various                              PA     Various   Various                    5       Various
  8.01              Trevose, Bensalem Township           PA      19053    Bucks                      1       Office
  8.02              Hatfield Township                    PA      19440    Montgomery                 1       Industrial
  8.03              Malvern                              PA      19355    Chester                    1       Office
  8.04              Norristown                           PA      19403    Montgomery                 1       Office
  8.05              Norristown                           PA      19401    Montgomery                 1       Office
   9        JPMCB   San Jose                             CA      95131    Santa Clara                1       Manufactured Housing
   10       JPMCB   New Hyde Park                        NY      11042    Nassau                     1       Office
   11       JPMCB   Mira Loma                            CA      91752    Riverside                  1       Manufactured Housing
   12       JPMCB   Kenosha                              WI      53142    Kenosha                    1       Retail
   13       JPMCB   Various                              TX     Various   Various                    2       Industrial
 13.01              Irving                               TX      75062    Dallas                     1       Industrial
 13.02              Houston                              TX      77054    Harris                     1       Industrial
   14       JPMCB   South Bend                           IN      46615    St. Joseph                 1       Multifamily
   15       JPMCB   West Covina                          CA      91790    Los Angeles                1       Office
   16        CIBC   Randallstown                         MD      21133    Baltimore                  1       Multifamily
   17       JPMCB   Birmingham                           AL      35343    Jefferson                  1       Multifamily
   18        CIBC   Plantation                           FL      33322    Broward                    1       Retail
   19        CIBC   Centreville                          VA      20121    Fairfax                    1       Retail
   20       JPMCB   Seminole                             FL      33772    Pinellas                   1       Retail
   21        CIBC   Dublin                               OH      43017    Franklin                   1       Retail
   22        CIBC   Boca Raton                           FL      33433    Palm Beach                 1       Office
   23        CIBC   Various                              TN     Various   Davidson                   2       Multifamily
 23.01              Nashville                            TN      37211    Davidson                   1       Multifamily
 23.02              Madison                              TN      37115    Davidson                   1       Multifamily
   24        CIBC   Norman                               OK      73072    Cleveland                  1       Multifamily
   25        CIBC   Various                              CA     Various   Los Angeles                5       Various
 25.01              Pomona                               CA      91766    Los Angeles                1       Manufactured Housing
 25.02              Pasadena                             CA      91107    Los Angeles                1       Retail
 25.03              Pomona                               CA      91767    Los Angeles                1       Retail
 25.04              Los Angeles                          CA      90061    Los Angeles                1       Retail
 25.05              Long Beach                           CA      90806    Los Angeles                1       Retail
   26       JPMCB   Katy                                 TX      77450    Harris                     1       Multifamily
   27       JPMCB   Inglewood                            CA      90303    Los Angeles                1       Retail
   28        CIBC   San Francisco                        CA      94111    San Francisco              2       Office
 28.01              San Francisco                        CA      94111    San Francisco              1       Office
 28.02              San Francisco                        CA      94111    San Francisco              1       Office
   29       JPMCB   Birmingham                           AL      35242    Jefferson                  1       Multifamily
   30       JPMCB   Boulder                              CO      80302    Boulder                    1       Hotel
   31        CIBC   Great Mills                          MD      20634    St. Mary's                 1       Multifamily
   32        CIBC   Tallahassee                          FL      32304    Leon                       1       Multifamily
   33        CIBC   Bountiful                            UT      84010    Davis                      1       Office
   34       JPMCB   Santa Ana                            CA      92701    Orange                     1       Office
   35       JPMCB   Milwaukee                            WI      53202    Milwaukee                  1       Multifamily
   36       JPMCB   Palo Alto                            CA      94304    Santa Clara                1       Office
   37        CIBC   Upper Gwynedd                        PA      19454    Montgomery                 1       Office
   38       JPMCB   New Berlin                           WI      53151    Waukesha                   1       Retail
   39        CIBC   Various                              CA     Various   Los Angeles                2       Manufactured Housing
 39.01              Long Beach                           CA      90805    Los Angeles                1       Manufactured Housing
 39.02              Pico Rivera                          CA      90660    Los Angeles                1       Manufactured Housing
   40        CIBC   Houston                              TX      77081    Harris                     1       Multifamily
   41       JPMCB   Temecula                             CA      92591    Riverside                  1       Office
   42       JPMCB   Murrieta                             CA      92562    Riverside                  1       Retail
   43        CIBC   Royal Palm Beach                     FL      33411    Palm Beach                 1       Retail
   44        CIBC   Latham                               NY      12110    Albany                     1       Retail
   45       JPMCB   Clarkston                            MI      48346    Oakland                    1       Office
   46       JPMCB   Portland                             OR      97229    Washington                 1       Multifamily

   47        CIBC   Van Buren Township                   MI      48111    Wayne                      1       Industrial
   48       JPMCB   Frisco                               TX      75034    Collin                     1       Retail
   49        CIBC   Shreveport                           LA      71105    Caddo                      1       Retail
   50       JPMCB   Cary                                 NC      27511    Wake                       1       Office
   51       JPMCB   Westport                             CT      06880    Fairfield                  1       Office
   52        CIBC   Lawrenceville                        GA      30045    Gwinnett                   1       Multifamily
   53       JPMCB   Sterling                             VA      20165    Loudoun                    1       Retail
   54        CIBC   Brooklyn                             NY      11224    Kings                      1       Retail
   55        CIBC   Vallejo                              CA      94590    Solano                     1       Office
   56       JPMCB   St. George                           UT      84770    Washington                 1       Office
   57        CIBC   Deptford                             NJ      08096    Gloucester                 1       Retail
   58        CIBC   West Jordon                          UT      84088    Salt Lake                  1       Industrial
   59       JPMCB   Carmel                               IN      46032    Hamilton                   1       Office
   60       JPMCB   Oakland                              ME      04963    Kennebec                   1       Office
   61       JPMCB   Wilson                               NC      27893    Wilson                     1       Industrial
   62        CIBC   Bedford                              NH      03110    Hillsborough               1       Office
   63       JPMCB   Bowling Green                        KY      42104    Warren                     1       Multifamily
   64       JPMCB   Holmdel                              NJ      07733    Monmouth                   1       Office
   65       JPMCB   Akron                                OH      44310    Summit                     1       Retail
   66       JPMCB   Las Vegas                            NV      89110    Clark                      1       Office
   67       JPMCB   Various                              PA     Various   Various                    5       Industrial
 67.01              Springettsbury                       PA      17402    York                       1       Industrial
 67.02              York                                 PA      17402    York                       1       Industrial
 67.03              York                                 PA      17402    York                       1       Industrial
 67.04              Lancaster                            PA      17601    Lancaster                  1       Industrial
 67.05              York                                 PA      17402    York                       1       Industrial
   68        CIBC   Pottsville                           PA      17901    Schuylkill                 1       Retail
   69       JPMCB   Irving                               TX      76062    Dallas                     1       Retail
   70       JPMCB   Sylmar                               CA      91342    Los Angeles                1       Industrial
   71        CIBC   Snoqualmie                           WA      98065    King                       1       Office
   72       JPMCB   Ft. Lauderdale                       FL      33311    Broward                    1       Industrial
   73        CIBC   Boston                               MA      02109    Suffolk                    1       Office
   74        CIBC   Dover Township                       NJ     Various   Ocean                      2       Retail
 74.01              Dover Township                       NJ      08755    Ocean                      1       Retail
 74.02              Dover Township                       NJ      08753    Ocean                      1       Retail
   75       JPMCB   Gilbert                              AZ      85296    Maricopa                   1       Retail
   76        CIBC   Terre Haute                          IN      47807    Vigo                       1       Multifamily
   77        CIBC   Tallahassee                          FL      32301    Leon                       5       Multifamily
 77.01              Tallahassee                          FL      32301    Leon                       1       Multifamily
 77.02              Tallahassee                          FL      32301    Leon                       1       Multifamily
 77.03              Tallahassee                          FL      32301    Leon                       1       Multifamily
 77.04              Tallahassee                          FL      32301    Leon                       1       Multifamily
 77.05              Tallahassee                          FL      32301    Leon                       1       Multifamily
   78       JPMCB   Various                           Various   Various   Various                    4       Retail
 78.01              Broken Arrow                         OK      74012    Tulsa                      1       Retail
 78.02              Gainesville                          TX      76240    Cooke                      1       Retail
 78.03              Rowlett                              TX      75089    Dallas                     1       Retail
 78.04              Victoria                             TX      77904    Victoria                   1       Retail
   79        CIBC   Richmond                             VA      23255    Chesterfield               1       Retail
   80        CIBC   Williamsburg                         VA      23185    James City                 1       Multifamily
   81        CIBC   San Diego                            CA      92111    San Diego                  1       Retail
   82        CIBC   Fort Worth                           TX      76137    Tarrant                    1       Retail
   83       JPMCB   Santa Clarita                        CA      91355    Los Angeles                1       Office
   84        CIBC   Waltham                              MA      02451    Middlesex                  1       Office
   85       JPMCB   Hot Springs                          AR      71913    Garland                    1       Retail
   86       JPMCB   Hoffman Estates                      IL      60195    Cook                       1       Retail
   87       JPMCB   Brandon                              FL      33510    Hillsborough               1       Retail
   88       JPMCB   Bakersfield                          CA      93308    Kern                       1       Retail
   89       JPMCB   Louisville                           KY      40223    Jefferson                  1       Retail
   90       JPMCB   Shelby                               OH      44875    Richland                   1       Industrial
   91       JPMCB   Setauket                             NY      11733    Suffolk                    1       Self Storage
   92       JPMCB   Houston                              TX      77072    Harris                     1       Multifamily
   93        CIBC   Balitmore                            MD      21214    Baltimore City             1       Multifamily
   94        CIBC   College Station                      TX      77840    Brazos                     1       Retail
   95        CIBC   Las Vegas                            NV      89142    Clark                      1       Manufactured Housing
   96        CIBC   Fayetteville                         NC      28304    Cumberland                 1       Retail
   97       JPMCB   Carson                               CA      90746    Los Angeles                1       Industrial
   98        CIBC   Vancouver                            WA      98664    Clark                      1       Multifamily
   99        CIBC   Clifton Park                         NY      12065    Saratoga                   1       Retail
  100       JPMCB   Cherry Hill                          NJ     Various   Camden                     3       Retail
 100.01             Cherry Hill                          NJ      08033    Camden                     1       Retail
 100.02             Cherry Hill                          NJ      08034    Camden                     1       Retail
 100.03             Cherry Hill                          NJ      08003    Camden                     1       Retail
  101       JPMCB   Pasadena                             TX      77502    Harris                     1       Multifamily
  102        CIBC   Redlands                             CA      92374    San Bernardino             1       Retail
  103        CIBC   Westfall                             PA      18336    Pike                       1       Retail
  104       JPMCB   Baytown                              TX      77521    Harris                     1       Retail
  105        CIBC   Webster                              TX      77598    Harris                     1       Retail
  106       JPMCB   Santa Barbara                        CA      93101    Santa Barbara              1       Office
  107       JPMCB   Nashville                            TN      37214    Davidson                   1       Office

  108        CIBC   Tallahassee                          FL     Various   Leon                       2       Multifamily
 108.01             Tallahassee                          FL      32303    Leon                       1       Multifamily
 108.02             Tallahassee                          FL      32304    Leon                       1       Multifamily
  109        CIBC   Lincoln                              NE      68504    Lancaster                  1       Retail
  110       JPMCB   Louisville                           KY      40222    Jefferson                  1       Retail
  111       JPMCB   Las Vegas                            NV      89120    Clark                      1       Retail
  112        CIBC   Peoria                               AZ      85381    Maricopa                   1       Retail
  113       JPMCB   Superior                             WI      54880    Douglas                    1       Multifamily
  114        CIBC   Freeport                             NY      11520    Nassau                     1       Self Storage
  115        CIBC   Bethlehem                            PA      18018    Lehigh                     1       Office
  116        CIBC   Rossville                            MD      21220    Baltimore                  1       Industrial
  117       JPMCB   Sioux Falls                          SD      57104    Minnehaha                  1       Office
  118        CIBC   Houston                              TX      77055    Harris                     1       Retail
  119        CIBC   Jacksonville                         FL      32202    Duval                      1       Parking Garage
  120        CIBC   Lubbock                              TX      79416    Lubbock                    1       Retail
  121       JPMCB   Irving                               TX      75063    Dallas                     1       Retail
  122       JPMCB   Mission Viejo                        CA      92691    Orange                     1       Retail
  123       JPMCB   Glen Burnie                          MD      21061    Anne Arundel               1       Retail
  124        CIBC   Hollywood                            CA      90028    Los Angeles                1       Office
  125       JPMCB   Miami                                FL      33178    Miami-Dade                 1       Retail
  126       JPMCB   Claymont                             DE      19703    New Castle                 1       Retail
  127        CIBC   District Heights                     MD      20747    Prince George's            1       Retail
  128       JPMCB   Various                           Various   Various   Various                    3       Self Storage
 128.01             Loveland                             CO      80538    Larimer                    1       Self Storage
 128.02             Leesburg                             FL      34748    Lake                       1       Self Storage
 128.03             Denver                               CO      80211    Denver                     1       Self Storage
  129        CIBC   Ridgefield Springs                   NY      13439    Otsego                     1       Retail
  130       JPMCB   Dania                                FL      33312    Broward                    1       Office
  131       JPMCB   Glendale                             AZ      85307    Maricopa                   1       Multifamily
  132        CIBC   Pembroke Pines                       FL      33024    Broward                    1       Retail
  133       JPMCB   El Paso                              TX      79935    El Paso                    1       Multifamily
  134       JPMCB   Middletown                           DE      19709    New Castle                 1       Retail
  135        CIBC   Fort Myers                           FL      33907    Lee                        1       Industrial
  136       JPMCB   Fort Worth                           TX      76133    Tarrant                    1       Retail
  137       JPMCB   Laconia                              NH      03246    Belknap                    1       Office
  138       JPMCB   Omaha                                NE      68144    Douglas                    1       Retail
  139       JPMCB   Escondido                            CA      92029    San Diego                  1       Industrial
  140       JPMCB   New York                             NY      10011    New York                   1       Multifamily
  141       JPMCB   Jamiaica                             NY      11430    Queens                     1       Hotel
  142       JPMCB   Lithonia                             GA      30038    Dekalb                     1       Retail
  143       JPMCB   Santa Barbara                        CA      93108    Santa Barbara              1       Multifamily
  144        CIBC   Bronx                                NY      10451    Bronx                      1       Office
  145        CIBC   Cave Creek                           AZ      85331    Maricopa                   1       Retail
  146       JPMCB   Pasadena                             MD      21122    Anne Arundel               1       Retail
  147        CIBC   Cleveland                            OH      44110    Cuyahoga                   1       Retail
  148       JPMCB   Newport News                         VA      23608    Newport News City          1       Manufactured Housing
  149        CIBC   Grandview                            MO      72816    Jackson                    1       Retail
  150        CIBC   Annandale                            VA      22003    Fairfax                    1       Retail
  151        CIBC   Wilmington                           NC      28403    New Hanover                1       Retail
  152        CIBC   Cleveland                            OH      44120    Cuyahoga                   1       Office
  153        CIBC   Tallahassee                          FL      32301    Leon                       1       Retail
  154       JPMCB   Indianapolis                         IN      46237    Marion                     1       Office
  155        CIBC   Largo                                FL      33771    Pinellas                   1       Retail
  156        CIBC   Niagara Falls                        NY      14304    Niagara                    1       Retail
  157       JPMCB   Farmingdale                          NY      11735    Suffolk                    1       Retail
  158       JPMCB   Marlton                              NJ      08053    Burlington                 1       Office
  159       JPMCB   Cherry Hill                          NJ      08034    Camden                     1       Office
  160        CIBC   Alpharetta                           GA      30005    Forsyth                    1       Office
  161       JPMCB   Orange                               CA      92868    Orange                     1       Office
  162        CIBC   Midland                              TX      79705    Midland                    1       Retail
  163       JPMCB   Powell                               OH      43065    Delaware                   1       Retail
  164       JPMCB   Chesterfield                         MO      63017    St. Louis                  1       Office
  165        CIBC   Bronx                                NY      10457    Bronx                      1       Multifamily
  166       JPMCB   Trenton                              NJ      08648    Mercer                     1       Retail
  167        CIBC   Knoxville                            TN      37934    Knox                       1       Office
  168        CIBC   Chicago                              IL      60614    Cook                       1       Retail
  169        CIBC   Lenexa                               KS      66219    Johnson                    1       Retail
  170       JPMCB   Bronx                                NY      10467    Bronx                      1       Multifamily
  171       JPMCB   Mount Pleasant                       MI      48858    Isabella                   1       Multifamily
  172        CIBC   Buffalo                              NY      14207    Erie                       1       Industrial
  173        CIBC   Greece                               NY      14615    Monroe                     1       Multifamily
  174       JPMCB   Waxahachie                           TX      75165    Ellis                      1       Retail
  175        CIBC   Worcester                            MA      01605    Worcester                  1       Office
  176       JPMCB   Mission                              TX      78572    Hidalgo                    1       Multifamily
  177       JPMCB   Santa Barbara                        CA      93101    Santa Barbara              1       Office
  178        CIBC   Harrisville                          UT      84404    Weber                      1       Retail
  179       JPMCB   Irvine                               CA      92618    Orange                     1       Office
  180       JPMCB   Santa Clarita                        CA      91350    Los Angeles                1       Industrial
  181       JPMCB   Lexington                            KY      40505    Fayette                    1       Office
  182       JPMCB   Newington                            VA      22122    Fairfax                    1       Industrial

  183        CIBC   Philadelphia                         PA      19153    Philadelphia               1       Retail
  184        CIBC   Jefferson City                       MO      65109    Cole                       1       Multifamily
  185        CIBC   Edina                                MN      55435    Hennepin                   1       Retail
  186        CIBC   Panorama City                        CA      91402    Los Angeles                1       Office
  187       JPMCB   Charlotte                            NC      28210    Mecklenburg                1       Industrial
  188       JPMCB   Salt Lake City                       UT      84117    Salt Lake                  1       Office
  189       JPMCB   Baltimore                            MD      21215    Baltimore City             1       Retail
  190        CIBC   New York                             NY      10035    New York                   1       Multifamily
  191        CIBC   New York                             NY      10029    New York                   1       Multifamily
  192        CIBC   Bronx                                NY      10458    Bronx                      1       Multifamily
  193       JPMCB   Kenosha                              WI      53144    Kenosha                    1       Multifamily
  194        CIBC   Bronx                                NY      10456    Bronx                      1       Multifamily
  195       JPMCB   Northport                            AL      35476    Tuscaloosa                 1       Office
  196        CIBC   Alpharetta                           GA      30004    Forsyth                    1       Manufactured Housing
  197       JPMCB   San Diego                            CA      92115    San Diego                  1       Retail
  198        CIBC   Gilbert                              AZ      85234    Maricopa                   1       Office
  199        CIBC   New York                             NY      10029    New York                   1       Multifamily
  200        CIBC   Tyler                                TX      75704    Smith                      1       Retail
  201       JPMCB   Chicago                              IL      60623    Cook                       1       Retail
  202       JPMCB   Mansfield                            TX      76063    Tarrant                    1       Retail
  203        CIBC   Hiram                                GA      30141    Paulding                   1       Retail
  204        CIBC   Bronx                                NY      10453    Bronx                      1       Multifamily
  205       JPMCB   Bountiful                            UT      84010    Davis                      1       Retail
  206       JPMCB   Scottsdale                           AZ      85260    Maricopa                   1       Retail
  207       JPMCB   Marlton                              NJ      08053    Burlington                 1       Office
  208        CIBC   New York                             NY      10029    New York                   1       Multifamily
  209       JPMCB   Reno                                 NV      89502    Washoe                     1       Multifamily
  210       JPMCB   Culver City                          CA      90232    Los Angeles                1       Industrial
  211       JPMCB   Owings Mills                         MD      21117    Baltimore                  1       Office
  212       JPMCB   Sanford                              FL      32771    Seminole                   1       Retail
  213       JPMCB   Santa Barbara                        CA      93105    Santa Barbara              1       Retail
  214       JPMCB   North Las Vegas                      NV      89032    Clark                      1       Retail
  215       JPMCB   Flower Mound                         TX      75028    Denton                     1       Retail
  216       JPMCB   Columbus                             OH      43228    Franklin                   1       Multifamily
  217       JPMCB   Shakopee                             MN      55379    Scott                      1       Retail
  218       JPMCB   Arlington                            TX      76012    Tarrant                    1       Retail
  219        CIBC   Rotterdam                            NY      12306    Schenectady                1       Industrial
  220        CIBC   Altamonte Springs                    FL      32714    Seminole                   1       Retail
  221       JPMCB   Cherry Hill                          NJ      08003    Camden                     1       Industrial
  222        CIBC   Baltimore                            MD      21206    Baltimore City             1       Multifamily
  223        CIBC   Various                              AR     Various   Various                    2       Office
 223.01             Sherwood                             AR      72120    Pulaski                    1       Office
 223.02             Conway                               AR      72034    Faulkner                   1       Office
  224        CIBC   Bronx                                NY      10457    Bronx                      1       Multifamily
  225        CIBC   Bronx                                NY      10452    Bronx                      1       Multifamily
  226        CIBC   Bronx                                NY      10451    Bronx                      1       Multifamily
  227        CIBC   Russellville                         AR      72801    Pope                       1       Office
  228        CIBC   Bronx                                NY      10460    Bronx                      1       Multifamily
  229        CIBC   Bronx                                NY      10457    Bronx                      1       Multifamily
  230        CIBC   Bronx                                NY      10468    Bronx                      1       Multifamily

                    PROPERTY                                   YEAR                       UNIT OF                      OCCUPANCY
 LOAN #     SELLER  SUBTYPE                    YEAR BUILT   RENOVATED       UNITS(17)     MEASURE        OCCUPANCY %        DATE
 ------     ------  -------                    ----------   ---------       ----------   -----------     -----------   ---------

   1        JPMCB   Suburban                     Various     Various        1,470,476    Square Feet      95.6         09/01/05
  1.01              Suburban                      1990                        159,827    Square Feet      100.0        09/01/05
  1.02              Suburban                      1988         1998           160,008    Square Feet      100.0        09/01/05
  1.03              Suburban                      1998                        106,952    Square Feet      100.0        09/01/05
  1.04              Suburban                      1987                         77,747    Square Feet      100.0        09/01/05
  1.05              Suburban                      1988                         93,312    Square Feet      90.3         09/01/05
  1.06              Suburban                      1988                         87,546    Square Feet      91.7         09/01/05
  1.07              Suburban                      1989                         77,040    Square Feet      97.6         09/01/05
  1.08              Suburban                      1989         2002           104,526    Square Feet      99.4         09/01/05
  1.09              Suburban                      1998                         95,132    Square Feet      100.0        09/01/05
  1.10              Suburban                      1990                        102,859    Square Feet      82.9         09/01/05
  1.11              Suburban                      1999                         72,825    Square Feet      98.4         09/01/05
  1.12              Suburban                      1998                         91,684    Square Feet      84.7         09/01/05
  1.13              Suburban                      1997                         91,207    Square Feet      97.5         09/01/05
  1.14              Suburban                      2001                         64,011    Square Feet      96.6         09/01/05
  1.15              Suburban                      2000                         63,809    Square Feet      90.1         09/01/05
  1.16              Suburban                      1988                         21,991    Square Feet      91.9         09/01/05
   2        JPMCB   CBD                           1982                        703,382    Square Feet      95.4         10/01/05
   3         CIBC   Full Service                  1939         2001               322       Rooms         64.7         09/22/05
   4         CIBC   Full Service                  2003                            405       Rooms         68.8         09/22/05
   5        JPMCB   CBD                           1923         2004           256,543    Square Feet      99.1         08/01/05
   6        JPMCB   Suburban                      1986         2003           476,412    Square Feet      93.9         08/31/05
   7         CIBC   Anchored                      2005                        272,226    Square Feet      100.0        11/01/05
   8         CIBC   Various                      Various     Various          640,969    Square Feet      89.9         07/01/05
  8.01              Suburban                      2003                        126,858    Square Feet      100.0        07/01/05
  8.02              Warehouse/Distribution        1967         1998           328,259    Square Feet      100.0        07/01/05
  8.03              Suburban                      2003                         89,912    Square Feet      47.2         07/01/05
  8.04              Suburban                      2002                         43,519    Square Feet      96.7         07/01/05
  8.05              Suburban                      1924         2004            52,421    Square Feet      69.6         07/01/05
   9        JPMCB   Manufactured Housing          1971                            618        Pads         97.9         08/31/05
   10       JPMCB   Suburban                      1988                        348,501    Square Feet      93.5         06/01/05
   11       JPMCB   Manufactured Housing          1963                            717        Pads         93.3         05/31/05
   12       JPMCB   Anchored                      1994         1999           358,143    Square Feet      99.0         09/26/05
   13       JPMCB   Warehouse/Distribution       Various     Various          721,947    Square Feet      100.0        06/30/05
 13.01              Warehouse/Distribution        1978         2005           459,497    Square Feet      100.0        06/30/05
 13.02              Warehouse/Distribution        1979         1992           262,450    Square Feet      100.0        06/30/05
   14       JPMCB   Garden                        1970         2005               758       Units         89.2         09/20/05
   15       JPMCB   Suburban                      1989         2004           173,673    Square Feet      100.0        09/15/05
   16        CIBC   Garden                        1968         2004               589       Units         81.3         03/24/05
   17       JPMCB   Garden                        2000                            348       Units         98.6         08/01/05
   18        CIBC   Anchored                      1974         1998           173,024    Square Feet      99.7         07/01/05
   19        CIBC   Anchored                      1988                        171,631    Square Feet      98.1         08/31/05
   20       JPMCB   Anchored                      1964         1990           424,192    Square Feet      94.1         08/31/05
   21        CIBC   Anchored                      1989         2002           195,601    Square Feet      93.3         07/29/05
   22        CIBC   Suburban                      1985                        115,711    Square Feet      92.9         06/17/05
   23        CIBC   Garden                       Various       2003               520       Units         96.7          Various
 23.01              Garden                        1968         2003               271       Units         97.4         08/25/05
 23.02              Garden                        1969         2003               249       Units         96.0         08/26/05
   24        CIBC   Garden                        2005                            612        Beds         88.1         08/16/05
   25        CIBC   Various                      Various     Various                                      100.0        06/01/05
 25.01              Manufactured Housing          1965         2000               148        Pads         100.0        06/01/05
 25.02              Unanchored                    1987         2004            29,291    Square Feet      100.0        06/01/05
 25.03              Unanchored                    1985                         49,173    Square Feet      100.0        06/01/05
 25.04              Unanchored                    1987         2003            13,071    Square Feet      100.0        06/01/05
 25.05              Unanchored                    1988                         13,897    Square Feet      100.0        06/01/05
   26       JPMCB   Garden                        2000                            430       Units         98.6         10/12/05
   27       JPMCB   Anchored                      1956         1988           147,156    Square Feet      88.8         09/30/05
   28        CIBC   CBD                           1911         1999           102,028    Square Feet      100.0        08/09/05
 28.01              CBD                           1911         1999            66,028    Square Feet      100.0        08/09/05
 28.02              CBD                           1911         1999            36,000    Square Feet      100.0        08/09/05
   29       JPMCB   Garden                        1985                            400       Units         94.0         08/01/05
   30       JPMCB   Full Service                  1909         1989               160       Rooms         73.3         09/22/05
   31        CIBC   Garden                        1994         1999               232       Units         97.4         09/28/05
   32        CIBC   Garden                        1966         2004               648        Beds         100.0        09/22/05
   33        CIBC   Suburban                      2004                        112,188    Square Feet      85.9         07/29/05
   34       JPMCB   Suburban                      1963         2001           208,280    Square Feet      100.0        11/08/05
   35       JPMCB   Garden                        2004                            138       Units         85.5         10/02/05
   36       JPMCB   Suburban                      1970         1999            71,409    Square Feet      100.0        08/24/05
   37        CIBC   Suburban                      1974         2001            93,795    Square Feet      100.0        11/01/05
   38       JPMCB   Anchored                      2001         2005           126,382    Square Feet      87.6         08/16/05
   39        CIBC   Manufactured Housing         Various     Various              253        Pads         100.0        06/01/05
 39.01              Manufactured Housing          1937         1977               186        Pads         100.0        06/01/05
 39.02              Manufactured Housing          1981                             67        Pads         100.0        06/01/05
   40        CIBC   Garden                        1973         1998               776       Units         92.1         08/30/05
   41       JPMCB   Suburban                      1989                         82,654    Square Feet      99.5         08/17/05
   42       JPMCB   Anchored                      1991                         80,259    Square Feet      100.0        10/01/05
   43        CIBC   Theatre                       1998                         76,701    Square Feet      100.0        11/01/05
   44        CIBC   Anchored                      1989                        100,726    Square Feet      95.2         09/26/05
   45       JPMCB   Suburban                      1998                        103,735    Square Feet      100.0        07/01/05
   46       JPMCB   Garden                        2002                            132       Units         97.7         10/26/05

   47        CIBC   Flex                          1991         2002           111,011    Square Feet      100.0        11/01/05
   48       JPMCB   Anchored                      2004                         61,453    Square Feet      98.1         10/03/05
   49        CIBC   Shadow Anchored               1997                         93,669    Square Feet      98.7         07/01/05
   50       JPMCB   Suburban                      1999                        120,000    Square Feet      100.0        12/29/04
   51       JPMCB   Suburban                      1972                         41,762    Square Feet      100.0        08/15/05
   52        CIBC   Garden                        2002                            224       Units         96.0         07/14/05
   53       JPMCB   Unanchored                    1988                         51,839    Square Feet      100.0        09/27/05
   54        CIBC   Anchored                      1959         1999            40,000    Square Feet      100.0        11/01/05
   55        CIBC   Suburban                      2004                         58,905    Square Feet      100.0        07/26/05
   56       JPMCB   Suburban                      2005                         81,915    Square Feet      88.0         09/15/05
   57        CIBC   Anchored                      1986         1995            60,750    Square Feet      100.0        06/01/05
   58        CIBC   Warehouse/Distribution        1999                        363,654    Square Feet      100.0        11/01/05
   59       JPMCB   Suburban                      2003                         50,726    Square Feet      89.7         08/30/05
   60       JPMCB   Suburban                      2005                         78,610    Square Feet      100.0        11/01/05
   61       JPMCB   Warehouse/Distribution        1998         2005           328,000    Square Feet      100.0        08/01/05
   62        CIBC   Suburban                      1980         2005           161,090    Square Feet      82.3         07/13/05
   63       JPMCB   Garden                        1995                            212       Units         91.5         09/30/05
   64       JPMCB   Suburban                      1981         2001            74,852    Square Feet      93.5         08/01/05
   65       JPMCB   Anchored                      1998                        108,510    Square Feet      100.0        09/01/05
   66       JPMCB   Suburban                      1999                         44,216    Square Feet      100.0        09/08/05
   67       JPMCB   Various                      Various     Various          280,909    Square Feet      92.4         08/10/05
 67.01              Flex                          1990                         89,633    Square Feet      84.7         08/10/05
 67.02              Warehouse/Distribution        1996                         84,884    Square Feet      91.0         08/10/05
 67.03              Flex                          1997                         29,852    Square Feet      100.0        08/10/05
 67.04              Flex                          1957         1994            45,000    Square Feet      100.0        08/10/05
 67.05              Flex                          1969         1994            31,540    Square Feet      100.0        08/10/05
   68        CIBC   Anchored                      1974         1995           281,813    Square Feet      78.9         09/08/05
   69       JPMCB   Unanchored                    1981                         79,689    Square Feet      98.5         09/30/05
   70       JPMCB   Flex                          1964         1979           182,845    Square Feet      100.0        09/01/05
   71        CIBC   Suburban                      2001         2005            76,661    Square Feet      82.5         07/26/05
   72       JPMCB   Warehouse/Distribution        1976         1988           239,765    Square Feet      90.7         10/05/05
   73        CIBC   CBD                           1892         1988            74,210    Square Feet      100.0        08/01/05
   74        CIBC   Unanchored                   Various     Various           96,025    Square Feet      100.0        05/18/05
 74.01              Unanchored                    1972         2000            47,775    Square Feet      100.0        05/18/05
 74.02              Unanchored                    1976         2005            48,250    Square Feet      100.0        05/18/05
   75       JPMCB   Shadow Anchored               1999                         41,906    Square Feet      97.6         10/20/05
   76        CIBC   Garden                        1994         2005               399        Beds         100.0        07/06/05
   77        CIBC   Garden                       Various                          266        Beds         92.9         09/22/05
 77.01              Garden                        2001                            152        Beds         92.1         09/22/05
 77.02              Garden                        2005                             80        Beds         96.3         09/22/05
 77.03              Garden                        2003                             18        Beds         100.0        09/22/05
 77.04              Garden                        2000                              8        Beds         100.0        09/22/05
 77.05              Garden                        2000                              8        Beds         50.0         09/22/05
   78       JPMCB   Shadow Anchored              Various                       56,701    Square Feet      91.1         08/31/05
 78.01              Shadow Anchored               2004                         19,752    Square Feet      90.9         08/31/05
 78.02              Shadow Anchored               2003                         19,350    Square Feet      83.3         08/31/05
 78.03              Shadow Anchored               2004                          9,399    Square Feet      99.8         08/31/05
 78.04              Shadow Anchored               2004                          8,200    Square Feet      100.0        08/31/05
   79        CIBC   Anchored                      1989                        102,391    Square Feet      98.8         06/30/05
   80        CIBC   Garden                        1973         2000               156       Units         96.8         03/29/05
   81        CIBC   Anchored                      1984                         44,069    Square Feet      92.9         10/06/05
   82        CIBC   Shadow Anchored               1989                         68,492    Square Feet      85.3         07/19/05
   83       JPMCB   Suburban                      1980                         42,023    Square Feet      100.0        09/01/05
   84        CIBC   Suburban                      1965         1996            51,410    Square Feet      100.0        11/01/05
   85       JPMCB   Anchored                      2000                         78,205    Square Feet      100.0        10/01/05
   86       JPMCB   Anchored                      1970         2005           168,098    Square Feet      96.7         09/01/05
   87       JPMCB   Anchored                      2005                         60,000    Square Feet      100.0        11/01/05
   88       JPMCB   Anchored                      1977         2001            89,247    Square Feet      85.9         05/31/05
   89       JPMCB   Unanchored                    2000         2003            48,716    Square Feet      100.0        08/01/05
   90       JPMCB   Warehouse/Distribution        1942         1986         2,415,125    Square Feet      100.0        09/19/05
   91       JPMCB   Self Storage                  2001                            932       Units         71.7         08/31/05
   92       JPMCB   Garden                        1979         2000               328    Square Feet      79.6         08/19/05
   93        CIBC   Garden                        1972         1995               228       Units         98.2         07/07/05
   94        CIBC   Anchored                      1991                         91,653    Square Feet      100.0        07/06/05
   95        CIBC   Manufactured Housing          1998                            195        Pads         90.8         09/01/05
   96        CIBC   Unanchored                    1971         2005            92,077    Square Feet      96.6         10/07/05
   97       JPMCB   Warehouse/Distribution        1980                         94,230    Square Feet      100.0        10/25/05
   98        CIBC   Garden                        1995                            116       Units         100.0        09/17/05
   99        CIBC   Anchored                      2005                         46,054    Square Feet      100.0        07/12/05
  100       JPMCB   Unanchored                   Various                       53,572    Square Feet      100.0        10/03/05
 100.01             Unanchored                    1979                         28,142    Square Feet      100.0        10/03/05
 100.02             Unanchored                    1974                         16,400    Square Feet      100.0        10/03/05
 100.03             Unanchored                    1975                          9,030    Square Feet      100.0        10/03/05
  101       JPMCB   Garden                        1978         2002               222       Units         95.0         09/07/05
  102        CIBC   Shadow Anchored               1983                         43,480    Square Feet      97.9         08/10/05
  103        CIBC   Anchored                      2005                         56,038    Square Feet      100.0        11/01/05
  104       JPMCB   Anchored                      1998         2003            57,524    Square Feet      97.5         08/15/05
  105        CIBC   Shadow Anchored               2004                         23,820    Square Feet      82.8         07/01/05
  106       JPMCB   Suburban                      1896         1995            26,393    Square Feet      100.0        10/01/05
  107       JPMCB   Suburban                      1988         2003            66,263    Square Feet      100.0        09/01/05

  108        CIBC   Garden                       Various                          192        Beds         93.2          Various
 108.01             Garden                        2003                            164        Beds         93.3         09/23/05
 108.02             Garden                        2000                             28        Beds         92.9         09/01/05
  109        CIBC   Anchored                      1999                        109,950    Square Feet      100.0        11/01/05
  110       JPMCB   Anchored                      1979                         64,475    Square Feet      100.0        07/19/05
  111       JPMCB   Unanchored                    1998                         35,169    Square Feet      100.0        10/31/05
  112        CIBC   Shadow Anchored               2002                         20,984    Square Feet      88.2         05/19/05
  113       JPMCB   Mid/High Rise                 1978         1988               158       Units         94.9         09/12/05
  114        CIBC   Self Storage                  1971         2003               823    Square Feet      88.0         09/28/05
  115        CIBC   Suburban                      1967         1997            84,310    Square Feet      91.8         06/01/05
  116        CIBC   Flex                          2003                         76,800    Square Feet      100.0        10/26/05
  117       JPMCB   Suburban                      1995         1997           127,500    Square Feet      100.0        11/01/05
  118        CIBC   Anchored                      1960         2001            75,658    Square Feet      100.0        09/15/05
  119        CIBC   Parking Garage                1985                        281,880    Square Feet       NAP            NAP
  120        CIBC   Anchored                      1990                         70,503    Square Feet      100.0        08/30/05
  121       JPMCB   Unanchored                    2004                         28,341    Square Feet      100.0        09/16/05
  122       JPMCB   Unanchored                    1977                         38,157    Square Feet      86.3         10/01/05
  123       JPMCB   Unanchored                    1986         1990            57,351    Square Feet      100.0        07/25/05
  124        CIBC   Suburban                      1927         1985            33,993    Square Feet      100.0        10/12/05
  125       JPMCB   Shadow Anchored               1996                         35,032    Square Feet      87.2         08/30/05
  126       JPMCB   Anchored                      2000                         51,110    Square Feet      100.0        05/30/05
  127        CIBC   Anchored                      1953         1998            61,822    Square Feet      92.8         06/14/05
  128       JPMCB   Self Storage                 Various     Various            1,188       Units         87.0         07/31/05
 128.01             Self Storage                  1985         1995               319       Units         90.6         07/31/05
 128.02             Self Storage                  1997                            513       Units         84.8         07/31/05
 128.03             Self Storage                  1984                            356       Units         86.8         07/31/05
  129        CIBC   Anchored                      2005                         51,900    Square Feet      78.8         07/29/05
  130       JPMCB   Suburban                      1992         1996            46,087    Square Feet      97.5         06/30/05
  131       JPMCB   Garden                        1982                            150       Units         93.3         09/08/05
  132        CIBC   Unanchored                    1986                         49,087    Square Feet      97.6         09/26/05
  133       JPMCB   Garden                        2004                             96       Units         89.6         08/26/05
  134       JPMCB   Unanchored                    1967         1983            67,745    Square Feet      81.1         08/01/05
  135        CIBC   Warehouse/Distribution        2005                        109,500    Square Feet      100.0        10/07/05
  136       JPMCB   Unanchored                    2004                         32,822    Square Feet      89.0         10/17/05
  137       JPMCB   Suburban                      2000         2003            41,220    Square Feet      100.0        09/19/05
  138       JPMCB   Shadow Anchored               1981                         52,065    Square Feet      96.9         10/24/05
  139       JPMCB   Flex                          1981                         55,945    Square Feet      95.7         10/27/05
  140       JPMCB   Mid/High Rise                 1920                             12       Units         100.0        09/01/05
  141       JPMCB   Limited Service               2004                            188       Rooms          NAP            NAP
  142       JPMCB   Anchored                      2005                         44,553    Square Feet      100.0        09/12/05
  143       JPMCB   Garden                        1963                             36       Units         97.2         10/01/05
  144        CIBC   CBD                           1923         1978            39,305    Square Feet      95.4         09/01/05
  145        CIBC   Unanchored                    2001                         27,400    Square Feet      91.8         10/26/05
  146       JPMCB   Shadow Anchored               1989                         20,979    Square Feet      100.0        08/01/05
  147        CIBC   Anchored                      1965         1985            70,877    Square Feet      92.4         08/30/05
  148       JPMCB   Manufactured Housing          1972         2003               283        Pads         80.6         09/26/05
  149        CIBC   Unanchored                    1987                         94,047    Square Feet      67.2         09/22/05
  150        CIBC   Unanchored                    1955         1989            25,460    Square Feet      100.0        09/26/05
  151        CIBC   Anchored                      2005                         13,824    Square Feet      100.0        11/01/05
  152        CIBC   CBD                           2004                         25,070    Square Feet      100.0        11/01/05
  153        CIBC   Anchored                      2005                         13,013    Square Feet      100.0        11/01/05
  154       JPMCB   Suburban                      1999         2003            40,759    Square Feet      74.3         10/01/05
  155        CIBC   Unanchored                    1986                         37,370    Square Feet      88.7         08/16/05
  156        CIBC   Anchored                      1950         2000            88,182    Square Feet      91.4         04/01/05
  157       JPMCB   Unanchored                    1970                         29,900    Square Feet      81.7         09/15/05
  158       JPMCB   Suburban                      1979                         40,797    Square Feet      100.0        09/13/05
  159       JPMCB   Suburban                      1978         1995            44,864    Square Feet      100.0        09/14/05
  160        CIBC   Suburban                      1995         2005            96,400    Square Feet      100.0        11/01/05
  161       JPMCB   Suburban                      1981                         50,621    Square Feet      85.9         08/03/05
  162        CIBC   Unanchored                    1977         2005            78,413    Square Feet      95.4         05/01/05
  163       JPMCB   Unanchored                    1997                         33,070    Square Feet      100.0        09/08/05
  164       JPMCB   Suburban                      1986                         48,646    Square Feet      78.3         08/08/05
  165        CIBC   Mid/High Rise                 1915                             54       Units         90.7         09/01/05
  166       JPMCB   Unanchored                    1993                         17,000    Square Feet      100.0        09/05/05
  167        CIBC   Suburban                      2003                         19,260    Square Feet      93.8         09/01/05
  168        CIBC   Unanchored                    2005                         12,950    Square Feet      100.0        11/01/05
  169        CIBC   Unanchored                    1982         1988            39,683    Square Feet      100.0        07/31/05
  170       JPMCB   Mid/High Rise                 1925         2003                54       Units         100.0        09/05/05
  171       JPMCB   Garden                        1979         1999               152       Units         98.0         09/01/05
  172        CIBC   Warehouse/Distribution        1909                        280,000    Square Feet      100.0        11/01/05
  173        CIBC   Garden                        1962                            148       Units         91.2         09/12/05
  174       JPMCB   Anchored                      1979                         87,711    Square Feet      100.0        08/10/05
  175        CIBC   Suburban                      1993                         26,008    Square Feet      100.0        11/01/05
  176       JPMCB   Garden                        2005                             52       Units         96.2         10/06/05
  177       JPMCB   Suburban                      1986                         16,736    Square Feet      100.0        10/01/05
  178        CIBC   Shadow Anchored               2005                         40,221    Square Feet      92.0         08/16/05
  179       JPMCB   Suburban                      2000                         16,400    Square Feet      100.0        09/08/05
  180       JPMCB   Flex                          2003                         33,597    Square Feet      100.0        10/01/05
  181       JPMCB   Suburban                      1990                         38,123    Square Feet      91.6         07/31/05
  182       JPMCB   Flex                          1987                         76,787    Square Feet      100.0        09/01/05

  183        CIBC   Unanchored                    1976         2004            24,000    Square Feet      100.0        09/20/05
  184        CIBC   Garden                        1963         2005               109       Units         93.6         06/30/05
  185        CIBC   Anchored                      1967                         63,341    Square Feet      100.0        11/01/05
  186        CIBC   Suburban                      1987                         23,500    Square Feet      100.0        11/01/05
  187       JPMCB   Flex                          1986                         54,008    Square Feet      89.8         10/01/05
  188       JPMCB   Suburban                      1973         2000            33,253    Square Feet      89.9         09/12/05
  189       JPMCB   Unanchored                    1953                         50,754    Square Feet      100.0        08/31/05
  190        CIBC   Mid/High Rise                 1906         1936                35       Units         94.3         02/22/05
  191        CIBC   Mid/High Rise                 1930                             28       Units         96.4         02/22/05
  192        CIBC   Mid/High Rise                 1916                             52       Units         90.2         09/01/05
  193       JPMCB   Garden                        1979         2000                89       Units         95.5         06/01/05
  194        CIBC   Mid/High Rise                 1923         1978                46       Units         93.5         09/01/05
  195       JPMCB   CBD                           1971         2005            46,661    Square Feet      100.0        08/15/05
  196        CIBC   Manufactured Housing          1980         1988               196        Pads         98.0         08/29/05
  197       JPMCB   Unanchored                    1989                         17,738    Square Feet      100.0        09/08/05
  198        CIBC   Suburban                      2005                         17,269    Square Feet      100.0        08/23/05
  199        CIBC   Mid/High Rise                 1910                             35       Units         100.0        02/22/05
  200        CIBC   Shadow Anchored               2004                         19,160    Square Feet      93.7         06/03/05
  201       JPMCB   Anchored                      2004                         23,996    Square Feet      100.0        09/13/05
  202       JPMCB   Unanchored                    2000                         17,304    Square Feet      100.0        07/15/05
  203        CIBC   Unanchored                    2004                         12,600    Square Feet      100.0        08/03/05
  204        CIBC   Mid/High Rise                 1917         2003                31       Units         96.8         08/01/05
  205       JPMCB   Shadow Anchored               1990                         12,547    Square Feet      100.0        09/08/05
  206       JPMCB   Anchored                      2004                          7,691    Square Feet      100.0        11/01/05
  207       JPMCB   Suburban                      1982                         33,199    Square Feet      100.0        10/12/05
  208        CIBC   Mid/High Rise                 1910         1990                34       Units         97.1         02/22/05
  209       JPMCB   Garden                        1984         2002                50       Units         92.0         08/01/05
  210       JPMCB   Flex                          1948         2000            32,984    Square Feet      100.0        10/05/05
  211       JPMCB   Suburban                      1991                         30,728       Units         100.0        10/07/05
  212       JPMCB   Unanchored                    2005                         10,448    Square Feet      100.0        08/10/05
  213       JPMCB   Unanchored                    1984                          9,762    Square Feet      100.0        08/01/05
  214       JPMCB   Shadow Anchored               2004                          8,000    Square Feet      100.0        08/29/05
  215       JPMCB   Unanchored                    2005                         12,247    Square Feet      79.8         08/30/05
  216       JPMCB   Garden                        1995                            130       Units         98.5         07/31/05
  217       JPMCB   Unanchored                    2000                         12,749    Square Feet      100.0        09/06/05
  218       JPMCB   Anchored                      1980                         67,884    Square Feet      100.0        09/02/05
  219        CIBC   Flex                          2001                         35,100    Square Feet      100.0        11/01/05
  220        CIBC   Shadow Anchored               2005                          9,600    Square Feet      100.0        10/01/05
  221       JPMCB   Flex                          1973         2002            37,400    Square Feet      100.0        09/01/05
  222        CIBC   Garden                        1965         1993                48       Units         95.8         07/07/05
  223        CIBC   Suburban                      2005                         11,397    Square Feet      100.0        11/01/05
 223.01             Suburban                      2005                          5,640    Square Feet      100.0        11/01/05
 223.02             Suburban                      2005                          5,757    Square Feet      100.0        11/01/05
  224        CIBC   Mid/High Rise                 1926         2004                34       Units         97.0         06/20/05
  225        CIBC   Mid/High Rise                 1909                             19       Units         94.7         06/24/05
  226        CIBC   Mid/High Rise                 1927                             25       Units         96.0         09/01/05
  227        CIBC   Suburban                      2005                          9,604    Square Feet      100.0        11/01/05
  228        CIBC   Mid/High Rise                 1931         1993                15       Units         93.3         09/01/05
  229        CIBC   Mid/High Rise                 1915                             20       Units         80.0         09/01/05
  230        CIBC   Mid/High Rise                 1925         1996                13       Units         92.3         09/01/05

                                                                             ORIGINAL                      CURRENT
                      APPRAISED     APPRAISAL   CURRENT       ORIGINAL        BALANCE       CURRENT        BALANCE    % OF INITIAL
 LOAN #     SELLER  VALUE ($)(15)   DATE(15)   LTV % (1)   BALANCE ($)(2)  PER UNIT ($) BALANCE ($)(2)  PER UNIT ($)  POOL BALANCE
 ------     ------  -------------   --------   ---------   --------------  ------------ --------------  ------------  ------------

   1        JPMCB      226,310,000   Various      79.9        180,900,000          123     180,900,000          123      6.6%
  1.01                  24,100,000  08/16/05                   19,443,600          122      19,443,600          122
  1.02                  22,200,000  08/16/05                   17,910,700          112      17,910,700          112
  1.03                  16,800,000  08/16/05                   13,554,000          127      13,554,000          127
  1.04                  16,600,000  08/25/05                   13,071,000          168      13,071,000          168
  1.05                  15,100,000  08/15/05                   12,216,000          131      12,216,000          131
  1.06                  14,900,000  08/15/05                   12,057,000          138      12,057,000          138
  1.07                  15,150,000  08/25/05                   11,929,000          155      11,929,000          155
  1.08                  13,600,000  08/16/05                   10,972,200          105      10,972,200          105
  1.09                  13,500,000  08/16/05                   10,891,600          114      10,891,600          114
  1.10                  13,300,000  08/16/05                   10,730,300          104      10,730,300          104
  1.11                  12,350,000  08/15/05                    9,992,000          137       9,992,000          137
  1.12                  12,280,000  08/19/05                    9,300,000          101       9,300,000          101
  1.13                  12,280,000  08/19/05                    9,300,000          102       9,300,000          102
  1.14                  11,300,000  08/15/05                    9,142,000          143       9,142,000          143
  1.15                  10,250,000  08/15/05                    8,293,000          130       8,293,000          130
  1.16                   2,600,000  08/16/05                    2,097,600           95       2,097,600           95
   2        JPMCB      245,600,000  10/01/05      69.8        171,500,000          244     171,500,000          244      6.3%
   3         CIBC      176,000,000  09/01/05      65.3        115,000,000      357,143     115,000,000      357,143      4.2%
   4         CIBC      105,500,000  09/01/05      74.9         79,000,000      195,062      79,000,000      195,062      2.9%
   5        JPMCB       91,000,000  07/21/05      71.4         65,000,000          253      65,000,000          253      2.4%
   6        JPMCB      110,600,000  09/19/05      58.8         65,000,000          136      65,000,000          136      2.4%
   7         CIBC       71,000,000  10/01/05      79.6         56,500,000          208      56,500,000          208      2.1%
   8         CIBC       70,300,000  06/24/05      79.8         56,100,000           88      56,100,000           88      2.1%
  8.01                  29,000,000  06/24/05                   22,930,000          181      22,930,000          181
  8.02                  15,500,000  06/24/05                   12,200,000           37      12,200,000           37
  8.03                  14,000,000  06/24/05                   11,380,000          127      11,380,000          127
  8.04                   8,250,000  06/24/05                    6,420,000          148       6,420,000          148
  8.05                   3,550,000  06/24/05                    3,170,000           60       3,170,000           60
   9        JPMCB       69,500,000  08/30//05     79.1         55,000,000       88,997      55,000,000       88,997      2.0%
   10       JPMCB       56,500,000  06/14/05      75.8         42,800,000          123      42,800,000          123      1.6%
   11       JPMCB       52,600,000  08/30/05      79.8         42,000,000       58,577      42,000,000       58,577      1.5%
   12       JPMCB       45,200,000  08/28/05      75.2         34,000,000           95      34,000,000           95      1.2%
   13       JPMCB       61,400,000   Various      55.3         33,950,000           47      33,950,000           47      1.2%
 13.01                  37,000,000  09/07/05                   20,590,000           45      20,590,000           45
 13.02                  24,400,000  09/15/05                   13,360,000           51      13,360,000           51
   14       JPMCB       42,900,000  08/10/05      77.4         33,200,000       43,799      33,200,000       43,799      1.2%
   15       JPMCB       41,000,000  08/20/05      78.0         32,000,000          184      32,000,000          184      1.2%
   16        CIBC       40,300,000  09/22/05      78.9         31,790,024       53,973      31,790,024       53,973      1.2%
   17       JPMCB       37,500,000  07/21/05      80.0         30,000,000       86,207      30,000,000       86,207      1.1%
   18        CIBC       33,750,000  06/03/05      80.0         27,000,000          156      27,000,000          156      1.0%
   19        CIBC       38,650,000  06/01/05      69.9         27,000,000          157      27,000,000          157      1.0%
   20       JPMCB       35,100,000  08/11/05      76.6         26,900,000           63      26,900,000           63      1.0%
   21        CIBC       32,000,000  09/01/05      80.0         25,600,000          131      25,600,000          131      0.9%
   22        CIBC       30,800,000  05/15/05      79.5         24,500,000          212      24,500,000          212      0.9%
   23        CIBC       30,500,000   Various      80.0         24,400,000       46,923      24,400,000       46,923      0.9%
 23.01                  16,500,000  09/20/05                   13,200,000       48,708      13,200,000       48,708
 23.02                  14,000,000  09/15/05                   11,200,000       44,980      11,200,000       44,980
   24        CIBC       30,000,000  01/01/06      80.0         24,000,000       39,216      24,000,000       39,216      0.9%
   25        CIBC       35,700,000   Various      66.5         23,800,000                   23,723,202                   0.9%
 25.01                  10,900,000  06/21/05                    8,200,000       55,405       8,173,540       55,227
 25.02                   9,500,000  06/16/05                    5,835,000          199       5,816,172          199
 25.03                   9,000,000  06/16/05                    5,425,000          110       5,407,495          110
 25.04                   3,200,000  06/10/05                    2,340,000          179       2,332,449          178
 25.05                   3,100,000  06/10/05                    2,000,000          144       1,993,546          143
   26       JPMCB       29,900,000  04/15/04      76.9         23,000,000       53,488      23,000,000       53,488      0.8%
   27       JPMCB       30,000,000  10/01/05      70.0         21,000,000          143      21,000,000          143      0.8%
   28        CIBC       31,700,000   Various      63.6         20,200,000          198      20,170,980          198      0.7%
 28.01                  19,000,000  07/28/05                   12,110,000          183      12,092,602          183
 28.02                  12,700,000  07/30/05                    8,090,000          225       8,078,378          224
   29       JPMCB       25,600,000  07/21/05      78.1         20,000,000       50,000      20,000,000       50,000      0.7%
   30       JPMCB       31,200,000  08/17/05      64.1         20,000,000      125,000      20,000,000      125,000      0.7%
   31        CIBC       25,100,000  08/17/05      79.7         20,000,000       86,207      20,000,000       86,207      0.7%
   32        CIBC       26,070,000  08/12/05      76.6         20,000,000       30,864      19,979,587       30,833      0.7%
   33        CIBC       26,000,000  11/01/05      76.8         20,000,000          178      19,958,105          178      0.7%
   34       JPMCB       26,700,000  08/11/05      73.1         19,524,000           94      19,524,000           94      0.7%
   35       JPMCB       25,000,000  07/15/05      73.2         18,300,000      132,609      18,300,000      132,609      0.7%
   36       JPMCB       22,900,000  07/15/05      78.4         18,000,000          252      17,960,992          252      0.7%
   37        CIBC       23,000,000  04/29/05      77.9         18,000,000          192      17,926,138          191      0.7%
   38       JPMCB       21,820,000  02/01/06      77.9         17,000,000          135      17,000,000          135      0.6%
   39        CIBC       20,450,000   Various      77.0         15,800,000       62,451      15,746,062       62,237      0.6%
 39.01                  13,600,000  06/22/05                   10,500,000       56,452      10,464,155       56,259
 39.02                   6,850,000  06/21/05                    5,300,000       79,104       5,281,907       78,834
   40        CIBC       19,670,000  05/23/05      79.6         15,700,000       20,232      15,648,672       20,166      0.6%
   41       JPMCB       19,200,000  07/15/05      79.2         15,200,000          184      15,200,000          184      0.6%
   42       JPMCB       18,700,000  08/15/05      79.4         14,850,000          185      14,850,000          185      0.5%
   43        CIBC       18,600,000  08/12/05      78.8         14,663,000          191      14,663,000          191      0.5%
   44        CIBC       18,500,000  07/01/05      78.4         14,500,000          144      14,500,000          144      0.5%
   45       JPMCB       17,500,000  06/07/05      80.0         14,000,000          135      14,000,000          135      0.5%
   46       JPMCB       19,530,000  08/30/05      71.2         13,900,000      105,303      13,900,000      105,303      0.5%

   47        CIBC       21,400,000  08/17/05      65.0         13,900,000          125      13,900,000          125      0.5%
   48       JPMCB       17,300,000  06/09/05      79.5         13,760,000          224      13,760,000          224      0.5%
   49        CIBC       16,500,000  09/12/05      79.4         13,100,000          140      13,100,000          140      0.5%
   50       JPMCB       21,500,000  01/19/05      60.0         12,900,000          108      12,900,000          108      0.5%
   51       JPMCB       16,500,000  08/18/05      75.9         12,530,000          300      12,530,000          300      0.5%
   52        CIBC       15,700,000  07/21/05      79.4         12,500,000       55,804      12,473,082       55,683      0.5%
   53       JPMCB       14,600,000  09/15/05      79.5         11,600,000          224      11,600,000          224      0.4%
   54        CIBC       17,700,000  07/09/05      65.5         11,600,000          290      11,600,000          290      0.4%
   55        CIBC       14,750,000  05/18/05      78.4         11,600,000          197      11,563,303          196      0.4%
   56       JPMCB       14,020,000  07/27/05      79.9         11,216,000          137      11,205,013          137      0.4%
   57        CIBC       13,750,000  04/28/05      80.0         11,000,000          181      11,000,000          181      0.4%
   58        CIBC       13,700,000  05/17/05      78.5         10,800,000           30      10,757,859           30      0.4%
   59       JPMCB       13,400,000  08/11/05      79.9         10,700,000          211      10,700,000          211      0.4%
   60       JPMCB       14,000,000  09/01/05      74.9         10,500,000          134      10,491,136          133      0.4%
   61       JPMCB       14,000,000  08/11/05      74.2         10,400,000           32      10,389,788           32      0.4%
   62        CIBC       14,900,000  06/13/05      69.5         10,350,000           64      10,350,000           64      0.4%
   63       JPMCB       12,900,000  09/19/05      79.5         10,250,000       48,349      10,250,000       48,349      0.4%
   64       JPMCB       13,100,000  08/16/05      78.2         10,250,000          137      10,250,000          137      0.4%
   65       JPMCB       12,700,000  08/18/05      79.6         10,120,000           93      10,110,564           93      0.4%
   66       JPMCB       14,180,000  07/27/05      70.1          9,940,000          225       9,940,000          225      0.4%
   67       JPMCB       17,300,000  06/30/05      57.4         10,000,000           36       9,925,881           35      0.4%
 67.01                   9,200,000  06/30/05                    5,030,675           56       4,993,388           56
 67.02                   3,500,000  06/30/05                    2,147,239           25       2,131,324           25
 67.03                   1,675,000  06/30/05                    1,027,607           34       1,019,991           34
 67.04                   1,675,000  06/30/05                    1,027,607           23       1,019,991           23
 67.05                   1,250,000  06/30/05                      766,871           24         761,187           24
   68        CIBC       14,500,000  02/26/05      68.2          9,900,000           35       9,891,795           35      0.4%
   69       JPMCB       14,400,000  09/27/05      64.9          9,350,000          117       9,350,000          117      0.3%
   70       JPMCB       15,300,000  09/22/05      60.7          9,285,000           51       9,285,000           51      0.3%
   71        CIBC       11,600,000  04/01/07      79.8          9,280,000          121       9,260,519          121      0.3%
   72       JPMCB       11,700,000  09/02/05      78.6          9,200,000           38       9,200,000           38      0.3%
   73        CIBC       12,500,000  07/28/05      73.6          9,200,000          124       9,200,000          124      0.3%
   74        CIBC       12,200,000  03/23/05      75.0          9,150,000           95       9,150,000           95      0.3%
 74.01                   6,300,000  03/23/05                    4,758,000          100       4,758,000          100
 74.02                   5,900,000  03/23/05                    4,392,000           91       4,392,000           91
   75       JPMCB       12,100,000  08/17/05      74.4          9,000,000          215       9,000,000          215      0.3%
   76        CIBC       11,250,000  07/19/05      80.0          9,000,000       22,556       9,000,000       22,556      0.3%
   77        CIBC       11,200,000  04/28/05      79.7          8,960,000       33,684       8,931,779       33,578      0.3%
 77.01                   6,130,000  04/28/05                    4,868,967       32,033       4,853,632       31,932
 77.02                   3,790,000  04/28/05                    3,147,132       39,339       3,137,220       39,215
 77.03                     740,000  04/28/05                      623,942       34,663         621,977       34,554
 77.04                     270,000  04/28/05                      220,296       27,537         219,602       27,450
 77.05                     270,000  04/28/05                       99,663       12,458          99,349       12,419
   78       JPMCB       11,035,000   Various      79.6          8,785,000          155       8,785,000          155      0.3%
 78.01                   4,120,000  09/24/05                    3,292,000          167       3,292,000          167
 78.02                   2,875,000  09/12/05                    2,272,800          117       2,272,800          117
 78.03                   2,215,000  09/19/05                    1,772,000          189       1,772,000          189
 78.04                   1,825,000  09/21/05                    1,448,200          177       1,448,200          177
   79        CIBC       10,900,000  04/29/05      80.0          8,720,000           85       8,720,000           85      0.3%
   80        CIBC       10,900,000  04/13/05      79.8          8,700,000       55,769       8,700,000       55,769      0.3%
   81        CIBC       12,220,000  07/21/05      70.8          8,650,000          196       8,650,000          196      0.3%
   82        CIBC       11,550,000  09/07/05      74.8          8,640,000          126       8,640,000          126      0.3%
   83       JPMCB       11,200,000  08/09/05      76.8          8,600,000          205       8,600,000          205      0.3%
   84        CIBC       10,750,000  01/01/06      79.8          8,600,000          167       8,573,919          167      0.3%
   85       JPMCB       11,100,000  08/25/05      73.9          8,200,000          105       8,200,000          105      0.3%
   86       JPMCB       14,500,000  07/16/05      56.5          8,200,000           49       8,191,711           49      0.3%
   87       JPMCB       13,000,000  10/27/05      61.5          8,000,000          133       8,000,000          133      0.3%
   88       JPMCB        9,700,000  01/19/05      79.5          7,760,000           87       7,714,481           86      0.3%
   89       JPMCB        9,800,000  07/22/05      77.6          7,600,000          156       7,600,000          156      0.3%
   90       JPMCB       13,900,000  08/09/05      54.0          7,500,000            3       7,500,000            3      0.3%
   91       JPMCB       11,800,000  07/08/05      63.3          7,475,000        8,020       7,475,000        8,020      0.3%
   92       JPMCB        9,800,000  08/26/05      75.5          7,400,000       22,561       7,400,000       22,561      0.3%
   93        CIBC       10,000,000  07/27/05      74.0          7,400,000       32,456       7,400,000       32,456      0.3%
   94        CIBC        9,500,000  06/02/05      76.6          7,300,000           80       7,277,960           79      0.3%
   95        CIBC        9,660,000  04/15/05      74.8          7,250,000       37,179       7,221,119       37,031      0.3%
   96        CIBC       11,000,000  09/01/05      65.5          7,200,000           78       7,200,000           78      0.3%
   97       JPMCB       10,110,000  08/29/05      69.2          7,000,000           74       7,000,000           74      0.3%
   98        CIBC        8,800,000  06/14/05      79.5          7,000,000       60,345       7,000,000       60,345      0.3%
   99        CIBC        8,800,000  06/07/05      79.5          7,000,000          152       7,000,000          152      0.3%
  100       JPMCB        9,600,000  09/12/05      72.9          7,000,000          131       7,000,000          131      0.3%
 100.01                  4,800,000  09/12/05                    3,500,000          124       3,500,000          124
 100.02                  3,200,000  09/12/05                    2,333,333          142       2,333,333          142
 100.03                  1,600,000  09/12/05                    1,166,667          129       1,166,667          129
  101       JPMCB        8,650,000  07/05/05      80.0          6,920,000       31,171       6,920,000       31,171      0.3%
  102        CIBC        9,800,000  06/01/05      69.4          6,800,000          156       6,800,000          156      0.2%
  103        CIBC        9,400,000  05/23/05      72.2          6,800,000          121       6,785,664          121      0.2%
  104       JPMCB        9,000,000  07/09/05      74.1          6,680,000          116       6,665,977          116      0.2%
  105        CIBC        8,300,000  07/18/05      78.4          6,520,000          274       6,505,781          273      0.2%
  106       JPMCB       12,700,000  09/20/05      51.2          6,500,000          246       6,500,000          246      0.2%
  107       JPMCB       10,500,000  12/14/04      61.9          6,500,000           98       6,500,000           98      0.2%

  108        CIBC        8,080,000  04/28/05      79.8          6,464,000       33,667       6,443,865       33,562      0.2%
 108.01                  6,850,000  04/28/05                    5,480,000       33,415       5,462,930       33,311
 108.02                  1,230,000  04/28/05                      984,000       35,143         980,935       35,033
  109        CIBC       10,020,000  05/23/05      63.0          6,350,000           58       6,308,485           57      0.2%
  110       JPMCB        7,900,000  07/12/05      79.7          6,320,000           98       6,298,884           98      0.2%
  111       JPMCB        7,900,000  08/26/05      78.5          6,200,000          176       6,200,000          176      0.2%
  112        CIBC        7,680,000  04/27/05      79.4          6,100,000          291       6,100,000          291      0.2%
  113       JPMCB        7,610,000  09/07/05      79.5          6,050,000       38,291       6,050,000       38,291      0.2%
  114        CIBC        9,000,000  12/01/05      67.2          6,112,500        7,427       6,049,007        7,350      0.2%
  115        CIBC        7,900,000  04/20/05      75.9          6,000,000           71       6,000,000           71      0.2%
  116        CIBC        7,800,000  06/21/05      76.8          6,000,000           78       5,993,993           78      0.2%
  117       JPMCB       11,000,000  07/01/05      54.4          6,000,000           47       5,986,637           47      0.2%
  118        CIBC        7,500,000  08/01/05      79.1          5,930,000           78       5,930,000           78      0.2%
  119        CIBC        7,900,000  01/01/06      75.0          5,925,000           21       5,925,000           21      0.2%
  120        CIBC        7,200,000  06/29/05      80.0          5,760,000           82       5,760,000           82      0.2%
  121       JPMCB        7,850,000  08/23/05      71.9          5,650,000          199       5,644,639          199      0.2%
  122       JPMCB        9,700,000  09/09/05      57.7          5,600,000          147       5,600,000          147      0.2%
  123       JPMCB       10,000,000  08/04/05      56.0          5,600,000           98       5,600,000           98      0.2%
  124        CIBC        8,400,000  08/11/05      65.5          5,500,000          162       5,500,000          162      0.2%
  125       JPMCB       10,100,000  07/21/05      54.3          5,500,000          157       5,487,853          157      0.2%
  126       JPMCB       11,100,000  07/15/05      49.2          5,500,000          108       5,460,414          107      0.2%
  127        CIBC        7,700,000  05/03/05      70.0          5,390,000           87       5,390,000           87      0.2%
  128       JPMCB        6,850,000   Various      78.4          5,370,000        4,520       5,370,000        4,520      0.2%
 128.01                  1,500,000  09/19/05                    2,780,000        8,715       2,780,000        8,715
 128.02                  3,600,000  09/21/05                    1,430,000        2,788       1,430,000        2,788
 128.03                  1,750,000  09/19/05                    1,160,000        3,258       1,160,000        3,258
  129        CIBC        6,650,000  03/01/06      79.7          5,300,000          102       5,300,000          102      0.2%
  130       JPMCB        6,700,000  07/27/05      79.1          5,300,000          115       5,300,000          115      0.2%
  131       JPMCB        7,500,000  08/03/05      70.6          5,300,000       35,333       5,294,834       35,299      0.2%
  132        CIBC        7,000,000  05/19/05      74.7          5,250,000          107       5,230,449          107      0.2%
  133       JPMCB        7,070,000  06/23/05      70.7          5,000,000       52,083       5,000,000       52,083      0.2%
  134       JPMCB        7,500,000  05/02/05      66.6          5,000,000           74       4,993,139           74      0.2%
  135        CIBC        6,200,000  06/04/05      80.0          4,960,000           45       4,960,000           45      0.2%
  136       JPMCB        6,200,000  08/03/05      77.4          4,800,000          146       4,800,000          146      0.2%
  137       JPMCB        6,000,000  07/25/05      79.9          4,800,000          116       4,793,421          116      0.2%
  138       JPMCB        5,900,000  10/01/05      80.0          4,720,000           91       4,720,000           91      0.2%
  139       JPMCB        6,300,000  08/31/05      74.6          4,700,000           84       4,700,000           84      0.2%
  140       JPMCB        8,000,000  10/01/05      56.3          4,500,000      375,000       4,500,000      375,000      0.2%
  141       JPMCB        9,100,000  08/01/05      49.4          4,500,000       23,936       4,496,024       23,915      0.2%
  142       JPMCB        6,100,000  01/28/05      73.7          4,500,000          101       4,494,435          101      0.2%
  143       JPMCB       15,800,000  08/03/05      27.8          4,400,000      122,222       4,400,000      122,222      0.2%
  144        CIBC        6,000,000  05/12/05      72.9          4,375,000          111       4,375,000          111      0.2%
  145        CIBC        6,000,000  06/01/06      72.8          4,370,000          159       4,370,000          159      0.2%
  146       JPMCB        5,500,000  08/12/05      79.1          4,350,000          207       4,350,000          207      0.2%
  147        CIBC        5,400,000  07/19/05      79.8          4,320,000           61       4,310,379           61      0.2%
  148       JPMCB        5,700,000  09/10/05      74.9          4,275,000       15,106       4,268,824       15,084      0.2%
  149        CIBC        5,900,000  05/01/07      72.0          4,250,000           45       4,250,000           45      0.2%
  150        CIBC        5,300,000  07/07/05      80.0          4,240,000          167       4,240,000          167      0.2%
  151        CIBC        5,750,000  08/18/05      73.5          4,225,000          306       4,225,000          306      0.2%
  152        CIBC        5,250,000  06/27/05      79.1          4,160,000          166       4,151,507          166      0.2%
  153        CIBC        6,250,000  02/01/05      66.3          4,159,000          320       4,146,131          319      0.2%
  154       JPMCB        5,200,000  08/01/05      78.8          4,100,000          101       4,100,000          101      0.2%
  155        CIBC        5,625,000  08/30/05      72.0          4,050,000          108       4,050,000          108      0.1%
  156        CIBC        5,400,000  09/17/05      74.1          4,000,000           45       4,000,000           45      0.1%
  157       JPMCB        5,700,000  07/18/05      70.2          4,000,000          134       4,000,000          134      0.1%
  158       JPMCB        5,000,000  08/11/05      79.9          4,000,000           98       3,996,110           98      0.1%
  159       JPMCB        5,000,000  08/11/05      79.9          4,000,000           89       3,996,110           89      0.1%
  160        CIBC        5,500,000  06/10/05      72.4          4,000,000           41       3,984,211           41      0.1%
  161       JPMCB        8,050,000  06/15/05      49.3          4,000,000           79       3,970,535           78      0.1%
  162        CIBC        5,135,000  06/02/05      74.7          3,850,000           49       3,838,298           49      0.1%
  163       JPMCB        4,870,000  07/20/05      78.0          3,800,000          115       3,796,421          115      0.1%
  164       JPMCB        7,110,000  08/18/05      53.4          3,800,000           78       3,796,041           78      0.1%
  165        CIBC        4,650,000  05/04/05      80.0          3,720,000       68,889       3,720,000       68,889      0.1%
  166       JPMCB        4,500,000  08/12/05      80.0          3,600,000          212       3,600,000          212      0.1%
  167        CIBC        4,700,000  09/01/05      76.5          3,600,000          187       3,596,905          187      0.1%
  168        CIBC        5,400,000  06/13/05      66.5          3,600,000          278       3,592,823          277      0.1%
  169        CIBC        4,550,000  08/17/05      78.7          3,580,000           90       3,580,000           90      0.1%
  170       JPMCB        4,500,000  07/29/05      79.0          3,560,000       65,926       3,556,340       65,858      0.1%
  171       JPMCB        4,400,000  08/16/05      80.0          3,520,000       23,158       3,520,000       23,158      0.1%
  172        CIBC        5,700,000  05/30/05      61.4          3,500,000           13       3,500,000           13      0.1%
  173        CIBC        4,500,000  09/21/05      77.8          3,500,000       23,649       3,500,000       23,649      0.1%
  174       JPMCB        5,300,000  07/19/05      66.0          3,500,000           40       3,496,521           40      0.1%
  175        CIBC        4,650,000  07/21/05      74.6          3,470,000          133       3,470,000          133      0.1%
  176       JPMCB        4,670,000  10/31/05      72.8          3,400,000       65,385       3,400,000       65,385      0.1%
  177       JPMCB        5,200,000  08/03/05      65.4          3,400,000          203       3,400,000          203      0.1%
  178        CIBC        5,900,000  01/01/06      57.6          3,400,000           85       3,400,000           85      0.1%
  179       JPMCB        4,650,000  09/01/05      73.0          3,400,000          207       3,396,758          207      0.1%
  180       JPMCB        4,350,000  06/22/05      77.0          3,350,000          100       3,350,000          100      0.1%
  181       JPMCB        4,200,000  09/06/05      78.6          3,300,000           87       3,300,000           87      0.1%
  182       JPMCB        7,950,000  07/15/05      41.5          3,300,000           43       3,300,000           43      0.1%

  183        CIBC        4,150,000  03/04/05      79.3          3,300,000          138       3,289,606          137      0.1%
  184        CIBC        4,500,000  06/23/05      72.2          3,250,000       29,817       3,250,000       29,817      0.1%
  185        CIBC        4,600,000  05/24/05      69.6          3,200,000           51       3,200,000           51      0.1%
  186        CIBC        4,750,000  05/11/05      67.2          3,200,000          136       3,190,339          136      0.1%
  187       JPMCB        4,880,000  07/14/05      64.5          3,150,000           58       3,150,000           58      0.1%
  188       JPMCB        3,950,000  08/14/05      79.2          3,128,000           94       3,128,000           94      0.1%
  189       JPMCB        5,000,000  08/04/05      62.0          3,100,000           61       3,100,000           61      0.1%
  190        CIBC        4,050,000  05/09/05      76.0          3,077,000       87,914       3,077,000       87,914      0.1%
  191        CIBC        4,000,000  05/09/05      76.1          3,044,000      108,714       3,044,000      108,714      0.1%
  192        CIBC        3,800,000  05/04/05      80.0          3,040,000       58,462       3,040,000       58,462      0.1%
  193       JPMCB        3,800,000  06/23/05      79.7          3,040,000       34,157       3,029,555       34,040      0.1%
  194        CIBC        3,775,000  05/04/05      80.0          3,020,000       65,652       3,020,000       65,652      0.1%
  195       JPMCB        4,950,000  06/08/05      60.9          3,025,000           65       3,014,650           65      0.1%
  196        CIBC        4,200,000  07/03/05      71.2          3,000,000       15,306       2,990,383       15,257      0.1%
  197       JPMCB        5,400,000  08/26/05      54.6          2,950,000          166       2,950,000          166      0.1%
  198        CIBC        3,845,000  06/07/05      73.7          2,835,000          164       2,832,257          164      0.1%
  199        CIBC        3,600,000  05/09/05      77.1          2,775,000       79,286       2,775,000       79,286      0.1%
  200        CIBC        3,680,000  06/14/05      74.5          2,750,000          144       2,741,281          143      0.1%
  201       JPMCB        3,975,000  07/06/05      67.9          2,700,000          113       2,697,406          112      0.1%
  202       JPMCB        3,600,000  06/28/05      74.5          2,690,000          155       2,681,602          155      0.1%
  203        CIBC        3,350,000  05/13/05      78.8          2,650,000          210       2,639,150          209      0.1%
  204        CIBC        3,400,000  08/11/05      77.2          2,625,000       84,677       2,625,000       84,677      0.1%
  205       JPMCB        3,250,000  08/29/05      80.0          2,600,000          207       2,600,000          207      0.1%
  206       JPMCB        3,700,000  09/01/05      68.9          2,550,000          332       2,550,000          332      0.1%
  207       JPMCB        3,200,000  09/12/05      78.1          2,500,000           75       2,500,000           75      0.1%
  208        CIBC        3,300,000  05/09/05      75.4          2,487,000       73,147       2,487,000       73,147      0.1%
  209       JPMCB        3,150,000  08/23/05      78.3          2,465,000       49,300       2,465,000       49,300      0.1%
  210       JPMCB        4,600,000  09/08/05      52.2          2,400,000           73       2,400,000           73      0.1%
  211       JPMCB        3,500,000  08/26/05      68.6          2,400,000           78       2,400,000           78      0.1%
  212       JPMCB        3,100,000  08/01/05      77.1          2,394,000          229       2,388,746          229      0.1%
  213       JPMCB        4,700,000  08/03/05      50.0          2,350,000          241       2,350,000          241      0.1%
  214       JPMCB        3,050,000  07/29/05      75.3          2,300,000          288       2,297,898          287      0.1%
  215       JPMCB        3,520,587  09/13/05      65.3          2,300,000          188       2,297,681          188      0.1%
  216       JPMCB        2,650,000  05/09/05      79.8          2,120,000       16,308       2,115,663       16,274      0.1%
  217       JPMCB        2,700,000  08/10/05      77.7          2,100,000          165       2,098,181          165      0.1%
  218       JPMCB        4,500,000  09/01/05      44.4          2,000,000           29       2,000,000           29      0.1%
  219        CIBC        2,550,000  04/18/05      78.4          2,000,000           57       2,000,000           57      0.1%
  220        CIBC        2,530,000  01/08/05      78.8          2,000,000          208       1,994,123          208      0.1%
  221       JPMCB        2,500,000  05/27/05      77.8          1,950,000           52       1,944,373           52      0.1%
  222        CIBC        2,500,000  07/27/05      76.0          1,900,000       39,583       1,900,000       39,583      0.1%
  223        CIBC        3,300,000  06/17/05      57.6          1,900,000          167       1,900,000          167      0.1%
 223.01                  1,650,000  06/17/05                      950,000          168         950,000          168
 223.02                  1,650,000  06/17/05                      950,000          165         950,000          165
  224        CIBC        2,500,000  08/11/05      75.2          1,879,000       55,265       1,879,000       55,265      0.1%
  225        CIBC        2,200,000  08/11/05      76.8          1,690,000       88,947       1,690,000       88,947      0.1%
  226        CIBC        2,000,000  06/01/05      74.8          1,495,000       59,800       1,495,000       59,800      0.1%
  227        CIBC        2,090,000  06/17/05      66.8          1,400,000          146       1,395,716          145      0.1%
  228        CIBC        1,565,000  05/04/05      80.0          1,252,000       83,467       1,252,000       83,467      0.0%
  229        CIBC        1,300,000  05/15/05      76.9          1,000,000       50,000       1,000,000       50,000      0.0%
  230        CIBC        1,270,000  05/04/05      74.0            940,000       72,308         940,000       72,308      0.0%

                     LOAN     % OF      % OF                                                     NET
                     GROUP    LOAN      LOAN     CROSSED      RELATED     INTEREST   ADMIN.    MORTGAGE
 LOAN #     SELLER  1 OR 2   GROUP 1   GROUP 2     LOAN     BORROWER(3)    RATE %     FEE %    RATE %(4)   ACCRUAL TYPE
 ------     ------  ------   -------   -------     ----     -----------    ------     -----    ---------   ------------

   1        JPMCB      1      7.5%                                        5.34600    0.02080    5.32520     Actual/360
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
   2        JPMCB      1      7.2%                                        5.31560    0.02080    5.29480     Actual/360
   3         CIBC      1      4.8%                               1        6.29000    0.02080    6.26920     Actual/360
   4         CIBC      1      3.3%                                        5.91000    0.02080    5.88920     Actual/360
   5        JPMCB      1      2.7%                                        5.28100    0.02080    5.26020     Actual/360
   6        JPMCB      1      2.7%                                        4.87850    0.02080    4.85770     Actual/360
   7         CIBC      1      2.4%                                        5.14000    0.02080    5.11920     Actual/360
   8         CIBC      1      2.3%                                        5.04000    0.02080    5.01920     Actual/360
  8.01
  8.02
  8.03
  8.04
  8.05
   9        JPMCB      1      2.3%                               2        5.29000    0.02080    5.26920     Actual/360
   10       JPMCB      1      1.8%                                        5.04000    0.02080    5.01920     Actual/360
   11       JPMCB      1      1.8%                               2        5.29000    0.02080    5.26920     Actual/360
   12       JPMCB      1      1.4%                                        5.42800    0.05080    5.37720     Actual/360
   13       JPMCB      1      1.4%                               4        5.13000    0.02080    5.10920     Actual/360
 13.01
 13.02
   14       JPMCB      2                10.2%                             5.96500    0.02080    5.94420     Actual/360
   15       JPMCB      1      1.3%                                        5.13000    0.02080    5.10920     Actual/360
   16        CIBC      2                9.8%                              6.49000    0.02080    6.46920     Actual/360
   17       JPMCB      2                9.3%                     6        5.20000    0.02080    5.17920     Actual/360
   18        CIBC      1      1.1%                               8        5.09000    0.02080    5.06920     Actual/360
   19        CIBC      1      1.1%                                        5.17000    0.02080    5.14920     Actual/360
   20       JPMCB      1      1.1%                                        5.37000    0.02080    5.34920     Actual/360
   21        CIBC      1      1.1%                                        5.40000    0.02080    5.37920     Actual/360
   22        CIBC      1      1.0%                                        5.31000    0.02080    5.28920     Actual/360
   23        CIBC      1      1.0%                                        5.52000    0.02080    5.49920     Actual/360
 23.01
 23.02
   24        CIBC      2                7.4%                              5.19000    0.02080    5.16920     Actual/360
   25        CIBC      1      1.0%                               3        5.00000    0.02080    4.97920     Actual/360
 25.01
 25.02
 25.03
 25.04
 25.05
   26       JPMCB      1      1.0%                                        5.48000    0.09080    5.38920     Actual/360
   27       JPMCB      1      0.9%                                        5.23000    0.02080    5.20920     Actual/360
   28        CIBC      1      0.8%                                        5.38000    0.07080    5.30920     Actual/360
 28.01
 28.02
   29       JPMCB      2                6.2%                     6        5.20000    0.02080    5.17920     Actual/360
   30       JPMCB      1      0.8%                                        5.55000    0.02080    5.52920     Actual/360
   31        CIBC      2                6.2%                              5.13000    0.02080    5.10920     Actual/360
   32        CIBC      1      0.8%                               5        5.17000    0.02080    5.14920     Actual/360
   33        CIBC      1      0.8%                                        5.38000    0.02080    5.35920     Actual/360
   34       JPMCB      1      0.8%                                        5.85000    0.07044    5.77956     Actual/360
   35       JPMCB      1      0.8%                                        5.21000    0.06080    5.14920     Actual/360
   36       JPMCB      1      0.7%                                        5.22000    0.07080    5.14920     Actual/360
   37        CIBC      1      0.7%                                        5.33000    0.02080    5.30920     Actual/360
   38       JPMCB      1      0.7%                                        5.23000    0.02080    5.20920     Actual/360
   39        CIBC      1      0.7%                               3        4.90000    0.02080    4.87920     Actual/360
 39.01
 39.02
   40        CIBC      2                4.8%                              5.10000    0.02080    5.07920     Actual/360
   41       JPMCB      1      0.6%                                        5.23000    0.02080    5.20920     Actual/360
   42       JPMCB      1      0.6%                              10        5.31500    0.02080    5.29420     Actual/360
   43        CIBC      1      0.6%                                        5.61000    0.04080    5.56920     Actual/360
   44        CIBC      1      0.6%                                        5.53000    0.02080    5.50920     Actual/360
   45       JPMCB      1      0.6%                                        5.31000    0.07080    5.23920     Actual/360
   46       JPMCB      1      0.6%                                        5.30000    0.02080    5.27920     Actual/360

   47        CIBC      1      0.6%                                        5.64000    0.06080    5.57920     Actual/360
   48       JPMCB      1      0.6%                                        5.21500    0.02080    5.19420     Actual/360
   49        CIBC      1      0.5%                               9        5.41000    0.02080    5.38920     Actual/360
   50       JPMCB      1      0.5%                                        4.94700    0.04415    4.90285     Actual/360
   51       JPMCB      1      0.5%                                        5.33000    0.02080    5.30920     Actual/360
   52        CIBC      2                3.8%                              5.25000    0.02080    5.22920     Actual/360
   53       JPMCB      1      0.5%                                        5.29000    0.02080    5.26920     Actual/360
   54        CIBC      1      0.5%                               1        5.79000    0.02080    5.76920     Actual/360
   55        CIBC      1      0.5%                                        5.25000    0.02080    5.22920     Actual/360
   56       JPMCB      1      0.5%                                        5.34000    0.02080    5.31920     Actual/360
   57        CIBC      1      0.5%                                        5.42000    0.02080    5.39920     Actual/360
   58        CIBC      1      0.4%                                        5.55000    0.02080    5.52920     Actual/360
   59       JPMCB      1      0.4%                                        5.31250    0.07080    5.24170     Actual/360
   60       JPMCB      1      0.4%                                        5.93000    0.07080    5.85920     Actual/360
   61       JPMCB      1      0.4%                                        5.33000    0.02080    5.30920     Actual/360
   62        CIBC      1      0.4%                                        5.12000    0.02080    5.09920     Actual/360
   63       JPMCB      2                3.2%                              5.18000    0.05580    5.12420     Actual/360
   64       JPMCB      1      0.4%                                        5.61000    0.02080    5.58920     Actual/360
   65       JPMCB      1      0.4%                                        5.54000    0.08080    5.45920     Actual/360
   66       JPMCB      1      0.4%                                        5.39000    0.08080    5.30920     Actual/360
   67       JPMCB      1      0.4%                                        4.92000    0.08080    4.83920     Actual/360
 67.01
 67.02
 67.03
 67.04
 67.05
   68        CIBC      1      0.4%                                        6.00000    0.02080    5.97920     Actual/360
   69       JPMCB      1      0.4%                                        5.42000    0.02080    5.39920     Actual/360
   70       JPMCB      1      0.4%                               4        5.11000    0.02080    5.08920     Actual/360
   71        CIBC      1      0.4%                                        5.37000    0.02080    5.34920     Actual/360
   72       JPMCB      1      0.4%                                        5.21000    0.02080    5.18920     Actual/360
   73        CIBC      1      0.4%                                        5.37000    0.02080    5.34920     Actual/360
   74        CIBC      1      0.4%                                        5.82000    0.02080    5.79920     Actual/360
 74.01
 74.02
   75       JPMCB      1      0.4%                                        5.39000    0.06080    5.32920     Actual/360
   76        CIBC      2                2.8%                              5.44000    0.02080    5.41920     Actual/360
   77        CIBC      2                2.8%                     5        5.27000    0.02080    5.24920     Actual/360
 77.01
 77.02
 77.03
 77.04
 77.05
   78       JPMCB      1      0.4%                              11        5.30000    0.02080    5.27920     Actual/360
 78.01
 78.02
 78.03
 78.04
   79        CIBC      1      0.4%                                        5.25000    0.02080    5.22920     Actual/360
   80        CIBC      2                2.7%                              5.10000    0.02080    5.07920     Actual/360
   81        CIBC      1      0.4%                                        5.29000    0.06080    5.22920     Actual/360
   82        CIBC      1      0.4%                               9        5.80000    0.02080    5.77920     Actual/360
   83       JPMCB      1      0.4%                                        5.33000    0.02080    5.30920     Actual/360
   84        CIBC      1      0.4%                                        5.44000    0.02080    5.41920     Actual/360
   85       JPMCB      1      0.3%                                        5.56000    0.02080    5.53920       30/360
   86       JPMCB      1      0.3%                                        5.21000    0.07080    5.13920     Actual/360
   87       JPMCB      1      0.3%                                        5.27000    0.02080    5.24920     Actual/360
   88       JPMCB      1      0.3%                                        5.62000    0.02080    5.59920     Actual/360
   89       JPMCB      1      0.3%                              11        5.61000    0.02080    5.58920     Actual/360
   90       JPMCB      1      0.3%                                        4.89000    0.02080    4.86920     Actual/360
   91       JPMCB      1      0.3%                                        5.01500    0.02080    4.99420     Actual/360
   92       JPMCB      1      0.3%                                        5.43000    0.02080    5.40920     Actual/360
   93        CIBC      2                2.3%                    17        5.17000    0.02080    5.14920     Actual/360
   94        CIBC      1      0.3%                                        5.46000    0.11080    5.34920     Actual/360
   95        CIBC      1      0.3%                                        5.46000    0.11080    5.34920     Actual/360
   96        CIBC      1      0.3%                                        5.57000    0.02080    5.54920     Actual/360
   97       JPMCB      1      0.3%                              16        5.18000    0.02080    5.15920     Actual/360
   98        CIBC      1      0.3%                                        4.90000    0.02080    4.87920     Actual/360
   99        CIBC      1      0.3%                              15        5.32000    0.02080    5.29920     Actual/360
  100       JPMCB      1      0.3%                              13        5.24000    0.02080    5.21920     Actual/360
 100.01
 100.02
 100.03
  101       JPMCB      2                2.1%                              5.34000    0.02080    5.31920     Actual/360
  102        CIBC      1      0.3%                                        5.01000    0.02080    4.98920     Actual/360
  103        CIBC      1      0.3%                                        5.35000    0.02080    5.32920     Actual/360
  104       JPMCB      1      0.3%                                        5.37000    0.07080    5.29920     Actual/360
  105        CIBC      1      0.3%                              18        5.19000    0.02080    5.16920     Actual/360
  106       JPMCB      1      0.3%                              12        5.10000    0.02080    5.07920     Actual/360
  107       JPMCB      1      0.3%                                        5.86000    0.02080    5.83920     Actual/360

  108        CIBC      2                2.0%                     5        5.32000    0.02080    5.29920     Actual/360
 108.01
 108.02
  109        CIBC      1      0.3%                                        5.25000    0.02080    5.22920     Actual/360
  110       JPMCB      1      0.3%                                        5.00000    0.07080    4.92920     Actual/360
  111       JPMCB      1      0.3%                                        5.83000    0.02080    5.80920     Actual/360
  112        CIBC      1      0.3%                                        5.46000    0.02080    5.43920     Actual/360
  113       JPMCB      2                1.9%                              5.78000    0.11080    5.66920     Actual/360
  114        CIBC      1      0.3%                                        5.58000    0.02080    5.55920     Actual/360
  115        CIBC      1      0.3%                                        5.87000    0.02080    5.84920     Actual/360
  116        CIBC      1      0.3%                                        5.25000    0.02080    5.22920     Actual/360
  117       JPMCB      1      0.2%                                        5.09000    0.07080    5.01920     Actual/360
  118        CIBC      1      0.2%                                        5.43000    0.02080    5.40920     Actual/360
  119        CIBC      1      0.2%                                        5.78000    0.02080    5.75920     Actual/360
  120        CIBC      1      0.2%                                        5.18000    0.02080    5.15920     Actual/360
  121       JPMCB      1      0.2%                                        5.47000    0.02080    5.44920     Actual/360
  122       JPMCB      1      0.2%                              10        5.13000    0.02080    5.10920     Actual/360
  123       JPMCB      1      0.2%                              19        5.20000    0.09080    5.10920     Actual/360
  124        CIBC      1      0.2%                                        5.56000    0.02080    5.53920     Actual/360
  125       JPMCB      1      0.2%                                        5.13000    0.02080    5.10920     Actual/360
  126       JPMCB      1      0.2%                                        5.49000    0.02080    5.46920       30/360
  127        CIBC      1      0.2%                                        5.25000    0.02080    5.22920     Actual/360
  128       JPMCB      1      0.2%                              14        5.78000    0.02080    5.75920     Actual/360
 128.01
 128.02
 128.03
  129        CIBC      1      0.2%                              15        5.42000    0.02080    5.39920     Actual/360
  130       JPMCB      1      0.2%                                        6.04000    0.02080    6.01920     Actual/360
  131       JPMCB      2                1.6%                              5.36000    0.02080    5.33920     Actual/360
  132        CIBC      1      0.2%                                        5.75000    0.02080    5.72920     Actual/360
  133       JPMCB      2                1.5%                              5.27000    0.02080    5.24920     Actual/360
  134       JPMCB      1      0.2%                                        5.62400    0.02080    5.60320     Actual/360
  135        CIBC      1      0.2%                                        5.90000    0.11080    5.78920     Actual/360
  136       JPMCB      1      0.2%                                        5.32500    0.08080    5.24420     Actual/360
  137       JPMCB      1      0.2%                                        5.63000    0.07080    5.55920     Actual/360
  138       JPMCB      1      0.2%                                        5.31000    0.07080    5.23920     Actual/360
  139       JPMCB      1      0.2%                              16        5.18000    0.02080    5.15920     Actual/360
  140       JPMCB      1      0.2%                                        5.47000    0.02080    5.44920     Actual/360
  141       JPMCB      1      0.2%                                        5.75300    0.02080    5.73220     Actual/360
  142       JPMCB      1      0.2%                                        6.16000    0.07080    6.08920     Actual/360
  143       JPMCB      2                1.4%                    12        5.23000    0.02080    5.20920     Actual/360
  144        CIBC      1      0.2%                               7        4.90000    0.02080    4.87920     Actual/360
  145        CIBC      1      0.2%                                        5.55000    0.07080    5.47920     Actual/360
  146       JPMCB      1      0.2%                                        5.42000    0.07080    5.34920     Actual/360
  147        CIBC      1      0.2%                                        5.09000    0.02080    5.06920     Actual/360
  148       JPMCB      1      0.2%                                        5.35000    0.08080    5.26920     Actual/360
  149        CIBC      1      0.2%                                        5.88000    0.02080    5.85920     Actual/360
  150        CIBC      1      0.2%                                        6.10000    0.05080    6.04920     Actual/360
  151        CIBC      1      0.2%                                        5.89000    0.02080    5.86920     Actual/360
  152        CIBC      1      0.2%                                        5.50000    0.02080    5.47920     Actual/360
  153        CIBC      1      0.2%                              21        5.35000    0.02080    5.32920     Actual/360
  154       JPMCB      1      0.2%                                        5.25000    0.02080    5.22920     Actual/360
  155        CIBC      1      0.2%                                        5.43000    0.02080    5.40920     Actual/360
  156        CIBC      1      0.2%                              20        5.87000    0.02080    5.84920     Actual/360
  157       JPMCB      1      0.2%                                        5.91000    0.02080    5.88920     Actual/360
  158       JPMCB      1      0.2%                              13        5.37000    0.02080    5.34920     Actual/360
  159       JPMCB      1      0.2%                              13        5.37000    0.02080    5.34920     Actual/360
  160        CIBC      1      0.2%                                        5.50000    0.02080    5.47920     Actual/360
  161       JPMCB      1      0.2%                                        4.99000    0.08080    4.90920     Actual/360
  162        CIBC      1      0.2%                                        5.43000    0.02080    5.40920     Actual/360
  163       JPMCB      1      0.2%                                        5.50000    0.07080    5.42920     Actual/360
  164       JPMCB      1      0.2%                                        5.08400    0.11080    4.97320     Actual/360
  165        CIBC      2                1.1%                     7        5.25000    0.02080    5.22920     Actual/360
  166       JPMCB      1      0.2%                                        5.30000    0.11080    5.18920     Actual/360
  167        CIBC      1      0.2%                                        5.86000    0.02080    5.83920     Actual/360
  168        CIBC      1      0.1%                                        5.61000    0.02080    5.58920     Actual/360
  169        CIBC      1      0.1%                                        5.47000    0.02080    5.44920     Actual/360
  170       JPMCB      2                1.1%                              5.14000    0.02080    5.11920     Actual/360
  171       JPMCB      2                1.1%                              5.96000    0.07080    5.88920     Actual/360
  172        CIBC      1      0.1%                              20        5.36000    0.05080    5.30920     Actual/360
  173        CIBC      2                1.1%                              5.71000    0.02080    5.68920     Actual/360
  174       JPMCB      1      0.1%                                        5.28000    0.02080    5.25920     Actual/360
  175        CIBC      1      0.1%                                        5.80000    0.02080    5.77920     Actual/360
  176       JPMCB      2                1.0%                              5.58000    0.02080    5.55920     Actual/360
  177       JPMCB      1      0.1%                              12        5.48000    0.02080    5.45920     Actual/360
  178        CIBC      1      0.1%                                        5.36000    0.02080    5.33920     Actual/360
  179       JPMCB      1      0.1%                                        5.45000    0.02080    5.42920     Actual/360
  180       JPMCB      1      0.1%                                        5.64000    0.02080    5.61920     Actual/360
  181       JPMCB      1      0.1%                                        5.27000    0.07080    5.19920     Actual/360
  182       JPMCB      1      0.1%                                        5.04000    0.07080    4.96920     Actual/360

  183        CIBC      1      0.1%                                        5.27000    0.02080    5.24920     Actual/360
  184        CIBC      2                1.0%                              5.56000    0.02080    5.53920     Actual/360
  185        CIBC      1      0.1%                               8        5.30000    0.02080    5.27920     Actual/360
  186        CIBC      1      0.1%                                        5.46000    0.02080    5.43920     Actual/360
  187       JPMCB      1      0.1%                                        5.09000    0.08080    5.00920     Actual/360
  188       JPMCB      1      0.1%                                        5.59000    0.02080    5.56920     Actual/360
  189       JPMCB      1      0.1%                              19        5.20000    0.09080    5.10920     Actual/360
  190        CIBC      2                0.9%                     7        4.91000    0.02080    4.88920     Actual/360
  191        CIBC      2                0.9%                     7        5.12000    0.02080    5.09920     Actual/360
  192        CIBC      2                0.9%                     7        4.97000    0.02080    4.94920     Actual/360
  193       JPMCB      2                0.9%                              4.87000    0.07080    4.79920     Actual/360
  194        CIBC      2                0.9%                     7        5.25000    0.02080    5.22920     Actual/360
  195       JPMCB      1      0.1%                                        5.54000    0.11080    5.42920     Actual/360
  196        CIBC      1      0.1%                                        5.19000    0.02080    5.16920     Actual/360
  197       JPMCB      1      0.1%                                        5.44000    0.02080    5.41920     Actual/360
  198        CIBC      1      0.1%                                        5.39000    0.02080    5.36920     Actual/360
  199        CIBC      2                0.9%                     7        4.91000    0.02080    4.88920     Actual/360
  200        CIBC      1      0.1%                              18        5.24000    0.02080    5.21920     Actual/360
  201       JPMCB      1      0.1%                                        5.42000    0.09080    5.32920     Actual/360
  202       JPMCB      1      0.1%                                        5.31000    0.02080    5.28920     Actual/360
  203        CIBC      1      0.1%                                        5.34000    0.02080    5.31920     Actual/360
  204        CIBC      2                0.8%                     7        5.03000    0.02080    5.00920     Actual/360
  205       JPMCB      1      0.1%                                        5.43000    0.02080    5.40920     Actual/360
  206       JPMCB      1      0.1%                                        5.70000    0.02080    5.67920     Actual/360
  207       JPMCB      1      0.1%                              13        5.29000    0.02080    5.26920     Actual/360
  208        CIBC      2                0.8%                     7        5.08000    0.02080    5.05920     Actual/360
  209       JPMCB      2                0.8%                              5.89000    0.07080    5.81920     Actual/360
  210       JPMCB      1      0.1%                                        5.30000    0.02080    5.27920     Actual/360
  211       JPMCB      1      0.1%                                        5.33000    0.07080    5.25920     Actual/360
  212       JPMCB      1      0.1%                                        5.16000    0.02080    5.13920     Actual/360
  213       JPMCB      1      0.1%                              12        5.58000    0.02080    5.55920     Actual/360
  214       JPMCB      1      0.1%                                        5.62000    0.02080    5.59920     Actual/360
  215       JPMCB      1      0.1%                                        5.22000    0.02080    5.19920     Actual/360
  216       JPMCB      2                0.7%                              5.49000    0.02080    5.46920     Actual/360
  217       JPMCB      1      0.1%                                        5.83000    0.11080    5.71920     Actual/360
  218       JPMCB      1      0.1%                                        5.35000    0.02080    5.32920     Actual/360
  219        CIBC      1      0.1%                                        5.50000    0.02080    5.47920     Actual/360
  220        CIBC      1      0.1%                              21        5.58000    0.02080    5.55920     Actual/360
  221       JPMCB      1      0.1%                              14        5.67000    0.11080    5.55920     Actual/360
  222        CIBC      2                0.6%                    17        5.44000    0.02080    5.41920     Actual/360
  223        CIBC      1      0.1%                              22        5.40000    0.02080    5.37920     Actual/360
 223.01
 223.02
  224        CIBC      2                0.6%                     7        5.03000    0.02080    5.00920     Actual/360
  225        CIBC      2                0.5%                     7        5.03000    0.02080    5.00920     Actual/360
  226        CIBC      2                0.5%                     7        4.91000    0.02080    4.88920     Actual/360
  227        CIBC      1      0.1%                              22        5.40000    0.02080    5.37920     Actual/360
  228        CIBC      2                0.4%                     7        5.25000    0.02080    5.22920     Actual/360
  229        CIBC      2                0.3%                     7        5.05000    0.02080    5.02920     Actual/360
  230        CIBC      2                0.3%                     7        4.97000    0.02080    4.94920     Actual/360

                     MONTHLY DEBT    ANNUAL DEBT                      FIRST
 LOAN #     SELLER  SERVICE ($) (5) SERVICE ($)(6)  NOTE DATE   PAYMENT DATE (14)    REM. TERM    REM. AMORT    I/O PERIOD (7)
 ------     ------  --------------- --------------  ---------   -----------------    ---------    -----------   --------------

   1        JPMCB     817,102.69     9,805,232.28   09/27/05         11/01/05            59            0              60
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
   2        JPMCB     770,239.05     9,242,868.60   09/13/05         11/01/05            83            0              84
   3         CIBC     761,465.71     9,137,588.52   11/08/05         01/01/06            60           300             24
   4         CIBC     469,083.47     5,629,001.64   11/02/05         01/01/06           120           360             0
   5        JPMCB     290,027.14     3,480,325.68   08/31/05         10/01/05           118            0             120
   6        JPMCB     267,922.25     3,215,067.00   09/30/05         11/01/05           119            0             120
   7         CIBC     245,369.56     2,944,434.72   11/10/05         01/01/06           120            0             120
   8         CIBC     238,892.50     2,866,710.00   06/27/05         08/01/05            56            0              60
  8.01
  8.02
  8.03
  8.04
  8.05
   9        JPMCB     305,076.10     3,660,913.20   09/26/05         11/01/05           119           360             36
   10       JPMCB     230,807.09     2,769,685.08   07/20/05         09/01/05           117           360             60
   11       JPMCB     232,967.20     2,795,606.40   09/28/05         11/01/05           119           360             36
   12       JPMCB     191,515.16     2,298,181.92   10/05/05         12/01/05           144           360             60
   13       JPMCB     201,048.21     2,412,578.52   10/12/05         12/01/05           120           300             0
 13.01
 13.02
   14       JPMCB     198,304.32     2,379,651.84   10/25/05         12/01/05           120           360             0
   15       JPMCB     174,334.29     2,092,011.48   10/07/05         12/01/05           120           360             60
   16        CIBC     200,725.55     2,408,706.60   11/01/05         12/01/05           120           360             0
   17       JPMCB     164,733.26     1,976,799.12   08/22/05         10/01/05            82           360             60
   18        CIBC     146,430.58     1,757,166.96   07/12/05         09/01/05           117           360             60
   19        CIBC     147,759.96     1,773,119.52   06/06/05         08/01/05           116           360             24
   20       JPMCB     150,548.42     1,806,581.04   09/29/05         11/01/05           119           360             36
   21        CIBC     143,751.88     1,725,022.56   10/21/05         12/01/05           120           360             24
   22        CIBC     136,201.82     1,634,421.84   06/21/05         08/01/05           116           360             60
   23        CIBC     138,846.85     1,666,162.20   10/20/05         12/01/05           120           360             36
 23.01
 23.02
   24        CIBC     131,638.39     1,579,660.68   09/13/05         11/01/05           119           360             12
   25        CIBC     139,132.43     1,669,589.16   08/02/05         10/01/05           118           298             0
 25.01
 25.02
 25.03
 25.04
 25.05
   26       JPMCB     130,303.01     1,563,636.12   10/31/05         12/01/05           120           360             60
   27       JPMCB     115,702.78     1,388,433.36   10/06/05         12/01/05           120           360             36
   28        CIBC     122,602.26     1,471,227.12   09/28/05         11/01/05           179           299             0
 28.01
 28.02
   29       JPMCB     109,822.18     1,317,866.16   08/22/05         10/01/05            82           360             60
   30       JPMCB     123,415.41     1,480,984.92   10/03/05         12/01/05           120           300             0
   31        CIBC     108,958.93     1,307,507.16   10/05/05         12/01/05           120           360             24
   32        CIBC     109,451.82     1,313,421.84   09/30/05         11/01/05           119           359             0
   33        CIBC     112,056.60     1,344,679.20   08/15/05         10/01/05           118           358             0
   34       JPMCB     142,049.38     1,704,592.56   11/15/05         01/01/06           228           228             0
   35       JPMCB      80,556.01      966,672.12    10/07/05         12/01/05            84            0              84
   36       JPMCB      99,062.47     1,188,749.64   08/31/05         10/01/05           118           358             0
   37        CIBC     100,290.44     1,203,485.28   06/03/05         08/01/05           116           356             0
   38       JPMCB      93,664.15     1,123,969.80   09/15/05         11/01/05           119           360             60
   39        CIBC      83,854.82     1,006,257.84   07/26/05         09/01/05           117           357             0
 39.01
 39.02
   40        CIBC      85,243.11     1,022,917.32   07/21/05         09/01/05           117           357             0
   41       JPMCB      83,746.77     1,004,961.24   08/18/05         10/01/05           118           360             36
   42       JPMCB      82,601.12      991,213.44    10/12/05         12/01/05           120           360             60
   43        CIBC      84,269.69     1,011,236.28   09/01/05         10/01/05           118           360             36
   44        CIBC      82,602.54      991,230.48    08/10/05         10/01/05           118           360             36
   45       JPMCB      77,829.61      933,955.32    09/13/05         11/01/05           119           360             36
   46       JPMCB      77,187.35      926,248.20    11/04/05         01/01/06           120           360             0

   47        CIBC      66,237.36      794,848.32    09/28/05         11/01/05            83            0              84
   48       JPMCB      75,685.21      908,222.52    10/17/05         12/01/05           120           360             60
   49        CIBC      73,642.33      883,707.96    10/20/05         12/01/05           120           360             60
   50       JPMCB      68,832.74      825,992.88    04/13/05         06/01/05            78           360             60
   51       JPMCB      69,813.29      837,759.48    10/25/05         12/01/05           120           360             60
   52        CIBC      69,025.46      828,305.52    08/19/05         10/01/05           118           358             0
   53       JPMCB      64,343.32      772,119.84    09/28/05         11/01/05           119           360             36
   54        CIBC      67,989.50      815,874.00    11/03/05         01/01/06           120           360             60
   55        CIBC      64,055.63      768,667.56    07/26/05         09/01/05           117           357             0
   56       JPMCB      62,561.87      750,742.44    09/23/05         11/01/05           119           359             0
   57        CIBC      61,905.79      742,869.48    06/08/05         08/01/05           116           360             36
   58        CIBC      61,660.44      739,925.28    06/17/05         08/01/05           116           356             0
   59       JPMCB      59,500.68      714,008.16    09/27/05         11/01/05           119           360             24
   60       JPMCB      62,481.04      749,772.48    09/23/05         11/01/05           179           359             0
   61       JPMCB      57,945.59      695,347.08    09/27/05         11/01/05           131           359             0
   62        CIBC      44,773.33      537,279.96    07/14/05         09/01/05            57            0              60
   63       JPMCB      56,157.29      673,887.48    10/25/05         12/01/05           120           360             0
   64       JPMCB      58,907.75      706,893.00    11/15/05         01/01/06           120           360             36
   65       JPMCB      57,714.48      692,573.76    09/27/05         11/01/05           119           359             0
   66       JPMCB      55,754.13      669,049.56    09/09/05         11/01/05           131           360             60
   67       JPMCB      78,663.25      943,959.00    08/24/05         10/01/05           178           178             0
 67.01
 67.02
 67.03
 67.04
 67.05
   68        CIBC      59,355.50      712,266.00    05/11/05         07/01/05           119           359             4
   69       JPMCB      52,619.92      631,439.04    11/15/05         01/01/06           120           360             0
   70       JPMCB      54,875.91      658,510.92    10/14/05         12/01/05            84           300             0
   71        CIBC      51,936.41      623,236.92    08/03/05         10/01/05           118           358             0
   72       JPMCB      50,575.05      606,900.60    10/11/05         12/01/05           120           360             0
   73        CIBC      51,488.68      617,864.16    08/25/05         10/01/05           118           360             15
   74        CIBC      53,804.50      645,654.00    10/28/05         12/01/05           120           360             0
 74.01
 74.02
   75       JPMCB      50,481.61      605,779.32    10/27/05         12/01/05           120           360             60
   76        CIBC      50,762.72      609,152.64    08/01/05         09/01/05           117           360             12
   77        CIBC      49,588.50      595,062.00    07/25/05         09/01/05           117           357             0
 77.01
 77.02
 77.03
 77.04
 77.05
   78       JPMCB      48,783.51      585,402.12    10/07/05         12/01/05           120           360             60
 78.01
 78.02
 78.03
 78.04
   79        CIBC      50,400.92      604,811.04    06/30/05         08/01/05           116           324             48
   80        CIBC      47,236.63      566,839.56    05/25/05         07/01/05           115           360             60
   81        CIBC      47,980.15      575,761.80    10/31/05         12/01/05           120           360             36
   82        CIBC      50,695.46      608,345.52    11/01/05         12/01/05           120           360             36
   83       JPMCB      47,916.54      574,998.48    09/09/05         11/01/05           119           360             36
   84        CIBC      48,506.60      582,079.20    07/07/05         09/01/05           117           357             0
   85       JPMCB      56,685.00      680,220.00    10/07/05         12/01/05           240           240             0
   86       JPMCB      45,077.76      540,933.12    09/21/05         11/01/05           119           359             0
   87       JPMCB      44,275.45      531,305.40    11/01/05         12/01/05           120           360             0
   88       JPMCB      44,646.44      535,757.28    04/11/05         06/01/05           114           354             0
   89       JPMCB      43,677.94      524,135.28    08/18/05         10/01/05           118           360             60
   90       JPMCB      43,364.93      520,379.16    09/30/05         11/01/05           119           300             36
   91       JPMCB      40,195.97      482,351.64    09/12/05         11/01/05           119           360             60
   92       JPMCB      33,950.07      407,400.84    08/30/05         10/01/05            58            0              60
   93        CIBC      40,497.17      485,966.04    09/07/05         11/01/05           119           360             12
   94        CIBC      41,265.58      495,186.96    07/26/05         09/01/05           117           357             0
   95        CIBC      40,982.94      491,795.28    06/29/05         08/01/05           116           356             0
   96        CIBC      41,197.58      494,370.96    10/28/05         12/01/05           120           360             0
   97       JPMCB      38,351.32      460,215.84    11/02/05         01/01/06           120           360             60
   98        CIBC      37,150.87      445,810.44    08/04/05         10/01/05           118           360             36
   99        CIBC      38,958.31      467,499.72    07/13/05         09/01/05           117           360             24
  100       JPMCB      38,610.91      463,330.92    10/20/05         12/01/05           120           360             24
 100.01
 100.02
 100.03
  101       JPMCB      38,599.15      463,189.80    09/12/05         11/01/05           119           360             60
  102        CIBC      36,545.44      438,545.28    08/18/05         10/01/05           118           360             24
  103        CIBC      37,972.13      455,665.56    08/10/05         10/01/05           118           358             0
  104       JPMCB      37,385.26      448,623.12    08/31/05         10/01/05           118           358             0
  105        CIBC      35,761.76      429,141.12    08/08/05         10/01/05           118           358             0
  106       JPMCB      35,291.74      423,500.88    10/26/05         12/01/05           120           360             0
  107       JPMCB      39,992.80      479,913.60    06/24/05         08/01/05           164           324             18

  108        CIBC      35,975.22      431,702.64    07/25/05         09/01/05           117           357             0
 108.01
 108.02
  109        CIBC      48,953.94      587,447.28    09/01/05         10/01/05           118           190             0
  110       JPMCB      33,927.13      407,125.56    07/21/05         09/01/05           117           357             0
  111       JPMCB      36,497.22      437,966.64    11/01/05         12/01/05           120           360             0
  112        CIBC      34,482.20      413,786.40    05/19/05         07/01/05           115           360             60
  113       JPMCB      35,421.54      425,058.48    10/19/05         12/01/05           120           360             0
  114        CIBC      35,013.53      420,162.36    12/23/04         02/01/05           110           350             0
  115        CIBC      35,473.09      425,677.08    10/31/05         12/01/05           120           360             0
  116        CIBC      33,132.22      397,586.64    09/09/05         11/01/05           119           359             0
  117       JPMCB      32,540.13      390,481.56    08/10/05         10/01/05           118           358             0
  118        CIBC      33,409.91      400,918.92    09/29/05         11/01/05           119           360             36
  119        CIBC      34,689.69      416,276.28    08/12/05         10/01/05            82           360             24
  120        CIBC      31,557.66      378,691.92    09/01/05         10/01/05           118           360             36
  121       JPMCB      31,973.81      383,685.72    09/26/05         11/01/05           119           359             0
  122       JPMCB      30,508.50      366,102.00    10/12/05         12/01/05           120           360             36
  123       JPMCB      30,750.21      369,002.52    09/29/05         11/01/05           119           360             36
  124        CIBC      31,435.76      377,229.12    09/12/05         11/01/05           119           360             24
  125       JPMCB      29,963.71      359,564.52    09/01/05         10/01/05           118           358             0
  126       JPMCB      44,910.41      538,924.92    08/31/05         10/01/05           178           178             0
  127        CIBC      29,763.78      357,165.36    06/14/05         08/01/05           116           360             36
  128       JPMCB      31,440.28      377,283.36    11/15/05         01/01/06           120           360             0
 128.01
 128.02
 128.03
  129        CIBC      29,827.33      357,927.96    08/09/05         10/01/05           127           360             9
  130       JPMCB      31,912.60      382,951.20    11/16/05         01/01/06           180           360             0
  131       JPMCB      29,628.93      355,547.16    09/22/05         11/01/05            59           359             0
  132        CIBC      30,637.57      367,650.84    06/24/05         08/01/05            56           356             0
  133       JPMCB      30,021.41      360,256.92    10/11/05         12/01/05           120           300             0
  134       JPMCB      31,075.73      372,908.76    09/29/05         11/01/05           119           299             0
  135        CIBC      29,419.57      353,034.84    11/07/05         01/01/06           120           360             0
  136       JPMCB      26,729.19      320,750.28    10/18/05         12/01/05           120           360             0
  137       JPMCB      29,850.01      358,200.12    09/20/05         11/01/05           179           299             0
  138       JPMCB      26,239.70      314,876.40    11/01/05         12/01/05           120           360             36
  139       JPMCB      25,750.17      309,002.04    11/02/05         01/01/06           120           360             60
  140       JPMCB      25,465.87      305,590.44    11/15/05         12/01/05           119           360             35
  141       JPMCB      26,269.36      315,232.32    09/09/05         11/01/05           179           359             0
  142       JPMCB      29,435.27      353,223.24    09/16/05         11/01/05           119           299             0
  143       JPMCB      24,242.49      290,909.88    10/31/05         12/01/05           120           360             0
  144        CIBC      18,112.70      217,352.40    06/24/05         08/01/05            56            0              60
  145        CIBC      24,949.64      299,395.68    10/06/05         12/01/05           120           360             0
  146       JPMCB      24,480.92      293,771.04    09/02/05         11/01/05           119           360             24
  147        CIBC      23,428.89      281,146.68    08/31/05         10/01/05           118           358             0
  148       JPMCB      25,870.67      310,448.04    09/30/05         11/01/05           119           299             0
  149        CIBC      25,153.94      301,847.28    05/27/05         07/01/05           115           360             24
  150        CIBC      25,694.18      308,330.16    10/31/05         12/01/05            60           360             0
  151        CIBC      25,032.99      300,395.88    10/13/05         12/01/05           120           360             0
  152        CIBC      23,620.02      283,440.24    08/22/05         10/01/05           118           358             0
  153        CIBC      23,224.43      278,693.16    08/01/05         09/01/05           117           357             0
  154       JPMCB      22,640.35      271,684.20    10/06/05         12/01/05           120           360             0
  155        CIBC      22,817.90      273,814.80    10/18/05         12/01/05           120           360             0
  156        CIBC      24,452.98      293,435.76    11/14/05         01/01/06           120           330             0
  157       JPMCB      23,751.06      285,012.72    08/12/05         01/01/06           120           360             0
  158       JPMCB      22,386.38      268,636.56    09/20/05         11/01/05           119           359             0
  159       JPMCB      22,386.38      268,636.56    09/20/05         11/01/05           119           359             0
  160        CIBC      22,711.56      272,538.72    06/16/05         08/01/05           116           356             0
  161       JPMCB      31,610.91      379,330.92    09/01/05         10/01/05           178           178             0
  162        CIBC      21,691.09      260,293.08    08/01/05         09/01/05           117           357             0
  163       JPMCB      21,575.98      258,911.76    09/12/05         11/01/05           119           359             0
  164       JPMCB      20,594.75      247,137.00    09/15/05         11/01/05           119           359             0
  165        CIBC      16,501.04      198,012.48    07/27/05         09/01/05           117            0             120
  166       JPMCB      19,990.97      239,891.64    10/03/05         12/01/05           120           360             12
  167        CIBC      21,260.86      255,130.32    09/27/05         11/01/05           119           359             0
  168        CIBC      20,689.55      248,274.60    08/04/05         10/01/05           118           358             0
  169        CIBC      20,259.51      243,114.12    10/24/05         01/01/06           120           360             0
  170       JPMCB      19,416.61      232,999.32    09/16/05         11/01/05           119           359             0
  171       JPMCB      21,013.74      252,164.88    10/31/05         01/01/06            60           360             0
  172        CIBC      23,800.15      285,601.80    11/14/05         01/01/06           120           240             0
  173        CIBC      20,336.20      244,034.40    10/04/05         12/01/05           120           360             24
  174       JPMCB      19,392.22      232,706.64    09/19/05         11/01/05           119           359             0
  175        CIBC      21,934.96      263,219.52    10/03/05         12/01/05            60           300             0
  176       JPMCB      19,475.83      233,709.96    10/14/05         12/01/05           120           360             18
  177       JPMCB      19,262.18      231,146.16    10/27/05         12/01/05           120           360             0
  178        CIBC      19,007.24      228,086.88    10/07/05         12/01/05           120           360             0
  179       JPMCB      19,198.30      230,379.60    09/27/05         11/01/05           119           359             0
  180       JPMCB      19,316.23      231,794.76    10/24/05         12/01/05           120           360             24
  181       JPMCB      19,814.13      237,769.56    11/14/05         01/01/06           120           300             0
  182       JPMCB      14,052.50      168,630.00    09/09/05         11/01/05           119            0             120

  183        CIBC      18,263.62      219,163.44    07/14/05         09/01/05           117           357             0
  184        CIBC      18,575.67      222,908.04    08/08/05         10/01/05           118           360             24
  185        CIBC      17,769.75      213,237.00    07/29/05         09/01/05           117           360             60
  186        CIBC      18,089.02      217,068.24    07/26/05         09/01/05           117           357             0
  187       JPMCB      17,083.57      205,002.84    10/05/05         12/01/05           120           360             0
  188       JPMCB      17,937.47      215,249.64    09/15/05         11/01/05           119           360             24
  189       JPMCB      17,022.44      204,269.28    09/29/05         11/01/05           119           360             36
  190        CIBC      12,764.92      153,179.04    09/23/05         11/01/05           119            0             120
  191        CIBC      13,168.12      158,017.44    09/23/05         11/01/05           119            0             120
  192        CIBC      12,765.54      153,186.48    06/23/05         08/01/05           116            0             120
  193       JPMCB      16,078.71      192,944.52    08/01/05         09/01/05           117           357             0
  194        CIBC      13,396.01      160,752.12    07/27/05         09/01/05           117            0             120
  195       JPMCB      24,781.03      297,372.36    09/16/05         11/01/05           119           179             0
  196        CIBC      16,454.80      197,457.60    07/18/05         09/01/05           117           357             0
  197       JPMCB      24,010.14      288,121.68    10/04/05         12/01/05           180           180             0
  198        CIBC      15,901.71      190,820.52    09/06/05         11/01/05           119           359             0
  199        CIBC      11,512.07      138,144.84    09/23/05         11/01/05           119            0             120
  200        CIBC      15,168.57      182,022.84    07/15/05         09/01/05           117           357             0
  201       JPMCB      15,195.06      182,340.72    09/16/05         11/01/05           119           359             0
  202       JPMCB      14,954.40      179,452.80    07/22/05         09/01/05           117           357             0
  203        CIBC      14,781.47      177,377.64    06/17/05         08/01/05           116           356             0
  204        CIBC      11,155.95      133,871.40    09/20/05         11/01/05           119            0             120
  205       JPMCB      14,648.53      175,782.36    10/26/05         12/01/05           120           360             0
  206       JPMCB      14,800.21      177,602.52    10/18/05         12/01/05           120           360             0
  207       JPMCB      13,867.10      166,405.20    10/20/05         12/01/05           120           360             24
  208        CIBC      10,674.53      128,094.36    09/22/05         11/01/05           119            0             120
  209       JPMCB      14,605.05      175,260.60    10/27/05         12/01/05           120           360             0
  210       JPMCB      13,327.31      159,927.72    10/13/05         12/01/05           120           360             0
  211       JPMCB      13,372.06      160,464.72    10/18/05         12/01/05           120           360             0
  212       JPMCB      13,086.62      157,039.44    08/25/05         10/01/05           118           358             0
  213       JPMCB      13,461.23      161,534.76    10/26/05         12/01/05           120           360             0
  214       JPMCB      13,232.84      158,794.08    09/12/05         11/01/05           119           359             0
  215       JPMCB      12,657.98      151,895.76    09/28/05         11/01/05           119           359             0
  216       JPMCB      12,023.83      144,285.96    08/23/05         10/01/05           118           358             0
  217       JPMCB      12,361.96      148,343.52    09/08/05         11/01/05           119           359             0
  218       JPMCB      11,168.27      134,019.24    10/25/05         12/01/05           180           360             0
  219        CIBC      11,355.78      136,269.36    08/01/05         09/01/05            81           360             24
  220        CIBC      11,456.37      137,476.44    07/29/05         09/01/05           117           357             0
  221       JPMCB      12,173.48      146,081.76    08/23/05         10/01/05           178           298             0
  222        CIBC      10,716.57      128,598.84    09/26/05         11/01/05           119           360             12
  223        CIBC      10,669.09      128,029.08    11/07/05         01/01/06           120           360             0
 223.01
 223.02
  224        CIBC      7,985.53       95,826.36     09/20/05         11/01/05           119            0             120
  225        CIBC      7,182.30       86,187.60     09/21/05         11/01/05           119            0             120
  226        CIBC      6,202.00       74,424.00     07/21/05         09/01/05           117            0             120
  227        CIBC      7,861.43       94,337.16     07/19/05         09/01/05           117           357             0
  228        CIBC      5,553.58       66,642.96     07/27/05         09/01/05           117            0             120
  229        CIBC      4,266.78       51,201.36     07/13/05         09/01/05           117            0             120
  230        CIBC      3,947.24       47,366.88     06/23/05         08/01/05           116            0             120

                                    PAYMENT    GRACE     MATURITY/                 FINAL            MATURITY/ARD
   LOAN #     SELLER   SEASONING    DUE DATE   PERIOD   ARD DATE(8)   ARD LOAN    MAT DATE       BALANCE ($) (2),(9)
   ------     ------   ---------    --------   ------   -----------   --------    --------       -------------------

     1        JPMCB        1           1         0       10/01/10        No                             180,900,000
    1.01                                                                                                 19,443,600
    1.02                                                                                                 17,910,700
    1.03                                                                                                 13,554,000
    1.04                                                                                                 13,071,000
    1.05                                                                                                 12,216,000
    1.06                                                                                                 12,057,000
    1.07                                                                                                 11,929,000
    1.08                                                                                                 10,972,200
    1.09                                                                                                 10,891,600
    1.10                                                                                                 10,730,300
    1.11                                                                                                  9,992,000
    1.12                                                                                                  9,300,000
    1.13                                                                                                  9,300,000
    1.14                                                                                                  9,142,000
    1.15                                                                                                  8,293,000
    1.16                                                                                                  2,097,600
     2        JPMCB        1           1         5       10/01/12        No                             171,500,000
     3         CIBC        0           1         7       12/01/10        No                             109,076,956
     4         CIBC        0           1         7       12/01/15        No                              66,811,298
     5        JPMCB        2           1         5       09/01/15        No                              65,000,000
     6        JPMCB        1           1         5       10/01/15        No                              65,000,000
     7         CIBC        0           1         7       12/01/15        No                              56,500,000
     8         CIBC        4           1         7       07/01/10        No                              56,100,000
    8.01                                                                                                 22,930,000
    8.02                                                                                                 12,200,000
    8.03                                                                                                 11,380,000
    8.04                                                                                                  6,420,000
    8.05                                                                                                  3,170,000
     9        JPMCB        1           1         5       10/01/15        No                              48,985,156
     10       JPMCB        3           1         5       08/01/15        No                              39,496,242
     11       JPMCB        1           1         5       10/01/15        No                              37,406,847
     12       JPMCB        0           1         7       11/01/17        No                              30,373,629
     13       JPMCB        0           1         10      11/01/15        No                              25,499,228
   13.01                                                                                                 15,464,775
   13.02                                                                                                 10,034,453
     14       JPMCB        0           1         5       11/01/15        No                              28,121,107
     15       JPMCB        0           1         7       11/01/15        No                              29,568,518
     16        CIBC        0           1         7       11/01/15        No                              27,335,670
     17       JPMCB        2           1         7       09/01/12        No                              29,172,576
     18        CIBC        3           1         7       08/01/15        No                              24,934,552
     19        CIBC        4           1         7       07/01/15        No                              23,464,834
     20       JPMCB        1           1         5       10/01/15        No                              23,998,437
     21        CIBC        0           1         7       11/01/15        No                              22,371,052
     22        CIBC        4           1         7       07/01/15        No                              22,700,143
     23        CIBC        0           1         7       11/01/15        No                              21,834,541
   23.01                                                                                                 11,812,129
   23.02                                                                                                 10,022,412
     24        CIBC        1           1         7       10/01/15        No                              20,372,390
     25        CIBC        2           1         7       09/01/15        No                              17,792,153
   25.01                                                                                                  6,130,069
   25.02                                                                                                  4,362,068
   25.03                                                                                                  4,055,564
   25.04                                                                                                  1,749,312
   25.05                                                                                                  1,495,139
     26       JPMCB        0           1         7       11/01/15        No                              21,360,888
     27       JPMCB        0           1         7       11/01/15        No                              18,678,728
     28        CIBC        1           1         7       10/01/20        No                              11,667,024
   28.01                                                                                                  6,994,439
   28.02                                                                                                  4,672,585
     29       JPMCB        2           1         7       09/01/12        No                              19,448,384
     30       JPMCB        0           1         7       11/01/15        No                              15,247,078
     31        CIBC        0           1         7       11/01/15        No                              17,361,730
     32        CIBC        1           1         7       10/01/15        No                              16,532,462
     33        CIBC        2           1         7       09/01/15        No                              16,641,884
     34       JPMCB        0           1         7       12/01/24        No                                 394,650
     35       JPMCB        0           1         10      11/01/12        No                              18,300,000
     36       JPMCB        2           1         7       09/01/15        Yes      09/01/35               14,902,067
     37        CIBC        4           1         7       07/01/15        No                              14,956,817
     38       JPMCB        1           1         7       10/01/15        No                              15,732,036
     39        CIBC        3           1         7       08/01/15        No                              12,946,641
   39.01                                                                                                  8,603,780
   39.02                                                                                                  4,342,861
     40        CIBC        3           1         7       08/01/15        No                              12,949,013
     41       JPMCB        2           1         7       09/01/15        No                              13,520,021
     42       JPMCB        0           1         7       11/01/15        No                              13,759,011
     43        CIBC        2           1         7       09/01/15        No                              13,145,604
     44        CIBC        2           1         7       09/01/15        No                              12,978,292
     45       JPMCB        1           1         7       10/01/15        No                              12,474,200

     46       JPMCB        0           1         7       12/01/15        No                              11,537,526
     47        CIBC        1           1         7       10/01/12        No                              13,900,000
     48       JPMCB        0           1         10      11/01/15        No                              12,730,460
     49        CIBC        0           1         5       11/01/15        No                              12,154,248
     50       JPMCB        6           1         10      05/01/12        No                              12,526,271
     51       JPMCB        0           1         7       11/01/15        No                              11,611,984
     52        CIBC        2           1         7       09/01/15        No                              10,358,552
     53       JPMCB        1           1         7       10/01/15        No                              10,331,415
     54        CIBC        0           1         7       12/01/15        No                              10,820,369
     55        CIBC        3           1         7       08/01/15        No                               9,613,571
     56       JPMCB        1           1         7       10/01/15        No                               9,321,674
     57        CIBC        4           1         7       07/01/15        No                               9,824,387
     58        CIBC        4           1         7       07/01/15        No                               9,035,981
     59       JPMCB        1           1         7       10/01/15        No                               9,331,098
     60       JPMCB        1           1         7       10/01/20        Yes      10/01/35                7,635,082
     61       JPMCB        1           1         10      10/01/16        No                               8,407,930
     62        CIBC        3           1         7       08/01/10        No                              10,350,000
     63       JPMCB        0           1         7       11/01/15        No                               8,474,885
     64       JPMCB        0           1         10      12/01/15        No                               9,189,547
     65       JPMCB        1           1         7       10/01/15        No                               8,463,438
     66       JPMCB        1           1         7       10/01/16        Yes      10/01/35                9,052,082
     67       JPMCB        2           1         10      09/01/20        No                                  97,983
   67.01                                                                                                     49,292
   67.02                                                                                                     21,039
   67.03                                                                                                     10,069
   67.04                                                                                                     10,069
   67.05                                                                                                      7,514
     68        CIBC        5           1         7       10/01/15        No                               8,395,082
     69       JPMCB        0           1         7       12/01/15        No                               7,790,205
     70       JPMCB        0           1         10      11/01/12        No                               7,793,773
     71        CIBC        2           1         7       09/01/15        No                               7,719,410
     72       JPMCB        0           1         7       11/01/15        No                               7,614,026
     73        CIBC        2           1         7       09/01/15        No                               7,896,354
     74        CIBC        0           1         7       11/01/15        No                               7,716,903
   74.01                                                                                                  4,012,790
   74.02                                                                                                  3,704,114
     75       JPMCB        0           1         5       11/01/15        No                               8,347,845
     76        CIBC        3           1         7       08/01/15        No                               7,693,416
     77        CIBC        3           1         7       08/01/15        No                               7,430,379
   77.01                                                                                                  4,037,754
   77.02                                                                                                  2,609,864
   77.03                                                                                                    517,425
   77.04                                                                                                    182,688
   77.05                                                                                                     82,649
     78       JPMCB        0           1         7       11/01/15        No                               8,137,814
   78.01                                                                                                  3,049,480
   78.02                                                                                                  2,105,364
   78.03                                                                                                  1,641,458
   78.04                                                                                                  1,341,512
     79        CIBC        4           1         7       07/01/15        No                               7,730,206
     80        CIBC        5           1         7       06/01/15        No                               8,035,726
     81        CIBC        0           1         7       11/01/15        No                               7,703,619
     82        CIBC        0           1         5       11/01/15        No                               7,775,351
     83       JPMCB        1           1         7       10/01/15        No                               7,665,943
     84        CIBC        3           1         7       08/01/15        No                               7,170,115
     85       JPMCB        0           1         7       11/01/25        No                                       0
     86       JPMCB        1           1         7       10/01/15        No                               6,786,997
     87       JPMCB        0           1         7       11/01/15        No                               6,633,548
     88       JPMCB        6           1         7       05/01/15        No                               6,506,664
     89       JPMCB        2           1         7       09/01/15        No                               7,071,411
     90       JPMCB        1           1         7       10/01/15        No                               6,261,143
     91       JPMCB        1           1         7       10/01/15        No                               6,895,350
     92       JPMCB        2           1         7       09/01/10        No                               7,400,000
     93        CIBC        1           1         7       10/01/15        No                               6,277,922
     94        CIBC        3           1         7       08/01/15        No                               6,090,057
     95        CIBC        4           1         7       07/01/15        No                               6,048,903
     96        CIBC        0           1         15      11/01/15        No                               6,026,411
     97       JPMCB        0           1         7       12/01/15        No                               6,473,073
     98        CIBC        2           1         7       09/01/15        No                               6,182,055
     99        CIBC        3           1         7       08/01/15        No                               6,105,662
    100       JPMCB        0           1         7       11/01/15        No                               6,093,213
   100.01                                                                                                 3,046,606
   100.02                                                                                                 2,031,071
   100.03                                                                                                 1,015,535
    101       JPMCB        1           1         9       10/01/15        No                               6,414,156
    102        CIBC        2           1         7       09/01/15        No                               5,885,288
    103        CIBC        2           1         7       09/01/15        No                               5,652,909
    104       JPMCB        2           1         7       09/01/15        No                               5,556,645
    105        CIBC        2           1         7       09/01/15        No                               5,392,689
    106       JPMCB        0           1         7       11/01/15        No                               5,360,506
    107       JPMCB        4           1         10      07/01/19        No                               4,770,691

    108        CIBC        3           1         7       08/01/15        No                               5,368,986
   108.01                                                                                                 4,551,677
   108.02                                                                                                   817,309
    109        CIBC        2           1         7       09/01/15        No                               3,067,295
    110       JPMCB        3           1         7       08/01/15        No                               5,195,685
    111       JPMCB        0           1         7       11/01/15        No                               5,230,507
    112        CIBC        5           1         7       06/01/15        No                               5,663,962
    113       JPMCB        0           1         7       11/01/15        No                               5,096,310
    114        CIBC        10          1         7       01/01/15        No                               5,117,448
    115        CIBC        0           1         7       11/01/15        No                               5,067,832
    116        CIBC        1           1         7       10/01/15        No                               4,972,435
    117       JPMCB        2           1         7       09/01/15        No                               4,946,659
    118        CIBC        1           1         7       10/01/15        No                               5,296,971
    119        CIBC        2           1         7       09/01/12        No                               5,526,918
    120        CIBC        2           1         7       09/01/15        No                               5,117,929
    121       JPMCB        1           1         10      10/01/15        No                               4,714,901
    122       JPMCB        0           1         7       11/01/15        No                               4,970,380
    123       JPMCB        1           1         7       10/01/15        No                               4,978,078
    124        CIBC        1           1         7       10/01/15        No                               4,825,103
    125       JPMCB        2           1         7       09/01/15        No                               4,540,293
    126       JPMCB        2           1         7       09/01/20        No                                       0
    127        CIBC        4           1         7       07/01/15        No                               4,796,805
    128       JPMCB        0           1         7       12/01/15        No                               4,523,855
   128.01                                                                                                 2,341,958
   128.02                                                                                                 1,204,676
   128.03                                                                                                   977,220
    129        CIBC        2           1         7       06/01/16        No                               4,416,952
    130       JPMCB        0           1         7       12/01/20        No                               3,874,653
    131       JPMCB        1           1         7       10/01/10        No                               4,913,936
    132        CIBC        4           1         7       07/01/10        No                               4,894,674
    133       JPMCB        0           1         7       11/01/15        No                               3,774,308
    134       JPMCB        1           1         7       10/01/15        No                               3,822,039
    135        CIBC        0           1         7       12/01/15        No                               4,193,489
    136       JPMCB        0           1         7       11/01/15        No                               3,987,062
    137       JPMCB        1           1         7       10/01/20        No                               2,812,923
    138       JPMCB        0           1         7       11/01/15        No                               4,205,362
    139       JPMCB        0           1         7       12/01/15        No                               4,346,206
    140       JPMCB        0           1         7       10/01/15        No                               4,022,951
    141       JPMCB        1           1         7       10/01/20        No                               3,243,426
    142       JPMCB        1           1         7       10/01/15        No                               3,503,103
    143       JPMCB        0           1         7       11/01/15        No                               3,643,814
    144        CIBC        4           1         7       07/01/10        No                               4,375,000
    145        CIBC        0           1         7       11/01/15        No                               3,655,445
    146       JPMCB        1           1         7       10/01/15        No                               3,803,420
    147        CIBC        2           1         7       09/01/15        No                               3,561,595
    148       JPMCB        1           1         7       10/01/15        No                               3,236,570
    149        CIBC        5           1         7       06/01/15        No                               3,756,612
    150        CIBC        0           1         7       11/01/10        No                               3,971,335
    151        CIBC        0           1         15      11/01/15        No                               3,570,723
    152        CIBC        2           1         7       09/01/15        No                               3,474,489
    153        CIBC        3           1         7       08/01/15        No                               3,457,728
    154       JPMCB        0           1         7       11/01/15        No                               3,397,535
    155        CIBC        0           1         7       11/01/15        No                               3,375,185
    156        CIBC        0           1         7       12/01/15        No                               3,247,347
    157       JPMCB        0           1         7       12/01/15        No                               3,382,851
    158       JPMCB        1           1         7       10/01/15        No                               3,327,562
    159       JPMCB        1           1         7       10/01/15        No                               3,327,562
    160        CIBC        4           1         7       07/01/15        No                               3,341,482
    161       JPMCB        2           1         7       09/01/20        No                                  40,092
    162        CIBC        3           1         7       08/01/15        No                               3,208,875
    163       JPMCB        1           1         7       10/01/15        No                               3,174,040
    164       JPMCB        1           1         7       10/01/15        No                               3,132,472
    165        CIBC        3           1         7       08/01/15        No                               3,720,000
    166       JPMCB        0           1         7       11/01/15        No                               3,065,120
    167        CIBC        1           1         7       10/01/15        No                               3,040,112
    168        CIBC        2           1         7       09/01/15        No                               3,016,976
    169        CIBC        0           1         7       12/01/15        No                               2,987,428
    170       JPMCB        1           1         7       10/01/15        No                               2,939,942
    171       JPMCB        0           1         7       12/01/10        No                               3,290,943
    172        CIBC        0           1         7       12/01/15        No                               2,237,569
    173        CIBC        0           1         7       11/01/15        No                               3,081,193
    174       JPMCB        1           1         7       10/01/15        No                               2,903,352
    175        CIBC        0           1         7       11/01/10        No                               3,127,535
    176       JPMCB        0           1         10      11/01/15        No                               2,952,385
    177       JPMCB        0           1         7       11/01/15        No                               2,837,902
    178        CIBC        0           1         7       11/01/15        No                               2,827,283
    179       JPMCB        1           1         7       10/01/15        No                               2,835,519
    180       JPMCB        0           1         7       11/01/15        No                               2,944,298
    181       JPMCB        0           1         7       12/01/15        No                               2,491,241
    182       JPMCB        1           1         7       10/01/15        No                               3,300,000

    183        CIBC        3           1         7       08/01/15        No                               2,736,636
    184        CIBC        2           1         7       09/01/15        No                               2,851,046
    185        CIBC        3           1         7       08/01/15        No                               2,964,383
    186        CIBC        3           1         7       08/01/15        No                               2,669,614
    187       JPMCB        0           1         7       11/01/15        No                               2,596,945
    188       JPMCB        1           1         7       10/01/15        No                               2,746,126
    189       JPMCB        1           1         7       10/01/15        No                               2,755,721
    190        CIBC        1           1         7       10/01/15        No                               3,077,000
    191        CIBC        1           1         7       10/01/15        No                               3,044,000
    192        CIBC        4           1         7       07/01/15        No                               3,040,000
    193       JPMCB        3           1         7       08/01/15        No                               2,488,530
    194        CIBC        3           1         7       08/01/15        No                               3,020,000
    195       JPMCB        1           1         7       10/01/15        No                               1,321,046
    196        CIBC        3           1         7       08/01/15        No                               2,481,510
    197       JPMCB        0           1         7       11/01/20        No                                  33,925
    198        CIBC        1           1         7       10/01/15        No                               2,359,890
    199        CIBC        1           1         7       10/01/15        No                               2,775,000
    200        CIBC        3           1         7       08/01/15        No                               2,278,354
    201       JPMCB        1           1         7       10/01/15        No                               2,249,627
    202       JPMCB        3           1         7       08/01/15        No                               2,233,603
    203        CIBC        4           1         7       07/01/15        No                               2,202,671
    204        CIBC        1           1         7       10/01/15        No                               2,625,000
    205       JPMCB        0           1         7       11/01/15        No                               2,166,785
    206       JPMCB        0           1         7       11/01/15        No                               2,142,846
    207       JPMCB        0           1         7       11/01/15        No                               2,178,824
    208        CIBC        1           1         7       10/01/15        No                               2,487,000
    209       JPMCB        0           1         7       11/01/15        No                               2,083,273
    210       JPMCB        0           1         7       11/01/15        No                               1,991,957
    211       JPMCB        0           1         7       11/01/15        No                               1,993,845
    212       JPMCB        2           1         7       09/01/15        No                               1,978,173
    213       JPMCB        0           1         7       11/01/15        No                               1,967,559
    214       JPMCB        1           1         7       10/01/15        No                               1,928,246
    215       JPMCB        1           1         7       10/01/15        No                               1,904,278
    216       JPMCB        2           1         7       09/01/15        No                               1,770,104
    217       JPMCB        1           1         7       10/01/15        No                               1,771,808
    218       JPMCB        0           1         10      11/01/20        No                               1,411,922
    219        CIBC        3           1         7       08/01/12        No                               1,858,399
    220        CIBC        3           1         7       08/01/15        No                               1,674,717
    221       JPMCB        2           1         7       09/01/20        No                               1,145,150
    222        CIBC        1           1         7       10/01/15        No                               1,624,137
    223        CIBC        0           1         7       12/01/15        No                               1,582,045
   223.01                                                                                                   791,023
   223.02                                                                                                   791,023
    224        CIBC        1           1         7       10/01/15        No                               1,879,000
    225        CIBC        1           1         7       10/01/15        No                               1,690,000
    226        CIBC        3           1         7       08/01/15        No                               1,495,000
    227        CIBC        3           1         7       08/01/15        No                               1,165,769
    228        CIBC        3           1         7       08/01/15        No                               1,252,000
    229        CIBC        3           1         7       08/01/15        No                               1,000,000
    230        CIBC        4           1         7       07/01/15        No                                 940,000

                                                    REMAINING
                       MATURITY                     PREPAYMENT                                                   MOST RECENT
   LOAN #     SELLER   LTV %(1),(9)       PROVISION (PAYMENTS)(10),(18)            2003 NOI ($)   2004 NOI ($)        NOI ($)
   ------     ------   ------------       -----------------------------            ------------   ------------        -------

     1        JPMCB       79.9                  L(24),Def(33),O(2)                  15,502,781     15,941,838     15,727,057
    1.01                                                                             2,143,927      2,135,873      1,709,320
    1.02                                                                             1,694,333      1,736,455      1,750,862
    1.03                                                                             1,389,408      1,439,673      1,463,032
    1.04                                                                                            1,120,847      1,306,573
    1.05                                                                               813,702        832,719        812,703
    1.06                                                                               786,546      1,117,560      1,071,933
    1.07                                                                                              937,051      1,234,152
    1.08                                                                             1,195,279        970,190      1,004,143
    1.09                                                                             1,104,508      1,089,333      1,076,701
    1.10                                                                             1,254,411        910,209        979,392
    1.11                                                                             1,077,120        828,540        815,801
    1.12                                                                             1,139,707        922,717        437,095
    1.13                                                                               959,125        880,446        829,215
    1.14                                                                               868,401        819,680        863,706
    1.15                                                                               871,525         -9,813        150,554
    1.16                                                                               204,789        210,358        221,875
     2        JPMCB       69.8                  L(24),Def(56),O(3)                  12,161,860      8,897,724
     3         CIBC       62.0                 L(23),Def(24),O(13)                   5,536,368     10,182,044     11,644,104
     4         CIBC       63.3                  L(23),Def(92),O(5)                                  6,984,929     10,125,060
     5        JPMCB       71.4                  L(24),Def(90),O(4)                                  3,783,144      4,288,268
     6        JPMCB       58.8        L(24),Def(34),DeforGrtr1%orYM(57),O(4)         6,785,688      7,067,647      7,771,738
     7         CIBC       79.6                  L(23),Def(93),O(4)
     8         CIBC       79.8                  L(24),Def(28),O(4)                   1,693,762      2,074,813      2,683,500
    8.01                                                                               -98,407        324,194        711,498
    8.02                                                                             1,079,633      1,186,300      1,157,003
    8.03                                                                              -125,617         84,727        189,353
    8.04                                                                               889,378        466,594        557,536
    8.05                                                                               -51,225         12,998         68,110
     9        JPMCB       70.5                  L(24),Def(91),O(4)                   5,201,099      4,970,782      5,162,485
     10       JPMCB       69.9                  L(24),Def(91),O(2)                   3,138,571      2,449,696      2,480,871
     11       JPMCB       71.1                  L(24),Def(91),O(4)                   3,003,355      3,373,689      3,440,083
     12       JPMCB       67.2                 L(24),Def(113),O(7)                   2,975,930      2,964,938      3,352,339
     13       JPMCB       41.5                  L(24),Def(92),O(4)
   13.01
   13.02
     14       JPMCB       65.6                  L(24),Def(92),O(4)                   1,818,499                     3,066,801
     15       JPMCB       72.1                  L(24),Def(92),O(4)                   2,515,345      2,725,009      2,928,236
     16        CIBC       67.8                  L(24),Def(92),O(4)                                                 2,537,221
     17       JPMCB       77.8              L(10),Grtr1%orYM(68),O(4)                2,289,498      2,360,023      2,405,338
     18        CIBC       73.9                  L(24),Def(88),O(5)                   1,990,471      1,999,025      2,036,146
     19        CIBC       60.7                  L(24),Def(88),O(4)                                                 1,927,484
     20       JPMCB       68.4                  L(24),Def(91),O(4)                   1,866,010      2,029,076      2,121,093
     21        CIBC       69.9              L(24),Grtr1%orYM(92),O(4)                2,231,401      2,250,082      2,229,708
     22        CIBC       73.7                  L(24),Def(88),O(4)                   1,853,935      1,962,582      1,976,939
     23        CIBC       71.6                  L(24),Def(92),O(4)                                                 2,325,116
   23.01                                                                                                           1,243,330
   23.02                                                                                                           1,081,786
     24        CIBC       67.9                  L(24),Def(91),O(4)
     25        CIBC       49.8                  L(24),Def(90),O(4)                   1,941,735      2,202,206      2,229,082
   25.01                                                                               578,651        687,033        654,849
   25.02                                                                               460,677        532,049        563,963
   25.03                                                                               516,300        531,522        563,113
   25.04                                                                               234,070        263,843        245,969
   25.05                                                                               152,037        187,759        201,188
     26       JPMCB       71.4                  L(24),Def(92),O(4)                   1,519,041      1,540,802      1,570,955
     27       JPMCB       62.3                  L(24),Def(92),O(4)                                  1,584,189      1,460,919
     28        CIBC       36.8              L(23),Grtr1%orYM(151),O(5)               2,837,143      2,957,810      1,653,111
   28.01                                                                             1,657,679      1,772,281      1,032,053
   28.02                                                                             1,179,464      1,185,529        621,058
     29       JPMCB       76.0              L(10),Grtr1%orYM(68),O(4)                1,543,506      1,553,495      1,723,144
     30       JPMCB       48.9                  L(24),Def(92),O(4)                   2,968,941      3,126,198      2,792,235
     31        CIBC       69.2                  L(24),Def(92),O(4)                   1,538,341      1,534,714      1,577,478
     32        CIBC       63.4                  L(24),Def(91),O(4)
     33        CIBC       64.0                  L(24),Def(90),O(4)                                    248,312      1,361,624
     34       JPMCB        1.5                 L(23),Def(183),O(22)                                 2,328,581      2,367,782
     35       JPMCB       73.2                  L(24),Def(58),O(2)                                    553,840      1,397,998
     36       JPMCB       65.1                  L(24),Def(90),O(4)
     37        CIBC       65.0                  L(24),Def(88),O(4)                   1,578,312      1,771,472
     38       JPMCB       72.1                  L(24),Def(91),O(4)                     259,943        486,540        864,338
     39        CIBC       63.3                  L(24),Def(89),O(4)                   1,107,512      1,225,245      1,327,128
   39.01                                                                               720,740        808,176        871,121
   39.02                                                                               386,772        417,069        456,007
     40        CIBC       65.8                  L(24),Def(89),O(4)                                                 1,293,831
     41       JPMCB       70.4                  L(24),Def(90),O(4)                   1,156,939      1,326,626      1,401,219
     42       JPMCB       73.6                  L(24),Def(92),O(4)                      95,423      1,198,035      1,318,412
     43        CIBC       70.7                  L(24),Def(90),O(4)                   1,296,070      1,301,097
     44        CIBC       70.2                  L(24),Def(90),O(4)                   1,290,022      1,320,436      1,318,483
     45       JPMCB       71.3                  L(24),Def(91),O(4)                   1,212,181        995,114      1,318,828
     46       JPMCB       59.1                  L(23),Def(93),O(4)                     218,814        896,433        907,034

     47        CIBC       65.0                  L(24),Def(55),O(4)
     48       JPMCB       73.6                  L(24),Def(92),O(4)                                                   305,037
     49        CIBC       73.7                  L(24),Def(92),O(4)                   1,142,541      1,145,316      1,153,425
     50       JPMCB       58.3                  L(24),Def(51),O(3)                   1,855,535      1,899,840
     51       JPMCB       70.4                  L(24),Def(92),O(4)                   1,122,929      1,123,289      1,215,192
     52        CIBC       66.0                  L(24),Def(90),O(4)                                    762,940        903,532
     53       JPMCB       70.8                  L(24),Def(91),O(4)                     904,959        929,236        940,678
     54        CIBC       61.1                  L(23),Def(93),O(4)                     640,447      1,021,570      1,139,171
     55        CIBC       65.2                  L(24),Def(89),O(4)
     56       JPMCB       66.5                  L(24),Def(91),O(4)
     57        CIBC       71.5                  L(24),Def(88),O(4)                     836,170        840,985        849,019
     58        CIBC       66.0                  L(24),Def(88),O(4)
     59       JPMCB       69.6                  L(24),Def(91),O(4)                                    821,733        972,964
     60       JPMCB       54.5                 L(24),Def(142),O(13)
     61       JPMCB       60.1                 L(24),Def(103),O(4)                                                   545,795
     62        CIBC       69.5                  L(24),Def(29),O(4)                     920,994        805,448        847,343
     63       JPMCB       65.7                  L(24),Def(92),O(4)                     977,495        958,915        903,311
     64       JPMCB       70.1                  L(23),Def(93),O(4)                   1,109,100        859,337        934,827
     65       JPMCB       66.6                  L(24),Def(91),O(4)
     66       JPMCB       63.8                 L(24),Def(100),O(7)
     67       JPMCB        0.6                 L(24),Def(141),O(13)                  1,458,757      1,522,793      1,535,920
   67.01                                                                               740,353        803,120        782,461
   67.02                                                                               290,758        286,928        297,799
   67.03                                                                               149,083        152,126        146,998
   67.04                                                                               150,791        161,150        190,607
   67.05                                                                               127,772        119,469        118,055
     68        CIBC       57.9                  L(24),Def(91),O(4)                     737,829        796,121
     69       JPMCB       54.1              L(59),Grtr1%orYM(57),O(4)                  993,199      1,099,895      1,127,894
     70       JPMCB       50.9                  L(24),Def(57),O(3)
     71        CIBC       66.5                  L(24),Def(90),O(4)
     72       JPMCB       65.1                  L(24),Def(92),O(4)                     799,185        694,735        661,882
     73        CIBC       63.2                  L(24),Def(90),O(4)                   1,461,586      1,301,383      1,036,487
     74        CIBC       63.3                  L(24),Def(92),O(4)                     866,133        876,994        850,903
   74.01                                                                               430,924        436,328        423,347
   74.02                                                                               435,209        440,666        427,556
     75       JPMCB       69.0              L(24),Grtr1%orYM(92),O(4)                  835,159        780,754        810,964
     76        CIBC       68.4                  L(24),Def(89),O(4)                     503,781        685,664        690,672
     77        CIBC       66.3                  L(24),Def(89),O(4)                                                   902,464
   77.01                                                                                                             451,612
   77.02                                                                                                             359,565
   77.03                                                                                                              65,460
   77.04                                                                                                               9,674
   77.05                                                                                                              16,153
     78       JPMCB       73.7                  L(24),Def(92),O(4)
   78.01
   78.02
   78.03
   78.04
     79        CIBC       70.9                  L(24),Def(88),O(4)                     935,333      1,079,638      1,096,888
     80        CIBC       73.7                  L(24),Def(87),O(4)                     685,283        721,956        724,539
     81        CIBC       63.0                  L(24),Def(92),O(4)                     687,721        750,944        788,243
     82        CIBC       67.3                  L(24),Def(92),O(4)                     644,879        685,547
     83       JPMCB       68.4                  L(24),Def(91),O(4)                     678,084        720,161        880,671
     84        CIBC       66.7                  L(24),Def(89),O(4)                     850,214        844,107        688,121
     85       JPMCB        0.0             L(120),Grtr1%orYM(95),O(25)                                               612,875
     86       JPMCB       46.8                  L(24),Def(91),O(4)                   1,279,710        728,583        760,082
     87       JPMCB       51.0                  L(24),Def(92),O(4)
     88       JPMCB       67.1                  L(24),Def(86),O(4)                     408,893        557,027
     89       JPMCB       72.2                  L(24),Def(90),O(4)                     403,956        646,475        701,560
     90       JPMCB       45.0              L(59),Grtr1%orYM(56),O(4)                1,931,794      1,810,712      1,933,484
     91       JPMCB       58.4                  L(24),Def(91),O(4)                     311,979        437,751        559,318
     92       JPMCB       75.5                  L(24),Def(32),O(2)                     522,234        502,142        540,432
     93        CIBC       62.8                  L(24),Def(91),O(4)                     597,683        605,070        709,823
     94        CIBC       64.1                  L(24),Def(89),O(4)                     663,187        742,853        871,944
     95        CIBC       62.6                  L(24),Def(88),O(4)                     508,832        488,436        580,674
     96        CIBC       54.8                  L(24),Def(92),O(4)
     97       JPMCB       64.0                  L(23),Def(93),O(4)                     584,108        572,196
     98        CIBC       70.3                  L(24),Def(90),O(4)                     622,473        645,658        644,018
     99        CIBC       69.4                  L(24),Def(89),O(4)                      75,960        237,052
    100       JPMCB       63.5                  L(24),Def(92),O(4)                     767,531        802,979        801,901
   100.01                                                                              360,836        407,230        403,016
   100.02                                                                              280,674        266,136        268,032
   100.03                                                                              126,021        129,613        130,853
    101       JPMCB       74.2                  L(24),Def(91),O(4)                     600,673        480,215        557,731
    102        CIBC       60.1                  L(24),Def(90),O(4)                     220,501        491,324        516,153
    103        CIBC       60.1                  L(24),Def(90),O(4)
    104       JPMCB       61.7                  L(24),Def(90),O(4)                                    661,154
    105        CIBC       65.0                  L(24),Def(90),O(4)                                                   325,506
    106       JPMCB       42.2                  L(24),Def(92),O(4)                     477,771        602,309        621,612
    107       JPMCB       45.4                 L(24),Def(133),O(7)

    108        CIBC       66.4                  L(24),Def(89),O(4)                                                   682,125
   108.01                                                                                                            592,789
   108.02                                                                                                             89,336
    109        CIBC       30.6                  L(24),Def(90),O(4)                     908,747        833,018
    110       JPMCB       65.8                  L(24),Def(89),O(4)                     588,757        602,197        608,018
    111       JPMCB       66.2                  L(24),Def(92),O(4)                     495,451        311,419        384,953
    112        CIBC       73.7                  L(24),Def(87),O(4)                     462,717        464,545
    113       JPMCB       67.0                  L(24),Def(92),O(4)                     467,632        482,057        600,121
    114        CIBC       56.9                  L(24),Def(82),O(4)                     260,028        357,626        426,475
    115        CIBC       64.1                  L(24),Def(92),O(4)                     454,084        518,755        596,092
    116        CIBC       63.7                  L(24),Def(91),O(4)
    117       JPMCB       45.0                  L(24),Def(90),O(4)
    118        CIBC       70.6                 L(24),Def(82),O(13)                     794,625        747,552        759,398
    119        CIBC       70.0                  L(24),Def(54),O(4)                     760,162        648,485        705,796
    120        CIBC       71.1                  L(24),Def(90),O(4)                     541,516        523,425        565,654
    121       JPMCB       60.1                  L(24),Def(91),O(4)                                                   604,982
    122       JPMCB       51.2                  L(24),Def(92),O(4)                     626,764        579,292        518,472
    123       JPMCB       49.8                  L(24),Def(88),O(7)                     631,353        579,777        627,289
    124        CIBC       57.4                  L(24),Def(91),O(4)                     478,293        391,951
    125       JPMCB       45.0                  L(24),Def(90),O(4)                     642,181        690,236        724,132
    126       JPMCB        0.0                 L(24),Def(141),O(13)                    749,233        816,630        663,481
    127        CIBC       62.3                  L(24),Def(85),O(7)                     621,174        588,839
    128       JPMCB       66.0                  L(23),Def(93),O(4)                     372,196        461,544        454,595
   128.01                                                                              116,463        115,462        104,922
   128.02                                                                              168,221        239,578        248,249
   128.03                                                                               87,512        106,504        101,424
    129        CIBC       66.4                  L(24),Def(99),O(4)
    130       JPMCB       57.8                 L(23),Def(144),O(13)                    489,860        458,301        535,194
    131       JPMCB       65.5                  L(24),Def(33),O(2)                     424,495        413,895        452,482
    132        CIBC       69.9                  L(24),Def(28),O(4)                     453,483        492,861        593,698
    133       JPMCB       53.4                  L(24),Def(92),O(4)                                                   198,442
    134       JPMCB       51.0                  L(24),Def(91),O(4)                     538,831        514,838        523,772
    135        CIBC       67.6                  L(23),Def(93),O(4)
    136       JPMCB       64.3                  L(24),Def(92),O(4)
    137       JPMCB       46.9                 L(24),Def(142),O(13)                    447,015        489,959        488,172
    138       JPMCB       71.3              L(59),Grtr1%orYM(57),O(4)                  374,204        330,617        413,550
    139       JPMCB       69.0                  L(23),Def(93),O(4)                     390,404        390,039
    140       JPMCB       50.3                  L(24),Def(91),O(4)
    141       JPMCB       35.6                 L(24),Def(142),O(13)
    142       JPMCB       57.4                  L(24),Def(91),O(4)
    143       JPMCB       23.1              L(60),Grtr1%orYM(56),O(4)                  641,915        707,108        776,290
    144        CIBC       72.9                  L(24),Def(28),O(4)
    145        CIBC       60.9                  L(24),Def(92),O(4)                     269,227        277,929        282,701
    146       JPMCB       69.2                  L(24),Def(91),O(4)                     345,891        377,913        413,670
    147        CIBC       66.0                  L(24),Def(90),O(4)                     491,930        541,536        465,664
    148       JPMCB       56.8                  L(24),Def(91),O(4)                     304,556        347,007        432,294
    149        CIBC       63.7              L(19),Grtr1%orYM(92),O(4)                  533,431        461,647
    150        CIBC       74.9                  L(24),Def(32),O(4)                                    433,193
    151        CIBC       62.1                  L(24),Def(92),O(4)
    152        CIBC       66.2                  L(24),Def(90),O(4)
    153        CIBC       55.3                  L(24),Def(89),O(4)
    154       JPMCB       65.3                  L(24),Def(92),O(4)                     175,202        321,620        418,823
    155        CIBC       60.0                  L(24),Def(92),O(4)                                    395,688
    156        CIBC       60.1                  L(23),Def(93),O(4)                     357,726        351,767        211,376
    157       JPMCB       59.3                  L(23),Def(93),O(4)                     420,204        386,804
    158       JPMCB       66.6                  L(24),Def(91),O(4)                     441,591        457,203        446,280
    159       JPMCB       66.6                  L(24),Def(91),O(4)                     209,156        376,305        462,901
    160        CIBC       60.8                  L(24),Def(88),O(4)
    161       JPMCB        0.5                 L(24),Def(141),O(13)                    562,058        504,595
    162        CIBC       62.5                  L(24),Def(89),O(4)                                    334,119        476,443
    163       JPMCB       65.2                  L(24),Def(91),O(4)                     280,564        305,231        304,413
    164       JPMCB       44.1              L(59),Grtr1%orYM(56),O(4)                  606,562        669,353        836,405
    165        CIBC       80.0                  L(24),Def(89),O(4)
    166       JPMCB       68.1                  L(24),Def(92),O(4)                     302,968        395,966        239,561
    167        CIBC       64.7              L(23),Grtr1%orYM(92),O(4)                   72,417        333,274
    168        CIBC       55.9                  L(24),Def(90),O(4)
    169        CIBC       65.7                  L(23),Def(93),O(4)                     301,944        337,266
    170       JPMCB       65.3                  L(24),Def(91),O(4)
    171       JPMCB       74.8                  L(23),Def(35),O(2)                     338,131        270,792        331,527
    172        CIBC       39.3                  L(23),Def(93),O(4)                     625,449        624,642
    173        CIBC       68.5                  L(24),Def(92),O(4)                     109,082         77,740         46,611
    174       JPMCB       54.8                  L(24),Def(91),O(4)                                    226,263        352,039
    175        CIBC       67.3                  L(24),Def(32),O(4)                     464,394        422,275
    176       JPMCB       63.2                  L(24),Def(92),O(4)
    177       JPMCB       54.6              L(60),Grtr1%orYM(56),O(4)                  257,118        143,146
    178        CIBC       47.9                  L(24),Def(92),O(4)
    179       JPMCB       61.0                  L(24),Def(91),O(4)                     305,585        318,297        395,086
    180       JPMCB       67.7                  L(24),Def(92),O(4)
    181       JPMCB       59.3                  L(23),Def(93),O(4)                           -        115,130        158,363
    182       JPMCB       41.5                  L(24),Def(91),O(4)                     615,523        617,662        645,406

    183        CIBC       65.9                  L(24),Def(88),O(5)
    184        CIBC       63.4                  L(24),Def(90),O(4)                     309,308        297,743        312,121
    185        CIBC       64.4              L(21),Grtr1%orYM(91),O(5)
    186        CIBC       56.2                  L(24),Def(89),O(4)                     346,107        327,714
    187       JPMCB       53.2              L(60),Grtr1%orYM(56),O(4)                  347,945        327,812        389,629
    188       JPMCB       69.5              L(59),Grtr1%orYM(53),O(7)                  280,534        299,905        355,965
    189       JPMCB       55.1                  L(24),Def(88),O(7)                     400,902        398,408        409,356
    190        CIBC       76.0                  L(24),Def(91),O(4)
    191        CIBC       76.1                  L(24),Def(91),O(4)
    192        CIBC       80.0                  L(24),Def(88),O(4)
    193       JPMCB       65.5                  L(24),Def(89),O(4)                     273,134        293,817
    194        CIBC       80.0                  L(24),Def(89),O(4)
    195       JPMCB       26.7                  L(24),Def(91),O(4)
    196        CIBC       59.1              L(22),Grtr1%orYM(91),O(4)                  308,644        296,454        300,987
    197       JPMCB        0.6                 L(24),Def(143),O(13)                    308,705        335,898        428,647
    198        CIBC       61.4                  L(24),Def(91),O(4)
    199        CIBC       77.1                  L(24),Def(91),O(4)
    200        CIBC       61.9                  L(24),Def(89),O(4)                                                   188,751
    201       JPMCB       56.6                  L(24),Def(91),O(4)
    202       JPMCB       62.0                  L(24),Def(89),O(4)                     276,267        268,978        206,309
    203        CIBC       65.8                  L(24),Def(88),O(4)
    204        CIBC       77.2                  L(24),Def(91),O(4)
    205       JPMCB       66.7                  L(24),Def(92),O(4)                                                   248,190
    206       JPMCB       57.9                  L(24),Def(92),O(4)
    207       JPMCB       68.1                  L(24),Def(92),O(4)                     255,034        266,586        271,208
    208        CIBC       75.4                  L(24),Def(91),O(4)
    209       JPMCB       66.1                  L(24),Def(92),O(4)                     248,340        252,732        238,898
    210       JPMCB       43.3                  L(24),Def(92),O(4)                     279,486        246,519        252,854
    211       JPMCB       57.0                  L(24),Def(92),O(4)                     256,539        260,128        290,170
    212       JPMCB       63.8                  L(24),Def(90),O(4)
    213       JPMCB       41.9              L(60),Grtr1%orYM(56),O(4)                  229,360        243,423        267,658
    214       JPMCB       63.2                  L(24),Def(91),O(4)
    215       JPMCB       54.1              L(58),Grtr1%orYM(57),O(4)
    216       JPMCB       66.8                  L(24),Def(90),O(4)                     239,697        230,127        238,049
    217       JPMCB       65.6                 L(24),Def(85),O(10)                     164,724        211,482
    218       JPMCB       31.4                 L(24),Def(143),O(13)                    404,473        371,824        377,112
    219        CIBC       72.9                  L(24),Def(53),O(4)
    220        CIBC       66.2                  L(24),Def(89),O(4)
    221       JPMCB       45.8                 L(24),Def(141),O(13)                    220,407        251,836        206,971
    222        CIBC       65.0                  L(24),Def(91),O(4)                     172,170        169,321        179,285
    223        CIBC       47.9                  L(23),Def(93),O(4)
   223.01
   223.02
    224        CIBC       75.2                  L(24),Def(91),O(4)
    225        CIBC       76.8                  L(24),Def(91),O(4)
    226        CIBC       74.8                  L(24),Def(89),O(4)
    227        CIBC       55.8                  L(24),Def(89),O(4)
    228        CIBC       80.0                  L(24),Def(89),O(4)
    229        CIBC       76.9                  L(24),Def(89),O(4)
    230        CIBC       74.0                  L(24),Def(88),O(4)

                                                                                                                       -------------
                       MOST RECENT                                    UW (1),(11),(16)                                 UPFRONT CAPEX
   LOAN #     SELLER     NOI DATE        UW NOI ($)   UW NCF ($)      DSCR (X)            TITLETYPE         PML %        RESERVE ($)
   ------     ------     --------        ----------   ----------      ---------           ---------         -----        -----------

     1        JPMCB         07/31/05    16,022,674   14,590,655       1.49                   Fee                                   0
    1.01                    07/31/05     1,593,297    1,561,331                              Fee
    1.02                    07/31/05     1,563,554    1,422,171                              Fee
    1.03                    07/31/05     1,290,189    1,170,660                              Fee
    1.04                    07/31/05     1,239,352    1,106,622                              Fee
    1.05                    07/31/05       983,904      890,816                              Fee
    1.06                    07/31/05     1,096,769      997,631                              Fee
    1.07                    07/31/05     1,067,136      951,453                              Fee
    1.08                    07/31/05       904,826      807,094                              Fee
    1.09                    07/31/05       970,738      884,720                              Fee
    1.10                    07/31/05       975,830      877,456                              Fee
    1.11                    07/31/05       887,696      807,050                              Fee
    1.12                    07/31/05       827,977      744,453                              Fee
    1.13                    07/31/05       851,142      762,872                              Fee
    1.14                    07/31/05       876,117      800,828                              Fee
    1.15                    07/31/05       717,408      650,970                              Fee
    1.16                    07/31/05       176,739      154,528                              Fee
     2        JPMCB                     13,696,845   12,884,805       1.39                   Fee            16.0                   0
     3         CIBC         08/31/05    14,166,959   12,626,978       1.38                   Fee                             513,327
     4         CIBC         08/31/05     9,259,873    8,307,399       1.48                   Fee                              75,593
     5        JPMCB         06/30/05     5,625,832    5,325,034       1.53                   Fee                                   0
     6        JPMCB         07/31/05     7,993,174    7,469,121       2.32                Leasehold                                0
     7         CIBC                      4,577,375    4,427,522       1.50                   Fee                                   0
     8         CIBC         04/30/05     4,850,330    4,390,835       1.53                   Fee                                   0
    8.01                    04/30/05     2,214,857    2,030,114                              Fee
    8.02                    04/30/05     1,147,774    1,061,294                              Fee
    8.03                    04/30/05       546,347      476,816                              Fee
    8.04                    04/30/05       703,434      632,363                              Fee
    8.05                    04/30/05       237,918      190,248                              Fee
     9        JPMCB         08/31/05     4,629,232    4,598,332       1.26                   Fee                                   0
     10       JPMCB         06/30/05     3,998,815    3,438,425       1.24                   Fee                                   0
     11       JPMCB         08/31/05     3,377,224    3,341,324       1.20                   Fee                                   0
     12       JPMCB         07/31/05     2,997,492    2,775,560       1.21                   Fee                                   0
     13       JPMCB                      4,237,832    4,136,191       1.71                   Fee                                   0
   13.01                                 2,570,669    2,502,726                              Fee
   13.02                                 1,667,163    1,633,465                              Fee
     14       JPMCB         09/30/05     3,026,253    2,851,421       1.20                   Fee                                   0
     15       JPMCB         07/31/05     2,788,198    2,579,791       1.23            Fee and Leasehold     14.0                   0
     16        CIBC         07/31/05     3,046,063    2,898,813       1.20                   Fee                              12,271
     17       JPMCB         07/31/05     2,548,676    2,479,076       1.25                   Fee                                   0
     18        CIBC         04/30/05     2,270,280    2,163,330       1.23                   Fee                               2,884
     19        CIBC         03/31/05     3,164,244    2,996,156       1.69                   Fee                             232,145
     20       JPMCB         07/31/05     2,397,915    2,160,368       1.20                   Fee                                   0
     21        CIBC         07/31/05     2,343,493    2,195,230       1.27                   Fee                               2,445
     22        CIBC         03/31/05     2,339,686    2,217,806       1.36                   Fee                               1,929
     23        CIBC         08/31/05     2,153,602    2,001,593       1.20                   Fee                              12,667
   23.01                    08/31/05     1,160,069    1,075,788                              Fee
   23.02                    08/31/05       993,532      925,804                              Fee
     24        CIBC                      1,955,472    1,894,272       1.20                   Fee                             102,000
     25        CIBC         03/31/05     2,258,411    2,135,178       1.28                   Fee                               2,917
   25.01                    03/31/05       727,312      719,912                              Fee            11.0
   25.02                    03/31/05       564,955      532,563                              Fee            16.0
   25.03                    03/31/05       535,951      479,955                              Fee            17.0
   25.04                    03/31/05       228,818      218,063                              Fee            12.0
   25.05                    03/31/05       201,376      184,684                              Fee            16.0
     26       JPMCB         03/31/05     1,971,876    1,885,876       1.21                   Fee                                   0
     27       JPMCB         08/31/05     1,760,034    1,684,984       1.21                   Fee            18.0                   0
     28        CIBC         07/31/05     2,603,646    2,420,063       1.64                   Fee                                   0
   28.01                    07/31/05     1,531,671    1,412,864                              Fee            19.0
   28.02                    07/31/05     1,071,975    1,007,199                              Fee            18.0
     29       JPMCB         07/31/05     1,830,110    1,730,638       1.31                   Fee                                   0
     30       JPMCB         07/31/05     2,623,389    2,315,197       1.56            Fee and Leasehold                            0
     31        CIBC         07/31/05     1,663,354    1,605,354       1.23                   Fee                                   0
     32        CIBC                      1,907,676    1,868,376       1.42                   Fee                               8,108
     33        CIBC         05/31/05     2,002,774    1,850,931       1.38                   Fee             3.0                 935
     34       JPMCB         06/30/05     2,617,778    2,594,413       1.52                   Fee            15.0                   0
     35       JPMCB         06/30/05     1,468,398    1,440,798       1.49                   Fee                                   0
     36       JPMCB                      2,183,943    2,101,823       1.77                Leasehold         10.0                   0
     37        CIBC                      1,670,066    1,561,850       1.30                   Fee                               1,954
     38       JPMCB         07/31/05     1,345,866    1,282,192       1.14                   Fee                                   0
     39        CIBC         03/31/05     1,379,501    1,366,851       1.36                   Fee            16.0               1,054
   39.01                    03/31/05       928,572      919,272                              Fee            16.0
   39.02                    03/31/05       450,930      447,580                              Fee            16.0
     40        CIBC         08/31/05     1,427,068    1,233,068       1.21                   Fee                              16,167
     41       JPMCB         06/30/05     1,356,619    1,257,434       1.25                   Fee            19.0                   0
     42       JPMCB         07/31/05     1,252,238    1,194,714       1.21                   Fee            14.0                   0
     43        CIBC                      1,308,757    1,263,540       1.25                   Fee                                   0
     44        CIBC         05/31/05     1,307,785    1,263,067       1.27            Fee and Leasehold                        1,259
     45       JPMCB         06/30/05     1,317,291    1,166,805       1.25                   Fee                                   0
     46       JPMCB         09/30/05     1,136,887    1,107,055       1.20                   Fee             7.0                   0

     47        CIBC                      1,340,710    1,242,407       1.56                   Fee                                   0
     48       JPMCB         12/31/05     1,159,759    1,108,701       1.22                   Fee                                   0
     49        CIBC         07/31/05     1,090,574    1,056,559       1.20                   Fee                                   0
     50       JPMCB                      1,746,761    1,568,304       1.90                   Fee                                   0
     51       JPMCB         07/31/05     1,071,922    1,005,312       1.20                   Fee                                   0
     52        CIBC         06/30/05     1,051,782      995,782       1.20                   Fee                               4,667
     53       JPMCB         06/30/05       979,891      939,264       1.22                   Fee                                   0
     54        CIBC         06/30/05     1,180,480    1,126,109       1.38                   Fee                                 500
     55        CIBC                      1,292,393    1,219,867       1.59                   Fee             6.0                 982
     56       JPMCB                      1,042,414      956,477       1.27                   Fee                                   0
     57        CIBC         02/28/05       945,510      936,393       1.26                   Fee                                   0
     58        CIBC                      1,025,430      939,124       1.27                   Fee             8.0               3,030
     59       JPMCB         06/30/05       920,916      889,371       1.25            Fee and Leasehold                            0
     60       JPMCB                      1,014,808      961,058       1.28                   Fee                                   0
     61       JPMCB         06/30/05       971,279      872,879       1.26                   Fee                                   0
     62        CIBC         04/30/05     1,212,854    1,019,902       1.90                   Fee                               4,027
     63       JPMCB         08/31/05       905,539      863,139       1.28                   Fee                                   0
     64       JPMCB         05/31/05     1,065,000      972,931       1.38                   Fee                                   0
     65       JPMCB                        858,087      830,417       1.20                   Fee                                   0
     66       JPMCB                        862,207      809,148       1.21                   Fee                                   0
     67       JPMCB         05/31/05     1,348,237    1,178,957       1.25                   Fee                                   0
   67.01                    05/31/05       660,043      553,479                              Fee
   67.02                    05/31/05       290,572      262,157                              Fee
   67.03                    05/31/05       138,537      130,807                              Fee
   67.04                    05/31/05       147,221      130,865                              Fee
   67.05                    05/31/05       111,864      101,649                              Fee
     68        CIBC                        982,044      857,064       1.20                   Fee                               3,517
     69       JPMCB         08/31/05     1,151,676    1,066,709       1.69                   Fee                             160,000
     70       JPMCB                      1,040,526      969,216       1.47                   Fee            26.0                   0
     71        CIBC                      1,012,499      927,354       1.49                   Fee             4.0                   0
     72       JPMCB         06/30/05       888,293      751,627       1.24                   Fee                                   0
     73        CIBC         06/30/05       908,900      817,390       1.32                   Fee                               1,237
     74        CIBC         03/31/05       931,768      842,650       1.31                   Fee                               1,200
   74.01                    03/31/05       479,973      432,061                              Fee
   74.02                    03/31/05       451,795      410,589                              Fee
     75       JPMCB         07/31/05       775,196      729,955       1.20                   Fee                                   0
     76        CIBC         06/30/05       786,539      747,239       1.23                   Fee                               3,275
     77        CIBC         04/30/05       834,074      810,274       1.36                   Fee                               2,042
   77.01                    04/30/05       453,612      440,312                              Fee
   77.02                    04/30/05       291,603      284,603                              Fee
   77.03                    04/30/05        58,525       56,425                              Fee
   77.04                    04/30/05        20,622       19,922                              Fee
   77.05                    04/30/05         9,713        9,013                              Fee
     78       JPMCB                        803,606      742,027       1.27                   Fee                                   0
   78.01                                   291,980      270,841                              Fee
   78.02                                   212,253      192,868                              Fee
   78.03                                   164,564      153,152                              Fee
   78.04                                   134,809      125,166                              Fee
     79        CIBC         03/31/05     1,070,981    1,000,345       1.65                   Fee                               1,280
     80        CIBC         07/31/05       742,756      703,756       1.24                   Fee                               3,250
     81        CIBC         06/30/05       789,477      747,182       1.30                   Fee            12.0              60,000
     82        CIBC                        799,868      748,471       1.23                   Fee                             100,000
     83       JPMCB         06/30/05       862,163      811,735       1.41                   Fee            19.0                   0
     84        CIBC         03/31/05       803,366      733,372       1.26                   Fee                                 857
     85       JPMCB         08/31/05       872,956      812,931       1.20                   Fee                                   0
     86       JPMCB         05/31/05       859,016      766,093       1.42                   Fee                                   0
     87       JPMCB                        939,703      871,903       1.64                   Fee                                   0
     88       JPMCB                        758,614      690,321       1.29                   Fee             9.0                   0
     89       JPMCB         06/30/05       731,470      677,222       1.29                   Fee                                   0
     90       JPMCB         06/30/05     1,931,762    1,273,168       2.45                   Fee                                   0
     91       JPMCB         05/31/05       640,799      636,055       1.32                   Fee                                   0
     92       JPMCB         07/31/05       707,894      609,494       1.50                   Fee                                   0
     93        CIBC         07/31/05       738,336      681,336       1.40                   Fee                               5,035
     94        CIBC         05/31/05       667,224      653,764       1.32                   Fee                             106,146
     95        CIBC         08/31/05       599,707      589,957       1.20                   Fee                             100,000
     96        CIBC                        863,389      792,580       1.60                   Fee                               1,151
     97       JPMCB                        606,631      550,093       1.20                   Fee            18.0             188,943
     98        CIBC         05/31/05       584,093      555,093       1.25                   Fee            10.0               2,417
     99        CIBC                        617,306      585,737       1.25                   Fee                                 578
    100       JPMCB         06/30/05       758,976      713,367       1.54                   Fee                                   0
   100.01                   06/30/05       386,599      364,238                              Fee
   100.02                   06/30/05       246,180      230,238                              Fee
   100.03                   06/30/05       126,197      118,891                              Fee
    101       JPMCB         07/31/05       641,561      586,061       1.27                   Fee                                   0
    102        CIBC         05/31/05       609,915      563,210       1.28                   Fee            14.0                 652
    103        CIBC                        597,980      575,946       1.26                   Fee                                   0
    104       JPMCB                        617,225      574,154       1.28                   Fee                                   0
    105        CIBC         05/31/05       573,013      544,982       1.27                   Fee                                 298
    106       JPMCB         08/31/05       593,553      563,201       1.33                   Fee            19.0                   0
    107       JPMCB                        744,373      734,293       1.53                   Fee                                   0

    108        CIBC         03/31/05       574,993      558,193       1.29                   Fee                               1,400
   108.01                   03/31/05       490,424      476,074                              Fee
   108.02                   03/31/05        84,569       82,119                              Fee
    109        CIBC                        837,410      784,254       1.34                   Fee                                   0
    110       JPMCB         05/31/05       579,391      530,218       1.30                   Fee                                   0
    111       JPMCB         07/31/05       558,817      524,141       1.20                   Fee                                   0
    112        CIBC                        534,277      507,707       1.23                   Fee                                 361
    113       JPMCB         07/31/05       551,196      515,646       1.21                   Fee                                   0
    114        CIBC         08/31/05       552,899      525,227       1.25                   Fee                                 424
    115        CIBC         08/31/05       620,899      515,078       1.21                   Fee                               1,405
    116        CIBC                        559,818      517,375       1.30                   Fee                                 711
    117       JPMCB                        712,673      668,048       1.71                   Fee                                   0
    118        CIBC         06/30/05       581,495      516,301       1.29                   Fee                              75,000
    119        CIBC         06/30/05       683,557      655,369       1.57                   Fee                               2,349
    120        CIBC         05/31/05       537,830      511,830       1.35                   Fee                               1,175
    121       JPMCB         07/31/05       599,873      569,306       1.48                   Fee                                   0
    122       JPMCB         07/31/05       492,370      462,492       1.26                   Fee            16.0                   0
    123       JPMCB         06/30/05       687,283      628,212       1.70                   Fee                                   0
    124        CIBC                        525,937      483,318       1.28                   Fee            18.0                 861
    125       JPMCB         07/31/05       688,553      645,148       1.79                   Fee                                   0
    126       JPMCB         05/31/05       722,947      683,013       1.27                   Fee                                   0
    127        CIBC                        712,097      648,347       1.82                   Fee                               2,061
    128       JPMCB         08/31/05       483,509      470,744       1.25                   Fee                                   0
   128.01                   08/31/05       106,837      102,755                              Fee
   128.02                   08/31/05       245,599      240,804                              Fee
   128.03                   08/31/05       131,073      127,185                              Fee
    129        CIBC                        460,017      446,340       1.25                   Fee                               1,298
    130       JPMCB         07/31/05       495,129      446,737       1.17                   Fee                                   0
    131       JPMCB         07/31/05       462,400      424,900       1.20                   Fee                                   0
    132        CIBC         03/31/05       565,573      525,315       1.43                   Fee                                 681
    133       JPMCB         07/31/05       501,683      482,483       1.34                   Fee                                   0
    134       JPMCB         06/30/05       539,777      501,582       1.35                   Fee                                   0
    135        CIBC                        508,977      476,910       1.35                   Fee                                 913
    136       JPMCB                        440,852      419,445       1.31                   Fee                                   0
    137       JPMCB         06/30/05       500,719      473,926       1.32                   Fee                                   0
    138       JPMCB         06/30/05       421,676      386,271       1.23                   Fee                             100,000
    139       JPMCB                        406,489      372,922       1.21                   Fee            14.0             270,790
    140       JPMCB                        443,668      437,000       1.43                   Fee                                   0
    141       JPMCB                        433,650      433,650       1.38                   Fee                                   0
    142       JPMCB                        458,003      429,044       1.21                   Fee                                   0
    143       JPMCB         06/30/05       690,025      680,525       2.34                   Fee            18.0                   0
    144        CIBC                        397,057      347,716       1.60                   Fee                                 491
    145        CIBC         07/31/05       510,489      475,790       1.59                   Fee                                 343
    146       JPMCB         05/31/05       378,107      353,352       1.20                   Fee                                   0
    147        CIBC         06/30/05       462,649      398,723       1.42                   Fee                               1,500
    148       JPMCB         06/30/05       460,603      439,378       1.42                   Fee                                   0
    149        CIBC                        433,748      369,795       1.23                   Fee                              30,000
    150        CIBC                        429,647      396,866       1.29                   Fee                                 382
    151        CIBC                        376,954      362,987       1.21                   Fee                                 173
    152        CIBC                        367,133      347,168       1.22                   Fee                                   0
    153        CIBC                        415,540      402,311       1.44                   Fee                                 163
    154       JPMCB         06/30/05       403,245      354,594       1.31                   Fee                                   0
    155        CIBC                        367,517      336,176       1.23                   Fee                                 654
    156        CIBC         08/31/05       463,290      406,189       1.38                   Fee                               1,135
    157       JPMCB                        369,542      341,137       1.20                   Fee                                   0
    158       JPMCB         06/30/05       410,157      366,504       1.36                   Fee                                   0
    159       JPMCB         06/30/05       433,819      381,774       1.42                   Fee                                   0
    160        CIBC                        416,493      365,320       1.34                   Fee                               1,607
    161       JPMCB                        489,419      438,685       1.16                   Fee            11.0                   0
    162        CIBC         05/31/05       432,952      369,956       1.42                   Fee                                 980
    163       JPMCB         07/31/05       350,993      317,450       1.23                   Fee                                   0
    164       JPMCB         06/30/05       558,153      470,014       1.90                   Fee                                   0
    165        CIBC                        336,019      322,519       1.63                   Fee                               1,125
    166       JPMCB         06/30/05       316,163      299,536       1.25                   Fee                                   0
    167        CIBC                        354,103      335,820       1.32                   Fee                                 321
    168        CIBC                        328,219      313,888       1.26                   Fee                                 345
    169        CIBC                        349,195      318,810       1.31                   Fee                              50,506
    170       JPMCB                        295,836      285,036       1.22                   Fee                                   0
    171       JPMCB         06/30/05       415,884      377,884       1.50                   Fee                                   0
    172        CIBC                        677,403      600,848       2.10                   Fee                               3,967
    173        CIBC         07/31/05       332,018      295,018       1.21                   Fee                              78,700
    174       JPMCB         05/31/05       360,383      317,404       1.36                   Fee                                   0
    175        CIBC                        373,767      340,859       1.29                   Fee                                 477
    176       JPMCB                        341,082      330,682       1.41                   Fee                                   0
    177       JPMCB                        319,599      299,516       1.30                   Fee            15.0                   0
    178        CIBC                        404,275      376,740       1.65                   Fee            10.0                 500
    179       JPMCB         08/31/05       319,536      294,900       1.28                   Fee            15.0                   0
    180       JPMCB                        307,964      289,486       1.25                   Fee            17.0                   0
    181       JPMCB         07/31/05       342,246      298,024       1.25                   Fee                                   0
    182       JPMCB         06/30/05       581,435      539,202       3.20                   Fee                                   0

    183        CIBC                        338,783      318,973       1.46                   Fee                                 300
    184        CIBC         04/30/05       300,279      268,124       1.20                   Fee                               2,689
    185        CIBC                        338,700      307,906       1.44                   Fee                                   0
    186        CIBC                        329,720      305,437       1.41                   Fee            13.0                 607
    187       JPMCB         08/31/05       409,754      375,850       1.83                   Fee                                   0
    188       JPMCB         07/31/05       310,006      263,452       1.22                   Fee            18.0              52,500
    189       JPMCB         07/31/05       419,041      380,976       1.87                   Fee                                   0
    190        CIBC                        243,260      234,510       1.53                   Fee                                 729
    191        CIBC                        247,623      240,623       1.52                   Fee                                 584
    192        CIBC                        250,360      237,360       1.55                   Fee                               1,083
    193       JPMCB                        295,526      273,276       1.42                   Fee                                   0
    194        CIBC                        263,420      251,920       1.57                   Fee                                 958
    195       JPMCB                        396,647      368,651       1.24                   Fee                                   0
    196        CIBC         05/31/05       307,816      297,448       1.51                   Fee                                 864
    197       JPMCB         08/31/05       359,819      331,534       1.15                   Fee            10.0                   0
    198        CIBC                        264,254      244,014       1.28                   Fee                                   0
    199        CIBC                        221,069      211,819       1.53                   Fee                                 771
    200        CIBC         05/31/05       256,778      236,444       1.30                   Fee                                 240
    201       JPMCB                        240,137      240,137       1.32                   Fee                                   0
    202       JPMCB         04/30/05       266,675      243,752       1.36                   Fee                                   0
    203        CIBC                        251,583      236,512       1.33                   Fee                                 158
    204        CIBC                        215,741      205,101       1.53                   Fee                                 887
    205       JPMCB         07/31/05       239,520      225,091       1.28                   Fee                                   0
    206       JPMCB                        246,494      228,420       1.29                   Fee                                   0
    207       JPMCB         06/30/05       267,486      239,018       1.44                   Fee                                   0
    208        CIBC                        203,357      194,107       1.52                   Fee                                 708
    209       JPMCB         05/31/05       235,399      220,399       1.26                   Fee            12.0                   0
    210       JPMCB         07/31/05       249,098      229,308       1.43                   Fee            22.0                   0
    211       JPMCB         07/31/05       274,008      242,972       1.51                   Fee                                   0
    212       JPMCB                        203,991      197,722       1.26                   Fee                                   0
    213       JPMCB         06/30/05       258,759      243,116       1.51                   Fee            15.0                   0
    214       JPMCB                        211,260      198,504       1.25                   Fee                                   0
    215       JPMCB                        268,688      254,604       1.68                   Fee                                   0
    216       JPMCB         04/30/05       218,753      173,383       1.20                   Fee                                   0
    217       JPMCB                        207,503      188,825       1.27                   Fee                                   0
    218       JPMCB         05/31/05       341,569      280,424       2.09                   Fee                                   0
    219        CIBC                        218,217      206,126       1.51                   Fee                                  88
    220        CIBC                        193,474      184,154       1.34                   Fee                                 120
    221       JPMCB         05/31/05       200,495      178,258       1.22                   Fee                                   0
    222        CIBC         07/31/05       182,461      170,461       1.33                   Fee                               1,060
    223        CIBC                        240,121      227,010       1.77                   Fee                                 143
   223.01                                  119,748      113,260                              Fee
   223.02                                  120,372      113,750                              Fee
    224        CIBC                        158,582      146,920       1.53                   Fee                                 972
    225        CIBC                        138,093      132,461       1.54                   Fee                                 469
    226        CIBC                        126,296      120,046       1.61                   Fee                                 542
    227        CIBC                        153,398      145,394       1.54                   Fee                                 120
    228        CIBC                        109,834      105,034       1.58                   Fee                                 400
    229        CIBC                         85,421       80,421       1.57                   Fee                                 417
    230        CIBC                         79,695       77,121       1.63                   Fee                                 271

                                                                UPFRONT ESCROW (12)
                         ----------------------------------------------------------------------------------------------
                         UPFRONT ENGIN.  UPFRONT ENVIR.   UPFRONT TI/LC    UPFRONT RE TAX   UPFRONT INS.  UPFRONT OTHER
   LOAN #     SELLER        RESERVE ($)     RESERVE ($)     RESERVE ($)       RESERVE ($)   RESERVE ($)     RESERVE ($)
   ------     ------     --------------  --------------   --------------   --------------   ------------  -------------

     1        JPMCB                  0               0       3,500,000                 0             0               0
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
     2        JPMCB                  0               0               0                 0             0               0
     3         CIBC                  0               0               0           310,511       808,919               0
     4         CIBC                  0               0               0           535,000       140,063               0
     5        JPMCB                  0               0               0           721,219             0               0
     6        JPMCB                  0               0               0                 0             0               0
     7         CIBC                  0               0               0           121,823        83,839      10,213,668
     8         CIBC            127,825               0               0            96,965        14,221       2,790,000
    8.01
    8.02
    8.03
    8.04
    8.05
     9        JPMCB                  0               0               0           216,365             0               0
     10       JPMCB          4,500,000               0       1,132,907           564,900        35,045               0
     11       JPMCB                  0               0               0           134,145             0               0
     12       JPMCB                  0               0               0                 0             0               0
     13       JPMCB                  0               0               0                 0             0               0
   13.01
   13.02
     14       JPMCB             53,265               0               0           127,508        42,820               0
     15       JPMCB                  0               0               0           167,070             0               0
     16        CIBC            121,927         355,313               0           170,140        98,079               0
     17       JPMCB                  0               0               0           198,357             0               0
     18        CIBC             34,500               0           3,333           429,181        43,329               0
     19        CIBC             23,750               0          10,727           190,842        19,453       3,000,000
     20       JPMCB                  0         238,500               0           409,279        96,310         563,550
     21        CIBC             12,250               0         300,000           175,492        36,405         600,000
     22        CIBC                  0           1,000          22,917           234,267        99,815               0
     23        CIBC                  0               0               0                 0        22,832               0
   23.01
   23.02
     24        CIBC                  0               0               0           152,455        18,033       2,000,000
     25        CIBC                  0               0          10,417           155,810        35,531               0
   25.01
   25.02
   25.03
   25.04
   25.05
     26       JPMCB                  0               0               0           819,763        49,540               0
     27       JPMCB                  0               0         331,101           187,030         5,917         410,000
     28        CIBC                  0               0               0           192,573         8,135               0
   28.01
   28.02
     29       JPMCB                  0               0               0           160,965             0               0
     30       JPMCB                  0               0               0           291,825        72,399               0
     31        CIBC                  0               0               0            54,482        21,547               0
     32        CIBC                  0               0               0           182,648        57,672               0
     33        CIBC                  0               0           5,917           224,246        22,202       4,500,000
     34       JPMCB             14,250               0               0            68,576         6,024               0
     35       JPMCB                  0               0               0            35,500        27,924               0
     36       JPMCB              9,000               0               0           102,091         5,057               0
     37        CIBC             22,750               0               0           168,663        34,388               0
     38       JPMCB                  0               0         100,000            82,149        12,735               0
     39        CIBC                  0               0               0            33,989        49,157               0
   39.01
   39.02
     40        CIBC                  0               0               0           230,341        82,667               0
     41       JPMCB                  0               0         350,000            28,878        16,576               0
     42       JPMCB            159,208               0               0            22,645             0               0
     43        CIBC                  0               0           1,918           260,299             0               0
     44        CIBC                  0               0               0           107,579        14,712           5,250
     45       JPMCB                  0               0         441,400            47,870             0         405,000
     46       JPMCB                  0               0               0            18,803        16,730               0

     47        CIBC                  0               0               0                 0             0               0
     48       JPMCB                  0               0         442,425                 0         5,908         622,286
     49        CIBC             12,500               0               0           222,667        27,209               0
     50       JPMCB                  0               0               0                 0             0               0
     51       JPMCB                  0               0               0            25,739         5,400               0
     52        CIBC                  0               0               0           156,258        34,820               0
     53       JPMCB              5,325               0               0            50,504         5,828               0
     54        CIBC                  0         165,750               0            47,027        26,181               0
     55        CIBC                  0               0               0            73,239        12,977               0
     56       JPMCB                  0               0          15,261             9,000        10,708               0
     57        CIBC                  0               0               0            37,414         6,161               0
     58        CIBC              3,750               0           7,500           148,981        30,000               0
     59       JPMCB                  0               0               0           106,405         2,724               0
     60       JPMCB                  0               0               0                 0             0               0
     61       JPMCB                  0               0               0                 0             0               0
     62        CIBC                  0               0          15,417            69,829        16,714          58,235
     63       JPMCB                  0         210,000               0             7,061        18,608               0
     64       JPMCB                  0               0               0            29,430        29,836               0
     65       JPMCB                  0               0               0                 0             0               0
     66       JPMCB                  0               0               0                 0             0               0
     67       JPMCB                  0               0               0                 0             0               0
   67.01
   67.02
   67.03
   67.04
   67.05
     68        CIBC              3,750          11,500         225,000           139,150        84,067       1,000,000
     69       JPMCB                  0               0               0                 0             0               0
     70       JPMCB                  0               0               0                 0             0               0
     71        CIBC                  0               0               0                 0         7,986       1,069,110
     72       JPMCB                  0               0               0           242,535        57,853               0
     73        CIBC                  0               0          32,500            61,602        12,402         200,000
     74        CIBC                  0               0         155,000            29,291        31,598         105,000
   74.01
   74.02
     75       JPMCB                  0               0               0                 0             0               0
     76        CIBC                  0               0               0            31,802        39,547               0
     77        CIBC                  0               0               0            65,693        22,555         150,000
   77.01
   77.02
   77.03
   77.04
   77.05
     78       JPMCB                  0               0         250,000            83,775        10,295          98,632
   78.01
   78.02
   78.03
   78.04
     79        CIBC             28,367               0         345,000            25,925         8,869         240,000
     80        CIBC                  0               0               0             8,174        36,532               0
     81        CIBC            124,915               0               0            11,695         3,923               0
     82        CIBC                  0               0               0           259,846        15,594         484,955
     83       JPMCB                  0               0               0            38,967        11,749               0
     84        CIBC                  0               0           4,583            29,229        26,000         775,000
     85       JPMCB              7,500               0               0            47,244        20,808          20,000
     86       JPMCB                  0               0               0                 0             0               0
     87       JPMCB                  0               0               0                 0             0               0
     88       JPMCB              8,938               0         125,000             8,587         1,357               0
     89       JPMCB                  0               0         175,000            30,083         2,304               0
     90       JPMCB                  0               0               0            58,280       143,805          15,000
     91       JPMCB              8,656               0               0                 0             0               0
     92       JPMCB            122,400               0               0           148,814        45,181               0
     93        CIBC             20,455               0               0            49,289        47,000               0
     94        CIBC                  0         105,000             764           146,250        29,000               0
     95        CIBC                  0               0               0            47,550         4,251               0
     96        CIBC                  0               0               0            71,431         4,259               0
     97       JPMCB              6,250               0               0            30,435             0               0
     98        CIBC                  0               0               0             7,526        27,143               0
     99        CIBC                  0               0               0                 0             0       2,350,000
    100       JPMCB            200,000               0         175,000            24,602        11,065               0
   100.01
   100.02
   100.03
    101       JPMCB                  0               0               0           133,530        10,983               0
    102        CIBC                  0               0               0            16,758             0         432,688
    103        CIBC                  0               0               0            21,742         2,141               0
    104       JPMCB                  0               0               0            91,837        13,607          90,421
    105        CIBC                  0               0           2,500            43,924         4,809         644,000
    106       JPMCB              8,313               0               0             5,526             0               0
    107       JPMCB                  0               0               0                 0             0       1,700,000

    108        CIBC                  0               0               0           107,983        10,549               0
   108.01
   108.02
    109        CIBC                  0               0               0                 0             0               0
    110       JPMCB                  0               0               0            37,089           880               0
    111       JPMCB                  0               0               0            15,044         3,058          46,405
    112        CIBC                  0               0          61,583            24,570         1,830               0
    113       JPMCB                  0               0               0            58,552        15,907               0
    114        CIBC                  0               0               0           135,959         7,171               0
    115        CIBC                  0               0          85,417            30,583         6,767               0
    116        CIBC                  0               0           2,667            16,250         8,750               0
    117       JPMCB                  0               0       1,500,000                 0             0               0
    118        CIBC             61,663               0         175,000            98,979        18,913          81,680
    119        CIBC             16,323               0               0            97,850        14,535         250,000
    120        CIBC                  0               0         164,167            35,081        24,810               0
    121       JPMCB                  0               0               0           122,154         2,934          19,787
    122       JPMCB             67,611               0               0             9,709             0               0
    123       JPMCB            128,875               0               0            14,484         6,348               0
    124        CIBC             14,375               0         164,167            83,692         4,312         486,600
    125       JPMCB                  0               0         150,000            78,160         2,685               0
    126       JPMCB              2,500               0               0             4,905         5,360               0
    127        CIBC             85,000               0               0                 0         5,206               0
    128       JPMCB                  0               0               0            35,339         6,091               0
   128.01
   128.02
   128.03
    129        CIBC                  0               0               0                 0             0       3,845,000
    130       JPMCB                  0               0               0            12,699         5,154               0
    131       JPMCB              7,500               0               0             8,662        24,005               0
    132        CIBC              6,250               0           1,667           116,667        33,514               0
    133       JPMCB                  0               0               0            10,673        10,590               0
    134       JPMCB             34,607               0               0             7,773             0               0
    135        CIBC                  0               0           1,250            82,000        20,616               0
    136       JPMCB                  0               0               0            84,436         4,200          34,852
    137       JPMCB              8,125               0               0                 0             0               0
    138       JPMCB                  0               0               0            26,621             0               0
    139       JPMCB              4,063               0               0            13,209             0               0
    140       JPMCB             52,625               0               0            30,787         2,729               0
    141       JPMCB                  0               0               0                 0             0               0
    142       JPMCB                  0               0               0             7,722         4,237               0
    143       JPMCB                  0               0               0            15,350             0               0
    144        CIBC                  0               0          18,750            22,885         5,116               0
    145        CIBC                  0               0           2,918            31,469         1,565         550,000
    146       JPMCB                  0               0               0             6,621         1,928               0
    147        CIBC            275,281               0           2,067            25,667        12,759         165,000
    148       JPMCB              7,000               0               0            26,048         3,737               0
    149        CIBC            240,000               0         220,000            64,249        18,275         160,000
    150        CIBC              9,890         144,300           2,500             4,000         3,324               0
    151        CIBC                  0               0               0                 0         2,551               0
    152        CIBC                  0               0               0                 0         4,466               0
    153        CIBC                  0               0               0                 0           921               0
    154       JPMCB                  0               0               0            58,480         4,099               0
    155        CIBC                  0               0           3,333            81,770         9,281               0
    156        CIBC             54,275          18,750           2,917            82,978        27,728         667,898
    157       JPMCB              9,063               0               0            67,737         6,659               0
    158       JPMCB                  0               0         100,000             7,133         8,456               0
    159       JPMCB                  0               0         125,000            12,681         8,965               0
    160        CIBC                  0               0           1,667            24,159         2,731               0
    161       JPMCB             13,650               0               0            28,626         2,520               0
    162        CIBC                  0               0          80,000            48,761        12,295               0
    163       JPMCB                  0               0               0            24,901         7,329               0
    164       JPMCB                  0               0               0                 0             0               0
    165        CIBC             27,750               0               0            11,590        12,954               0
    166       JPMCB             13,000               0               0             5,458         7,007          29,083
    167        CIBC                  0               0           2,083             3,920           883               0
    168        CIBC                  0               0               0             4,463         7,269               0
    169        CIBC            228,424               0               0            49,500             0          60,000
    170       JPMCB                  0               0               0            27,017         5,375               0
    171       JPMCB                  0               0               0            37,974        20,417               0
    172        CIBC             70,868         263,875           2,000                 0             0               0
    173        CIBC             10,000               0               0            97,569         9,179               0
    174       JPMCB             58,750               0               0            63,716        10,027               0
    175        CIBC                  0               0         400,000            12,199         1,778               0
    176       JPMCB                  0               0               0            32,486         5,580               0
    177       JPMCB                  0               0               0            11,780             0               0
    178        CIBC                  0               0               0            46,925         9,047               0
    179       JPMCB                  0               0               0            14,718         1,215               0
    180       JPMCB              5,000               0               0            23,032         2,585               0
    181       JPMCB                  0               0          83,527             4,782           766               0
    182       JPMCB                  0               0               0            25,013         3,555               0

    183        CIBC                  0               0          80,000            36,303         3,665               0
    184        CIBC             26,261               0               0                 0             0               0
    185        CIBC                  0               0           1,667                 0             0               0
    186        CIBC              9,431               0           3,639            36,099         2,776               0
    187       JPMCB                  0               0               0            51,506         8,125               0
    188       JPMCB             25,285               0               0             8,200         1,191               0
    189       JPMCB             16,768               0               0            26,911         5,061               0
    190        CIBC                  0               0               0            10,803        10,063               0
    191        CIBC                  0               0               0            12,681         8,860               0
    192        CIBC                  0               0               0             1,762         7,547               0
    193       JPMCB                  0               0               0                 0             0               0
    194        CIBC             24,500               0               0             8,521        16,000               0
    195       JPMCB                  0               0               0             1,810         2,201               0
    196        CIBC                  0               0               0            23,576         9,200               0
    197       JPMCB                  0         187,500               0             7,334         2,200               0
    198        CIBC                  0               0         107,000                 0         3,512         340,000
    199        CIBC                  0               0               0            11,781         9,874               0
    200        CIBC                  0               0           1,667            26,680         1,514          50,000
    201       JPMCB                  0          40,000               0                 0             0               0
    202       JPMCB                  0               0               0            36,495         6,299          16,784
    203        CIBC                  0               0           1,575            11,250         2,002           7,676
    204        CIBC                  0               0               0            12,515         8,844               0
    205       JPMCB             33,806               0               0             2,796         8,892               0
    206       JPMCB                  0               0               0             6,071           600               0
    207       JPMCB              7,125               0         125,000            13,463         6,615               0
    208        CIBC                  0               0               0            10,166         9,247               0
    209       JPMCB              4,375               0               0             5,512         2,984               0
    210       JPMCB                  0               0               0                 0             0               0
    211       JPMCB                  0               0               0                 0             0               0
    212       JPMCB                  0               0               0            10,410           486               0
    213       JPMCB                  0               0               0             5,467             0               0
    214       JPMCB              3,750               0          40,000             2,258         2,620          34,091
    215       JPMCB                  0               0               0            16,721         2,942          25,734
    216       JPMCB            132,151               0               0            45,209         8,623               0
    217       JPMCB              7,375               0               0                 0         3,485               0
    218       JPMCB                  0               0               0           108,969             0               0
    219        CIBC                  0               0             833            28,680         3,882               0
    220        CIBC                  0               0          25,000            29,612           780               0
    221       JPMCB             17,500               0               0            12,153         5,100               0
    222        CIBC              8,813               0               0            13,711        10,140               0
    223        CIBC                  0               0               0            21,626           826               0
   223.01
   223.02
    224        CIBC                  0               0               0            13,345         8,555               0
    225        CIBC                  0               0               0             5,621         5,304               0
    226        CIBC                  0               0               0             6,393         4,669               0
    227        CIBC                  0               0               0             6,272         1,552               0
    228        CIBC             19,000               0               0             3,245         3,208               0
    229        CIBC                  0               0               0             3,529         3,585               0
    230        CIBC                  0               0               0             2,717         2,178               0

                                                                   MONTHLY ESCROW (13)
                          -------------------------------------------------------------------------------------------------
                          MONTHLY CAPEX  MONTHLY ENVIR.   MONTHLY TI/LC    MONTHLY RE TAX   MONTHLY INS.      MONTHLY OTHER   SINGLE
   LOAN #     SELLER        RESERVE ($)     RESERVE ($)     RESERVE ($)       RESERVE ($)    RESERVE ($)        RESERVE ($)   TENANT
   ------     ------      -------------- ---------------  --------------   ---------------  -------------     --------------  ------

     1        JPMCB              12,640               0               0                 0              0                  0       No
    1.01                                                                                                                         Yes
    1.02                                                                                                                         Yes
    1.03                                                                                                                          No
    1.04                                                                                                                         Yes
    1.05                                                                                                                          No
    1.06                                                                                                                          No
    1.07                                                                                                                          No
    1.08                                                                                                                          No
    1.09                                                                                                                         Yes
    1.10                                                                                                                          No
    1.11                                                                                                                          No
    1.12                                                                                                                          No
    1.13                                                                                                                          No
    1.14                                                                                                                          No
    1.15                                                                                                                          No
    1.16                                                                                                                          No
     2        JPMCB                   0               0               0                 0              0                  0       No
     3         CIBC             128,332               0               0           103,504         97,631                  0       No
     4         CIBC              75,593               0               0            44,583              0                  0       No
     5        JPMCB               3,270               0          21,667           180,305              0                  0       No
     6        JPMCB                   0               0               0                 0              0                  0       No
     7         CIBC               3,413               0               0            17,403         11,977                  0       No
     8         CIBC               5,876               0               0            29,345          7,110                  0       No
    8.01                                                                                                                          No
    8.02                                                                                                                          No
    8.03                                                                                                                          No
    8.04                                                                                                                          No
    8.05                                                                                                                          No
     9        JPMCB               1,333               0               0            36,061              0                  0       No
     10       JPMCB               9,683               0               0           188,300         11,682                  0       No
     11       JPMCB               2,206               0               0            22,357              0                  0       No
     12       JPMCB                   0               0               0                 0              0                  0       No
     13       JPMCB                   0               0               0                 0              0                  0      Yes
   13.01                                                                                                                         Yes
   13.02                                                                                                                         Yes
     14       JPMCB              14,569               0               0            63,754         14,273                  0       No
     15       JPMCB                   0               0          14,473            23,867              0                  0       No
     16        CIBC              12,271               0               0            15,467         17,196                  0       No
     17       JPMCB                   0               0               0            19,836              0                  0       No
     18        CIBC               2,884               0           3,333            39,016         10,832                  0       No
     19        CIBC               2,145               0          10,727            21,205          3,242                  0       No
     20       JPMCB               7,079               0          14,583            34,107         10,701                  0       No
     21        CIBC               2,445               0               0            25,070          4,010                  0       No
     22        CIBC               1,929               0          22,917            23,427         16,636                  0       No
     23        CIBC              12,667               0               0            28,907          7,611                  0       No
   23.01                                                                                                                          No
   23.02                                                                                                                          No
     24        CIBC                   0               0               0            13,860          6,011                  0       No
     25        CIBC               2,917               0          10,417            17,312          4,701                  0       No
   25.01                                                                                                                          No
   25.02                                                                                                                          No
   25.03                                                                                                                          No
   25.04                                                                                                                          No
   25.05                                                                                                                          No
     26       JPMCB               6,870               0               0            68,314          7,077                  0       No
     27       JPMCB               1,718               0               0            23,622          2,958                  0       No
     28        CIBC                   0               0               0            19,257          2,712                  0      Yes
   28.01                                                                                                                          No
   28.02                                                                                                                         Yes
     29       JPMCB                   0               0               0            16,097              0                  0       No
     30       JPMCB              10,268               0               0            41,689          9,050                  0       No
     31        CIBC                   0               0               0            13,620          3,013                  0       No
     32        CIBC               8,108               0               0            14,050          5,767                  0       No
     33        CIBC                 935               0           5,917            18,687          1,708                  0       No
     34       JPMCB                   0               0               0            17,144          3,012                  0       No
     35       JPMCB                   0               0               0            17,750          3,861                  0       No
     36       JPMCB               1,836               0          66,000            20,418          2,528                  0      Yes
     37        CIBC               1,954               0               0            14,371          2,293                  0      Yes
     38       JPMCB                   0               0               0            13,691          2,122                  0       No
     39        CIBC               1,054               0               0             4,249          3,511                  0       No
   39.01                                                                                                                          No
   39.02                                                                                                                          No
     40        CIBC              16,167               0               0            25,593         16,533                  0       No
     41       JPMCB               1,378               0           6,800             7,220          1,275                  0       No
     42       JPMCB                 959               0           3,200            11,323              0                  0       No
     43        CIBC                   0               0           1,918            21,692              0                  0      Yes
     44        CIBC               1,259               0               0             8,503          4,904                  0       No
     45       JPMCB               1,107               0          11,250            23,935              0                  0       No
     46       JPMCB               2,485               0               0            12,065          1,521                  0       No

     47        CIBC                   0               0               0                 0              0                  0      Yes
     48       JPMCB                 512               0           3,864            23,978          1,969                  0       No
     49        CIBC               1,171               0           3,903            18,556          4,513                  0       No
     50       JPMCB                   0               0               0                 0              0                  0      Yes
     51       JPMCB                 570               0               0             8,580          1,800                  0       No
     52        CIBC               4,667               0               0            13,091          2,776                  0       No
     53       JPMCB                 651               0           2,604             8,417          1,943                  0       No
     54        CIBC                 500               0               0             6,718          4,680                  0      Yes
     55        CIBC                 982               0               0             9,976          1,081                  0      Yes
     56       JPMCB               1,369               0           6,341             9,000          1,190                  0       No
     57        CIBC                 760               0               0            12,471          1,027                  0      Yes
     58        CIBC               3,030               0           7,500            14,898              0                  0      Yes
     59       JPMCB                   0               0               0             7,013              0                  0       No
     60       JPMCB                   0               0               0                 0              0                  0      Yes
     61       JPMCB                   0               0               0                 0              0                  0      Yes
     62        CIBC               4,027               0          15,417            17,457          4,179                  0       No
     63       JPMCB               3,975               0               0             7,061          3,101                  0       No
     64       JPMCB               1,413               0           6,250            14,715          2,131                  0       No
     65       JPMCB                 903               0               0                 0              0                  0      Yes
     66       JPMCB                   0               0               0                 0              0                  0      Yes
     67       JPMCB                   0               0               0                 0              0                  0       No
   67.01                                                                                                                          No
   67.02                                                                                                                          No
   67.03                                                                                                                         Yes
   67.04                                                                                                                         Yes
   67.05                                                                                                                         Yes
     68        CIBC               3,517               0               0            13,581          8,407                  0       No
     69       JPMCB                   0               0               0                 0              0                  0       No
     70       JPMCB                   0               0               0                 0              0                  0      Yes
     71        CIBC                 958               0           6,708             7,817            887                  0      Yes
     72       JPMCB               5,072               0               0            18,657          7,232                  0       No
     73        CIBC               1,237               0          16,250            20,534          2,067                  0       No
     74        CIBC               1,200               0           5,000            14,645          3,511                  0       No
   74.01                                                                                                                          No
   74.02                                                                                                                          No
     75       JPMCB                   0               0               0                 0              0                  0       No
     76        CIBC               3,275               0               0             5,300          3,595                  0       No
     77        CIBC               2,042               0               0             5,972          2,466                  0       No
   77.01                                                                                                                          No
   77.02                                                                                                                          No
   77.03                                                                                                                          No
   77.04                                                                                                                          No
   77.05                                                                                                                          No
     78       JPMCB                 709               0               0            11,413          2,059                  0       No
   78.01                                                                                                                          No
   78.02                                                                                                                          No
   78.03                                                                                                                          No
   78.04                                                                                                                          No
     79        CIBC               1,280               0               0             8,642          2,956                  0       No
     80        CIBC               3,250               0               0             4,087          3,653                  0       No
     81        CIBC                 734               0           2,000             5,848          1,962                  0       No
     82        CIBC                 974               0           4,167            21,654          1,559                  0       No
     83       JPMCB                 700               0           3,500             6,495            904                  0       No
     84        CIBC                 857               0           4,583            14,614          1,300                  0      Yes
     85       JPMCB                 890               0           4,167             4,724          1,486                  0       No
     86       JPMCB                   0               0               0                 0              0                  0       No
     87       JPMCB                   0               0               0                 0              0                  0      Yes
     88       JPMCB               1,428               0           4,167             4,293          1,357                  0       No
     89       JPMCB                 609               0               0             7,521            768                  0       No
     90       JPMCB              41,667               0          12,500            14,570         13,073                  0       No
     91       JPMCB                   0               0               0                 0              0                  0       No
     92       JPMCB               6,833               0               0            14,881          4,107                  0       No
     93        CIBC               5,035               0               0             9,858          3,917                  0       No
     94        CIBC               1,146               0             764            16,250          2,231                  0       No
     95        CIBC                   0               0               0             7,925          1,063                  0       No
     96        CIBC               1,151               0               0             5,953            532                  0       No
     97       JPMCB               1,178               0           3,141             7,609              0                  0       No
     98        CIBC               2,417               0               0             7,526          2,088                  0       No
     99        CIBC                 578               0               0                 0              0                  0       No
    100       JPMCB               1,588               0               0            12,301          1,107                  0       No
   100.01                                                                                                                         No
   100.02                                                                                                                         No
   100.03                                                                                                                         No
    101       JPMCB               4,625               0               0            12,139          2,746                  0       No
    102        CIBC                 652               0               0             2,394              0                  0       No
    103        CIBC                   0               0               0             5,660            535                  0      Yes
    104       JPMCB                 676               0           2,870             9,184          1,237                  0       No
    105        CIBC                 298               0           2,500             4,392          1,202                  0       No
    106       JPMCB                 330               0           2,199             2,763              0                  0       No
    107       JPMCB                   0               0               0                 0              0                  0      Yes

    108        CIBC               1,400               0               0             9,817          2,110                  0       No
   108.01                                                                                                                         No
   108.02                                                                                                                         No
    109        CIBC                   0               0               0                 0              0                  0      Yes
    110       JPMCB                 523               0           3,292             4,121            880                  0       No
    111       JPMCB                 440               0           2,450             3,761          1,529                  0       No
    112        CIBC                 361               0           1,583             6,143            610                  0       No
    113       JPMCB               3,292               0               0            11,710          1,446                  0       No
    114        CIBC                 424               0               0            10,382          1,996                  0       No
    115        CIBC               1,405               0           5,417             6,228          1,692                  0       No
    116        CIBC                 711               0           2,667             5,417          1,250                  0       No
    117       JPMCB                   0               0               0                 0              0                  0      Yes
    118        CIBC                   0               0           5,000             8,998          2,364                  0       No
    119        CIBC               2,349               0               0             8,154          2,076                  0       No
    120        CIBC               1,175               0           4,167             3,508          1,820                  0       No
    121       JPMCB                 236               0           2,311            11,105            978                  0       No
    122       JPMCB                 415               0           2,767             4,855              0                  0       No
    123       JPMCB                   0               0               0             4,828          1,058                  0       No
    124        CIBC                 431               0           2,083             7,608          1,437                  0       No
    125       JPMCB                 841               0           3,000             6,513            895                  0       No
    126       JPMCB                 639               0               0             2,452          1,786                  0      Yes
    127        CIBC               2,061               0           5,000             5,605          1,503                  0       No
    128       JPMCB               1,068               0               0             7,082          1,218                  0       No
   128.01                                                                                                                         No
   128.02                                                                                                                         No
   128.03                                                                                                                         No
    129        CIBC                 649               0               0                 0              0                  0       No
    130       JPMCB                 810               0           4,167             4,233          2,577                  0       No
    131       JPMCB               3,125               0               0             4,331          3,693                  0       No
    132        CIBC                 681               0           1,667            11,667          4,538                  0       No
    133       JPMCB               1,600               0               0               889            883                  0       No
    134       JPMCB                   0               0               0             2,591              0                  0       No
    135        CIBC                 913               0           1,250                 0              0                  0       No
    136       JPMCB                 273               0           2,600             7,036          1,400                  0       No
    137       JPMCB                 511               0               0                 0              0                  0      Yes
    138       JPMCB                 521               0           3,333             5,324              0                  0       No
    139       JPMCB                 699               0           1,864             3,302              0                  0       No
    140       JPMCB                 389               0               0             6,157            910                  0       No
    141       JPMCB                   0               0               0                 0              0                  0       No
    142       JPMCB                   0               0               0                 0              0                  0      Yes
    143       JPMCB                   0               0               0             5,117              0                  0       No
    144        CIBC                 491               0           3,750            11,442          1,279                  0       No
    145        CIBC                 343               0           2,918             3,497            522                  0       No
    146       JPMCB                 500               0           3,125             2,207            482                  0       No
    147        CIBC               1,500               0           2,067             6,417          1,823                  0       No
    148       JPMCB                 367               0               0             4,341            623                  0       No
    149        CIBC                   0               0               0             8,031          2,031   Excess Cash Flow       No
    150        CIBC                 382               0           2,500             4,000          1,108                  0       No
    151        CIBC                 173               0               0                 0            255                  0      Yes
    152        CIBC                   0               0               0                 0            893                  0      Yes
    153        CIBC                 163               0               0                 0            184                  0      Yes
    154       JPMCB                   0               0               0             7,527            586                  0       No
    155        CIBC                 654               0           3,333             7,474          3,094                  0       No
    156        CIBC               1,135               0           2,917            11,735          2,133                  0       No
    157       JPMCB                 170               0           2,500             8,467          1,665                  0       No
    158       JPMCB                 853               0               0             7,133            940                  0       No
    159       JPMCB                 910               0               0            12,681            996                  0       No
    160        CIBC               1,607               0           1,667                 0              0                  0      Yes
    161       JPMCB                 846               0           3,382             7,157          1,260                  0       No
    162        CIBC                 980               0               0             5,418          1,230                  0       No
    163       JPMCB                 423               0           2,917             6,225          1,221                  0       No
    164       JPMCB                 562               0               0                 0              0              4,021       No
    165        CIBC               1,125               0               0             3,863          2,591                  0       No
    166       JPMCB                 450               0           1,018             5,458            779                  0       No
    167        CIBC                 321               0           2,083             1,960            294                  0       No
    168        CIBC                 345               0               0               558            745                  0       No
    169        CIBC                 506               0               0             8,250              0                  0       No
    170       JPMCB                 900               0               0             5,404          1,792                  0       No
    171       JPMCB               2,953               0               0             9,494          2,917                  0       No
    172        CIBC               3,967               0           2,000                 0              0                  0      Yes
    173        CIBC               3,700               0               0            12,590          3,060                  0       No
    174       JPMCB               1,462               0               0             6,372          1,253                  0       No
    175        CIBC                 477               0               0             6,099            445                  0      Yes
    176       JPMCB                 867               0               0             2,707          1,395                  0       No
    177       JPMCB                 335               0           1,395             3,927              0                  0       No
    178        CIBC                 500               0               0             3,352            696                  0       No
    179       JPMCB                 397               0           1,667             2,944            405                  0       No
    180       JPMCB                 420               0           2,778             5,113            431                  0       No
    181       JPMCB                 519               0           3,177             2,391            766                  0       No
    182       JPMCB                   0               0               0             5,003            444                  0       No

    183        CIBC                 300               0               0             4,538            524                  0       No
    184        CIBC               2,689               0               0                 0              0                  0       No
    185        CIBC                   0               0           1,667                 0              0                  0      Yes
    186        CIBC                 607               0           3,639             4,512            925                  0      Yes
    187       JPMCB               1,262               0               0             3,692            625                  0       No
    188       JPMCB                   0               0           3,325             2,733            397                  0       No
    189       JPMCB                   0               0               0             5,382            843                  0       No
    190        CIBC                 729               0               0             2,161          1,438                  0       No
    191        CIBC                 584               0               0             2,536          1,266                  0       No
    192        CIBC               1,083               0               0               881          1,887                  0       No
    193       JPMCB                   0               0               0                 0              0                  0       No
    194        CIBC                 958               0               0             2,840          3,200                  0       No
    195       JPMCB                   0               0               0               905            367                  0      Yes
    196        CIBC                 864               0               0             2,143            941                  0       No
    197       JPMCB                 718               0               0             3,667          1,100                  0       No
    198        CIBC                   0               0               0             2,883            585                  0       No
    199        CIBC                 771               0               0             2,356          1,411                  0       No
    200        CIBC                 240               0           1,667             2,964            505                  0       No
    201       JPMCB                   0               0               0                 0              0                  0      Yes
    202       JPMCB                 216               0           2,083             4,055          2,100                  0       No
    203        CIBC                 158               0           1,575             1,125            400                  0       No
    204        CIBC                 887               0               0             2,503          1,263                  0       No
    205       JPMCB                 157               0           1,046             1,398            808                  0       No
    206       JPMCB                  64               0             798             2,024            200                  0       No
    207       JPMCB                 837               0               0             6,732            662                  0       No
    208        CIBC                 708               0               0             2,542          1,321                  0       No
    209       JPMCB               1,168               0               0             1,837            995                  0       No
    210       JPMCB                   0               0               0                 0              0                  0       No
    211       JPMCB                   0               0               0                 0              0                  0       No
    212       JPMCB                  87               0             435             3,197            243                  0       No
    213       JPMCB                   0               0               0             1,816              0                  0       No
    214       JPMCB                  67               0               0             1,129            238                  0       No
    215       JPMCB                 153               0           1,021             1,393            267                  0       No
    216       JPMCB                   0               0               0             9,042          2,156                  0       No
    217       JPMCB                 137               0           1,397             3,618            317                  0       No
    218       JPMCB                   0               0               0                 0              0                  0       No
    219        CIBC                  88               0             833             3,187          1,294                  0      Yes
    220        CIBC                 120               0               0             2,692             98                  0       No
    221       JPMCB                 585               0           1,667             4,861            463                  0       No
    222        CIBC               1,060               0               0             2,742            922                  0       No
    223        CIBC                 143               0               0             1,966            207                  0      Yes
   223.01                                                                                                                        Yes
   223.02                                                                                                                        Yes
    224        CIBC                 972               0               0             2,669          1,222                  0       No
    225        CIBC                 469               0               0             1,124            758                  0       No
    226        CIBC                 542               0               0             2,131            934                  0       No
    227        CIBC                 120               0               0               896            129                  0      Yes
    228        CIBC                 400               0               0             1,082            642                  0       No
    229        CIBC                 417               0               0             1,176            717                  0       No
    230        CIBC                 271               0               0             1,359            544                  0       No

                                                        LARGEST TENANT
                       ----------------------------------------------------------------------------------
                                                                                                  LEASE
   LOAN #     SELLER   LARGEST TENANT                                            UNIT SIZE     EXPIRATION
   -----      -----    --------------                                            ---------     ----------

     1        JPMCB
    1.01               Citistreet (Wellspring)                                     159,827      11/30/12
    1.02               Blue Cross & Blue Shield                                    160,008      06/30/08
    1.03               Washington Mutual Bank                                       80,005      10/31/08
    1.04               Spirent Communications of Rockville                          77,747      08/31/06
    1.05               Zenith Insurance                                             24,690      07/31/10
    1.06               Verizon Directories Sales - West                              8,206      02/28/07
    1.07               Network Assoc.                                               31,484      07/14/06
    1.08               Blue Cross & Blue Shield                                     96,066      12/31/06
    1.09               Blue Cross Blue Shield                                       95,132      03/31/08
    1.10               GMAC                                                         22,766      02/28/06
    1.11               US Govt SSA                                                  25,000      04/14/09
    1.12               Check Solutions Co.                                          40,307      01/31/09
    1.13               Huber Engineered Woods LLC                                   20,896      07/31/11
    1.14               Amica Mutual Insurance                                       17,523      05/31/06
    1.15               AT&T/ GRC                                                    18,580      10/31/08
    1.16               Paychex                                                      11,240      08/31/06
     2        JPMCB    Omelveny                                                    348,235      09/30/15
     3         CIBC
     4         CIBC
     5        JPMCB    Wolf Haldenstein Adler Freeman                               42,735      03/31/09
     6        JPMCB    MDM Hotel Group                                              37,163      12/31/38
     7         CIBC    Ross                                                         30,187      07/31/15
     8         CIBC
    8.01               Sanford Brown Ultrasound Diagnostic Partnership              35,516      07/31/13
    8.02               Otis Elevator Company                                       268,259      03/31/07
    8.03               USA Technologies Inc.                                        17,249      12/31/10
    8.04               Paychex North America                                        12,419      09/30/07
    8.05               PNC Bank                                                     13,984      02/28/07
     9        JPMCB
     10       JPMCB    IPRO                                                         77,301      09/30/16
     11       JPMCB
     12       JPMCB    Kohls                                                        80,684      01/31/15
     13       JPMCB
   13.01               Dr. Pepper Bottling Company of Texas, Inc.                  459,497      06/30/14
   13.02               Dr. Pepper Bottling Company of Texas, Inc.                  262,450      06/30/14
     14       JPMCB
     15       JPMCB    Wells Fargo                                                  30,623      09/30/07
     16        CIBC
     17       JPMCB
     18        CIBC    Publix                                                       37,887      02/28/19
     19        CIBC    Colony House                                                 45,478      09/30/08
     20       JPMCB    K-Mart Store                                                103,050      10/31/12
     21        CIBC    Kroger's/Jo-Ann Stores Inc.                                  67,227      06/30/15
     22        CIBC    Unisys Corp.                                                 20,109      11/30/06
     23        CIBC
   23.01
   23.02
     24        CIBC
     25        CIBC
   25.01
   25.02               Beauty Systems Group                                          3,360      05/31/07
   25.03               Grove Meat                                                    4,800      08/31/12
   25.04               Phoung Bui                                                    3,850      05/31/09
   25.05               A & D Mini Mart                                               2,505      09/30/29
     26       JPMCB
     27       JPMCB    Superior                                                     40,000      03/31/30
     28        CIBC
   28.01               Telephia                                                     38,300      10/31/07
   28.02               Pearson Education                                            36,000      05/31/14
     29       JPMCB
     30       JPMCB
     31        CIBC
     32        CIBC
     33        CIBC    Mountainwest Surgical Center                                 30,000      08/02/19
     34       JPMCB    County of Orange                                            200,713      12/01/24
     35       JPMCB
     36       JPMCB    Wilson Sonsini Goodrich & Rosati                             71,409      01/25/10
     37        CIBC    ICON Clinical Research                                       93,795      01/30/15
     38       JPMCB    Sportsman' Warehouse                                         48,734      10/31/19
     39        CIBC
   39.01
   39.02
     40        CIBC
     41       JPMCB    Dielectric                                                   21,473      05/31/08
     42       JPMCB    Sav-on Drugs                                                 21,420      06/30/16
     43        CIBC    Regal Cinemas Inc.                                           76,701      04/30/18
     44        CIBC    PetSmart                                                     27,106      01/31/14
     45       JPMCB    St. Joseph Mercy                                             24,000      09/30/08
     46       JPMCB

     47        CIBC    Ricardo Inc.                                                111,011      10/15/22
     48       JPMCB    LA Fitness Sports Clubs                                      45,000      10/31/20
     49        CIBC    Office Max                                                   23,500      12/31/12
     50       JPMCB    Lucent Technologies                                         120,000      09/30/11
     51       JPMCB    Levett Rockwood P.C.                                         15,269      12/31/10
     52        CIBC
     53       JPMCB    Good Shepherd Alliance                                        5,800      04/30/07
     54        CIBC    Linen's n Things                                             40,000      01/31/21
     55        CIBC    State Farm Mutual Automobile Insurance Company               58,905      09/30/14
     56       JPMCB    Southern Utah Title Co                                       17,506      04/30/15
     57        CIBC    Best Buy                                                     60,750      06/30/22
     58        CIBC    Sportsman's Warehouse                                       363,654      07/31/15
     59       JPMCB    Carmel Physicians Surgery Center, LLC                        25,578      12/31/23
     60       JPMCB    T-Mobile                                                     78,610      08/31/20
     61       JPMCB    Cott Beverages                                              328,000      05/22/16
     62        CIBC    Alliance Resources                                           19,084      05/31/07
     63       JPMCB
     64       JPMCB    Lambda Optical Systems Inc                                   18,666      03/31/08
     65       JPMCB    BJ's Wholesale Club                                         108,510      07/31/18
     66       JPMCB    Southwest Medical Associates, Inc.                           44,216      01/14/16
     67       JPMCB
   67.01               Wellspan Heath                                               20,292      07/31/09
   67.02               Quaker Plastics                                              26,110      01/31/07
   67.03               Gettle, Inc.                                                 29,852      04/30/12
   67.04               HAJOCA                                                       45,000      11/30/09
   67.05               Walton & Company                                             31,540      05/31/09
     68        CIBC    Giant Foods                                                  73,059      11/30/15
     69       JPMCB    The Avenue                                                    5,400      01/31/13
     70       JPMCB    Anthony's Manufacturing Company, Inc.                       182,845      05/31/12
     71        CIBC    Zetec, Inc.                                                  63,276      12/31/10
     72       JPMCB    American Van Lines                                           23,072      09/19/07
     73        CIBC    New England Aquarium Corp.                                   24,261      12/31/05
     74        CIBC
   74.01               Jaqueline Embroidery                                          5,000      01/31/07
   74.02               Charlie Brown's                                               8,000      04/30/25
     75       JPMCB    HI-Health                                                     6,319      09/30/09
     76        CIBC
     77        CIBC
   77.01
   77.02
   77.03
   77.04
   77.05
     78       JPMCB
   78.01               COR Training, LLC                                             4,696      11/30/09
   78.02               Dollar Tree                                                   7,500      01/31/09
   78.03               Payless Shoes                                                 2,940      07/31/09
   78.04               Victoria MRI                                                  2,900      01/31/10
     79        CIBC    American Family Fitness                                      39,003      10/31/08
     80        CIBC
     81        CIBC    Nijiya Market                                                11,700      08/31/12
     82        CIBC    Family Dollar                                                 9,990      12/31/15
     83       JPMCB    Bank of America                                              17,092      01/31/11
     84        CIBC    Boston IVF                                                   51,410      11/30/17
     85       JPMCB    Old Navy                                                     12,000      02/28/14
     86       JPMCB    TJ Maxx/Factory Card Outlet                                  60,612      02/28/10
     87       JPMCB    Kingswhere Furniture                                         60,000      10/31/17
     88       JPMCB    VONS                                                         32,045      04/01/08
     89       JPMCB    Medical Imaging                                               7,503      11/30/09
     90       JPMCB    MTD Products                                                878,862      10/31/07
     91       JPMCB
     92       JPMCB
     93        CIBC
     94        CIBC    Albertson's Inc.                                             80,478      04/12/23
     95        CIBC
     96        CIBC    Carpet One                                                   52,320      09/30/17
     97       JPMCB    Arnold Goldberg Ent., Inc.                                    7,000      05/31/06
     98        CIBC
     99        CIBC    Borders                                                      15,000      01/31/19
    100       JPMCB
   100.01              Salon Rouge                                                   2,755      10/31/11
   100.02              FedEx Kinko's                                                 6,000      02/28/08
   100.03              Le Visage                                                     1,740      10/31/08
    101       JPMCB
    102        CIBC    William Morgan, Keith Hardwood                                7,005      08/31/09
    103        CIBC    Price Chopper                                                56,038      04/30/30
    104       JPMCB    Office Max                                                   23,500      05/01/14
    105        CIBC    Buffalo Wild Wings                                            5,600      07/12/14
    106       JPMCB    PUMA                                                          3,004      01/31/08
    107       JPMCB    International Academy of Design & Technology                 66,263      06/30/19

    108        CIBC
   108.01
   108.02
    109        CIBC    ShopKo Stores                                               109,950      01/30/21
    110       JPMCB    Haverty Furniture Companies, Inc.                            52,713      12/31/12
    111       JPMCB    Mototrends                                                    6,244      04/30/10
    112        CIBC    Washington Mutual Bank                                        4,500      11/30/22
    113       JPMCB
    114        CIBC
    115        CIBC    Resources for Human Development                               7,774      09/30/11
    116        CIBC    Neighbor Care Repackaging Inc.                               46,000      06/30/20
    117       JPMCB    Sioux Valley Hospital and Health Systems                    127,500      06/10/20
    118        CIBC    Fallas Paredes                                               30,792      04/30/10
    119        CIBC
    120        CIBC    United Supermarkets, Inc.                                    50,700      03/31/10
    121       JPMCB    Las Colinas Hair & Nail Spa                                   4,966      10/31/14
    122       JPMCB    Leah's Fabrics                                                3,649      09/29/08
    123       JPMCB    Social Security Administration                                9,068      03/10/15
    124        CIBC    Imaginary Forces                                             12,040      10/31/10
    125       JPMCB    Blockbuster                                                   6,000      10/31/06
    126       JPMCB    Super Fresh                                                  51,110      04/30/20
    127        CIBC    Kay Cee Care Drugs                                            6,980      12/31/06
    128       JPMCB
   128.01
   128.02
   128.03
    129        CIBC    Price Chopper                                                36,900      05/31/30
    130       JPMCB    PJ Personnel Services, Inc.                                   7,640      09/30/06
    131       JPMCB
    132        CIBC    Gold's Gym                                                   18,667      04/30/11
    133       JPMCB
    134       JPMCB    Broad Street Health & Fitness                                 9,810      07/31/07
    135        CIBC    Vital Records Corp                                           82,500      06/30/16
    136       JPMCB    Wellness 4 Life                                               6,587      11/30/09
    137       JPMCB    MedSource                                                    41,220      07/31/18
    138       JPMCB    Dollar General                                                7,408      03/31/08
    139       JPMCB    Unique Lighting Systems, Inc.                                 4,004      02/28/07
    140       JPMCB
    141       JPMCB
    142       JPMCB    American Signature                                           44,553      07/31/11
    143       JPMCB
    144        CIBC    Highbridge Advisory                                          15,000      02/14/07
    145        CIBC    Freedom Fitness                                               7,093      01/31/15
    146       JPMCB    Nightime Ped                                                  6,188      12/01/09
    147        CIBC    Family Foods                                                 16,500      04/30/10
    148       JPMCB
    149        CIBC    North American Savings                                        8,000      01/31/07
    150        CIBC    L&J Medical Supplies                                          4,500      08/31/10
    151        CIBC    Eckerd                                                       13,824      07/18/25
    152        CIBC    The MetroHealth System                                       25,070      03/31/20
    153        CIBC    CVS                                                          13,013      07/09/25
    154       JPMCB    SUMC Daycare                                                  6,000      08/31/08
    155        CIBC    Outback Steakhouse                                            7,153      05/31/14
    156        CIBC    Tops Markets                                                 48,600      06/30/10
    157       JPMCB    Classic Dinets & Bedding Inc.                                11,090      03/31/07
    158       JPMCB    Cooper Institute                                             11,000      08/31/08
    159       JPMCB    Earp Cohn PC                                                 11,840      03/31/11
    160        CIBC    NetBank, FSB                                                 96,400      09/30/15
    161       JPMCB    Westways Staffing Services                                    6,373      02/28/07
    162        CIBC    Woofers & Tweeters                                           12,495      08/31/07
    163       JPMCB    Penzone's                                                     8,010      12/31/09
    164       JPMCB    First Financial Planners, Inc.                               25,928      11/30/10
    165        CIBC
    166       JPMCB    NY Golf of Princeton                                          9,000      10/31/19
    167        CIBC    Farragut Family Practice                                      9,055      09/30/13
    168        CIBC    Barney's Inc.                                                 8,763      03/31/15
    169        CIBC    Sherwin Williams Paints                                       5,625      06/30/08
    170       JPMCB
    171       JPMCB
    172        CIBC    M. Wile & Company                                           280,000      11/30/15
    173        CIBC
    174       JPMCB    Tractor Supply                                               31,092      03/31/10
    175        CIBC    Veterans Affairs                                             26,008      11/14/07
    176       JPMCB
    177       JPMCB    Alta Orthopaedic Group                                        6,728      03/09/15
    178        CIBC    Hastings Entertainment                                       20,400      06/30/15
    179       JPMCB    Oswald & Yap                                                 14,100      08/31/20
    180       JPMCB    3D International, LLC                                        15,597      07/31/20
    181       JPMCB    Laura's Lean Beef                                            11,189      02/28/07
    182       JPMCB    T&C Services                                                 16,128      04/30/09

    183        CIBC    Strauss Discount Auto                                        12,950      08/31/19
    184        CIBC
    185        CIBC    Wickes Furniture Company                                     63,341      07/08/13
    186        CIBC    Kaplan Higher Education Corporation                          23,500      07/14/11
    187       JPMCB    Brookwood Homebuilders Inc.                                   4,800      07/31/06
    188       JPMCB    Family Birth Place                                            3,768      12/31/09
    189       JPMCB    Bare Feet Shoes                                              10,412      09/30/09
    190        CIBC
    191        CIBC
    192        CIBC
    193       JPMCB
    194        CIBC
    195       JPMCB    Certegy Payment Recovery Services                            46,661      07/31/15
    196        CIBC
    197       JPMCB    ACT II                                                        3,000      05/31/07
    198        CIBC    Heritage Technologies, L.L.C.                                 5,254      10/31/15
    199        CIBC
    200        CIBC    Cato Corporation                                              4,160      11/24/09
    201       JPMCB    Bank of America, N.A.                                        23,996      10/23/24
    202       JPMCB    Mansfield Chiropractic                                        6,376      07/31/09
    203        CIBC    Paradise Spa and Salon                                        1,750      05/13/08
    204        CIBC
    205       JPMCB    Blockbuster Video                                             5,562      09/01/10
    206       JPMCB    2nd Swing, Inc.                                               3,105      08/31/11
    207       JPMCB    Executive Center of Greentree                                 9,504      03/31/10
    208        CIBC
    209       JPMCB
    210       JPMCB    Domestic Manufacturing                                       12,300      07/31/09
    211       JPMCB    J & S Sales, Inc.                                             3,600      10/31/06
    212       JPMCB    Hollywood Video                                               6,125      01/31/15
    213       JPMCB    Kinko's FedEx                                                 8,605      12/31/09
    214       JPMCB    Nextel                                                        2,040      01/31/09
    215       JPMCB    Palm Beach Tan                                                3,160      03/31/10
    216       JPMCB
    217       JPMCB    Von Hanson's Meats                                            3,220      02/28/11
    218       JPMCB    Big Lots                                                     30,979      02/28/10
    219        CIBC    Tomra NY Recycling, LLC                                      35,100      02/29/12
    220        CIBC    Amscot Corporation                                            4,800      02/28/15
    221       JPMCB    CME Acqusisition Corp                                         7,480      08/31/06
    222        CIBC
    223        CIBC
   223.01              USDA                                                          5,640      09/08/14
   223.02              Social Security Administration                                5,757      02/07/20
    224        CIBC
    225        CIBC
    226        CIBC
    227        CIBC    Social Security Administration                                9,604      06/09/20
    228        CIBC
    229        CIBC
    230        CIBC

                                                         2ND LARGEST TENANT
                        ---------------------------------------------------------------------------------------
                                                                                                        LEASE
   LOAN #     SELLER    2ND LARGEST TENANT                                             UNIT SIZE     EXPIRATION
   ------     ------    ------------------                                             ---------     ----------

     1        JPMCB
    1.01
    1.02
    1.03                US Govt SS Hearings & Appeal                                      26,947      11/30/11
    1.04
    1.05                Corvel Healthcare Corp.                                           10,591      07/31/06
    1.06                Simultaneous Solutions                                             7,857      12/31/08
    1.07                Spirent Communications of Rockville                               26,836      08/31/06
    1.08                Hull & Company, Inc.                                               4,420      06/30/08
    1.09
    1.10                Verizon                                                           10,130      05/31/07
    1.11                Health Direct Inc.                                                12,825      11/30/06
    1.12                Brooke Equipment Company                                          31,385      06/30/13
    1.13                Premiere Business Solution Inc.                                   10,993      07/31/08
    1.14                Engle Homes                                                       11,967      09/30/10
    1.15                FPMI Solutions, Inc.                                              12,747      02/28/10
    1.16                National Employee Benefits Adm.                                    4,914      05/31/06
     2        JPMCB     Capital Group                                                    111,279      02/28/18
     3         CIBC
     4         CIBC
     5        JPMCB     Belken Burden Wening & Goldman                                    33,713      01/31/13
     6        JPMCB     Stephens Lynn Klein La Cav.                                       27,453      04/30/14
     7         CIBC     TJ Maxx                                                           30,000      07/31/15
     8         CIBC
    8.01                International SOS Assistance Inc.                                 33,108      03/31/15
    8.02                FileSafe                                                          60,001      07/31/09
    8.03                Atlantic Medical Management Services                              12,091      03/31/14
    8.04                Disciplinary Board Supreme Court                                  10,903      11/30/12
    8.05                Wolf, Block, Schorr & Solis-Cohen, LLP                             8,978      11/30/09
     9        JPMCB
     10       JPMCB     Coldata Inc.                                                      29,613      09/30/10
     11       JPMCB
     12       JPMCB     Jewel Osco                                                        74,843      01/24/16
     13       JPMCB
   13.01
   13.02
     14       JPMCB
     15       JPMCB     General Services Admin. (FBI)                                     16,046      09/14/08
     16        CIBC
     17       JPMCB
     18        CIBC     Stein Mart                                                        34,400      08/11/09
     19        CIBC     ZZIM USA                                                          30,000      04/30/15
     20       JPMCB     Beall's Department Store                                          60,000      04/30/16
     21        CIBC     Barnes & Noble                                                    20,184      01/31/09
     22        CIBC     Upscale Caterer's, Inc.                                           12,277      05/31/09
     23        CIBC
   23.01
   23.02
     24        CIBC
     25        CIBC
   25.01
   25.02                Gymnastikids, Inc.                                                 3,280      04/30/10
   25.03                USACE Finance Center                                               4,268      07/31/06
   25.04                McDonald's                                                         2,500      05/08/09
   25.05                Park                                                               2,400      12/31/33
     26       JPMCB
     27       JPMCB     Rite-Aid                                                          17,000      05/31/09
     28        CIBC
   28.01                Publicis Dialogue                                                 27,728      01/31/07
   28.02
     29       JPMCB
     30       JPMCB
     31        CIBC
     32        CIBC
     33        CIBC     Mountain Orthopedics                                              11,906      08/02/16
     34       JPMCB     MCI                                                                7,567      01/31/13
     35       JPMCB
     36       JPMCB
     37        CIBC
     38       JPMCB     Michael's                                                         23,867      02/29/12
     39        CIBC
   39.01
   39.02
     40        CIBC
     41       JPMCB     Pickford Realty, Ltd                                               7,908      10/31/08
     42       JPMCB     CEC Entertainment, Inc.                                            9,340      10/31/06
     43        CIBC
     44        CIBC     Staples                                                           24,006      01/31/12
     45       JPMCB     Clarkston Medical Group                                           16,320      05/31/08
     46       JPMCB

     47        CIBC
     48       JPMCB     Verizon Wireless                                                   3,622      11/30/09
     49        CIBC     Barnes & Noble                                                    23,100      03/01/13
     50       JPMCB
     51       JPMCB     Damman Associates Inc.                                            10,498      10/31/07
     52        CIBC
     53       JPMCB     O'Faolain's                                                        5,545      06/30/13
     54        CIBC
     55        CIBC
     56       JPMCB     Mainstreet Executive Suites                                       11,600      08/14/15
     57        CIBC
     58        CIBC
     59       JPMCB     Endoscopy Center, LLC                                              6,662      01/31/24
     60       JPMCB
     61       JPMCB
     62        CIBC     Coca Cola Bottling Company                                        18,754      08/31/08
     63       JPMCB
     64       JPMCB     Jacobson,Goldfarb,Scott                                           13,618      06/30/10
     65       JPMCB
     66       JPMCB
     67       JPMCB
   67.01                Invensys Systems                                                  14,433      06/30/08
   67.02                Howe Wood Products                                                17,680      01/31/06
   67.03
   67.04
   67.05
     68        CIBC     Ollie's Bargain Outlet                                            43,992      05/01/10
     69       JPMCB     Rainbow USA                                                        5,105      01/31/09
     70       JPMCB
     71        CIBC
     72       JPMCB     A.F.T. Finishing Systems, Inc.                                    23,040      09/30/10
     73        CIBC     Perry, Dean, Rogers and Partners Architects                       13,899      01/31/14
     74        CIBC
   74.01                Car Port                                                           4,800      12/31/08
   74.02                Clayton Surgical Supply                                            7,000      04/30/10
     75       JPMCB     Palo Verde Pediatrics                                              5,000      02/28/15
     76        CIBC
     77        CIBC
   77.01
   77.02
   77.03
   77.04
   77.05
     78       JPMCB
   78.01                Simple Simon's Pizza                                               2,961      03/30/09
   78.02                RadioShack Corporation                                             2,400      01/31/10
   78.03                Electronic Boutique of America                                     1,500      09/30/09
   78.04                Radio Shack                                                        2,400      07/31/09
     79        CIBC     Staples                                                           25,000      02/28/07
     80        CIBC
     81        CIBC     Sunrise Supper Buffet                                              5,800      04/30/09
     82        CIBC     CVS                                                                8,640      10/07/09
     83       JPMCB     William R. Lively & Associates                                     5,361      01/31/10
     84        CIBC
     85       JPMCB     Petco                                                             12,000      03/06/13
     86       JPMCB     Lee Wards/Michael's                                               28,000      01/31/10
     87       JPMCB
     88       JPMCB     Auto Zone                                                          8,260      11/30/08
     89       JPMCB     Dominion Homes                                                     6,585      05/31/06
     90       JPMCB     Central Ohio Warehouse Co.                                       507,232      09/30/18
     91       JPMCB
     92       JPMCB
     93        CIBC
     94        CIBC     Asiana Restaurant                                                  3,777      02/28/07
     95        CIBC
     96        CIBC     Furniture One, LLC                                                11,614      09/01/17
     97       JPMCB     International Digital Solutions                                    5,384      11/30/05
     98        CIBC
     99        CIBC     Community Care Physicians, P.C.                                    6,000      09/30/15
    100       JPMCB
   100.01               Plus Elegance by Lois, Inc.                                        2,040      03/31/08
   100.02               Rosenbluth Travel                                                  2,400      09/30/06
   100.03               Anthony's Best Deli and Grill                                      1,230      02/28/08
    101       JPMCB
    102        CIBC     Sangky Kim, Moon Kim                                               2,975      09/08/08
    103        CIBC
    104       JPMCB     Pier 1                                                             8,553      11/30/10
    105        CIBC     Freebirds, L.P.                                                    2,870      09/01/09
    106       JPMCB     Payless Shoes                                                      2,640      11/30/07
    107       JPMCB

    108        CIBC
   108.01
   108.02
    109        CIBC
    110       JPMCB     Louisville East                                                    3,000      08/14/06
    111       JPMCB     The Glidden Company                                                5,355      01/31/08
    112        CIBC     Leslie's Pool                                                      3,600      10/31/07
    113       JPMCB
    114        CIBC
    115        CIBC     Senior Center                                                      6,210      08/01/14
    116        CIBC     Industrial Refrigeration Services Inc.                            27,200      06/30/20
    117       JPMCB
    118        CIBC     King Garden Restaurant                                            13,200      08/31/10
    119        CIBC
    120        CIBC     Super Tan Inc.                                                     2,523      02/28/10
    121       JPMCB     Our Place Indian Cuisine                                           4,038      09/30/14
    122       JPMCB     Sound Advice                                                       3,320      12/31/08
    123       JPMCB     Blockbuster Video                                                  6,600      11/30/10
    124        CIBC     Jesse Shannon                                                      7,882      09/30/10
    125       JPMCB     Doral Center Animal Clinic                                         2,893      08/31/07
    126       JPMCB
    127        CIBC     Chernin's Shoe Outlet LLC                                          6,000      08/31/09
    128       JPMCB
   128.01
   128.02
   128.03
    129        CIBC     Shobiz Entertainment, Inc.                                         4,000      05/31/10
    130       JPMCB     American Custom Rug                                                5,700      07/31/05
    131       JPMCB
    132        CIBC     Pets are People Too                                                3,600      08/31/06
    133       JPMCB
    134       JPMCB     Sears                                                              9,714      11/30/05
    135        CIBC     New Concept Storage, Inc.                                         27,000      07/31/15
    136       JPMCB     Bank One                                                           3,475      04/30/14
    137       JPMCB
    138       JPMCB     Aerial                                                             4,544      01/31/10
    139       JPMCB     Machinetek, Inc.                                                   3,616      05/31/07
    140       JPMCB
    141       JPMCB
    142       JPMCB
    143       JPMCB
    144        CIBC     Yazzo                                                              9,555      01/31/07
    145        CIBC     Tack Et Cetra                                                      4,618      06/30/06
    146       JPMCB     Panera Bread                                                       4,872      11/01/10
    147        CIBC     Family Dollar Store                                                7,579      06/30/10
    148       JPMCB
    149        CIBC     Jayhawk Primary Care                                               5,520      09/30/06
    150        CIBC     3 Soft Inc.                                                        4,160      05/01/06
    151        CIBC
    152        CIBC
    153        CIBC
    154       JPMCB     St. Fancis Hospital-FCP                                            5,400      10/31/10
    155        CIBC     Vitamin Outlet                                                     6,300      08/31/07
    156        CIBC     Supermarket Wines                                                  9,006         MTM
    157       JPMCB     Preferred Futon                                                    3,500      03/31/15
    158       JPMCB     Superior Lamp                                                      8,315      09/30/07
    159       JPMCB     Pediatric Nurse Practitioners                                      6,310      02/28/10
    160        CIBC
    161       JPMCB     Harold LaFlamme                                                    4,631      12/31/09
    162        CIBC     Can Do Fitness                                                     8,475      01/31/07
    163       JPMCB     Lazy Chameleon/Nautical Trades Ltd.                                5,480      08/31/12
    164       JPMCB     Tellatin, Louis, Andreas & Short, Inc.                             3,327      12/31/07
    165        CIBC
    166       JPMCB     Tweeter                                                            8,000      05/31/12
    167        CIBC     Otolaryngology Head and Neck Surgery Associates, Inc.              4,950      10/31/13
    168        CIBC
    169        CIBC     Panera Bread                                                       5,000      06/30/12
    170       JPMCB
    171       JPMCB
    172        CIBC
    173        CIBC
    174       JPMCB     Ellis County                                                      29,094      11/26/09
    175        CIBC
    176       JPMCB
    177       JPMCB     Archibald & Spray                                                  6,118      05/31/07
    178        CIBC     Petco                                                             15,021      11/30/15
    179       JPMCB     ACS Development Group, Inc                                         2,300      05/31/06
    180       JPMCB     Levin and Lawrence, Inc.                                          10,000      11/30/08
    181       JPMCB     Appalachian Regional Hospital                                     10,000      01/31/10
    182       JPMCB     Pohick Bay Church                                                 10,536      03/31/08

    183        CIBC     Best Buffet, Inc.                                                  5,000      03/31/15
    184        CIBC
    185        CIBC
    186        CIBC
    187       JPMCB     Armstrong & Associates                                             4,800      10/31/10
    188       JPMCB     IHC                                                                3,587      04/30/09
    189       JPMCB     Natural Retail Group                                               5,875      11/30/09
    190        CIBC
    191        CIBC
    192        CIBC
    193       JPMCB
    194        CIBC
    195       JPMCB
    196        CIBC
    197       JPMCB     A Plus Review                                                      2,830      12/31/10
    198        CIBC     WS Perry, L.L.C.                                                   4,000      06/30/10
    199        CIBC
    200        CIBC     Payless Shoe Source                                                2,800      11/12/14
    201       JPMCB
    202       JPMCB     Park Cleaners                                                      2,520      01/31/10
    203        CIBC     Nextel                                                             1,750      11/10/09
    204        CIBC
    205       JPMCB     Carls Jr.                                                          5,046      12/01/17
    206       JPMCB     Equilibrium, LLC                                                   2,640      11/30/11
    207       JPMCB     Classic Hair Care, LLC                                             3,500      01/31/08
    208        CIBC
    209       JPMCB
    210       JPMCB     Chanin-Rodeo                                                       6,834      09/30/10
    211       JPMCB     Tours de Sport                                                     3,231      07/31/08
    212       JPMCB     Portrait Innovations                                               1,800      05/31/12
    213       JPMCB     Gay Milligin & Co                                                  1,157      08/31/09
    214       JPMCB     Tony's Mexican Restaurant                                          1,792      01/31/10
    215       JPMCB     Duff's Gallery of Jewelry                                          2,500      04/30/10
    216       JPMCB
    217       JPMCB     Caribou Coffee                                                     1,900      10/31/13
    218       JPMCB     Family Dollar                                                      8,400      06/30/10
    219        CIBC
    220        CIBC     Blockbuster Video                                                  4,800      03/31/15
    221       JPMCB     Allied Office Supplies Inc.                                        6,720      04/30/09
    222        CIBC
    223        CIBC
   223.01
   223.02
    224        CIBC
    225        CIBC
    226        CIBC
    227        CIBC
    228        CIBC
    229        CIBC
    230        CIBC

                                                               3RD LARGEST TENANT
                        -----------------------------------------------------------------------------------------------
                                                                                                               LEASE
   LOAN #     SELLER    3RD LARGEST TENANT                                                        UNIT SIZE  EXPIRATION
   ------     ------    ------------------                                                        ---------  ----------

     1        JPMCB
    1.01
    1.02
    1.03
    1.04
    1.05                FL Lawyers Mutual Ins. Co.                                                    5,032   08/31/06
    1.06                Riptide Software                                                              7,194   03/31/06
    1.07                Information Network Technology                                                7,674   07/10/11
    1.08                Spine Next Corp                                                               3,381   09/30/08
    1.09
    1.10                Liberty Mutual Insurance                                                      9,923   01/31/08
    1.11                Global Technology Associates                                                  8,207   04/30/06
    1.12                Yellow Book Sales & Distribution                                              5,979   08/31/11
    1.13                University of Phoenix                                                        10,843   11/30/12
    1.14                Advanced Engineering                                                          8,820   09/30/06
    1.15                Med Advantage, Inc.                                                           7,428   03/31/10
    1.16                Matlen Silver                                                                 1,799   01/31/07
     2        JPMCB     Mellon                                                                      106,933   12/31/11
     3         CIBC
     4         CIBC
     5        JPMCB     Taylor & Francis, Inc.                                                       32,924   04/30/11
     6        JPMCB     AXA Advisors, LLC                                                            27,300   09/30/06
     7         CIBC     Off Broadway                                                                 21,305   08/31/15
     8         CIBC
    8.01                Lamm Rubenstein                                                              15,009   12/31/15
    8.02
    8.03                Delaware Valley Realtors Associates                                           5,530   06/30/14
    8.04                Professional Underwriters Company LLC                                        10,176   11/30/05
    8.05                Penna Virtual Charter School                                                  8,378   04/30/11
     9        JPMCB
     10       JPMCB     Raytel Medical Corporation                                                   27,659   04/30/12
     11       JPMCB
     12       JPMCB     Office Max                                                                   23,370   10/31/11
     13       JPMCB
   13.01
   13.02
     14       JPMCB
     15       JPMCB     Orthopaedic Medical Group and Athletic Rehabiliation Center, Inc.             9,991   02/27/12
     16        CIBC
     17       JPMCB
     18        CIBC     Party City Corporation                                                       11,200   09/29/08
     19        CIBC     IHOP                                                                          6,300   10/30/25
     20       JPMCB     Publix                                                                       47,140   12/31/17
     21        CIBC     Chuck-E-Cheese                                                                9,720   07/31/13
     22        CIBC     Bank of America                                                               8,107   06/30/15
     23        CIBC
   23.01
   23.02
     24        CIBC
     25        CIBC
   25.01
   25.02                Izaguirre                                                                     2,167   10/31/07
   25.03                Los Jarritos Restaurant                                                       3,600   06/30/06
   25.04                Rico                                                                          1,500   06/30/08
   25.05                Arnold's Burgers                                                              2,145   05/31/12
     26       JPMCB
     27       JPMCB     Anna's Linen                                                                 11,900   08/31/08
     28        CIBC
   28.01
   28.02
     29       JPMCB
     30       JPMCB
     31        CIBC
     32        CIBC
     33        CIBC     Headgate Studios                                                              9,764   08/31/09
     34       JPMCB
     35       JPMCB
     36       JPMCB
     37        CIBC
     38       JPMCB     Office Max                                                                   20,000   09/30/15
     39        CIBC
   39.01
   39.02
     40        CIBC
     41       JPMCB     RSP Microfilming, Inc.                                                        6,786   04/30/10
     42       JPMCB     Elite Furniture                                                               5,280   07/31/07
     43        CIBC
     44        CIBC     Kincaid Furniture                                                            12,000   09/30/08
     45       JPMCB     Nova Care                                                                    10,571   05/31/08
     46       JPMCB

     47        CIBC
     48       JPMCB     Great Outdoors Sandwich Shop                                                  2,030   04/30/10
     49        CIBC     Old Navy                                                                     15,000   08/31/07
     50       JPMCB
     51       JPMCB     Advest, Inc.                                                                  5,004   07/31/08
     52        CIBC
     53       JPMCB     Chang's Oriental Resturant                                                    5,265   01/31/13
     54        CIBC
     55        CIBC
     56       JPMCB     Wells Dairy, Blue Bunny Ice Cream                                             8,383   11/30/14
     57        CIBC
     58        CIBC
     59       JPMCB     Midwest Pain Institute, P.C.                                                  5,793   05/31/09
     60       JPMCB
     61       JPMCB
     62        CIBC     Getman, Stacey, Schulthess and Steere, P.A.                                  10,316   08/31/11
     63       JPMCB
     64       JPMCB     Mobicom                                                                       9,485   12/31/09
     65       JPMCB
     66       JPMCB
     67       JPMCB
   67.01                Rummel, Klepper & Kahl                                                        6,775   08/31/09
   67.02                Harrells Turf Specialty, LLC                                                 14,090   04/30/08
   67.03
   67.04
   67.05
     68        CIBC     Staple's, Inc.                                                               20,234   02/28/11
     69       JPMCB     Pasand Restaurant                                                             4,891   12/31/06
     70       JPMCB
     71        CIBC
     72       JPMCB     Recordkeepers, Inc.                                                          19,900   08/31/06
     73        CIBC     Beal & Company                                                               11,485   10/31/09
     74        CIBC
   74.01                Tool Time                                                                     3,000   04/30/08
   74.02                NJ DMV                                                                        5,300   04/14/15
     75       JPMCB     Century 21                                                                    5,000   01/31/15
     76        CIBC
     77        CIBC
   77.01
   77.02
   77.03
   77.04
   77.05
     78       JPMCB
   78.01                Sprint Spectrum L.P.                                                          2,560   06/30/09
   78.02                Freidman's Jewelers                                                           1,875   02/28/09
   78.03                The Cash Store                                                                1,400   08/31/09
   78.04                Electronic Boutique of America                                                1,500   06/30/09
     79        CIBC     Kinko's/Federal Express                                                       7,242   01/31/07
     80        CIBC
     81        CIBC     Community Dental Services                                                     4,032   01/31/10
     82        CIBC     Los Molcajetes                                                                4,834   02/28/09
     83       JPMCB     Peterson International                                                        4,103   08/31/10
     84        CIBC
     85       JPMCB     Deals                                                                         9,600   05/31/08
     86       JPMCB     Harlem Furniture                                                             22,980   06/30/09
     87       JPMCB
     88       JPMCB     Movie Gallery                                                                 5,000   07/30/11
     89       JPMCB     Limestone Falls                                                               6,100   08/31/08
     90       JPMCB     Copperweld Corp.                                                            320,008   06/30/10
     91       JPMCB
     92       JPMCB
     93        CIBC
     94        CIBC     Verizon Southwest, Inc.                                                       2,349   05/10/06
     95        CIBC
     96        CIBC     Ferguson Enterprises                                                          5,461   04/30/12
     97       JPMCB     Rockwell Enterprises, Inc.                                                    5,046   01/31/06
     98        CIBC
     99        CIBC     TGI Friday's                                                                  5,660   11/30/08
    100       JPMCB
   100.01               All in One Center                                                             1,740   09/30/08
   100.02               Starbucks Coffee                                                              2,000   03/31/11
   100.03               Ande's Technologies, Inc.                                                     1,230   11/30/06
    101       JPMCB
    102        CIBC     William and Phyllis Locko                                                     2,900   05/31/10
    103        CIBC
    104       JPMCB     Aaron Rents                                                                   7,500   01/31/09
    105        CIBC     Rocket Town                                                                   1,500   08/05/09
    106       JPMCB     The Trailhead                                                                 2,605   01/31/09
    107       JPMCB

    108        CIBC
   108.01
   108.02
    109        CIBC
    110       JPMCB     AT&T Wireless                                                                 1,740   08/31/09
    111       JPMCB     Colonial Flag                                                                 4,555   12/31/10
    112        CIBC     Panda Express                                                                 2,000   01/31/13
    113       JPMCB
    114        CIBC
    115        CIBC     North Penn Legal Services                                                     4,435   09/30/09
    116        CIBC     Polytemp Corporation                                                          3,600   06/30/20
    117       JPMCB
    118        CIBC     Rent-A-Center                                                                 4,800   05/31/07
    119        CIBC
    120        CIBC     Double Dave's Pizzaworks                                                      2,282   03/31/07
    121       JPMCB     Hunan Dynasty China Bistro                                                    3,500   10/14/14
    122       JPMCB     Boosters Sports Grill                                                         3,258   12/31/07
    123       JPMCB     Dollar Unlimited                                                              6,000   07/31/15
    124        CIBC     Argentum Photo Lab                                                            6,905   09/30/15
    125       JPMCB     Sam Juliano                                                                   2,100   02/28/07
    126       JPMCB
    127        CIBC     Famous Pawn Inc.                                                              4,320   12/31/07
    128       JPMCB
   128.01
   128.02
   128.03
    129        CIBC
    130       JPMCB     Toby Zack Designs, Inc.                                                       4,340   08/14/06
    131       JPMCB
    132        CIBC     Pem Pines Moose                                                               2,400   06/30/07
    133       JPMCB
    134       JPMCB     Grotto Pizza                                                                  7,570   05/31/10
    135        CIBC
    136       JPMCB     Dental Clinic                                                                 3,200   08/31/10
    137       JPMCB
    138       JPMCB     Godfather's Pizza                                                             3,345   08/31/06
    139       JPMCB     Harley Price                                                                  2,791   05/31/07
    140       JPMCB
    141       JPMCB
    142       JPMCB
    143       JPMCB
    144        CIBC     Diamond Reporting                                                             2,500   02/29/08
    145        CIBC     The Little Gym                                                                3,720   11/30/14
    146       JPMCB     Mattress Discounters                                                          4,219   05/01/09
    147        CIBC     OK Trading                                                                    6,050   01/31/07
    148       JPMCB
    149        CIBC     Healthsouth Holdings, Inc.                                                    4,814   02/28/07
    150        CIBC     Regency Interiors and Upholstry                                               4,000   10/31/08
    151        CIBC
    152        CIBC
    153        CIBC
    154       JPMCB     Indianapolis Health Imaging                                                   4,564   02/28/08
    155        CIBC     Florida Risk Management                                                       5,200   03/31/08
    156        CIBC     Family Dollar                                                                 8,000   10/31/07
    157       JPMCB     Sam - Wichers Deli Inc                                                        3,000   04/30/07
    158       JPMCB     Eastern Dental of Marlton                                                     5,850   12/31/09
    159       JPMCB     Ohio Casualty                                                                 6,000   02/28/11
    160        CIBC
    161       JPMCB     Hanger Prosthetics and Orthotics, Inc.                                        3,536   04/30/09
    162        CIBC     Crescent City Seafood                                                         6,678   06/30/09
    163       JPMCB     Scramblers                                                                    3,900   09/30/09
    164       JPMCB     Rapidigm, Inc.                                                                3,044   03/31/08
    165        CIBC
    166       JPMCB
    167        CIBC     Tracy Caulkins Physiotherapy Centers                                          4,055   10/31/13
    168        CIBC
    169        CIBC     Rimann Liquor Store                                                           4,690   03/31/06
    170       JPMCB
    171       JPMCB
    172        CIBC
    173        CIBC
    174       JPMCB     Office Depot                                                                 27,525   03/31/10
    175        CIBC
    176       JPMCB
    177       JPMCB     Westpac                                                                       3,890   06/30/15
    178        CIBC     Alert Cellular LLC                                                            1,600   06/30/10
    179       JPMCB
    180       JPMCB     California Flyers Cheer Gym                                                   8,000   08/31/08
    181       JPMCB     Pitney Bowes                                                                  3,453   07/31/10
    182       JPMCB     Master Print                                                                  8,414   02/28/07

    183        CIBC     Dollar Hut                                                                    4,340   03/31/15
    184        CIBC
    185        CIBC
    186        CIBC
    187       JPMCB     Charlotte Walls & Ceilings                                                    4,752   08/31/08
    188       JPMCB     Larsen                                                                        2,181   07/14/06
    189       JPMCB     Royal Restaurant                                                              5,279   12/31/05
    190        CIBC
    191        CIBC
    192        CIBC
    193       JPMCB
    194        CIBC
    195       JPMCB
    196        CIBC
    197       JPMCB     Stringbeanz-Low Carb Living                                                   2,400   08/31/08
    198        CIBC     Sonora Quest Laboratories, LLC                                                3,133   10/31/10
    199        CIBC
    200        CIBC     Curves for Women                                                              2,000   07/09/10
    201       JPMCB
    202       JPMCB     Del Sol Tan                                                                   1,904   05/31/10
    203        CIBC     Paradise Tanning                                                              1,400   01/31/08
    204        CIBC
    205       JPMCB     Pizza Hut                                                                     1,939   06/01/09
    206       JPMCB     Personal Training 101                                                         1,946   07/31/10
    207       JPMCB     James B. Johnston Insurance                                                   3,400   09/30/06
    208        CIBC
    209       JPMCB
    210       JPMCB     Maxfield Enterprises                                                          5,400   04/01/08
    211       JPMCB     Gershberg & Assoc., LLC                                                       3,075   06/30/08
    212       JPMCB     Cellular Centers Plus                                                         1,323   08/31/10
    213       JPMCB
    214       JPMCB     Quality Cleaners                                                              1,044   01/31/08
    215       JPMCB     Copy Mail and More                                                            1,722   05/31/10
    216       JPMCB
    217       JPMCB     USA Karate                                                                    1,890   11/30/10
    218       JPMCB     Westlake Hardware                                                             8,100   02/28/08
    219        CIBC
    220        CIBC
    221       JPMCB     Eastern Warehouse Distribution                                                6,613   04/30/11
    222        CIBC
    223        CIBC
   223.01
   223.02
    224        CIBC
    225        CIBC
    226        CIBC
    227        CIBC
    228        CIBC
    229        CIBC
    230        CIBC

                            FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each
      Mortgage Loan's Original Balance ($), Current Balance ($), and
      Maturity/ARD Balance ($) is allocated to the respective Mortgaged
      Property based on the Mortgage Loan documentation or the Mortgage Loan
      Seller's determination of the appropriate allocation.

(3)   Each number identifies a group of related borrowers.

(4)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(5)   For Mortgage Loans that are Interest-Only for their entire term, the
      Monthly Debt Service was calculated as 1/12th of the product of (i) the
      Original Balance, (ii) the Interest Rate and (iii) 365/360.

(6)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(7)   For Mortgage Loans with an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the
      Mortgage Loan.

(8)   For ARD Loans, the related Anticipated Repayment Date.

(9)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10)  The "L" component of the prepayment provision represents remaining lockout payments.
    The "Def" component of the prepayment provision represents remaining defeasance payments.

    With respect to Loan Numbers 3, 33, 37, 46, 77, 108, 115, 140, 150, 170
    and 173, the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(11)  The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(12)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(13)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(14)  For Mortgage Loans that have a first payment date in January 2006 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(15)  With respect to Loan Numbers 24 ($26,600,000 "as is" value), 38
      ($20,280,000 "as is" value), 71 ($7,500,000 "as is" value), 84
      ($10,200,000 "as is" value), 114 ($8,600,000 "as is" value), 119
      ($7,500,000 "as is" value), 129 ($5,900,000 "as is" value), 145
      ($5,900,000 "as is" value), 149 ($4,900,000 "as is" value), and 178
      ($5,260,000 "as is" value), the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

(16)  Loan Number 38 has an UW DSCR of 1.14x, however, when the DSCR is calculated assuming the application of the $2,510,000 holdback in reduction of its cut-off-date principal balance the revised DSCR is
      1.34x. Loan Number 161 has an UW DSCR of 1.16x, but fully amortizes over
      15 years. Loan Number 197 has an UW DSCR of 1.15x, but fully amortizes over 15 years.

(17)  With respect to Loan Number 168, Units include 4,187 square feet, which represents the multifamily component of this Mortgage Property.

(18)  With respect to Loan Number 34, an amount equal to the entire outstanding principal balance of this Loan (together with any other sums constituting the debt) less $490,000.00 shall be prepaid on any date occuring between
      November 1, 2023 and February 1, 2024.

                                     A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                              WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                          AGGREGATE           % OF                      STATED                CUT-OFF
                              NUMBER OF   CUT-OFF           INITIAL                    REMAINING               DATE       LTV RATIO
                              MORTGAGE    DATE                POOL         MORTGAGE      TERM         UW        LTV           AT
CUT-OFF DATE BALANCES           LOANS     BALANCE           BALANCE          RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

    $940,000 -   $2,999,999       35         $77,272,460        2.8%         5.3485%      123        1.42x      71.6%       60.4%
  $3,000,000 -   $3,999,999       38         130,590,225        4.8          5.3716       117        1.47x      71.6%       60.2%
  $4,000,000 -   $4,999,999       24         105,693,859        3.9          5.5435       119        1.37x      71.3%       59.5%
  $5,000,000 -   $6,999,999       33         195,901,482        7.2          5.4157       119        1.35x      70.8%       58.5%
  $7,000,000 -   $9,999,999       35         291,984,164       10.7          5.3516       122        1.37x      72.5%       59.7%
 $10,000,000 -  $14,999,999       24         290,843,745       10.7          5.3944       116        1.33x      76.0%       67.2%
 $15,000,000 -  $24,999,999       20         398,037,738       14.6          5.2881       124        1.35x      75.3%       61.6%
 $25,000,000 -  $49,999,999       12         386,240,024       14.2          5.3874       118        1.30x      75.5%       67.1%
 $50,000,000 - $149,999,999        7         491,600,000       18.1          5.5222        98        1.56x      71.6%       68.0%
$150,000,000 - $180,900,000        2         352,400,000       13.0          5.3312        71        1.44x      75.0%       75.0%
                            --------------------------------------------------------------------------------------------------------
TOTAL:                           230      $2,720,563,695      100.0%         5.3931%      109        1.40X      73.6%       65.3%
                            ========================================================================================================

                                 MORTGAGE RATES

                                                                                          WEIGHTED AVERAGES
                                                                -----------------------------------------------------------------
                                    AGGREGATE         % OF                   STATED                      CUT-OFF
                      NUMBER OF      CUT-OFF        INITIAL                 REMAINING                     DATE        LTV RATIO
                      MORTGAGE        DATE            POOL       MORTGAGE     TERM            UW           LTV           AT
MORTGAGE RATES          LOANS        BALANCE        BALANCE        RATE     (MOS.)(1)        DSCR         RATIO      MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

4.8700% - 4.9999%         14        $140,774,033         5.2%     4.8997%      119           1.92x          63.7%         55.4%
5.0000% - 5.4999%        152       1,931,806,237        71.0      5.2648       107           1.38x          74.7%         67.6%
5.5000% - 5.9999%         58         477,267,172        17.5      5.7356       126           1.35x          74.1%         59.5%
6.0000% - 6.4900%          6         170,716,253         6.3      6.2945        80           1.32x          69.0%         62.9%
                      -----------------------------------------------------------------------------------------------------------
TOTAL:                   230      $2,720,563,695       100.0%     5.3931%      109           1.40X          73.6%         65.3%
                      ===========================================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                                WEIGHTED AVERAGES

                                                                        ------------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                            NUMBER OF          CUT-OFF       INITIAL                 REMAINING               DATE        LTV RATIO
ORIGINAL TERM TO            MORTGAGE            DATE           POOL     MORTGAGE       TERM         UW        LTV            AT
MATURITY IN MONTHS(1)         LOANS            BALANCE       BALANCE      RATE       (MOS.)(1)     DSCR      RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

     60 -  60                    11        $395,880,283       14.6%       5.5906%         59      1.47x      75.0%          73.7%
     61 -  84                     9         283,810,000       10.4        5.2918          83      1.41x      70.9%          70.0%
     85 - 120                   191       1,865,625,068       68.6        5.3525         119      1.39x      74.2%          65.1%
    121 - 180                    17         147,524,345        5.4        5.5019         158      1.31x      68.1%          47.0%
    181 - 240                     2          27,724,000        1.0        5.7642         232      1.43x      73.3%           1.1%
                          --------------------------------------------------------------------------------------------------------
TOTAL:                          230      $2,720,563,695      100.0%       5.3931%        109      1.40X      73.6%          65.3%
                          ========================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                      A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                                 WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                            AGGREGATE        % OF                      STATED                CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE      LTV RATIO
REMAINING TERM TO           MORTGAGE          DATE           POOL         MORTGAGE      TERM         UW        LTV          AT
MATURITY IN MONTHS(1)         LOANS          BALANCE       BALANCE          RATE      (MOS.)(1)     DSCR      RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

      56 -  60                   11       $395,880,283       14.6%         5.5906%         59        1.47x     75.0%       73.7%
      61 -  84                    9        283,810,000       10.4          5.2918          83        1.41x     70.9%       70.0%
      85 - 120                  192      1,875,516,862       68.9          5.3559         119        1.39x     74.2%       65.1%
     121 - 180                   16        137,632,550        5.1          5.4661         160        1.32x     68.1%       46.2%
     181 - 240                    2         27,724,000        1.0          5.7642         232        1.43x     73.3%        1.1%
                          --------------------------------------------------------------------------------------------------------
TOTAL:                          230     $2,720,563,695      100.0%         5.3931%        109        1.40X     73.6%       65.3%
                          ========================================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                            WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                              AGGREGATE        % OF                 STATED              CUT-OFF
                            NUMBER OF          CUT-OFF       INITIAL               REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE            DATE           POOL     MORTGAGE     TERM        UW       LTV            AT
TERM IN MONTHS                LOANS            BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

  180 - 240                       9          $62,853,964        3.1%     5.4581%      190       1.37x     64.0%             7.2%
  241 - 300                      15          261,893,373       12.9      5.7285        97       1.47x     64.5%            53.5%
  301 - 330                       3           19,220,000        0.9      5.5853       133       1.55x     72.7%            60.0%
  331 - 360                     177        1,691,927,358       83.1      5.4034       118       1.32x     75.5%            66.0%
                          ---------------------------------------------------------------------------------------------------------
TOTAL:                          204       $2,035,894,695      100.0%     5.4486%      118       1.34X     73.7%            62.5%
                          =========================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                            AGGREGATE        % OF                    STATED                CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                  REMAINING               DATE        LTV RATIO
REMAINING AMORTIZATION      MORTGAGE          DATE           POOL       MORTGAGE      TERM         UW        LTV            AT
TERM IN MONTHS                LOANS          BALANCE       BALANCE        RATE      (MOS.)(1)     DSCR      RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

  178 - 240                      9        $62,853,964        3.1%         5.4581%      190        1.37x      64.0%          7.2%
  241 - 300                     15        261,893,373       12.9          5.7285        97        1.47x      64.5%         53.5%
  301 - 330                      3         19,220,000        0.9          5.5853       133        1.55x      72.7%         60.0%
  331 - 360                    177      1,691,927,358       83.1          5.4034       118        1.32x      75.5%         66.0%
                     -------------------------------------------------------------------------------------------------------------
TOTAL:                         204     $2,035,894,695      100.0%         5.4486%      118        1.34X      73.7%         62.5%
                     =============================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                                WEIGHTED AVERAGES
                                                                            -------------------------------------------------------
                                              AGGREGATE           % OF                    STATED             CUT-OFF
                               NUMBER OF       CUT-OFF          INITIAL                  REMAINING            DATE      LTV RATIO
                               MORTGAGE         DATE              POOL      MORTGAGE       TERM       UW       LTV          AT
AMORTIZATION TYPES               LOANS         BALANCE          BALANCE       RATE       (MOS.)(1)   DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)            (80)      $1,095,727,795      40.3%       5.4146%       (111)     1.30x     75.0%        67.9%
Balloon(3)                         (118)        (890,136,071)     32.7        5.4884        (120)     1.39x     72.5%        59.2%
Interest-Only                        26          684,669,000      25.2        5.2280          85      1.57x     73.5%        73.5%
                             ------------------------------------------------------------------------------------------------------
SUBTOTAL:                           224       $2,670,532,866      98.2%       5.3913%        108      1.40X     73.8%        66.5%

FULLY AMORTIZING LOANS                6          $50,030,829       1.8%       5.4862%        208      1.34X     64.5%         0.8%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                              230       $2,720,563,695     100.0%       5.3931%        109      1.40X     73.6%        65.3%
                             ======================================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(4)

                                                                                     WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
UNDERWRITTEN                        AGGREGATE          % OF                   STATED                CUT-OFF
CASH FLOW             NUMBER OF      CUT-OFF         INITIAL                 REMAINING               DATE        LTV RATIO
DEBT SERVICE          MORTGAGE        DATE             POOL      MORTGAGE      TERM         UW        LTV            AT
COVERAGE RATIOS         LOANS        BALANCE         BALANCE       RATE      (MOS.)(1)     DSCR      RATIO      MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

1.14X -  1.19X              4         $29,220,535       1.1%       5.3655%        144     1.15x        71.9%         52.6%
1.20X -  1.29X            103       1,125,338,126      41.4        5.4018         120     1.23x        76.8%         66.2%
1.30X -  1.39X             40         561,876,301      20.7        5.5397          95     1.36x        71.1%         65.0%
1.40X -  1.49X             24         397,861,148      14.6        5.4360          89     1.47x        76.2%         70.5%
1.50X -  1.69X             41         410,996,062      15.1        5.2941         115     1.56x        72.9%         64.6%
1.70X -  1.99X             12         109,571,523       4.0        5.1335         108     1.78x        62.1%         52.7%
2.00X -  2.99X              5          82,400,000       3.0        4.9302         121     2.32x        56.5%         54.1%
3.00X -  3.20X              1           3,300,000       0.1        5.0400         119     3.20x        41.5%         41.5%
                    -------------------------------------------------------------------------------------------------------
TOTAL:                    230      $2,720,563,695     100.0%       5.3931%        109     1.40X        73.6%         65.3%
                    =======================================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                  ---------------------------------------------------------------
                                      AGGREGATE          % OF                      STATED                 CUT-OFF
                       NUMBER OF       CUT-OFF         INITIAL                    REMAINING                DATE        LTV RATIO
CUT-OFF DATE           MORTGAGE         DATE             POOL        MORTGAGE       TERM          UW        LTV            AT
LTV RATIOS               LOANS         BALANCE         BALANCE         RATE       (MOS.)(1)      DSCR      RATIO      MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

27.8% -  50.0%              7          $25,976,972          1.0%      5.3553%        156         1.78x      44.3%         21.6%
50.1% -  60.0%             17          185,588,122          6.8       5.0330         121         1.89x      56.9%         47.5%
60.1% -  65.0%             13          113,754,115          4.2       5.4021         125         1.58x      63.3%         48.3%
65.1% -  70.0%             26          465,363,759         17.1       5.5633          89         1.40x      68.0%         63.5%
70.1% -  75.0%             46          419,305,655         15.4       5.5400         124         1.39x      73.2%         60.5%
75.1% -  80.0%            121        1,510,575,071         55.5       5.3441         108         1.32x      78.8%         71.3%
                   --------------------------------------------------------------------------------------------------------------
TOTAL:                    230       $2,720,563,695        100.0%      5.3931%        109         1.40X      73.6%         65.3%
                   ==============================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 0.4% of the aggregate principal balance as of the cut-off date.

(3)  Includes two amortizing ARD loans representing 1.0% of the aggregate principal balance as of the cut-off date.

(4)  Includes one mortgage loan, identified as Loan No. 38 on Annex A-1, which represent aproximately 0.6% of the aggregate principal balance as of the cut-off date. If the DSCR for such mortgage loan is calculated assuming the application of the $2,510,000 holdback in reduction of its cut-off-date principal balance the revised DSCR for such mortgage loan would be 1.34x.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                       WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------------
                                     AGGREGATE         % OF                      STATED                      CUT-OFF
                    NUMBER OF         CUT-OFF        INITIAL                    REMAINING                     DATE        LTV RATIO
MATURITY DATE       MORTGAGE           DATE            POOL       MORTGAGE        TERM            UW           LTV            AT
LTV RATIOS(2)         LOANS           BALANCE        BALANCE        RATE        (MOS.)(2)        DSCR         RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

23.1% -  30.0%             2           $7,414,650         0.3%     5.3560%          120           1.89x        41.3%         24.6%
30.1% -  50.0%            23          183,798,726         6.9      5.2631           132           1.63x        59.3%         43.7%
50.1% -  60.0%            35          248,955,335         9.3      5.2929           119           1.65x        64.8%         56.5%
60.1% -  70.0%           109        1,289,397,155        48.3      5.5095           108           1.34x        74.3%         65.8%
70.1% -  80.0%            55          940,967,000        35.2      5.2809           100           1.37x        78.6%         74.8%
                 -------------------------------------------------------------------------------------------------------------------
TOTAL:                   224       $2,670,532,866       100.0%     5.3913%          108           1.40X        73.8%         66.5%
                 ===================================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                                      WEIGHTED AVERAGES
                                                                                          -----------------------------------------
                                                  AGGREGATE                 % OF                          CUT-OFF
                           NUMBER OF               CUT-OFF                INITIAL                          DATE
                           MORTGAGED                DATE                    POOL             UW             LTV
PROPERTY TYPE             PROPERTIES               BALANCE                BALANCE           DSCR           RATIO        OCCUPANCY
-----------------------------------------------------------------------------------------------------------------------------------

OFFICE
Suburban                          68              $718,966,165              26.4%           1.50x           74.9%         94.9%
CBD                                8               277,412,137               10.2           1.44x           69.9%         96.9%
                       ------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         76              $996,378,302              36.6%           1.48X           73.5%         95.5%

RETAIL
Anchored                          42              $473,485,807              17.4%           1.33x           74.9%         96.6%
Unanchored                        39               168,630,397                6.2           1.38x           71.2%         96.2%
Shadow Anchored                   18                86,521,935                3.2           1.29x           74.9%         93.5%
Theatre                            1                14,663,000                0.5           1.25x           78.8%        100.0%
                       ------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        100              $743,301,140              27.3%           1.34X           74.1%         96.2%

MULTIFAMILY
Garden                            39              $396,612,060              14.6%           1.28x           77.3%         93.3%
Mid/High Rise                     17                46,150,340                1.7           1.47x           75.8%         95.3%
                       ------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         56              $442,762,400              16.3%           1.30X           77.2%         93.5%

HOTEL
Full Service                       3              $214,000,000               7.9%           1.43x           68.7%           NAP
Limited Service                    1                 4,496,024                0.2           1.38x           49.4%           NAP
                       ------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          4              $218,496,024               8.0%           1.43X           68.3%           NAP

INDUSTRIAL
Warehouse/Distribution            11              $101,588,971               3.7%           1.56x           67.1%         99.0%
Flex                              14                57,817,923                2.1           1.52x           65.0%         97.8%
                       ------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         25              $159,406,894               5.9%           1.54X           66.3%         98.5%

MANUFACTURED HOUSING               8              $135,399,928               5.0%           1.26x           77.8%         95.9%

SELF STORAGE                       5               $18,894,007               0.7%           1.28x           68.8%         81.6%

PARKING GARAGE                     1                $5,925,000               0.2%           1.57x           75.0%           NAP
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                           275            $2,720,563,695             100.0%           1.40X           73.6%         95.5%
                       ============================================================================================================

(1)  Excludes fully amortizing mortgage loans.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                     WEIGHTED AVERAGES
                                                            ------------------------------------------------------------------

                                  AGGREGATE         % OF                    STATED                 CUT-OFF
                     NUMBER OF     CUT-OFF        INITIAL                  REMAINING                DATE        LTV RATIO
                     MORTGAGED      DATE            POOL       MORTGAGE      TERM         UW         LTV            AT
LOCATION            PROPERTIES     BALANCE        BALANCE        RATE      (MOS.)(2)     DSCR       RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------

California               38       $559,995,651        20.6%     5.2819%       114        1.36x         71.9%          62.1%
Florida                  38        503,830,534        18.5      5.5040         88        1.51x         72.6%          68.3%
New York                 31        225,695,371         8.3      5.2851        118        1.41x         72.7%          68.2%
Texas                    27        192,201,412         7.1      5.3199        117        1.40x         71.9%          61.8%
Virginia                  8        124,328,824         4.6      5.2027        116        1.54x         76.4%          71.7%
Maryland                 12        112,924,016         4.2      5.6014        106        1.37x         76.5%          68.5%
Pennsylvania             15        109,919,084         4.0      5.2342         92        1.40x         75.7%          65.8%
South Carolina            1         79,000,000         2.9      5.9100        120        1.48x         74.9%          63.3%
Wisconsin                 5         78,379,555         2.9      5.3398        122        1.27x         75.8%          69.6%
Ohio                      7         57,584,533         2.1      5.3521        119        1.41x         76.3%          65.1%
Indiana                   4         57,000,000         2.1      5.7082        119        1.22x         78.4%          66.8%
North Carolina            7         56,464,788         2.1      5.3069         92        1.55x         71.1%          65.3%
New Jersey               12         53,436,594         2.0      5.4888        121        1.35x         77.7%          66.7%
Alabama                   3         53,014,650         1.9      5.2193         84        1.27x         78.2%          74.2%
Utah                      6         51,048,978         1.9      5.4211        118        1.34x         76.9%          64.4%
Tennessee                 4         34,496,905         1.3      5.6195        128        1.27x         76.2%          65.9%
Michigan                  3         31,420,000         1.2      5.5288         96        1.42x         73.4%          68.9%
Arizona                   6         30,147,090         1.1      5.4483        108        1.28x         74.0%          66.5%
Nevada                    5         28,124,017         1.0      5.5676        123        1.21x         74.3%          64.2%
Kentucky                  4         27,448,884         1.0      5.2686        119        1.28x         78.9%          66.8%
Oklahoma                  2         27,292,000         1.0      5.2033        119        1.21x         80.0%          68.6%
Georgia                   5         26,581,262         1.0      5.4435        118        1.27x         76.4%          63.0%
Colorado                  3         23,940,000         0.9      5.5879        120        1.51x         66.5%          51.7%
Massachusetts             3         21,243,919         0.8      5.4685        108        1.29x         76.3%          65.3%
Washington                2         16,260,519         0.6      5.1677        118        1.39x         79.7%          68.1%
New Hampshire             2         15,143,421         0.6      5.2814         96        1.72x         72.8%          62.3%
Illinois                  3         14,481,940         0.5      5.3484        119        1.36x         61.1%          50.9%
Oregon                    1         13,900,000         0.5      5.3000        120        1.20x         71.2%          59.1%
Louisiana                 1         13,100,000         0.5      5.4100        120        1.20x         79.4%          73.7%
Connecticut               1         12,530,000         0.5      5.3300        120        1.20x         75.9%          70.4%
Arkansas                  4         11,495,716         0.4      5.5141        205        1.34x         70.3%          14.7%
Missouri                  3         11,296,041         0.4      5.5204        117        1.45x         65.8%          57.0%
Nebraska                  2         11,028,485         0.4      5.2757        119        1.29x         70.3%          48.0%
Maine                     1         10,491,136         0.4      5.9300        179        1.28x         74.9%          54.5%
Delaware                  2         10,453,553         0.4      5.5540        150        1.31x         57.5%          24.4%
South Dakota              1          5,986,637         0.2      5.0900        118        1.71x         54.4%          45.0%
Minnesota                 2          5,298,181         0.2      5.5099        118        1.37x         72.8%          64.9%
Kansas                    1          3,580,000         0.1      5.4700        120        1.31x         78.7%          65.7%
                   -----------------------------------------------------------------------------------------------------------
TOTAL:                  275     $2,720,563,695       100.0%     5.3931%       109        1.40X         73.6%          65.3%
                   ===========================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                         AGGREGATE         % OF                     STATED               CUT-OFF
                     NUMBER OF            CUT-OFF        INITIAL                  REMAINING               DATE        LTV RATIO
YEARS                MORTGAGED             DATE            POOL       MORTGAGE      TERM         UW        LTV            AT
BUILT/RENOVATED     PROPERTIES            BALANCE        BALANCE        RATE      (MOS.)(3)     DSCR      RATIO      MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------

 1909 - 1959                11           $30,941,000         1.1%      5.1499%       118        1.63x      71.1%          67.0%
 1960 - 1969                 4            53,100,000         2.0       5.3133        119        1.31x      74.7%          66.5%
 1970 - 1979                14           125,065,671         4.6       5.2309        114        1.32x      75.1%          66.3%
 1980 - 1989                54           617,764,646        22.7       5.3090        101        1.40x      72.3%          66.3%
 1990 - 1999                66           585,945,108        21.5       5.3396        111        1.37x      74.9%          65.7%
 2000 - 2005               126         1,307,747,270        48.1       5.4813        112        1.42x      73.5%          64.3%
                   ---------------------------------------------------------------------------------------------------------------
TOTAL:                     275        $2,720,563,695       100.0%      5.3931%       109        1.40X      73.6%          65.3%
                   ===============================================================================================================

                              PREPAYMENT PROTECTION

                                                                                           WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                                 AGGREGATE        % OF                 STATED              CUT-OFF
                               NUMBER OF          CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
PREPAYMENT                     MORTGAGED           DATE           POOL     ORTGAGE      TERM        UW       LTV          AT
PROTECTION                       LOANS            BALANCE       BALANCE     RATE      (MOS.)(3)    DSCR     RATIO    MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------

Defeasance                           209      $2,484,463,705       91.3%    5.4111%      108       1.37x     74.2%       65.8%
Yield Maintenance                     20         171,099,990        6.3     5.3267       121       1.45x     71.5%       59.2%
Defeasance/Yield Maintenance           1          65,000,000        2.4     4.8785       119       2.32x     58.8%       58.8%
                              --------------------------------------------------------------------------------------------------
TOTAL:                               230      $2,720,563,695      100.0%    5.3931%      109       1.40X     73.6%       65.3%
                              ==================================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                  WEIGHTED AVERAGES
                                                                  -----------------------------------------------------

                                         AGGREGATE        % OF                 STATED             CUT-OFF
                          NUMBER OF       CUT-OFF       INITIAL               REMAINING            DATE      LTV RATIO
PARTIAL INTEREST          MORTGAGED        DATE           POOL     MORTGAGE     TERM        UW      LTV          AT
ONLY PERIODS                LOANS         BALANCE       BALANCE      RATE     (MOS.)(3)    DSCR    RATIO    MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------

   4 - 12                        7       $61,091,795        5.6%    5.3898%      119       1.24x    77.2%       65.5%
  13 - 24                       21       275,953,000       25.2     5.7515        94       1.38x    70.9%       63.9%
  25 - 36                       25       341,503,000       31.2     5.3397       119       1.30x    76.3%       68.0%
  37 - 48                        1         8,720,000        0.8     5.2500       116       1.65x    80.0%       70.9%
  49 - 60                       26       408,460,000       37.3     5.2568       115       1.26x    76.3%       71.0%
                      -------------------------------------------------------------------------------------------------
                                80    $1,095,727,795      100.0%    5.4146%      111       1.30X    75.0%       67.9%
                      =================================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                                AGGREGATE         % OF                    STATED              CUT-OFF
                                NUMBER OF        CUT-OFF        INITIAL                 REMAINING               DATE      LTV RATIO
                                MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE      TERM        UW       LTV           AT
CUT-OFF DATE BALANCES             LOANS          BALANCE        BALANCE        RATE     (MOS.)(1)     DSCR     RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

   $1,395,716 -   $2,999,999           23       $54,648,797         2.3%       5.4122%     125        1.41x      69.4%        55.0%
   $3,000,000 -   $3,999,999           27        94,433,330         3.9        5.3927      119        1.48x      69.3%        55.7%
   $4,000,000 -   $4,999,999           23       101,293,859         4.2        5.5571      119        1.33x      73.2%        61.1%
   $5,000,000 -   $6,999,999           28       166,192,784         6.9        5.4155      121        1.37x      69.8%        57.1%
   $7,000,000 -   $9,999,999           31       257,952,384        10.8        5.3650      122        1.38x      71.7%        58.6%
  $10,000,000 -  $14,999,999           22       268,120,662        11.2        5.4093      115        1.34x      75.7%        67.4%
  $15,000,000 -  $24,999,999           16       318,389,066        13.3        5.3202      127        1.38x      74.3%        59.5%
  $25,000,000 -  $49,999,999            9       291,250,000        12.2        5.2205      121        1.32x      74.4%        66.1%
  $50,000,000 - $149,999,999            7       491,600,000        20.5        5.5222       98        1.56x      71.6%        68.0%
 $150,000,000 - $180,900,000            2       352,400,000        14.7        5.3312       71        1.44x      75.0%        75.0%
                               -----------------------------------------------------------------------------------------------------
TOTAL:                                188    $2,396,280,882       100.0%       5.3875%     109        1.42X      73.1%        64.8%
                               =====================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------

                                    AGGREGATE          % OF                     STATED                CUT-OFF
                    NUMBER OF        CUT-OFF         INITIAL                  REMAINING                 DATE        LTV RATIO
                    MORTGAGE          DATE         LOAN GROUP 1   MORTGAGE       TERM         UW        LTV            AT
MORTGAGE RATES        LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR      RATIO       MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

 4.8785% - 4.9999%          8      $126,417,478          5.3%      4.8975%       119         1.96x       62.1%         53.2%
 5.0000% - 5.4999%        124     1,709,055,003         71.3       5.2723        107         1.39x       74.2%         67.4%
 5.5000% - 5.9999%         51       421,882,172         17.6       5.7170        127         1.37x       73.6%         58.6%
 6.0000% - 6.2900%          5       138,926,229          5.8       6.2498         71         1.35x       66.8%         61.8%
                   -----------------------------------------------------------------------------------------------------------
TOTAL:                    188    $2,396,280,882        100.0%      5.3875%       109         1.42X       73.1%         64.8%
                   ===========================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      --------------------------------------------------------
                                          AGGREGATE         % OF                    STATED              CUT-OFF
                           NUMBER OF       CUT-OFF        INITIAL                 REMAINING               DATE      LTV RATIO
ORIGINAL TERM TO           MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM        UW       LTV           AT
MATURITY IN MONTHS(1)        LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)     DSCR     RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

       60 -  60                  9       $387,065,449        16.2%      5.5904%      59        1.47x      75.0%         73.8%
       61 -  84                  7        233,810,000         9.8       5.3115       83        1.44x      69.1%         68.4%
       85 - 120                153      1,600,157,088        66.8       5.3325      119        1.41x      73.6%         64.8%
      121 - 180                 17        147,524,345         6.2       5.5019      158        1.31x      68.1%         47.0%
      181 - 240                  2         27,724,000         1.2       5.7642      232        1.43x      73.3%          1.1%
                         -----------------------------------------------------------------------------------------------------
TOTAL:                         188     $2,396,280,882       100.0%      5.3875%     109        1.42X      73.1%         64.8%
                         =====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                         AGGREGATE         % OF                      STATED             CUT-OFF
                         NUMBER OF        CUT-OFF        INITIAL                   REMAINING              DATE      LTV RATIO
REMAINING TERM TO        MORTGAGE          DATE        LOAN GROUP 1     MORTGAGE      TERM       UW       LTV           AT
MATURITY IN MONTHS(1)      LOANS          BALANCE        BALANCE          RATE     (MOS.)(1)    DSCR     RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

       56 -  60                9        $387,065,449        16.2%         5.5904%      59       1.47x      75.0%         73.8%
       61 -  84                7         233,810,000         9.8          5.3115       83       1.44x      69.1%         68.4%
       85 - 120              154       1,610,048,882        67.2          5.3366      119       1.41x      73.6%         64.7%
      121 - 180               16         137,632,550         5.7          5.4661      160       1.32x      68.1%         46.2%
      181 - 240                2          27,724,000         1.2          5.7642      232       1.43x      73.3%          1.1%
                        -------------------------------------------------------------------------------------------------------
TOTAL:                       188      $2,396,280,882       100.0%         5.3875%     109       1.42X      73.1%         64.8%
                        =======================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                          AGGREGATE         % OF                      STATED               CUT-OFF
                          NUMBER OF        CUT-OFF        INITIAL                   REMAINING                DATE       LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE          DATE        LOAN GROUP 1     MORTGAGE      TERM        UW        LTV           AT
TERM IN MONTHS              LOANS          BALANCE        BALANCE          RATE     (MOS.)(1)     DSCR      RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

     180 - 240                  9         $62,853,964         3.6%         5.4581%     190        1.37x       64.0%          7.2%
     241 - 300                 14         256,893,373        14.7          5.7374       97        1.48x       64.4%         53.5%
     301 - 330                  3          19,220,000         1.1          5.5853      133        1.55x       72.7%         60.0%
     331 - 360                150       1,404,688,544        80.6          5.3880      119        1.33x       75.0%         65.5%
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                        176      $1,743,655,882       100.0%         5.4442%     119        1.36X       73.0%         61.6%
                         =========================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                            WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                             AGGREGATE          % OF                      STATED              CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                   REMAINING              DATE      LTV RATIO
REMAINING AMORTIZATION        MORTGAGE         DATE         LOAN GROUP 1    MORTGAGE      TERM         UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE         BALANCE         RATE     (MOS.)(1)      DSCR    RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

     178 - 240                      9        $62,853,964          3.6%       5.4581%      190         1.37x     64.0%        7.2%
     241 - 300                     14        256,893,373         14.7        5.7374        97         1.48x     64.4%       53.5%
     301 - 330                      3         19,220,000          1.1        5.5853       133         1.55x     72.7%       60.0%
     331 - 360                    150      1,404,688,544         80.6        5.3880       119         1.33x     75.0%       65.5%
                         -----------------------------------------------------------------------------------------------------------
TOTAL:                            176     $1,743,655,882        100.0%       5.4442%      119         1.36X     73.0%       61.6%
                         ===========================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                               AGGREGATE         % OF                      STATED              CUT-OFF
                               NUMBER OF        CUT-OFF        INITIAL                   REMAINING               DATE     LTV RATIO
                               MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE       TERM        UW       LTV         AT
AMORTIZATION TYPES               LOANS          BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR     RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)            (68)      $957,657,795        40.0%        5.4402%      (112)       1.31x      74.5%     67.4%
Balloon                             102        735,967,258        30.7         5.4465        121        1.42x      71.6%     58.1%
Interest-Only                        12        652,625,000        27.2         5.2361         84        1.57x      73.3%     73.3%
                             -------------------------------------------------------------------------------------------------------
SUBTOTAL:                           182     $2,346,250,052        97.9%        5.3854%       107        1.42X      73.3%     66.1%

FULLY AMORTIZING LOANS                6        $50,030,829        2.1%         5.4862%       208        1.34X      64.5%      0.8%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                              188     $2,396,280,882       100.0%        5.3875%       109        1.42X      73.1%     64.8%
                             =======================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE          % OF                     STATED             CUT-OFF
CASH FLOW                    NUMBER OF        CUT-OFF         INITIAL                  REMAINING              DATE     LTV RATIO
DEBT SERVICE                 MORTGAGE          DATE         LOAN GROUP 1    MORTGAGE      TERM       UW       LTV          AT
COVERAGE RATIOS                LOANS          BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

    1.14X - 1.19X                   4        $29,220,535          1.2%      5.3655%       144       1.15x     71.9%      52.6%
    1.20X - 1.29X                  84        890,680,647         37.2       5.3696        122       1.24x     76.2%      65.5%
    1.30X - 1.39X                  36        526,044,522         22.0       5.5601         95       1.36x     70.7%      64.6%
    1.40X - 1.69X                  47        759,463,655         31.7       5.3767        101       1.52x     74.4%      67.2%
    1.70X - 1.99X                  12        109,571,523          4.6       5.1335        108       1.78x     62.1%      52.7%
    2.00X - 2.99X                   4         78,000,000          3.3       4.9133        121       2.32x     58.1%      55.9%
    3.00X - 3.20X                   1          3,300,000          0.1       5.0400        119       3.20x     41.5%      41.5%
                        ----------------------------------------------------------------------------------------------------------
TOTAL:                            188     $2,396,280,882        100.0%      5.3875%       109       1.42X     73.1%      64.8%
                        ==========================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                          AGGREGATE          % OF                         STATED             CUT-OFF
                          NUMBER OF        CUT-OFF         INITIAL                      REMAINING              DATE      LTV RATIO
CUT-OFF DATE              MORTGAGE          DATE         LOAN GROUP 1      MORTGAGE       TERM         UW      LTV          AT
LTV RATIOS                  LOANS          BALANCE         BALANCE           RATE      (MOS.)(1)      DSCR    RATIO     MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

     41.5% - 50.0%               6        $21,576,972         0.9%         5.3808%         163        1.67x    47.7%      21.3%
     50.1% - 60.0%              17        185,588,122         7.7          5.0330          121        1.89x    56.9%      47.5%
     60.1% - 65.0%              13        113,754,115         4.7          5.4021          125        1.58x    63.3%      48.3%
     65.1% - 70.0%              26        465,363,759        19.4          5.5633           89        1.40x    68.0%      63.5%
     70.1% - 75.0%              39        392,525,822        16.4          5.5561          125        1.40x    73.3%      60.3%
     75.1% - 80.0%              87      1,217,472,091        50.8          5.3188          108        1.34x    78.8%      71.6%
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                         188     $2,396,280,882       100.0%         5.3875%         109        1.42X    73.1%      64.8%
                       ============================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 0.4% of the aggregate principal balance in loan group 1 as of the cut-off date.

(3)  Includes two amortizing ARD loans representing 1.2% of the aggregate principal balance in loan group 1 as of the cut-off date.

(4)  Includes one mortgage loan, identified as Loan No. 38 on Annex A-1, which represent aproximately 0.7% of the aggregate principal balance in loan group 1 as of the cut-off date. If the DSCR for such mortgage loan calculated assuming the application of the $2,510,000 holdback in reduction of its cut-off-date principal balance the revised DSCR for such mortgage loan would be 1.34x.

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------
                                AGGREGATE           % OF                     STATED              CUT-OFF
                  NUMBER OF      CUT-OFF          INITIAL                   REMAINING             DATE         LTV RATIO
MATURITY DATE     MORTGAGE        DATE          LOAN GROUP 1     MORTGAGE     TERM       UW        LTV            AT
LTV RATIOS(2)      LOANS         BALANCE          BALANCE          RATE     (MOS.)(2)   DSCR      RATIO        MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------

   26.7% -  30.0%     1          $3,014,650           0.1%         5.5400%     119      1.24x        60.9%            26.7%
   30.1% -  50.0%    23         183,798,726           7.8          5.2631      132      1.63x        59.3%            43.7%
   50.1% -  60.0%    34         243,955,335          10.4          5.2934      119      1.66x        64.7%            56.6%
   60.1% -  70.0%    88       1,075,698,341          45.8          5.4993      106      1.36x        73.5%            65.6%
   70.1% -  79.9%    36         839,783,000          35.8          5.2925      100      1.37x        78.5%            74.6%
                   -----------------------------------------------------------------------------------------------------------
TOTAL:              182      $2,346,250,052         100.0%         5.3854%     107      1.42x        73.3%            66.1%
                   ===========================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                                     --------------------------------------------
                                             AGGREGATE                % OF                             CUT-OFF
                         NUMBER OF            CUT-OFF               INITIAL                               DATE
                         MORTGAGED             DATE               LOAN GROUP 1               UW            LTV
PROPERTY TYPE           PROPERTIES            BALANCE               BALANCE                DSCR          RATIO       OCCUPANCY
---------------------------------------------------------------------------------------------------------------------------------
OFFICE

Suburban                        68              $718,966,165              30.0%           1.50x          74.9%         94.9%
CBD                              8               277,412,137              11.6            1.44x          69.9%         96.9%
                       ----------------------------------------------------------------------------------------------------------
SUBTOTAL:                       76              $996,378,302              41.6%           1.48X          73.5%         95.5%

RETAIL
Anchored                        42              $473,485,807              19.8%           1.33x          74.9%         96.6%
Unanchored                      39               168,630,397               7.0            1.38x          71.2%         96.2%
Shadow Anchored                 18                86,521,935               3.6            1.29x          74.9%         93.5%
Theatre                          1                14,663,000               0.6            1.25x          78.8%        100.0%
                       ----------------------------------------------------------------------------------------------------------
SUBTOTAL:                      100              $743,301,140              31.0%           1.34X          74.1%         96.2%

HOTEL
Full Service                     3              $214,000,000               8.9%           1.43x          68.7%           NAP
Limited Service                  1                 4,496,024               0.2            1.38x          49.4%           NAP
                       ----------------------------------------------------------------------------------------------------------
SUBTOTAL:                        4              $218,496,024               9.1%           1.43X          68.3%           NAP

INDUSTRIAL
Warehouse/Distribution          11              $101,588,971               4.2%           1.56x          67.1%         99.0%
Flex                            14                57,817,923               2.4            1.52x          65.0%         97.8%
                       ----------------------------------------------------------------------------------------------------------

SUBTOTAL:                       25              $159,406,894               6.7%           1.54X          66.3%         98.5%

MANUFACTURED HOUSING             8              $135,399,928               5.7%           1.26x          77.8%         95.9%

MULTIFAMILY
Garden                           8              $113,979,587               4.8%           1.31x          76.3%         95.1%
Mid/High Rise                    1                 4,500,000               0.2            1.43x          56.3%        100.0%
                       ----------------------------------------------------------------------------------------------------------
SUBTOTAL:                        9              $118,479,587               4.9%           1.31X          75.5%         95.3%

SELF STORAGE                     5               $18,894,007               0.8%           1.28x          68.8%         81.6%

PARKING GARAGE                   1                $5,925,000               0.2%           1.57x          75.0%           NAP
                   --------------------------------------------------------------------------------------------------------------
TOTAL:                         228            $2,396,280,882             100.0%           1.42X          73.1%         95.8%
                   ==============================================================================================================

(1) Excludes fully amortizing mortgage loans.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                      AGGREGATE          % OF                       STATED               CUT-OFF
                      NUMBER OF        CUT-OFF         INITIAL                    REMAINING                 DATE      LTV RATIO
                      MORTGAGED         DATE         LOAN GROUP 1     MORTGAGE       TERM        UW         LTV           AT
LOCATION             PROPERTIES        BALANCE         BALANCE          RATE      (MOS.)(2)     DSCR       RATIO     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

California                37          $555,595,651         23.2%       5.2823%        114       1.35x       72.3%          62.4%
Florida                   31           488,454,889         20.4        5.5107          88       1.52x       72.4%          68.4%
New York                  15           186,595,031          7.8        5.3181         118       1.39x       71.7%          66.7%
Texas                     23           161,232,740          6.7        5.3365         117       1.42x       70.8%          61.1%
Virginia                   7           115,628,824          4.8        5.2105         116       1.57x       76.1%          71.5%
Pennsylvania              15           109,919,084          4.6        5.2342          92       1.40x       75.7%          65.8%
South Carolina             1            79,000,000          3.3        5.9100         120       1.48x       74.9%          63.3%
Wisconsin                  3            69,300,000          2.9        5.3219         122       1.27x       75.3%          70.0%
North Carolina             7            56,464,788          2.4        5.3069          92       1.55x       71.1%          65.3%
Ohio                       6            55,468,871          2.3        5.3468         119       1.42x       76.2%          65.0%
New Jersey                12            53,436,594          2.2        5.4888         121       1.35x       77.7%          66.7%
Maryland                   8            51,833,993          2.2        5.3059          90       1.52x       74.3%          69.5%
Utah                       6            51,048,978          2.1        5.4211         118       1.34x       76.9%          64.4%
Tennessee                  4            34,496,905          1.4        5.6195         128       1.27x       76.2%          65.9%
Michigan                   2            27,900,000          1.2        5.4744         101       1.40x       72.5%          68.2%
Nevada                     4            25,659,017          1.1        5.5366         123       1.21x       73.9%          64.0%
Arizona                    5            24,852,257          1.0        5.4671         119       1.29x       74.7%          66.7%
Colorado                   3            23,940,000          1.0        5.5879         120       1.51x       66.5%          51.7%
Massachusetts              3            21,243,919          0.9        5.4685         108       1.29x       76.3%          65.3%
Kentucky                   3            17,198,884          0.7        5.3214         118       1.29x       78.6%          67.4%
Washington                 2            16,260,519          0.7        5.1677         118       1.39x       79.7%          68.1%
New Hampshire              2            15,143,421          0.6        5.2814          96       1.72x       72.8%          62.3%
Indiana                    2            14,800,000          0.6        5.2952         119       1.27x       79.6%          68.4%
Illinois                   3            14,481,940          0.6        5.3484         119       1.36x       61.1%          50.9%
Georgia                    4            14,108,180          0.6        5.6146         117       1.33x       73.8%          60.3%
Oregon                     1            13,900,000          0.6        5.3000         120       1.20x       71.2%          59.1%
Louisiana                  1            13,100,000          0.5        5.4100         120       1.20x       79.4%          73.7%
Connecticut                1            12,530,000          0.5        5.3300         120       1.20x       75.9%          70.4%
Arkansas                   4            11,495,716          0.5        5.5141         205       1.34x       70.3%          14.7%
Nebraska                   2            11,028,485          0.5        5.2757         119       1.29x       70.3%          48.0%
Maine                      1            10,491,136          0.4        5.9300         179       1.28x       74.9%          54.5%
Delaware                   2            10,453,553          0.4        5.5540         150       1.31x       57.5%          24.4%
Missouri                   2             8,046,041          0.3        5.5045         117       1.55x       63.2%          54.5%
South Dakota               1             5,986,637          0.2        5.0900         118       1.71x       54.4%          45.0%
Minnesota                  2             5,298,181          0.2        5.5099         118       1.37x       72.8%          64.9%
Kansas                     1             3,580,000          0.1        5.4700         120       1.31x       78.7%          65.7%
Oklahoma                   1             3,292,000          0.1        5.3000         120       1.27x       79.6%          73.7%
Alabama                    1             3,014,650          0.1        5.5400         119       1.24x       60.9%          26.7%
               ------------------------------------------------------------------------------------------------------------------
TOTAL:                   228        $2,396,280,882       100.0%       5.3875%         109       1.42X       73.1%          64.8%
               ==================================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                         WEIGHTED AVERAGES
                                                           -------------------------------------------------------------------------

                                  AGGREGATE      % OF                   STATED                      CUT-OFF
                  NUMBER OF         CUT-OFF    INITIAL                REMAINING                       DATE          LTV RATIO
YEARS             MORTGAGED            DATE  LOAN GROUP 1   MORTGAGE     TERM           UW            LTV               AT
BUILT/RENOVATED  PROPERTIES         BALANCE    BALANCE        RATE    (MOS.)(3)        DSCR          RATIO         MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

   1909 -  1959          3      $11,100,000       0.5%      5.3599%     119           1.76x            59.5%            48.2%
   1960 -  1969          2       45,200,000       1.9       5.2907      119           1.22x            79.1%            70.6%
   1970 -  1979         13      122,045,671       5.1       5.2305      114           1.31x            75.0%            66.0%
   1980 -  1989         51      586,419,813      24.5       5.3074      102           1.41x            72.1%            66.0%
   1990 -  1999         56      520,431,774      21.7       5.3574      110           1.38x            74.5%            65.5%
   2000 -  2005        103    1,111,083,624      46.4       5.4654      111           1.45x            72.6%            63.6%
               ---------------------------------------------------------------------------------------------------------------------
TOTAL:                 228   $2,396,280,882     100.0%      5.3875%     109           1.42X            73.1%            64.8%
               =====================================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                            AGGREGATE             % OF                      STATED            CUT-OFF
                             NUMBER OF       CUT-OFF            INITIAL                   REMAINING             DATE     LTV RATIO
PREPAYMENT                   MORTGAGED        DATE            LOAN GROUP 1    MORTGAGE       TERM       UW      LTV          AT
PROTECTION                     LOANS         BALANCE            BALANCE         RATE      (MOS.)(3)    DSCR    RATIO    MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                       170         $2,214,580,892          92.4%      5.4026%      107       1.38x       73.7%    65.6%
Yield Maintenance                 17            116,699,990           4.9       5.3846       138       1.49x       69.9%    53.0%
Defeasance/Yield Maintenance       1             65,000,000           2.7       4.8785       119       2.32x       58.8%    58.8%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                           188         $2,396,280,882         100.0%      5.3875%      109       1.42X       73.1%    64.8%
                             =======================================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                  ------------------------------------------------------------
                                    AGGREGATE          % OF                   STATED                CUT-OFF
                      NUMBER OF      CUT-OFF         INITIAL                 REMAINING                 DATE        LTV RATIO
PARTIAL INTEREST      MORTGAGED       DATE         LOAN GROUP 1   MORTGAGE     TERM        UW          LTV             AT
ONLY PERIODS            LOANS        BALANCE         BALANCE        RATE     (MOS.)(3)    DSCR        RATIO       MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------

    4 -  12               3         $18,791,795          2.0%      5.7023%     121        1.22x        73.7%            62.3%
   13 -  24              17         245,803,000         25.7       5.8075       91        1.39x        70.1%            63.4%
   25 -  36              25         341,503,000         35.7       5.3397      119        1.30x        76.3%            68.0%
   37 -  48               1           8,720,000          0.9       5.2500      116        1.65x        80.0%            70.9%
   49 -  60              22         342,840,000         35.8       5.2674      120        1.26x        75.7%            70.0%
                   ----------------------------------------------------------------------------------------------------------
                         68        $957,657,795        100.0%      5.4402%     112        1.31X        74.5%            67.4%
                   ==========================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------

                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
CUT-OFF DATE BALANCES        LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

     $940,000 -  $2,999,999       12       $22,623,663          7.0%    5.1946%   119      1.47x      76.9%      73.4%
   $3,000,000 -  $3,999,999       11        36,156,895         11.1     5.3165    113      1.43x      77.6%      72.0%
   $4,000,000 -  $4,999,999        1         4,400,000          1.4     5.2300    120      2.34x      27.8%      23.1%
   $5,000,000 -  $6,999,999        5        29,708,699          9.2     5.4170    108      1.26x      76.6%      66.0%
   $7,000,000 -  $9,999,999        4        34,031,779         10.5     5.2498    117      1.30x      78.6%      68.0%
  $10,000,000 - $14,999,999        2        22,723,082          7.0     5.2184    119      1.24x      79.4%      65.9%
  $15,000,000 - $24,999,999        4        79,648,672         24.6     5.1598    110      1.24x      79.4%      69.8%
  $25,000,000 - $33,200,000        3        94,990,024         29.3     5.8991    108      1.22x      78.7%      70.2%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
MORTGAGE RATES               LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

      4.8700% -   4.9999%          6       $14,356,555         4.4%    4.9182%    118      1.53x      77.6%      74.6%
      5.0000% -   5.4999%         28       222,751,235        68.7     5.2067     109      1.30x      77.8%      69.5%
      5.5000% -   6.4900%          8        87,175,024        26.9     6.1009     118      1.22x      77.9%      66.8%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
ORIGINAL TERM TO            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
MATURITY IN MONTHS(1)        LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

           60 -  84                4       $58,814,834        18.1%    5.2599%     79      1.28x      78.5%      75.9%
           85 - 120               38       265,467,980        81.9     5.4730     119      1.30x      77.6%      67.4%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
Remaining Term to           MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
Maturity in Months(1)        LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

           59 -  60                2        $8,814,834         2.7%    5.5996%     59      1.32x      74.4%      69.2%
           61 -  84                2        50,000,000        15.4     5.2000      82      1.27x      79.2%      77.1%
           85 - 120               38       265,467,980        81.9     5.4730     119      1.30x      77.6%      67.4%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
Original Amortization       MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
Term in Months               LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

          300 - 330                1        $5,000,000         1.7%    5.2700%    120      1.34x      70.7%      53.4%
          331 - 360               27       287,238,813        98.3     5.4786     111      1.26x      77.9%      68.3%
                            -------------------------------------------------------------------------------------------
TOTAL:                            28      $292,238,813       100.0%    5.4750%    111      1.26X      77.8%      68.0%
                            ===========================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
Remaining Amortization      MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
Term in Months               LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

          300 - 330                1        $5,000,000         1.7%    5.2700%    120      1.34x      70.7%      53.4%
          331 - 360               27       287,238,813        98.3     5.4786     111      1.26x      77.9%      68.3%
                            -------------------------------------------------------------------------------------------
TOTAL:                            28      $292,238,813       100.0%    5.4750%    111      1.26X      77.8%      68.0%
                            ===========================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
AMORTIZATION TYPES           LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------
BALLOON LOANS

Partial Interest-Only             12      $138,070,000        42.6%    5.2369%    105      1.26x      78.9%      71.6%
Balloon                           16       154,168,813        47.5     5.6883     116      1.27x      76.9%      64.9%
Interest-Only                     14        32,044,000         9.9     5.0630     118      1.56x      77.4%      77.4%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

 UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE
                                     LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
UNDERWRITTEN                             AGGREGATE         % OF                  STATED            CUT-OFF
CASH FLOW                   NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
DEBT SERVICE                MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
COVERAGE RATIOS              LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

        1.20X - 1.39X             23      $270,489,258        83.4%    5.4865%    111      1.24x      78.8%      68.9%
        1.40X - 1.49X              3        13,829,555         4.3     5.2051     119      1.41x      75.0%      63.5%
        1.50X - 1.99X             15        35,564,000        11.0     5.1517     112      1.55x      77.7%      77.2%
        2.00X - 2.34X              1         4,400,000         1.4     5.2300     120      2.34x      27.8%      23.1%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
CUT-OFF DATE                MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
LTV RATIOS                   LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

        27.8% - 50.0%              1        $4,400,000         1.4%    5.2300%    120      2.34x      27.8%      23.1%
        50.1% - 75.0%              7        26,779,834         8.3     5.3041     107      1.35x      72.4%      62.8%
        75.1% - 80.0%             34       293,102,980        90.4     5.4493     112      1.27x      79.0%      70.2%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
MATURITY DATE               MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
LTV RATIOS                   LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

        23.1% - 30.0%              1        $4,400,000         1.4%    5.2300%    120      2.34x      27.8%      23.1%
        30.1% - 60.0%              1         5,000,000         1.5     5.2700     120      1.34x      70.7%      53.4%
        60.1% - 70.0%             21       213,698,813        65.9     5.5609     118      1.23x      78.5%      66.7%
        70.1% - 80.0%             19       101,184,000        31.2     5.1840     98       1.37x      78.8%      76.6%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                          WEIGHTED AVERAGES
                                                                     -------------------------------
                                         AGGREGATE         % OF                    CUT-OFF
                                          CUT-OFF        INITIAL                     DATE
                            MORTGAGED      DATE        LOAN GROUP 2        UW        LTV
PROPERTY TYPE               PROPERTIES    BALANCE        BALANCE          DSCR      RATIO  OCCUPANCY
------------------------------------------------------------------------------------------------------------
MULTIFAMILY

Garden                            31      $282,632,473        87.2%      1.27x      77.8%    92.6%
Mid/High Rise                     16        41,650,340        12.8       1.48x      77.9%    94.8%
                            --------------------------------------------------------------------------------
TOTAL:                            47      $324,282,813       100.0%      1.29X      77.8%    92.9%
                            ================================================================================

(1) Excludes fully amortizing mortgage loans.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
                            MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
LOCATION                    PROPERTIES    BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

Maryland                           4       $61,090,024        18.8%    5.8522%    120      1.24x      78.5%      67.6%
Alabama                            2        50,000,000        15.4     5.2000      82      1.27x      79.2%      77.1%
Indiana                            2        42,200,000        13.0     5.8530     119      1.21x      78.0%      66.2%
New York                          16        39,100,340        12.1     5.1279     118      1.49x      77.6%      75.5%
Texas                              4        30,968,672         9.5     5.2338     118      1.27x      77.5%      65.4%
Oklahoma                           1        24,000,000         7.4     5.1900     119      1.20x      80.0%      67.9%
Florida                            7        15,375,644         4.7     5.2910     117      1.33x      79.7%      66.3%
Georgia                            1        12,473,082         3.8     5.2500     118      1.20x      79.4%      66.0%
Kentucky                           1        10,250,000         3.2     5.1800     120      1.28x      79.5%      65.7%
Wisconsin                          2         9,079,555         2.8     5.4764     119      1.28x      79.6%      66.5%
Virginia                           1         8,700,000         2.7     5.1000     115      1.24x      79.8%      73.7%
Arizona                            1         5,294,834         1.6     5.3600      59      1.20x      70.6%      65.5%
California                         1         4,400,000         1.4     5.2300     120      2.34x      27.8%      23.1%
Michigan                           1         3,520,000         1.1     5.9600      60      1.50x      80.0%      74.8%
Missouri                           1         3,250,000         1.0     5.5600     118      1.20x      72.2%      63.4%
Nevada                             1         2,465,000         0.8     5.8900     120      1.26x      78.3%      66.1%
Ohio                               1         2,115,663         0.7     5.4900     118      1.20x      79.8%      66.8%
                            -------------------------------------------------------------------------------------------
TOTAL:                            47      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                    WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
YEARS                       MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
BUILT/RENOVATED             PROPERTIES    BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

         1909 - 1959               8       $19,841,000         6.1%    5.0324%    118      1.56x      77.6%      77.6%
         1960 - 1969               2         7,900,000         2.4     5.4427     120      1.84x      50.0%      43.2%
         1970 - 1979               1         3,020,000         0.9     5.2500     117      1.57x      80.0%      80.0%
         1980 - 1989               3        31,344,834         9.7     5.3390      85      1.27x      77.1%      72.5%
         1990 - 1999              10        65,513,334        20.2     5.1985     116      1.29x      78.7%      67.7%
         2000 - 2005              23       196,663,646        60.6     5.5711     113      1.24x      78.7%      68.8%
                            -------------------------------------------------------------------------------------------
TOTAL:                            47      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
PREPAYMENT                  MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
PROTECTION                   LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

Defeasance                        39      $269,882,813        83.2%    5.4810%    117      1.28x      78.3%      68.2%
Yield Maintenance                  3        54,400,000         16.8     5.2024     85      1.36x      75.1%      72.7%
                            -------------------------------------------------------------------------------------------
TOTAL:                            42      $324,282,813       100.0%    5.4343%    112      1.29X      77.8%      69.0%
                            ===========================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                    ---------------------------------------------------
                                         AGGREGATE         % OF                  STATED            CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE   LTV RATIO
PARTIAL INTEREST            MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW      LTV        AT
ONLY PERIODS                 LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

           12 - 12                 4       $42,300,000        30.6%    5.2509%    119      1.25x      78.8%      67.0%
           13 - 24                 4        30,150,000        21.8     5.2944     120      1.24x      77.9%      67.8%
           25 - 60                 4        65,620,000        47.5     5.2015      90      1.27x      79.4%      76.3%
                            -------------------------------------------------------------------------------------------
                                  12      $138,070,000       100.0%    5.2369%    105      1.26X      78.9%      71.6%
                            ===========================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                      ANNEX A-3

                   DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

                                   Annex A-3-1

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO I
--------------------------------------------------------------------------------

                   [4 PHOTOS OF DRA-CRT PORTFOLIO I OMITTED]

                                      A-3-2

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $180,900,000

CUT-OFF DATE PRINCIPAL BALANCE:        $180,900,000

% OF POOL BY IPB:                      6.5%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWERS:                             DRA CRT Charlotte University
                                       Center LP, DRA CRT Orlando
                                       University Center LLC, DRA CRT
                                       Baymeadows Center LLC, DRA
                                       Decoverly 15200 LLC

SPONSORS:                              DRA Advisors LLC
                                       Colonial Properties Trust

ORIGINATION DATE:                      09/27/05

INTEREST RATE:                         5.3460%

INTEREST ONLY PERIOD:                  60 months

MATURITY DATE:                         10/01/10

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24),Def(33),O(2)

CROSS COLLATERALIZATION:               Yes

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                     INITIAL                MONTHLY
                                       -----------------------------------------
TAXES(1):                                      $0              Springing
INSURANCE(1):                                  $0              Springing
CAP EX(2):                                     $0                $12,640
TI/LC(3):                              $3,500,000                     $0
OTHER(4):                              $1,595,446                     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Office -- Suburban

SQUARE FOOTAGE:                        1,470,476

LOCATION:                              Various

YEAR BUILT/RENOVATED:                  Various

OCCUPANCY:                             95.6%

OCCUPANCY DATE:                        09/01/05

NUMBER OF TENANTS:                     124

HISTORICAL NOI:

  2003:                                $15,502,781

  2004:                                $15,941,838

  TTM AS OF 07/31/05:                  $15,727,057

UW REVENUES:                           $24,653,579

UW EXPENSES:                           $8,630,904

UW NOI:                                $16,022,674

UW NET CASH FLOW:                      $14,590,655

APPRAISED VALUE:                       $226,310,000

APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $123

CUT-OFF DATE LTV:                      79.9%

MATURITY DATE LTV:                     79.9%

UW DSCR:                               1.49x
--------------------------------------------------------------------------------

1    A tax and an insurance escrow will be triggered if the property's DSCR falls below 1.20x.

2    The borrower's monthly deposit into the replacement reserve escrow will increase to $22,736.45 during any period in which the property's Debt
     Service Coverage Ratio does not exceed 1.20x.

3    If disbursements are made from the initial rollover reserve deposit prior to June 30, 2007, borrower must deposit funds in the amount necessary to restore the rollover reserve escrow to its initial balance. Additionally, the borrower shall deposit an amount equal to $211,740.59 on the mortgage loan payment date following any period during which the property's Debt
     Service Coverage Ratio does not exceed 1.20x.

4    The borrower has delivered to the lender a free rent reserve letter of credit in the amount of $1,595,446 to cover the University of Phoenix free rent period.

                                     A-3-3

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               DRA-CRT PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                PORTFOLIO SUMMARY

                                              LOCATION                        SQUARE
 PROPERTY NAME                             (CITY, STATE)      YEAR BUILT      FEET
--------------------------------------- ------------------ -------------- ------------

 ORLANDO UNIVERSITY -- ROSEMONT             Orlando, FL        2001           64,011
 ORLANDO UNIVERSITY -- DOVER                Orlando, FL        2000           63,809
 ORLANDO UNIVERSITY -- GLENRIDGE            Orlando, FL        1999           72,825
 ORLANDO UNIVERSITY -- LAUREL               Orlando, FL        1988           93,312
 ORLANDO UNIVERSITY -- CRAGG                Orlando, FL        1988           87,546
 JACKSONVILLE BAYMEADOWS -- SUWANEE      Jacksonville, FL      1988           21,991
 JACKSONVILLE BAYMEADOWS -- DESOTO       Jacksonville, FL      1998          106,952
 JACKSONVILLE BAYMEADOWS -- NASSAU       Jacksonville, FL      1998           95,132
 JACKSONVILLE BAYMEADOWS -- GUNTI        Jacksonville, FL      1990          159,827
 JACKSONVILLE BAYMEADOWS -- OSBORN       Jacksonville, FL  1988 -- 1998      160,008
 JACKSONVILLE BAYMEADOWS -- HAMILTON     Jacksonville, FL      1990          102,859
 JACKSONVILLE BAYMEADOWS -- JACKSON      Jacksonville, FL      1989          104,526
 CHARLOTTE UNIVERSITY -- TWO RESOURCE      Charlotte, NC       1998           91,684
 CHARLOTTE UNIVERSITY -- ONE RESOURCE      Charlotte, NC       1997           91,207
 DECOVERLY -- DECOVERLY THREE              Rockville, MD       1989           77,040
 DECOVERLY -- DECOVERLY TWO                Rockville, MD       1987           77,747
--------------------------------------------------------------------------------------
 TOTAL                                                                     1,470,476
--------------------------------------------------------------------------------------

                                                                                          ALLOCATED
                                          OCCUPANCY                                         LOAN
 PROPERTY NAME                                %                  TOP TENANTS               AMOUNT
-----------------------------------------------------------------------------------------------------

 ORLANDO UNIVERSITY -- ROSEMONT              96.6%    Amica Mutual Insurance, Engle    $  9,142,000
                                                                  Homes
 ORLANDO UNIVERSITY -- DOVER                 90.1%      AT&T/GRC, FPMI Solutions          8,293,000
                                                                  Inc.
 ORLANDO UNIVERSITY -- GLENRIDGE             98.4%     US Govt. SSA, Health Direct        9,992,000
                                                                  Inc.
 ORLANDO UNIVERSITY -- LAUREL                90.3%      Zenith Insurance, Corvel         12,216,000
                                                            Healthcare Corp.
 ORLANDO UNIVERSITY -- CRAGG                 91.7%    Verizon Directories Sales --       12,057,000
                                                      West, Simultaneous Solutions
 JACKSONVILLE BAYMEADOWS -- SUWANEE          91.9%     Paychex, National Employee         2,097,600
                                                              Benefits Adm.
 JACKSONVILLE BAYMEADOWS -- DESOTO          100.0%     Washington Mutual Bank, US        13,554,000
                                                        Govt SS Hearings & Appeal
 JACKSONVILLE BAYMEADOWS -- NASSAU          100.0%      Blue Cross & Blue Shield         10,891,600
 JACKSONVILLE BAYMEADOWS -- GUNTI           100.0%       Citistreet (Wellspring)         19,443,600
 JACKSONVILLE BAYMEADOWS -- OSBORN          100.0%      Blue Cross & Blue Shield         17,910,700
 JACKSONVILLE BAYMEADOWS -- HAMILTON         82.9%            GMAC, Verizon              10,730,300
 JACKSONVILLE BAYMEADOWS -- JACKSON          99.4%     Check Solutions Co., Brooke       10,972,200
                                                            Equipment Company
 CHARLOTTE UNIVERSITY -- TWO RESOURCE        84.7%   Blue Cross & Blue Shield, Hull       9,300,000
                                                             & Company, Inc.
 CHARLOTTE UNIVERSITY -- ONE RESOURCE        97.5%     Huber Engineered Woods LLC,        9,300,000
                                                       Premiere Business Solution
                                                                  Inc.
 DECOVERLY -- DECOVERLY THREE                97.6%       Network Assoc., Spirent         11,929,000
                                                       Communications of Rockville
 DECOVERLY -- DECOVERLY TWO                 100.0%      Spirent Communications of        13,071,000
                                                                Rockville
-----------------------------------------------------------------------------------------------------
 TOTAL                                                                                 $180,900,000
-----------------------------------------------------------------------------------------------------

                                     A-3-4

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               DRA-CRT PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. DRA-CRT Portfolio I is a mortgage loan secured by a fee simple first mortgage interest in 16 office buildings located in four (4) markets (Charlotte,
North Carolina, Jacksonville, Florida, Rockville, Maryland, and Orlando,
Florida) comprising 1,470,476 square feet.

THE BORROWERS. The borrowers are special purpose entities owned by DRA Advisors
LLC and Colonial Properties Trust.

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, which include pension funds, university endowments, foundations, and insurance companies. DRA Advisors LLC was founded in 1986 and currently manages approximately $3 billion in assets.

Colonial Properties Trust ("Colonial"), through its subsidiaries, owns a portfolio of multifamily, office and retail properties in the Sunbelt. As of
September 30, 2005, Colonial owns or manages 48,100 apartment units, 20.2 million square feet of office space and 13.6 million square feet of retail shopping space with a total market capitalization of approximately $5.5 billion.
Headquartered in Birmingham, Alabama, Colonial is listed on the New York Stock
Exchange under the symbol "CLP".

THE PROPERTIES AND MARKETS(1).

JACKSONVILLE BAYMEADOWS (JACKSONVILLE, FL) -- 7 PROPERTIES

The Jacksonville Baymeadows properties consist of seven Class B+ suburban office buildings, totaling approximately 751,295 square feet, located in the Butler
Corridor submarket 7 miles southeast of the Jacksonville central business district. The buildings were constructed between 1988 and 1998 and are 97.3%
occupied with major tenants as follows: Blue Cross & Blue Shield (351,206 square feet at $10.58 per square foot triple net expiring in March 2006, December 2006 and June 2008), and is rated (Baa1/BBB+) by Moody's/Fitch, Citistreet (159,827 square feet at $10.65 per square foot expiring in November 2012), which is a joint venture between CitiGroup (rated Aa1/AA+ by Moody's/Fitch) and State
Street Bank and Trust Company (rated Aa3/AA by Moody's/Fitch), and Washington
Mutual (80,005 square feet at $17.75 per square foot expiring in October 2008), which is rated A2/A by Moody's/Fitch.

The Butler Corridor submarket has a vacancy rate of 12.1%. The average asking rent for Class A space in the submarket is $18.65 per square foot, while the average asking rent for Class B space in the submarket is $15.20 per square foot versus the property's in-place rent of $12.56 per square foot ($16.09 per square foot gross).

ORLANDO UNIVERSITY (ORLANDO, FL) -- 5 PROPERTIES

The Orlando University properties consist of five Class A suburban office buildings, totaling approximately 383,816 square feet, located in the Orlando
East submarket 7 miles east of the Orlando central business district. The buildings were constructed between 1988 and 2001 and are 93.2% occupied with major tenants as follows: GSA (Social Security) (25,000 square feet at $18.48 per square foot expiring in April 2009), Zenith Insurance (24,690 square feet at
$14.20 per square foot expiring in July 2010) and SAIC (18,686 square feet at
$18.50 per square foot expiring in September 2007).

The Orlando East submarket has an overall vacancy rate of 14.3% and a Class A vacancy rate of 11.7%. The average asking rent for Class A space in the submarket is $19.68 per square foot versus the property's in-place rent of
$17.54 per square foot.

DECOVERLY (ROCKVILLE, MD) -- 2 PROPERTIES

The Decoverly properties consist of two suburban office buildings, totaling approximately 154,787 square feet, located in the North Rockville I-270 submarket 17 miles northwest of the Washington, DC central business district.
The two buildings were constructed in 1987 and are 98.8% leased with major tenants as follows: Spirent Communications (104,583 square feet at $23.84 per square foot expiring in August 2006), LXLU Network Associates (31,484 square feet at $27.04 per square foot expiring in July 2006) and Info Network Tech
(7,674 square feet at $21.0 per square foot expiring in July 2011).

The North Rockville I-270 submarket has a vacancy rate of 12.5%. The average asking rent in the submarket is $24.32 per square foot versus the property's in-place rent of $24.26 per square foot.

CHARLOTTE UNIVERSITY (CHARLOTTE, NC) -- 2 PROPERTIES

The Charlotte University properties consist of two Class A suburban office buildings, totaling 182,891 square feet, located in the University I-85 submarket 8 miles northeast of the Charlotte central business district. The two buildings were constructed in 1997 and are 91.1% occupied with major tenants as follows: Check Solutions (40,307 square feet at $18.58 per square foot expiring in January 2009), Brooke Equipment Co. (31,385 square feet at $17.00 per square foot expiring in June 2013) and University of Phoenix (22,497 square feet at
$18.77 per square foot expiring in November 2012).

The University I-85 submarket has a Class A vacancy rate of 27.9%. The average asking rent for Class A space in the submarket is $17.75 per square foot versus the property's in-place rent of $17.92 per square foot.

PROPERTY MANAGEMENT. The property manager of DRA-CRT Portfolio I is Colonial
Properties Trust, an affiliate of the borrower.

--------------------------------------------------------------------------------

1    Certain information was obtained from the DRA -- CRT Portfolio I appraisals dated August 15, 2005, August 16, 2005, August 19, 2005 and August 25,
     2005.

                                     A-3-5

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LEASE ROLLOVER SCHEDULE

                        NUMBER
                         OF           SQUARE
                       LEASES         FEET         % OF GLA       BASE RENT
      YEAR            EXPIRING      EXPIRING       EXPIRING       EXPIRING(1)
--------------------------------------------------------------------------------

 VACANT                N/A            64,145          4.4%           N/A
 2005 & MTM                5           7,880          0.5       $   146,200
 2006                     43         407,887         27.7         7,868,365
 2007                     22          90,343          6.1         1,735,763
 2008                     17         413,605         28.1         5,585,470
 2009                     11         102,315          7.0         1,896,444
 2010                     13          96,017          6.5         1,622,189
 2011                      4          61,496          4.2         1,130,144
 2012                      3         189,404         12.9         1,882,556
 2013                      1          31,385          2.1           533,545
 2014                      0               0          0.0                 0
 2015                      1           1,445          0.1            36,848
 AFTER                     4           4,554          0.3             5,808
--------------------------------------------------------------------------------
 TOTAL                   124       1,470,476        100.0%      $22,443,333
--------------------------------------------------------------------------------

                  % OF      CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
              BASE RENT       SQUARE       % OF GLA    BASE RENT      OF BASE
      YEAR     EXPIRING   FEET EXPIRING    EXPIRING     EXPIRING   RENT EXPIRING
--------------------------------------------------------------------------------

 VACANT          N/A           64,145         4.4%        N/A          N/A
 2005 & MTM       0.7%         72,025         4.9%    $   146,200        0.7%
 2006            35.1         479,912        32.6%    $ 8,014,565       35.7%
 2007             7.7         570,255        38.8%    $ 9,750,328       43.4%
 2008            24.9         983,860        66.9%    $15,335,798       68.3%
 2009             8.4       1,086,175        73.9%    $17,232,242       76.8%
 2010             7.2       1,182,192        80.4%    $18,854,431       84.0%
 2011             5.0       1,243,688        84.6%    $19,984,576       89.0%
 2012             8.4       1,433,092        97.5%    $21,867,132       97.4%
 2013             2.4       1,464,477        99.6%    $22,400,677       99.8%
 2014             0.0       1,464,477        99.6%    $22,400,677       99.8%
 2015             0.2       1,465,922        99.7%    $22,437,525      100.0%
 AFTER            0.0       1,470,476       100.0%    $22,443,333      100.0%
--------------------------------------------------------------------------------
 TOTAL          100.0%
--------------------------------------------------------------------------------

1    The lease rollover schedule does not reflect base rent generated by the
     University of Phoenix ("Phoenix"), which occupies 24,497 square feet at the
     Charlotte -- One Resource property because the lease contains a free rent period of 24 months. On November 1, 2007, Phoenix will commence paying rent at a rate of $18.77 per square foot with annual rent escalations.

     The borrower holds a letter of credit in the amount of $1,545,446 to cover tenant rent abatements at certain of the DRA -- CRT Portfolio I properties.
     All tenant rent abatements expire by July 2008. The letter of credit may be reduced on October 1, 2006, October 1, 2007, and October 1, 2008 upon the occurrence of certain rent escalations.

                                     A-3-6

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO I
--------------------------------------------------------------------------------

           [5 MAPS INDICATING LOCATIONS OF DRA-CRT PORTFOLIO I OMITTED]

                                     A-3-7

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               MELLON BANK CENTER
--------------------------------------------------------------------------------

                    [3 PHOTOS OF MELLON BANK CENTER OMITTED]

                                     A-3-8

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               MELLON BANK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $171,500,000

CUT-OFF DATE PRINCIPAL BALANCE:        $171,500,000

% OF POOL BY IPB:                      6.1%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              400 S. Hope, L.P.

SPONSOR:                               Tishman Speyer Real Estate
                                       Venture VI, L.P.

ORIGINATION DATE:                      09/13/05

INTEREST RATE:                         5.3156%

INTEREST ONLY PERIOD:                  84 months

MATURITY DATE:                         10/01/12

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24),Def(56),O(3)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                    INITIAL             MONTHLY
                                      ------------------------------------------
TAXES:                                       $0                 $0
INSURANCE:                                   $0                 $0
CAP EX:                                      $0                 $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office -- CBD

SQUARE FOOTAGE:                        703,382

LOCATION:                              Los Angeles, CA

YEAR BUILT/RENOVATED:                  1982

OCCUPANCY:                             95.4%

OCCUPANCY DATE:                        10/01/05

NUMBER OF TENANTS:                     9

HISTORICAL NOI:

  2003:                                $ 12,161,860

  2004:                                $  8,897,724

UW REVENUES:                           $ 24,201,227

UW EXPENSES:                           $ 10,504,382

UW NOI(1):                             $ 13,696,845

UW NET CASH FLOW:                      $ 12,884,805

APPRAISED VALUE:                       $245,600,000

APPRAISAL DATE:                        10/01/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $244
CUT-OFF DATE LTV:                      69.8%
MATURITY DATE LTV:                     69.8%
UW DSCR:                               1.39x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                               MOODY'S/                                                LEASE
                                                                S&P/         SQUARE        % OF       BASE RENT     EXPIRATION
 TENANTS                             PARENT COMPANY            FITCH(2)       FEET         GLA           PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------------

 O'MELVENY & MYERS LLP      O'Melveny & Myers LLP                          348,235     49.5%        $ 19.00           2015
 CAPITAL GROUP              The Capital Group Companies                    111,279     15.8%        $ 22.94           2018
 MELLON FINANCIAL CORP.     Mellon Financial Corp.          A1/A+/AA-      106,933     15.2%        $ 26.41           2012
 MCKINSEY & COMPANY         McKinsey & Company                              82,545     11.7%        $ 12.80           2010
-------------------------------------------------------------------------------------------------------------------------------

1    The increase in UW NOI versus 2004 historical NOI is primarily due to the signing of a new lease with the Capital Group totaling 111,279 square feet in January 2005.

2    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-9

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               MELLON BANK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Mellon Bank Center mortgage loan is secured by the fee interest in an approximately 703,382 square foot Class A office building located in downtown
Los Angeles.

THE BORROWER. The borrowing entity, 400 S. Hope L.P., is a single purpose entity, which is 100% owned by Tishman Speyer Real Estate Ventures VI, LP ("Fund
VI"). Fund VI is targeted at $1.0 billion and has raised approximately $700 million in capital commitments to date. Tishman Speyer, formed in 1978, is one of the leading owners, developers, fund managers and operators of real estate in the world, with a property portfolio totaling more than 74 million square feet in major metropolitan areas across the United States, Europe, Latin America and
Asia. It has acquired, built or developed more than 131 properties, representing over $20 billion in total value.

THE PROPERTY. The Mellon Bank Center, completed in 1982, is a 26-story office tower with approximately 703,382 square feet of rentable area. It is situated on one city block containing 1.85 acres, bounded by Hope Street on the west, Fourth
Street on the north, Grand Avenue on the east and Hope Place on the south. The
Mellon Bank Center is located in the Bunker Hill sub-district of downtown Los
Angeles. The building's floor plates are approximately 27,500 square feet, with each floor containing large elevator lobbies and restrooms accessible from both sides of each floor. The property is also served by a five-level subterranean parking garage containing 862 parking spaces.

As of October 1, 2005, the property was 95.4% occupied by 35 tenants. The largest tenant, O'Melveny & Myers LLP ("O'Melveny"), is a Los Angeles-based law firm founded in 1885 that has grown to more than 900 attorneys in 13 offices around the world. The firm's practice areas include Antitrust/Competition;
Capital Markets; Entertainment; Criminal Defense; Labor and employment; Real
Estate; Tax and Litigation. O'Melveny ranked 13th on American Lawyer's Top 100 with $658,000,000 in revenue in 2003. The O'Melveny lease contains contraction rights beginning in January 2008 relating to 125,836 square feet (36.1%) of their leased space. However, O'Melveny has been a tenant since 1982 and has invested significantly in improvements to the space. Additionally, the contraction rights are staggered over four years and require a minimum of twelve months notice to be exercised.

The Capital Group Companies (the "Capital Group"), is the second largest tenant.
Founded in 1931, the company is privately held and has grown to over 6,000 employees in 21 offices around the world. The Capital Group is headquartered in downtown Los Angeles and manages over $900 billion in investments for individuals and large institutions through mutual finds, separately managed accounts and pooled investment funds. The Capital Group lease commenced on
January 1, 2005, with the rent date commencing on October 1, 2005. The lease expires on February 28, 2018. The lease is structured as a full service gross lease with the base year at 2006.

Mellon Financial Corporation (A1/A+/AA- by Moody's/S&P/Fitch) ("Mellon"), the
third largest tenant, was founded in 1869 and is based in Pittsburgh,
Pennsylvania. Mellon has more than $4.0 trillion in assets under its management, administration or custody. The firm has over 20,000 employees, drawing two-thirds of its revenue from fee-based services, including Asset Management and Corporate and Institutional Services. Mellon's asset management subsidiaries, which currently have over $700 billion under management, include the Dreyfus Corporation, Newton Investment Management, Founders Asset Management
LLC, Standish Mellon Asset Management Company LLC, and several investment management boutiques. Mellon's lease commenced on September 5, 1996, and is set to expire in 2011. The lease is structured as a full service gross lease with the base year set at 1997 for the original space, and 2002 for the additional premises. The base rent on the original lease is approximately $28.00 per square foot with a $5.00 step-up on January 1, 2007. The additional space has a base rent of $25.00 with incremental step-ups each year concluding on January 1, 2010 at $30.00 per square foot.

THE MARKET(1). The property is located in downtown Los Angeles, which is the largest submarket in Southern California, encompassing approximately 30 million square feet of office space. The appraiser has subdivided this submarket into two subsets: the Tier 1 market and Bunker Hill, a subset of Tier 1.

The property is located within the 10.57 million square foot Bunker Hill office area. The average Bunker Hill vacancy rates are currently 6.6% and average quoted rental rates have risen to $32.39 per square foot gross. Free rent, concessions, lease takeovers and tenant improvement allowances have been reduced on Bunker Hill and renewal rents have been on the rise.

The Tier 1 market has a direct vacancy rate of 11% and approximately 761,000 square feet of positive net absorption since 2003. Tier 1 landlords have been able to achieve consistent rent increases and reduced concessions. As of the
First Quarter 2005, average quoted rental rates within the Tier 1 subset have risen to $31.56 per square foot gross per annum -- a 9.6% increase over the most recent three-year period.

There are no plans to deliver new office space into the Los Angeles central business district for at least another four to five years, although there are a number of development sites that currently exist. In addition, the supply of
Class A office space will continue to shrink as more than one million square feet of office space undergo complete to partial residential conversions. The appraiser estimates market rents to be $21.00 per square foot for office space and $45.00 per square foot for retail space (both triple net). This is in line with market comparables, which range from $20.00 to $22.00 per square foot for office space and $24.00 to $54.00 per square foot for retail space.

PROPERTY MANAGEMENT. The property is managed by Tishman Speyer Properties, LP
("Tishman"), an affiliate of the borrower. Tishman manages a portfolio of over
74 million square feet located in major metropolitan areas across the United
States, Europe, Latin America and Asia.

--------------------------------------------------------------------------------

1    Certain information was obtained from the Mellon Bank Center appraisal dated October 1, 2005.

                                     A-3-10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               MELLON BANK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE

                     NUMBER
                      OF          SQUARE
                    LEASES        FEET        % OF GLA       BASE RENT
      YEAR         EXPIRING     EXPIRING      EXPIRING       EXPIRING
--------------------------------------------------------------------------------

 VACANT               N/A        32,302          4.6%           N/A
 2005 & MTM            1            800          0.1       $    36,000
 2006                  1            132          0.0            10,560
 2007                  1            200          0.0            28,799
 2008                  3         34,799          4.9         1,115,276
 2009                  0              0          0.0                 0
 2010                  4        107,052         15.2         1,522,281
 2011                  3         61,946          8.8         1,657,939
 2012                  4         45,853          6.5         1,166,554
 2013                  0              0          0.0                 0
 2014                  0              0          0.0                 0
 2015                 13        303,584         43.2         5,674,962
 AFTER                 8        116,714         16.6         2,797,276
--------------------------------------------------------------------------------
 TOTAL                38        703,382        100.0%      $14,009,647
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CUMULATIVE
               % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                 RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------

 VACANT          N/A          32,302         4.6%         N/A           N/A
 2005 & MTM        0.3%       33,102         4.7%     $    36,000         0.3%
 2006              0.1        33,234         4.7%     $    46,560         0.3%
 2007              0.2        33,434         4.8%     $    75,359         0.5%
 2008              8.0        68,233         9.7%     $ 1,190,635         8.5%
 2009              0.0        68,233         9.7%     $ 1,190,635         8.5%
 2010             10.9       175,285        24.9%     $ 2,712,916        19.4%
 2011             11.8       237,231        33.7%     $ 4,370,855        31.2%
 2012              8.3       283,084        40.2%     $ 5,537,409        39.5%
 2013              0.0       283,084        40.2%     $ 5,537,409        39.5%
 2014              0.0       283,084        40.2%     $ 5,537,409        39.5%
 2015             40.5       586,668        83.4%     $11,212,371        80.0%
 AFTER            20.0       703,382       100.0%     $14,009,647       100.0%
--------------------------------------------------------------------------------
 TOTAL           100.0%
--------------------------------------------------------------------------------

                                     A-3-11

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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               MELLON BANK CENTER
--------------------------------------------------------------------------------

            [2 MAPS INDICATING LOCATION OF MELLON BANK CENTER OMITTED]

                                     A-3-12

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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               MELLON BANK CENTER
--------------------------------------------------------------------------------

                  [STACKING PLAN OF MELLON BANK CENTER OMITTED]

                                     A-3-13

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--------------------------------------------------------------------------------
                                 THE SHORE CLUB
--------------------------------------------------------------------------------

                      [4 PHOTOS OF THE SHORE CLUB OMITTED]

                                     A-3-14

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 THE SHORE CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $115,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $115,000,000

% OF POOL BY IPB:                      4.1%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              Philips South Beach, LLC

SPONSOR:                               Philip Pilevsky

ORIGINATION DATE:                      11/11/05

INTEREST RATE:                         6.2400%

INTEREST ONLY PERIOD:                  24 months

MATURITY DATE:                         12/01/10

AMORTIZATION TYPE:                     IO-Balloon

ORIGINAL AMORTIZATION:                 300 months

REMAINING AMORTIZATION:                300 months

CALL PROTECTION:                       L(23), Def(24), O(13)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Hard

ADDITIONAL DEBT:                       $11,500,000

ADDITIONAL DEBT TYPE(1):               B Note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL              MONTHLY
                                      ------------------------------------------
TAXES:                                $1,238,944             $88,496
INSURANCE:                              $630,397            $105,066
FF&E:                                   $128,344(2)         $128,344
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Hotel -- Full Service

UNITS:                                 322

LOCATION:                              Miami Beach, FL

YEAR BUILT/RENOVATED:                  1939 / 2001

OCCUPANCY:                             64.7%

OCCUPANCY DATE:                        09/22/05

HISTORICAL NOI:

  2003:                                $5,536,368

  2004:                                $10,182,044

  TTM AS OF 08/31/05:                  $11,644,104

UW REVENUES:                           $43,999,461

UW EXPENSES:                           $29,832,502

UW NOI:                                $14,166,959

UW NET CASH FLOW:                      $12,626,978

APPRAISED VALUE:                       $176,000,000

APPRAISAL DATE:                        09/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $357,143
CUT-OFF DATE LTV:                      65.3%
MATURITY DATE LTV:                     61.9%
UW DSCR:                               1.39x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                          HOTEL OPERATING HISTORY
----------------------------------------------------------------------------------------------------------
                                                                            T-12
                                                                         ENDING
                                      2003               2004           8/31/2005          UNDERWRITTEN
----------------------------------------------------------------------------------------------------------

 OCCUPANCY                            55.8%              61.6%              64.6%               67.5%
 AVERAGE DAILY RATE (ADR)           $295.95            $326.77            $342.14            $353.00
 REVPAR                             $165.05            $201.15            $221.15            $238.28
 REVENUE                        $32,128,707        $37,539,452        $39,821,232        $43,999,461
 EXPENSES                       $26,592,339        $27,357,408        $28,177,128        $29,832,502
 NOI                            $ 5,536,368        $10,182,044        $11,644,104        $14,166,959
 FF&E                                    $0                 $0                 $0        $ 1,539,981
 CASH FLOW                       $5,536,368        $10,182,044        $11,644,104        $12,626,978
 OCCUPANCY PENETRATION             78.1%(3)           86.5%(4)              87.9%                N/A
 ADR PENETRATION                  123.6%(3)          129.1%(4)             121.9%                N/A
 REVPAR PENETRATION                96.5%(3)          111.8%(4)             107.2%                N/A
----------------------------------------------------------------------------------------------------------

1    The borrower is permitted to incur future mezzanine financing subject to the satisfaction of certain criteria, including a maximum LTV of 85.0% and a minimum DSCR of 1.10x (subject to a 30-year amortization schedule) on the total outstanding debt balance.

2    At origination, the borrower deposited $384,995 into the FF&E reserve with contractual FF&E collections of 3.5% of total revenues.

3    Based on data for the trailing twelve months ending August 31, 2003.

4    Based on data for the trailing twelve months ending August 31, 2004.

                                     A-3-15

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 THE SHORE CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Shore Club mortgage loan is secured by a first mortgage interest in a 322-room full-service boutique hotel located in Miami Beach, Florida.

THE BORROWER. The borrower is Philips South Beach, LLC, a single asset entity comprised of Clark SB II, LLC (56.17%), Philips SB Associates, LLC (36.04%),
Shore Club Holdings, LLC (6.79%) and SB Realty Corp. (1%). SB Realty Corp.,
which is the managing member of the borrower, is 100% owned and controlled by
Philip Pilevsky, the loan sponsor. Clark SB II, LLC is 96.68% owned by Clark SB,
LLC and 3.32% owned by Jonathan A. Bernstein. Clark SB, LLC is owned and controlled by the Clark Foundation, which in turn is owned and controlled by
Jane Forbes Clark. Philips South Beach Associates, LLC is 90% owned and controlled by Philip Pilevsky and 10% owned by Sheila Levine. Shore Club
Holdings, LLC is 100% owned by Morgans Hotel Group LLC.

Mr. Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr.
Pilevsky has equity interests in 24 retail properties (approximately 3.0 million square feet), 9 office buildings (approximately 1.3 million square feet) and 2 hotels (454 rooms).

Jane Forbes Clark is a member of the Clark family, whose patriarch, Edward
Clark, founded the I.M. Singer Company (Singer Sewing Machines) with Isaac
Singer in 1851. The Clark family also founded Bassett Healthcare, which consists of three hospitals and 17 outpatient clinics serving Otsego County, New York and receives over 500,000 patient visits per year. In addition, the Clark family founded and is currently active in the management of the National Baseball Hall of Fame and Museum in Cooperstown, New York.

THE PROPERTY. The Shore Club is a 322-room beach-front, full-service boutique hotel situated on a 2.72-acre land parcel located in Miami Beach, Florida. The property consists of an eight-story Shore Club Hotel ("Nobu Tower") built in
1939, a seven-story Sharalton Hotel ("South Tower") built in 1949 and a 21-story
Shore Club Tower built in 2001. The borrower purchased the two existing structures (the Nobu Tower and the South Tower) for $8.8 million in 1997 and in
2001 invested approximately $176.3 million into renovating the existing buildings and constructing a new 21-story Shore Club Tower. In addition, the borrower invested approximately $45.7 million to cover soft costs and operating shortfalls during the property's initial years of operation. The borrower's total basis in the property is approximately $230.8 million.

The property offers amenities that include 10,000 square feet of meeting space, two outdoor swimming pools, direct access to the public beach, a health spa, a fitness center, two restaurants (Nobu and Ago), three bar outlets (collectively known as the Skybar), four retail outlets (Scoop, Me & Ro, Pipino and Elycia)
and a parking garage providing valet parking for 230 vehicles. The property's guestrooms range from 270 square feet to 400 square feet, with guest suites measuring from 550 square feet to 6,000 square feet. Each guestroom also features either a city, a bay, or an ocean view, with most rooms offering a balcony. Standard room amenities include high-speed internet access, web television, Bose Wave player/radio, three dual-line phones, minibar, safe, voicemail/speakerphone, and a fax machine.

The property's room demand is segmented among the transient market (65.0%) and the meeting/group market (35.0%). The Miami Beach Convention Center, which is located 0.25 miles west of the property, is the primary source of room demand for the meeting/group market.

OCCUPANCY
---------

The property's occupancy has increased from 34.9% as of year end 2002 to 61.6%
as of year end 2004 and 64.6% as of the trailing 12 month period ended August
31, 2005, which represents a 4.9% increase over the year end 2004 occupancy.
Based on the property's Smith Travel Accommodations Report ("STR Report"), the
occupancy of the competitive set increased at a compounded annual growth rate of
3.3% from 82.5% as of the year-to-date ended August 31, 2003 to 88.1% as of the year-to-date ended August 31, 2005.

ADR
---

The property's average daily rate ("ADR") has increased from $289.33 as of year end 2002 to $326.77 as of year end 2004 and $342.14 as of the trailing 12 month period ended August 31, 2005, which represents a 4.7% increase over the year end
2004 ADR. Based on the property's STR Report, the ADR of the competitive set increased at a compounded annual growth rate of 0.3% from $120.30 as of the year-to-date ended August 31, 2003 to $121.10 as of the year-to-date ended
August 31, 2005.

REVPAR
------

The property's revenue per available room ("RevPar") has increased from $100.92 as of year end 2002 to $201.15 as of year end 2004 and $221.15 as of the trailing 12 month period ended August 31, 2005, which represents a 9.9% increase over the year end 2004 RevPar. Based on the property's STR Report, the RevPar of the competitive set increased at a compounded annual growth rate of 3.7% from
$99.30 as of the year-to-date ended August 31, 2003 to $106.70 as of the year-to-date ended August 31, 2005.

LOAN STRUCTURE
--------------

The Lender will institute an all-excess cash flow sweep in the event that the trailing 12-month DSCR falls below 1.15x (on an actual basis) for two consecutive quarters. The swept funds will be remitted to the borrower if the trailing 12-month DSCR is equal to, or greater than, 1.15x (on an actual basis)
for two consecutive quarters except for any sweep period expiring during the last year of the loan term, in which case all swept funds will be held as security for the full repayment of the outstanding loan balance at maturity.

At origination, a cash management agreement was executed whereby all property revenues are required to be deposited into a hard lockbox.

--------------------------------------------------------------------------------

                                     A-3-16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 THE SHORE CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE MARKET(1). The property is located on the intersection of 19th Street and
Collins Avenue in Miami Beach, Florida. The property is accessible via
Interstate 395 (1 mile to the southwest) and Interstate 95 (2 miles to the northwest), each providing access to downtown Miami and Miami International
Airport, which are located within 15 miles of the property.

The property is part of the Miami-Dade Metropolitan Statistical Area ("MSA"),
which as of year end 2004 had a population of approximately 2.34 million with a median household income of $38,588, which are projected to increase by 5.6% and
9.9%, respectively, by 2009. The Miami-Dade MSA has benefited from growth in domestic and international tourism over the past several years. According to the Miami Conventions & Visitors Bureau, Miami hosted approximately 10,961,000 visitors in 2004, a 4.9% increase from 2003.

The property is located in the South Beach area within Miami Beach, which is dominated by hotel, condominium and multifamily developments to the north, south and west of the property. Competitive hotels within the property's immediate vicinity include Raleigh Hotel, the Delano Hotel, The Tides Hotel,
Loews Miami Beach Hotel, Marriott Miami South Beach and the newly constructed
Setai Hotel located directly north of the property on Collins Avenue. As of year-end 2004 the population and median household income in Miami Beach were
40,114 and $28,653, respectively.

PROPERTY MANAGEMENT. The property is managed by Morgans Hotel Group Management
LLC, which manages a portfolio of 9 hotels
with a total of 2,802 rooms.

-------------------------------------------------------------------------------

1    Certain information was obtained from the Shore Club appraisal dated
     September 1, 2005.

                                     A-3-17

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 THE SHORE CLUB
--------------------------------------------------------------------------------

             [2 MAPS INDICATING LOCATION OF THE SHORE CLUB OMITTED]

                                     A-3-18

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-19

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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--------------------------------------------------------------------------------
                              MARRIOT MYRTLE BEACH
--------------------------------------------------------------------------------

                   [4 PHOTOS OF MARRIOTT MYRTLE BEACH OMITTED]

                                     A-3-20

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              MARRIOTT MYRTLE BEACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $79,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $79,000,000

% OF POOL BY IPB:                      2.8%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              Columbia Properties Myrtle
                                       Beach, LLC

SPONSOR:                               Columbia Sussex Corporation

ORIGINATION DATE:                      11/02/05

INTEREST RATE:                         5.9100%

INTEREST ONLY PERIOD:                  N/A

MATURITY DATE:                         12/01/15

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(23), Def (92), O(5)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL           MONTHLY
                                       -----------------------------------------
TAXES:                                    $535,000          $44,583
INSURANCE(1):                             $140,063               $0
FF&E(2):                                   $75,593          $75,593
SEASONALITY RESERVE(3):                         $0               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Hotel -- Full Service

UNITS:                                 405

LOCATION:                              Myrtle Beach, SC

YEAR BUILT/RENOVATED:                  2003

OCCUPANCY:                             68.8%

OCCUPANCY DATE:                        09/22/05

HISTORICAL NOI:

  2004:                                $6,984,929

  TTM AS OF 08/31/05:                  $10,125,060

UW REVENUES:                           $22,677,940

UW EXPENSES:                           $13,418,067

UW NOI:                                $9,259,873

UW NET CASH FLOW:                      $8,307,399

APPRAISED VALUE:                       $105,500,000

APPRAISAL DATE:                        09/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:               $195,062
CUT-OFF DATE LTV:                        74.9%
MATURITY DATE LTV:                       63.3%
UW DSCR:                                 1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                   HOTEL OPERATING HISTORY

                                      2004           T-12 ENDING 8/31/2005        UNDERWRITTEN
--------------------------------------------------------------------------------------------------

 OCCUPANCY                           61.98%                  68.80%                    70.00%
 AVERAGE DAILY RATE (ADR)           $129.17                 $134.96                   $136.00
 REVPAR                              $80.06                  $93.15                    $95.20
 REVENUE                        $19,125,869             $22,638,184               $22,677,940
 EXPENSES                       $12,140,940             $12,513,124               $13,418,067
 NOI                            $ 6,984,929             $10,125,060                $9,259,873
 FF&E                                    $0                      $0                  $952,473
 CASH FLOW                       $6,984,929             $10,125,060                $8,307,399
 OCCUPANCY PENETRATION            126.5%(4)                  115.6%                       N/A
 ADR PENETRATION                  122.2%(4)                  117.2%                       N/A
 REVPAR PENETRATION               154.7%(4)                  135.4%                       N/A
--------------------------------------------------------------------------------------------------

1    At origniation, the borrower deposited $140,063 into the insurance reserve.
     The borrower will not be required to make monthly deposits into the insurance reserve so long as there is no event of default and the borrower pays all property related insurance premiums.

2    Contractual FF&E reserves will be collected at a rate of 4.2% of total revenues.

3    In the event of either (i) an event of default or (ii) the sale of the property to (and assumption of this loan by) a buyer that is not a qualified transferee (as defined in the mortgage), the borrower shall be required to make deposits into the seasonality reserve each year, in periodic installments between April 1 and November 1, in an aggregate amount equal to the greater of (i) $2,000,000 or (ii) the sum of the monthly cash shortfall for each month during the four month period that ended on the last day of February of such calendar year.

4    Based on data for the trailing twelve months ending August 31, 2004.

                                     A-3-21

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              MARRIOTT MYRTLE BEACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Marriott Myrtle Beach mortgage loan is secured by a first mortgage interest in a 405-room full-service convention/resort hotel located in Myrtle
Beach, South Carolina.

THE BORROWER. The borrower is Columbia Properties Myrtle Beach, LLC, a single asset entity owned by CSC Holdings, LLC, which in turn is owned by the 1998
William J. Yung and Martha A. Yung Family Trust (99%) and Columbia Sussex
Corporation (1%). The loan sponsor is Columbia Sussex Corporation, which is a non-member manager of the borrower and a manager of CSC Holdings, LLC.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns and manages
82 hotels (25,990 rooms) in 25 states located primarily in the Southern,
Eastern, and Midwestern United States. Columbia Sussex Corporation operates a total of 36 Marriott franchise hotels (10,766 rooms) in 22 states and is the largest franchisee of full-service Marriott Hotels in the United States.

THE PROPERTY. The Marriott Myrtle Beach is a 15-story, 405-room beach-front,
Class A full-service convention/resort hotel situated on a 10.9-acre land parcel located in Myrtle Beach, South Carolina. The property offers amenities such as
45,000 square feet of meeting and conference space, direct beach access, two restaurants, two lounges, a spa, indoor and outdoor swimming pools, a waterslide, a whirlpool, a health club, a barber/beauty shop, and a gift shop.
The property offers parking for 700 vehicles. Standard room amenities include air conditioning, alarm clock, coffee/tea maker, high-speed internet access, individual climate control, internet browser/web TV, cable TV movies/videos and two-line phones. The property was developed by the loan sponsor in 2003 at a cost of approximately $52.9 million.

The property is part of the 2,200-acre Grand Dunes development, a master planned community that consists of single family and multifamily homes, a time share condominium development, two golf courses (Grand Dunes and Members at Grand
Dunes) and an approximately 4,000 square foot tennis and fitness center.

Marriott Vacation Club International is in the process of building its own timeshare development adjacent to the property within the Grand Dune development. The new timeshare development will offer certain time share units as rentals for the property to accommodate larger group conventions.

The property's room demand is segmented among business meeting/group (47.0%), transient guests (41.0%), and negotiated accounts (12.0%). Room demand has increased at the property as evidenced by a 36% increase in the 12-month future bookings as of August 2005 as compared to the 12-month future bookings as of
August 2004.

OCCUPANCY
---------

The property's occupancy increased from 62.0% as of year-end 2004 to 68.8% as of the trailing 12-month period ended August 31, 2005, which represents an 11.0%
increase over the year-end 2004 occupancy. Based on the property's Smith Travel
Accomodations Report ("STR Report"), the occupancy for the competitive set has increased 5.3%, from 56.5% as of the trailing 12-month period ending August 31,
2004 to 59.5% as of the trailing 12-month period ending August 31, 2005.

ADR
---

The property's average daily rate ("ADR") increased from $129.17 as of year-end
2004 to $134.96 as of the trailing 12-month period ended August 31, 2005, which represents a 4.5% increase over the year-end 2004 ADR. Based on the property's
STR Report, the ADR for the competitive set has increased 4.8%, from $113.12 as of the trailing 12-month period ended August 31, 2004 to $118.60 as of the trailing 12-month period ended August 31, 2005.

REVPAR
------

The property's revenue per available room ("RevPar") increased from $80.06 as of year-end 2004 to $93.15 as of the trailing 12-month period ended August 31,
2005, which represents a 16.4% increase over the year-end 2004 RevPar. Based on the property's STR Report, the RevPar for the competitive set has increased
10.5%, from $63.88 as of the trailing 12-month period ended August 31, 2004 to
$70.58 as of the trailing 12-month period ended August 31, 2005.

At origination, a cash management agreement was executed whereby all property revenues are required to be deposited into a lockbox account upon (i) a DSCR of less than 1.15x for two consecutive quarters or (ii) an event of default.

-------------------------------------------------------------------------------

                                     A-3-22

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              MARRIOTT MYRTLE BEACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE MARKET(1). The property is located in the northeastern portion of Myrtle
Beach, South Carolina. The property is part of the Myrtle Beach Metropolitan
Statistical Area, which encompasses an area of 1,134 square miles and currently has a population of approximately 221,500 with a median household income of
$54,419. The property is located approximately 12 miles from the Myrtle Beach
International Airport. The property is also accessible via major state roadways which include US Highway 501 and US Highway 17, which runs north through
Wilmington, North Carolina and south through Charleston, South Carolina.

Myrtle Beach offers many activities and amusements for both leisure and business travelers, including beaches, 120 golf courses, amusement parks, and retail outlets. Retail destinations in the area include Barefoot Landing, Briarcliffe,
Inlet Square, Myrtle Beach Factory Stores and Broadway on the Beach, which collectively feature approximately 460 shops, 32 restaurants, 10 theatres, and
10 night clubs.

The Myrtle Beach hotel market consists of approximately 70,000 rooms at properties ranging from limited service to full service resorts. However, the only 3 convention/resort hotels in the market that compete directly with the property are the Embassy Suites at Kingsgate, the Hilton Myrtle Beach Resort,
and the Radisson Plaza. There is no planned future construction of convention/resort hotels in the market.

PROPERTY MANAGEMENT. The property is managed by the Columbia Sussex Corporation, an affiliate of the borrower.

FRANCHISE. The borrower entered into a 20-year franchise agreement with Marriott
International, Inc. in 2002.

--------------------------------------------------------------------------------

1    Certain information was obtained from the Marriott Myrtle Beach appraisal dated September 1, 2005.

                                     A-3-23

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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                             MARRIOTT MYRTLE BEACH
--------------------------------------------------------------------------------

           [2 MAPS INDICATING LOCATION OF MARRIOTT MYRTLE BEACH OMITTED]

                                     A-3-24

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-25

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--------------------------------------------------------------------------------
                               270 MADISON AVENUE
--------------------------------------------------------------------------------

                    [2 PHOTOS OF 270 MADISON AVENUE OMITTED]

                                     A-3-26

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               270 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000

% OF POOL BY IPB:                      2.3%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWERS:                             270 Madison Avenue Associates
                                       LLC and Independence 270 Madison
                                       LLC

SPONSORS:                              Daniel A. Burack, Earle S. Altman

ORIGINATION DATE:                      08/31/05

INTEREST RATE:                         5.2810%

INTEREST ONLY PERIOD:                  120 months

MATURITY DATE:                         09/01/15

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                     INITIAL               MONTHLY
                                      -----------------------------------------
TAXES:                                  $721,219             $180,305
INSURANCE:                                    $0                   $0
CAP EX:                                       $0               $3,270
TI/LC:(2)                                     $0              $21,666
NOI:(3)                               $3,000,000                   $0
RENEWAL LEASE:(4)                     $3,000,000                   $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office -- CBD

SQUARE FOOTAGE:                        256,543

LOCATION:                              New York, NY

YEAR BUILT/RENOVATED:                  1923 / 2004

OCCUPANCY:                             99.1%

OCCUPANCY DATE:                        08/01/05

NUMBER OF TENANTS:                     24

HISTORICAL NOI:

  2004:                                $3,783,144

  TTM AS OF 06/30/05:                  $4,288,268

UW REVENUES:                           $10,249,327

UW EXPENSES:                           $4,623,495

UW NOI(1):                             $5,625,832

UW NET CASH FLOW:                      $5,325,034

APPRAISED VALUE:                       $91,000,000

APPRAISAL DATE:                        07/21/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $253
CUT-OFF DATE LTV:                       71.4%
MATURITY DATE LTV:                      71.4%
UW DSCR:                                1.53x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                          MOODY'S/                                        LEASE
                                                                            S&P/      SQUARE      % OF     BASE RENT   EXPIRATION
 TENANTS                                        PARENT COMPANY             FITCH(5)    FEET       GLA         PSF         YEAR
----------------------------------------------------------------------------------------------------------------------------------

 WOLF HALDENSTEIN ADLER FREEMAN   Wolf Haldenstein Adler Freeman                    42,735    16.7%      $ 31.29         2009
 BELKEN BURDEN WENING &
  GOLDMAN, LLP                    Belken Burden Wening & Goldman, LLP               33,713    13.1%      $ 27.34         2013
 TAYLOR & FRANCIS, INC.           Taylor Francis Group PLC                          32,924    12.8%      $ 30.00         2011
----------------------------------------------------------------------------------------------------------------------------------

1    The increase in underwritten NOI from 2004 historical NOI is primarily attributable to leasing at the property. The borrower acquired the property in February 2004 at an occupancy of 85% and as of August 1, 2005 the occupancy at the property had increased to 99.1%. Since acquiring the property, the borrower has invested $2.8 million in capital and tenant improvements.

2    The TI/LC funds on deposit with the Lender are not required to exceed
     $780,000. When the amount of TI&LC funds equals or exceeds $780,000 the borrower may cease to make monthly deposits therein.

3    NOI Holdback: At origination, the borrower deposited with the lender the cash sum of $3,000,000 as an NOI escrow. The lender is required to release the NOI escrow funds upon satisfaction of the following property performance criteria: (i) no event of default shall have occurred or be continuing at the time borrower requests release of the funds, (ii) the NOI
     (as calculated on a trailing 12 months basis, except with respect to the rental component of gross revenue) shall equal or exceed $5,900,000, and
     (iii) the property shall have a DSCR (as calculated on a trailing 12 month basis, except with respect to the rental component of gross revenue) of
     1.20x or greater (based on a 30 year amortization schedule).

4    At origination, the borrower deposited with the lender the cash sum of
     $3,000,000 as a renewal lease escrow. The lender is required to release the renewal lease escrow funds upon the satisfaction of certain conditions: (i)
     no event of default shall have occurred or be continuing at the time borrower requests release of funds, (ii) Wolfe Haldenstein Adler Freeman &
     Herz LLP, a tenant currently occupying the 9th, 10th and 11th floors of the property shall have executed a renewal lease for 42,735 square feet with an expiration date not earlier than March 1, 2019 and an average rental rate of not less than $38.00 per square foot.

5    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-27

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               270 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The 270 Madison Avenue mortgage loan is secured by a first mortgage on a fee interest in a 256,543 square foot office building located in New York, New
York.

THE BORROWER. The borrowers are 270 Madison Avenue Associates LLC and
Independence 270 Madison LLC, both single asset entities controlled by AB
Partners LLC ("AB Partners"), an affiliate of Murray Hill Properties ("MHP"). AB
Partners is a New York-based real estate investment, brokerage, management and consulting firm specializing in the acquisition, repositioning and development of commercial and residential properties. AB Partners control and/or manage approximately 1.5 million square feet of Class B office space in proximity to the property. MHP provides a broad array of asset management, property management and leasing services for various institutions and individual owners in addition to its own properties.

THE PROPERTY. 270 Madison Avenue is a 19-story, 256,543 square foot office building (including 238,432 square feet of office space and 17,611 square feet of retail space) situated on a 0.34-acre site located at the northwest corner of
Madison Avenue and 39th Street, in the Grand Central submarket of Manhattan, New
York. The property was originally built in 1923 and renovated in 2004.

The property is 99.1% leased by 24 tenants, the largest of which is the law firm of Wolf Haldenstein Adler Freeman & Herz LLP, which has leased space at the property for over 50 years and directly leases 16.7% of the net rentable area.
The law firm specializes in the prosecution of ERISA and securities class actions and derivative litigation in state and federal trial and appellate courts across the country. Belken Burden Wenig & Goldman, LLP ("Belken") is a full-service real estate law firm with over 30 attorneys specializing in litigation, leasing, commercial law, land use, and mortgage foreclosures. Belken leases 12.9% of the net rentable area. The property also offers 14,571 square feet of ground floor retail space that is 100% occupied by Duane Reade and
Sbarro.

The lender will institute a cash flow sweep upon an occurrence of an event of default or if the DSCR falls below 1.10x. The cash flow sweep will continue until the DSCR has been greater than or equal to 1.10x, at which time funds will be remitted to the borrower unless the cash flow sweep period ends during the last year of the loan term, during which time any excess funds shall be held as security for the repayment of the loan.

THE MARKET(1). The property is located near Grand Central Terminal in Midtown
Manhattan in New York City. The property's neighborhood is bounded by 35th
Street to the south, Fifth Avenue to the west, 46th Street to the north, and
First Avenue to the east. The neighborhood is served by subway lines, local and express bus routes, train routes, and by automobile through a network of highways, bridges and tunnels.

As of the First Quarter of 2005 the Manhattan office market contained an inventory of approximately 352 million square feet of space contained in 662 buildings, located within three submarkets. The overall market vacancy was
12.31% with average asking rents of $39.85 per square foot. During the First
Quarter of 2005, the Manhattan office market experienced rent growth at a rate of 5.4%.

The Grand Central submarket had an inventory of 41.2 million square feet of
Class A and B office space in 83 buildings during the First Quarter of 2005. The submarket vacancy was 14.5% with average asking rents of $47.88 per square foot.
The submarket experienced rent growth at a rate of 4.3% and had a positive absorption of 676,678 square feet. Midtown Manhattan office inventory was approximately 196.1 million square feet with a vacancy rate of 11.1% and average asking rents of $50.88 per square foot. In the First Quarter of 2005, the downtown Manhattan Class B office market had a positive absorption of 147,000 square feet.

As of July 31, 2005, the property's micro-market (a sample of 26 comparable
Class B buildings in the property's submarket) had an overall vacancy rate of
7.8%, which was the lowest vacancy rate since the Fourth Quarter of 2000, and over 50% of the properties in the micro-market had vacancy rates lower than 3%, with 35% of these properties reporting occupancy rates of 100%. The average direct rental rate in the property's micro-market is $37.07 per square foot, full service, representing an increase from the 2004 year-end average rental rate of $35.91 per square foot.

PROPERTY MANAGEMENT. 270 Madison Avenue is managed by AB Partners.

--------------------------------------------------------------------------------

1    Certain information was obtained from the 270 Madison Avenue appraisal dated July 21, 2005.

                                     A-3-28

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               270 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE

                         NUMBER
                          OF          SQUARE
                        LEASES        FEET        % OF GLA      BASE RENT
      YEAR             EXPIRING     EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------

 VACANT                    N/A        2,360          0.9%          N/A
 2005 & MTM                  3       13,443          5.2       $  486,339
 2006                        2       11,486          4.5          415,951
 2007                        3        7,164          2.8          242,409
 2008                        1          771          0.3           24,672
 2009                        7       52,388         20.4        1,915,364
 2010                        0            0          0.0                0
 2011                        1       32,924         12.8          987,720
 2012                        2       24,837          9.7          848,729
 2013                        4       51,565         20.1        1,881,446
 2014                        5       43,607         17.0        1,395,234
 2015                        1       15,998          6.2          559,930
 AFTER                       0            0          0.0                0
--------------------------------------------------------------------------------
 TOTAL                      29      256,543        100.0%      $8,757,794
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          CUMULATIVE
             % OF BASE     SQUARE      CUMULATIVE   CUMULATIVE   CUMULATIVE % OF
               RENT         FEET        % OF GLA    BASE RENT      BASE RENT
    YEAR     EXPIRING     EXPIRING      EXPIRING     EXPIRING       EXPIRING
--------------------------------------------------------------------------------

 VACANT        N/A           2,360         0.9%         N/A           N/A
 2005 & MTM      5.6%       15,803         6.2%     $  486,339         5.6%
 2006            4.7        27,289        10.6%     $  902,290        10.3%
 2007            2.8        34,453        13.4%     $1,144,699        13.1%
 2008            0.3        35,224        13.7%     $1,169,371        13.4%
 2009           21.9        87,612        34.2%     $3,084,735        35.2%
 2010            0.0        87,612        34.2%     $3,084,735        35.2%
 2011           11.3       120,536        47.0%     $4,072,455        46.5%
 2012            9.7       145,373        56.7%     $4,921,184        56.2%
 2013           21.5       196,938        76.8%     $6,802,630        77.7%
 2014           15.9       240,545        93.8%     $8,197,864        93.6%
 2015            6.4       256,543       100.0%     $8,757,794       100.0%
 AFTER           0.0       256,543       100.0%     $8,757,794       100.0%
--------------------------------------------------------------------------------
 TOTAL         100.0%
--------------------------------------------------------------------------------

                                     A-3-29

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               270 MADISON AVENUE
--------------------------------------------------------------------------------

            [2 MAPS INDICATING LOCATION OF 270 MADISON AVENUE OMITTED]

                                     A-3-30

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-31

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                  DATRAN CENTER
--------------------------------------------------------------------------------

                       [3 PHOTOS OF DATRAN CENTER OMITTED]

                                     A-3-32

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 DATRAN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000

% OF POOL BY IPB:                      2.3%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Crescent Datran Center, LLC

SPONSOR:                               Crescent Real Estate Equities

ORIGINATION DATE:                      09/30/05

INTEREST RATE:                         4.8785%

INTEREST ONLY PERIOD:                  120 months

MATURITY DATE:                         10/01/15

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24),Def(34),Def or Grtr1% or
                                       YM(57),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No(1)

ADDITIONAL DEBT TYPE:                  Mezzanine Debt Permitted(1)

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                      INITIAL          MONTHLY
                                     -------------------------------------------
TAXES:                                      $0              $0
INSURANCE:                                  $0              $0
CAP EX:                                     $0              $0
TI/LC(2):                                   $0           Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Leasehold

PROPERTY TYPE:                         Office -- Suburban

SQUARE FOOTAGE:                        476,412

LOCATION:                              Miami, FL

YEAR BUILT/RENOVATED:                  1986 / 2003

OCCUPANCY:                             93.9%

OCCUPANCY DATE:                        08/31/05

NUMBER OF TENANTS:                     128

HISTORICAL NOI:

  2003:                                $6,785,688

  2004:                                $7,067,647

  TTM AS OF 7/31/05:                   $7,771,738

UW REVENUES:                           $13,924,494

UW EXPENSES:                           $5,931,320

UW NOI:                                $7,993,174

UW NET CASH FLOW:                      $7,469,121

APPRAISED VALUE:                       $110,600,000

APPRAISAL DATE:                        09/19/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $136
CUT-OFF DATE LTV:                      58.8%
MATURITY DATE LTV:                     58.8%
UW DSCR:                               2.32x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                    MOODY'S/                                       LEASE
                                                                      S&P/      SQUARE     % OF     BASE RENT   EXPIRATION
 TENANTS                           PARENT COMPANY                   FITCH(3)     FEET      GLA         PSF         YEAR
---------------------------------------------------------------------------------------------------------------------------

 MDM HOTEL GROUP                  MDM Hotel Group                               37,163     7.8%      $ 18.05       2038
 STEPHENS, LYNN, KLEIN, LA CAVA   Stevens, Lynn, Klein, La Cava                 27,453     5.8%      $ 25.97       2014
 AXA ADVISORS, LLC                AXA SA                          A2/A/A+       27,300     6.0%      $ 27.15       2006
 PREFERRED CARE PARTNERS          Preferred Care Partners                       24,530     5.1%      $ 25.47       2015
---------------------------------------------------------------------------------------------------------------------------

1    Future mezzanine financing is allowed upon the satisfaction of certain conditions including, among other things, a DSCR of greater than 1.75x and a LTV of less than 75%.

2    In the event that the DSCR falls below 1.75x or the occupancy rate falls below 80%, the borrower will be required to deposit $39,701 per month into a TI/LC escrow.

3    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-33

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 DATRAN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Datran Center mortgage loan is secured by a leasehold interest in a 476,412 square foot office building located in Miami, Florida.

THE BORROWER. The borrower is Crescent Datran Center, LLC, which is 100% owned by Crescent Real Estate Equities, LP ("CEI"). CEI is a Fort Worth, Texas, based real estate investment trust that owns and manages a diversified portfolio of commercial properties throughout the United States. As of December 31, 2004, CEI owned a 77-building Class A office portfolio located in 28 metropolitan submarkets and 7 states, as well as 88 refrigerated warehouse facilities, 4 full-service hotels, 5 resorts and spas and 4 residential development corporations. As of December 31, 2004, CEI's total assets were valued at over $4 billion with a shareholder equity position of approximately $1.3 billion.

THE PROPERTY. The Datran Center consists of two adjacent office properties totaling 476,412 square feet and is situated on a 3.6-acre site. Datran I is a
260,233 square foot 18-story suburban office building constructed in 1986 and includes a four-story, glass-enclosed atrium lobby. Datran II is a 216,179 square foot 20-story suburban office building constructed in 1988, and shares the atrium lobby with Datran I and the Miami Marriott Dadeland, a 4 star hotel that is not part of the collateral. The complex also includes 50,000 square feet of retail space that is not part of the collateral. Retail tenants include the clerk of the courts, mortgage companies, restaurants, a bank, a stock brokerage, a travel agency, a beauty salon and printer companies. The glass-and-masonry exterior of the Datran Center rises above the adjoining 2,500 space parking garage (1,500 spaces of which are dedicated to the Datran Center) and the
Miami-Dade rail station.

The Datran Center complex is located just off the main travel arteries of U.S.1 and Kendall Drive, and approximately 10 miles southwest of downtown Miami. The property is also located in close proximity to the Dadeland Mall, as well as the
Palmetto Expressway, thereby providing access to the entire Miami-Dade County area.

As of August 31, 2005, the property was 93.9% leased to 125 tenants, the largest of which is MDM Hotel Group ("MDM"), a Marriott hotel franchisee partnership, which manages the adjacent Marriot Hotel. MDM occupies 37,163 square feet (7.8%
of the property's net rentable area ("NRA")) and its lease expires on December
31, 2038. The second largest tenant is Stephens, Lynn, Klein, LaCava, Hoffman &
Puya, P.A. ("Stephens"), a 49-attorney law firm located in 5 offices. Stephens occupies 27,453 square feet (5.8% of the property's NRA) and its lease expires in April 2014. The third largest tenant is AXA Advisors LLC, ("AXA"), a broker-dealer and investment advisor for AXA Financial, Inc., a member of the global AXA Group, a diverse financial protection and wealth management firm with operations in Western Europe, North America and the Asia/Pacific region and over
$1 trillion in client assets under management as of December 31, 2004. AXA occupies 27,300 square feet (6.0% of the property's NRA) and its lease expires in September 2006.

The property is subject to a ground lease expiring in 2038 and automatically renews through 2082.

THE MARKET(1). The property is located in the Sunset/Kendall submarket, the 5th largest of the 10 Miami-Dade office submarkets. The Miami-Dade office market consists of 481 buildings containing approximately 42.15 million square feet of space. The Miami-Dade office market's vacancy rate was 12.8% as of the Second
Quarter of 2005, representing a decrease from the 15.4% vacancy rate in the
Second Quarter of 2004. In 2004, only 327,000 square feet was added to the
Miami-Dade office market, while 1,062,000 square feet was absorbed. During the same period, no space was added to the Sunset/Kendall submarket. The vacancy rate at the property is 6.1%.

The South Miami/Gables and Sunset/Kendall submarkets currently have the lowest submarket vacancy rates in the Miami-Dade office market (4.2% and 8.0%, respectively, as compared with the Miami-Dade office market vacancy rate of
12.8%). Every year since 2001, the average vacancy rate of the Sunset/Kendall submarket has been lower than the average vacancy rate for the Miami-Dade office market and has never exceeded 10.0%. As of the Second Quarter of 2005, asking rents in the Miami-Dade office submarket were $21.37 per square foot. The rental rate for the Sunset/Kendall submarket ranges from $15.99 to $27.48 per square foot with an average rental rate of $21.37 per square foot. The average in-place rental rate of the property is $24.30 per square foot.

PROPERTY MANAGEMENT. The property is managed by Crescent Real Estate Equities
Limited Partnership, which owns and manages more than 75 office properties totaling approximately 30 million square feet located in eight different states.

-------------------------------------------------------------------------------

1    Certain information was obtained from the Datran Center appraisal dated
     September 19, 2005.

                                     A-3-34

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                 DATRAN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   LEASE ROLLOVER SCHEDULE

                       NUMBER
                        OF           SQUARE
                      LEASES         FEET         % OF GLA       BASE RENT
      YEAR           EXPIRING      EXPIRING       EXPIRING       EXPIRING
--------------------------------------------------------------------------------

 VACANT                N/A          29,133           6.1%          N./A
 2005 & MTM            17           30,056           6.3       $   737,845
 2006                  30           97,102          20.4         2,464,443
 2007                  21           45,114           9.5         1,128,367
 2008                  13           51,302          10.8         1,238,175
 2009                  20           59,902          12.6         1,513,224
 2010                  11           49,259          10.3         1,232,659
 2011                   0                0           0.0                 0
 2012                   1            1,733           0.4            42,025
 2013                   1            3,046           0.6            72,403
 2014                   1           27,453           5.8           712,954
 2015                   6           39,873           8.4           997,108
 AFTER                  7           42,439           8.9           728,305
--------------------------------------------------------------------------------
 TOTAL                 128         476,412         100.0%      $10,867,509
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CUMULATIVE
              % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------

 VACANT         N/A          29,133         6.1%         N/A           N/A
 2005 & MTM       6.8%       59,189        12.4%     $   737,845         6.8%
 2006            22.7       156,291        32.8%     $ 3,202,288        29.5%
 2007            10.4       201,405        42.3%     $ 4,330,655        39.6%
 2008            11.4       252,707        53.0%     $ 5,568,830        51.2%
 2009            13.9       312,609        65.5%     $ 7,082,053        65.2%
 2010            11.3       361,868        76.0%     $ 8,314,712        76.5%
 2011             0.0       361,868        76.0%     $ 8,314,712        76.5%
 2012             0.4       363,601        76.3%     $ 8,356,738        76.9%
 2013             0.7       366,647        77.0%     $ 8,429,141        77.6%
 2014             6.6       394,100        82.7%     $ 9,142,095        84.1%
 2015             9.2       433,973        91.1%     $10,139,204        93.3%
 AFTER            6.7       476,412       100.0%     $10,867,509       100.0%
--------------------------------------------------------------------------------
 TOTAL          100.0%
--------------------------------------------------------------------------------

                                     A-3-35

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--------------------------------------------------------------------------------
                                  DATRAN CENTER
--------------------------------------------------------------------------------

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                                     A-3-36

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--------------------------------------------------------------------------------
                                 DATRAN CENTER
--------------------------------------------------------------------------------

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                                     A-3-37

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--------------------------------------------------------------------------------
                                 DATRAN CENTER
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                                     A-3-38

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-39

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--------------------------------------------------------------------------------
                               JEFFERSON COMMONS
--------------------------------------------------------------------------------

                     [2 PHOTOS OF JEFFERSON COMMONS OMITTED]

                                     A-3-40

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--------------------------------------------------------------------------------
                               JEFFERSON COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $56,500,000

CUT-OFF DATE PRINCIPAL BALANCE:        $56,500,000

% OF POOL BY IPB:                      2.0%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              Jefferson Value Associates LP &
                                       Mountain Ventures Newport News,
                                       L.L.C.

SPONSOR:                               Murray H. Goodman

ORIGINATION DATE:                      11/11/05

INTEREST RATE:                          5.1000%

INTEREST ONLY PERIOD:                  120 months

MATURITY DATE:                         12/01/15

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(23), Def(93), O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL            MONTHLY
                                      -----------------------------------------
TAXES:                                      $292,240             $48,707
INSURANCE:                                   $70,600             $11,767
CAPEX:                                        $3,403              $3,403
TI/LC(1):                                         $0          Guarantee
UNDELIVERED SPACE(2):                     $5,109,069                  $0
TENANT RENT(3):                           $1,826,317                  $0
CONSTRUCTION(4):                          $5,900,000                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail -- Anchored

SQUARE FOOTAGE:                        272,226

LOCATION:                              Newport News, VA

YEAR BUILT/RENOVATED:                  2005

OCCUPANCY:                             100.0%

OCCUPANCY DATE:                        11/01/05

NUMBER OF TENANTS:                     46

HISTORICAL NOI:                        N/A

UW REVENUES:                           $5,796,964

UW EXPENSES:                           $1,219,589

UW NOI:                                $4,577,375

UW NET CASH FLOW:                      $4,427,522

APPRAISED VALUE:                       $71,000,000

APPRAISAL DATE:                        10/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $208
CUT-OFF DATE LTV:                      79.6%
MATURITY DATE LTV:                     79.6%
UW DSCR:                               1.52x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                      LEASE
                                                               MOODY'S/     SQUARE                                 EXPIRATION
 TENANT NAME            PARENT COMPANY                       S&P/FITCH(5)    FEET      % OF GLA    BASE RENT PSF      YEAR
------------------------------------------------------------------------------------------------------------------------------

 ROSS DRESS FOR LESS   Ross Stores, Inc.                       NR/BBB       30,187       11.1%       $ 11.00      2015
 T.J. MAXX             TJX Corporation                         A3/A/NR      30,000       11.0%       $  7.95      2015
 OFF BROADWAY SHOES    Off Broadway Shoes, Inc.                             21,305        7.8%       $ 11.73      2015
 PETCO                 Petco Animal Supplies, Inc.            Ba2/BB/NR     15,300        5.6%       $ 16.00      2015
 BASSETT FURNITURE     Bassett Furniture Industries, Inc.                   15,000        5.5%       $ 15.50      2015
 TRADER JOE'S          Trader Joe's Co.                                      12.195       4.5%       $ 16.00      2015
 PIER 1                Pier 1 Imports, Inc.                   Ba2/BB/NR     10,800        4.0%       $ 17.00      2015
------------------------------------------------------------------------------------------------------------------------------

1    In lieu of escrowing funds into the TI/LC reserve the loan sponsor provided a personal guarantee for the payment of all TI/LC expenses. In the event of a transfer of ownership, the transferee will be required to make an initial deposit of $150,000 multiplied by the number of years (or portions thereof)
     that have elapsed since loan origination with ongoing TI/LC collections at the rate of $12,500 per month, capped at $1,000,000, and replenished if drawn.

2    At origination, the borrower deposited $5,109,069 into the undelivered space reserve. Funds will be remitted to the borrower upon delivery to lender of a fully executed tenant estoppel confirming that the borrower has turned the tenant space over to the respective tenant and such tenant has accepted the space.

3    At origination, the borrower deposited $1,826,317 into the tenant rent reserve. Funds will be remitted to the borrower upon delivery to lender of
     (i) for each such tenant that did not delivery a tenant estoppel to lender prior to loan origination, a fully executed tenant estoppel confirming that such tenant is in occupancy, open for business and paying rent, (ii) for each such tenant that delivered an acceptable tenant estoppel to lender prior to loan origination, evidence that such tenant is paying rent, and
     (ii) a final or temporary certificate of occupancy for the space.

4    At origination, the borrower deposited $5,900,000 into the construction reserve. Funds will be remitted to the borrower upon delivery to lender of
     (i) paid invoices for completion of construction or tenant allowances or
     (ii) unpaid invoices with a request for joint checks payable to the borrower and a third party or tenant to be paid. In addition, at origination the loan sponsor executed a completion and performance guarantee for all remaining construction items.

5    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-41

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                JEFFERSON COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Jefferson Commons mortgage loan is secured by a first mortgage interest in a 272,226 square foot anchored shopping center located in Newport
News, Virginia.

THE BORROWER. The borrower consists of two tenants-in-common; (i) Jefferson
Value Associates LP (15%), which is 99% owned by Murray H. Goodman and 1% owned by four executives of the Goodman Company and (ii) Mountain Ventures Newport
News, LLC (85%), which is 85% owned by Murray H. Goodman, and 15% owned by a trust benefiting Mr. Goodman's children.

Mr. Goodman has over 50 years of real estate development experience, during which time he has developed over 15 million square feet of retail, office and hospitality properties throughout Florida and the northeastern United States.

THE PROPERTY. Jefferson Commons is a newly constructed 272,226 square foot anchored shopping center situated on a 48.6-acre land parcel located in Newport
News, Virginia. The property offers 1,443 parking spaces (4.7 spaces per 1,000 square feet).

The property's anchor and in-line space is 100% leased to 46 tenants with national tenants accounting for 77.3% of the net rentable area ("NRA"). The property's anchors, which account for 41.7% of the NRA, include Ross Dress for
Less (11.1% of NRA), TJ Maxx (11.0% of NRA), Pier 1 Imports (4.0% of NRA), Petco
(5.6% of NRA), Trader Joe's (4.5% of NRA) and Basset Furniture (5.5% of NRA).
All anchor tenants are subject to 10-year leases expiring in 2015. The property's in-line tenants account for 58.3% of the NRA and include national retailers such as Game Stop, Shoe Carnival, Off Broadway Shoes, Lane Bryant and
Hallmark. In addition, the property has five pad sites, four of which are ground leased to Texas Roadhouse, Silver Diner, Chili's, Smokey Bones and one that has not yet been leased. The property is also shadow anchored by a 65,000 square foot Kohl's Department Store.

The lender will institute an all-excess cash flow sweep upon the earlier of (i)
any event of default under the loan documents, or (ii) a reduction of the DSCR below 1.15x (on an amortizing basis) for two consecutive quarters. All swept funds will be remitted to the borrower after the DSCR has remained above 1.20x
(on an amortizing basis) for two consecutive quarters, with the first quarter not being sooner than the quarter ending March 31, 2006.

THE MARKET(1). The property is located at the intersection of Bland Boulevard and Jefferson Avenue in Newport News, Virginia. The property is located 1.1 miles west of the Newport News-Williamsburg International Airport. The property is also accessible via several major state roadways including Interstate 64, which is located 2 miles south of the property and serves as the primary north/south roadway providing access to the cities of Richmond, Virginia to the north and Norfolk, Virginia to the south.

The property is situated along Jefferson Avenue in close proximity to national retailers such as Wal-Mart, Sam's Club, Home Depot, Linens N' Things and Lowe's.
In addition, Patrick Henry Mall, which is a 631,000 square foot regional mall that was developed in 1988, is located two miles south of the property. The mall is anchored by Dillard's, Hecht's and JC Penney and is 95% occupied.

The property is located in the Norfolk-Virginia Beach-Newport News metropolitan area, which contains several major military installations including the U.S.
Atlantic Fleet Command, Fort Eustis, Langley Air Force Base, Oceana Naval Air
Station, Norfolk Naval Station and NATO Supreme Allied Command Center. As of
2004, the largest employment sectors included government (29.0%), trade, transportation and utilities (18.0%), and professional and business (13.6%).
Tourism is also a major component of the local economy with the area's beaches attracting 3 to 4 million visitors annually.

According to REIS, the property is located in the Norfolk/Hampton Roads retail market, which as of the Second Quarter of 2005 contained a community center inventory of approximately 12.1 million square feet with a vacancy rate of 7.6%
and an average asking rent of $13.87 per square foot. Over the past year, the
Norfolk/Hampton Roads retail market has exhibited a positive net absorption of
456,000 square feet and a 2.0% decrease in vacancy.

According to REIS, the property is located in the Newport News/Hampton retail submarket, which as of the Second Quarter of 2005 contained a community center inventory of approximately 3.0 million square feet with a vacancy rate of 7.1%
and an average asking rent of $12.83 per square foot. Over the past year, the
Newport News/Hampton Roads retail submarket has exhibited a positive net absorption of 273,000 square feet and a 0.6% decrease in vacancy.

As of June 2005, the population within a 1, 3, and 5-mile radius of the property was 10,775, 77,850, and 155,618 persons, respectively. The median household income within the same radius is $36,431, $51,724, and $52,215, respectively.

PROPERTY MANAGEMENT. The property is managed by the Goodman Properties, Inc., an affiliate of the borrower.

-------------------------------------------------------------------------------

1    Certain information was obtained from the Jefferson Commons appraisal dated
     October 1, 2005.

                                     A-3-42

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                JEFFERSON COMMONS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                 NUMBER                                                     CUMULATIVE
                  OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT           N/A           0        0.0%        N/A           N/A             0         0.0%         N/A           N/A
 2005 & MTM        0            0        0.0     $        0        0.0%            0         0.0%              0           0.0%
 2006              0            0        0.0              0        0.0             0         0.0%              0           0.0%
 2007              0            0        0.0              0        0.0             0         0.0%              0           0.0%
 2008              2        2,512        0.9         52,864        1.1         2,512         0.9%     $   52,864           1.1%
 2009              1        3,198        1.2         70,356        1.5         5,710         2.1%     $  123,220           2.5%
 2010             15       39,491       14.5        831,812       17.2        45,201        16.6%     $  955,032          19.7%
 2011              7       13,782        5.1        311,509        6.4        58,983        21.7%     $1,266,541          26.2%
 2012              1        2,400        0.9         50,400        1.0        61,383        22.5%     $1,316,941          27.2%
 2013              0            0        0.0              0        0.0        61,383        22.5%     $1,316,941          27.2%
 2014              0            0        0.0              0        0.0        61,383        22.5%     $1,316,941          27.2%
 2015             16      182,409       67.0      2,704,247       55.9       243,792        89.6%     $4,021,188          83.1%
 AFTER             8       28,434       10.4        819,993       16.9       272,226       100.0%     $4,841,181         100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            50      272,226      100.0%    $4,841,181      100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                     A-3-43

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                                JEFFERSON COMMONS
--------------------------------------------------------------------------------

             [2 MAPS INDICATING LOCATION OF JEFFERSON COMMONS OMITTED]

                                     A-3-44

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               JEFFERSON COMMONS
--------------------------------------------------------------------------------

                    [SITE PLAN OF JEFFERSON COMMONS OMITTED]

                                     A-3-45

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

                   [4 PHOTOS OF INVESTCORP PORTFOLIO OMITTED]

                                     A-3-46

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $56,100,000

CUT-OFF DATE PRINCIPAL BALANCE:        $56,100,000

% OF POOL BY IPB:                      2.0%

LOAN SELLER:                           CIBC Inc.

BORROWERS:                             Hatfield Industrial LP, Liberty
                                       Rittenhouse LP, Liberty PNC LP,
                                       Liberty Malvern LP, Liberty
                                       Horizon LP

SPONSOR:                               Investcorp Properties Limited

ORIGINATION DATE:                      06/27/05

INTEREST RATE:                         5.0400%

INTEREST ONLY PERIOD:                  60 months

MATURITY DATE:                          07/01/10

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24), Def(28), O(4)

CROSS-COLLATERALIZATION:               Yes

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL          MONTHLY
                                      ------------------------------------------
TAXES:                                     $96,965         $29,345
INSURANCE:                                 $14,221          $7,110
DEFERRED MAINTENANCE:                     $127,825              $0
CAPEX:                                          $0          $5,876
PAYCHEX HOLDBACK(2):                       $90,000              $0
OTIS HOLDBACK(3):                               $0       Springing
CASH COLLATERAL(4):                     $1,200,000              $0
TI/LC(5):                               $1,500,000              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Various

SQUARE FOOTAGE:                        640,969

LOCATION:                              Various, PA

YEAR BUILT/RENOVATED:                  Various

OCCUPANCY:                             89.9%

OCCUPANCY DATE:                        07/01/05

NUMBER OF TENANTS:                     32

HISTORICAL NOI:

  2003:                                $1,693,762

  2004:                                $2,074,813

  TTM AS OF 04/30/05:                  $2,683,500

UW REVENUES:                           $7,979,187

UW EXPENSES:                           $3,128,857

UW NOI(1):                             $4,850,330

UW NET CASH FLOW:                      $4,390,835

APPRAISED VALUE:                       $70,300,000

APPRAISAL DATE:                        06/24/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $88
CUT-OFF DATE LTV:                      79.8%
MATURITY DATE LTV:                     79.8%
UW DSCR:                               1.53x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

                                                                                                                       LEASE
                                                                       MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                     PARENT COMPANY                      S&P/FITCH(6)   FEET       GLA         PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------

 OTIS ELEVATOR COMPANY(7)       United Technologies Corporation        A2/A/A+   268,259   41.9%      $  3.66        Various
 FILE SAFE                      File Safe Corporation                             60,000    9.4%      $  3.25         2009
 SANFORD BROWN ULTRASOUND
 DIAGNOSTIC PARTNERSHIP(8)      The Sanford Brown Institute                       35,516    5.5%      $ 21.67         2013
 INTERNATIONAL SOS ASSISTANCE   International SOS Assistance Inc.                 33,108    5.2%      $ 23.50         2015
------------------------------------------------------------------------------------------------------------------------------

1    The increase in U/W NOI as compared to historical levels is attributable to
     18 tenants having leased 135,651 square feet at the properties in 2004 and
     2005.

2    At origination, the borrower deposited $90,000 into the Paychex reserve account. The funds will be remitted to the borrower in the event that (i)
     Paychex renews its lease for a term of no less than 5 years beyond the current lease expiration or (ii) a replacement tenant acceptable to the lender signs a lease for a term of no less than 5 years, is open for business and delivers a clean estoppel to the lender.

3    The borrower will commence making monthly deposits of $12,500 upon the earliest to occur of (i) Otis Elevator Company ("Otis") giving notice of non-renewal for its leases expiring in 2007 (68,779 square feet), (ii) the passing of the deadline for Otis to renew its leases expiring in 2007 or
     (iii) 12 months prior to Otis' 2007 lease expirations. The Otis reserve is capped at $150,000 and funds will be remitted to the borrower provided that
     (a) Otis renews its leases expiring in 2007 for a term of no less than 5 years or (b) a new tenant that is acceptable to the lender signs a lease to occupy the 68,779 square feet of space for a term of no less than 5 years, is open for business and delivers a clean estoppel to the lender.

4    At origination, the borrower deposited $1,200,000 with the lender as additional security for the loan. The funds will be remitted to the borrower when the DSCR for the prior calendar quarter is greater than or equal to 1.25x (on an amortizing basis).

5    At origination, the borrower deposited $1,500,000 into a Rent Concession reserve in connection with rent abatements for certain tenants as outlined in the loan documents. As each tenant commences paying full contractual rent, funds allocated for such tenant will be transferred into a TI/LC reserve, which will ultimately total $1,500,000. The first transfer into the TI/LC reserve account will be reduced by $40,000 to accommodate the difference between the holdback amount and the total concessions
     ($1,540,104). All tenants are expected to commence paying full unabated rent by July 1, 2006. $1,125,000 of the transferred funds may only be drawn upon to cover TI/LC costs associated with approximately 45,000 square feet of raw space at Malvern Executive Center. The remaining $375,000 may be drawn upon to cover TI/LC costs for built-out space at the remaining properties.

6    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

7    Otis Elevator Company is currently subject to three leases at the Otis
     Elevator Building as outlined in the table on the following page.

8    Sanford Brown Ultrasound Diagnostic Partnership is currently subject to two leases at Horizon One as outlined in the table on the following page.

                                     A-3-47

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          OTIS ELEVATOR COMPANY LEASES

                                                                   LEASE
                                 SQUARE         BASE RENT       EXPIRATION
 PROPERTY NAME                    FEET      PER SQUARE FOOT        YEAR
--------------------------------------------------------------------------------
  OTIS ELEVATOR BUILDING       199,480           $ 3.83            2014
  OTIS ELEVATOR BUILDING        52,883           $ 3.15            2007
  OTIS ELEVATOR BUILDING        15,896           $ 3.25            2007
--------------------------------------------------------------------------------
  TOTAL/WTD. AVG.              268,259           $ 3.66
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            SANFORD BROWN ULTRASOUND
                          DIAGNOSTIC PARTNERSHIP LEASES

                                                                    LEASE
                                  SQUARE         BASE RENT       EXPIRATION
 PROPERTY NAME                     FEET      PER SQUARE FOOT        YEAR
--------------------------------------------------------------------------------
  HORIZON ONE                    33,734           $ 21.63           2013
  HORIZON ONE                     1,782           $ 22.50           2015
--------------------------------------------------------------------------------
  TOTAL/WTD. AVG.                35,516           $ 21.67
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PORTFOLIO SUMMARY

                                    (LOCATION)        YEAR    SQUARE
 PROPERTY NAME                    CITY, STATE        BUILT     FEET
--------------------------------------------------------------------------------
 HORIZON ONE                Bensalem Township, PA    2003    126,858
 OTIS ELEVATOR BUILDING     Hatfield, PA             1967    328,259
 MALVERN EXECUTIVE CENTER   Malvern, PA              2003     89,912
 RITTENHOUSE II             Norristown, PA           2002     43,519
 PNC BANK BUILDING          Norristown, PA           1924     52,421
--------------------------------------------------------------------------------
 TOTAL                                                       640,969
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            % OF                                 APPRAISED VALUE
 PROPERTY NAME              GLA                TOP TENANTS          (AS IS)
--------------------------------------------------------------------------------
 HORIZON ONE                19.8%  International SOS Assistance,  $29,000,000
                                        Sanford Brown Ultrasound
                                         Diagnostic Partnership,
                                                 Lamm Rubenstein
 OTIS ELEVATOR BUILDING     51.2          Otis Elevator Company,   15,500,000
                                           File Safe Corporation
 MALVERN EXECUTIVE CENTER   14.0    Atlantic Medical Management,   14,000,000
                                          USA Technologies Inc.,
                                                     Wells Fargo
 RITTENHOUSE II              6.8          Paychex North America,    8,250,000
                                     Disciplinary Supreme Court,
                                       Professional Underwriters
 PNC BANK BUILDING           8.2                       PNC Bank,    3,550,000
                                           Wolf, Block, Schorr &
                                                 Solis-Cohen LLP
--------------------------------------------------------------------------------
 TOTAL                     100.0%                                 $70,300,000
--------------------------------------------------------------------------------

                                     A-3-48

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Investcorp Portfolio mortgage loan is secured by the first mortgage interest in four office buildings and one industrial property totaling
640,969 square feet located in suburban Philadelphia, Pennsylvania.

THE BORROWER. The borrower is comprised of a group of single asset entities
(Hatfield Industrial, LP, Liberty Rittenhouse,LP, Liberty PNC, LP, Liberty
Malvern, LP, and Liberty Horizon, LP) controlled by Investcorp Properties
Limited, an affiliate of Investcorp International Realty Inc., which in turn is a subsidiary of Investcorp SA, which is the principal operating entity of
Investcorp Group.

Investcorp Group is a major global investment company with offices in London,
New York, and Bahrain. Since 1995, Investcorp Group has acquired 120 properties valued at approximately $3.4 billion and currently manages a commercial real estate portfolio valued at approximately $1.8 billion. Investcorp Group manages total investments of approximately $8.6 billion and raised more than $800 million in new funds from clients in 2004.

THE PROPERTIES. The Investcorp Portfolio consists of four office buildings
(312,710 square feet) and one industrial building (328,259 square feet) located in suburban Philadelphia, Pennsylvania.

HORIZON ONE
-----------

Horizon One is a 4-story, 126,858 square foot, Class A office building situated on a 7.7-acre land parcel located in Bensalem Township, Pennsylvania. The property was built in 2003 and offers 622 parking spaces (4.9 spaces per 1,000 square feet).

The property is 100% leased by 11 tenants. The Sanford Brown Ultrasound
Diagnostic Partnership (the largest tenant) is an educational center for medical professionals, which occupies 35,516 square feet (28.0% of Net Rentable Area
"NRA") and is subject to two leases expiring in 2013 (33,734 square feet) and
2015 (1,782 square feet), respectively. International SOS Assistance Inc. (the second largest tenant) is a healthcare management consulting firm, which occupies 33,108 square feet (26.1% of NRA) and is subject to an 11-year lease expiring in 2015 with one 5-year extension option. The remaining 9 tenants consist of various financial, engineering and law firms.

OTIS ELEVATOR BUILDING
----------------------

Otis Elevator Building is a 1-story and part 2-story, 328,259 square foot light manufacturing industrial property situated on a 42.2-acre land parcel located in
Hatfield Township, Pennsylvania. The property was built in 1967, renovated in
1998, and offers 548 parking spaces (1.7 spaces per 1,000 square feet).

The property is 100% occupied by two tenants. Otis Elevator Company (the largest tenant) is the world's largest manufacturer of elevators, escalators and moving walks, which occupies 268,259 square feet (81.7% of NRA) and is subject to 3 leases, with one lease expiring in 2014 (199,780 square feet) and two leases expiring in 2007 (68,779 square feet). The leases expiring in 2007 each have one
5 year extension option. FileSafe Corporation is a paper document management company, which occupies 60,000 square feet (18.3% of NRA) and is subject to a
10-year lease expiring in 2009.

MALVERN EXECUTIVE CENTER
------------------------

Malvern Executive Center is a 3-story, 89,912 square foot, Class A office building situated on 32.4-acre land parcel located in Malvern, Pennsylvania. The property was built in 2003 and offers 358 parking spaces (4.0 spaces per 1,000 square feet).

The property is 47% occupied by 6 tenants. USA Technologies (the largest tenant)
is a provider of wireless, micro-transactions and networking services, which occupies 17,249 square feet (19.2% of NRA) and is subject to a 7.6-year lease expiring in 2010 with one 3-year extension option. Atlantic Medical Management
Services (the second largest tenant) occupies 12,091 square feet (13.4% of NRA)
and is subject to a 10-year lease expiring in 2014 with two 5-year extension options. The remaining 4 tenants consists of various financial, medical and other professional firms.

RITTENHOUSE II
--------------

Rittenhouse II is a 2-story, 43,519 square foot, Class A office building situated on a 6.79-acre land parcel located in Norristown, Pennsylvania. The property was constructed in 2002 and offers 174 parking spaces (4.0 spaces per
1,000 square feet).

The property is 96.7% occupied by 4 tenants. Paychex North America (the largest tenant) is a national provider of payroll, human resource, and benefits outsourcing solutions, which occupies 12,419 square feet (28.5% of NRA) and is subject to a 10-year lease expiring in 2007. Disciplinary Board Supreme Court
(the second largest tenant) occupies 10,903 square feet (25.1% of NRA) and is subject to a 10-year lease expiring in 2012. The remaining two tenants are
Professional Underwriters (23.4% of NRA) and Alco Industries (23.0% of NRA).

-------------------------------------------------------------------------------

                                     A-3-49

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PNC BANK BUILDING
-----------------

PNC Bank is a 6-story, 52,421 square foot, Class B office building situated on a
0.7-acre land parcel located in Norristown, Pennsylvania. The property was built in 1924, renovated in 2004, and offers 65 parking spaces (1.5 spaces per 1,000 square feet).

The property is 70.0% occupied by 6 tenants. PNC Bank (the largest tenant) is a retail bank branch, which occupies 13,984 square feet (26.7% of NRA) and is subject to a 5-year lease expiring in 2007 with four 5-year extension options.
Wolf, Block, Schorr & Solis-Cohen (the second largest tenant) is a full-service law firm that occupies 8,978 square feet (17.1% of NRA), subject to a 5-year lease expiring in 2009 with one 5-year extension option.

Releases of individual properties are permitted subject to defeasance of 120% of the allocated loan amount and a minimum DSCR of 1.25x (on an amortizing basis)
on the remaining exposure post release.

THE MARKET.(1)

PORTFOLIO
---------

The four properties in the Invescorp Portfolio are located in the Philadeplhia
Metropolitan Statistical Area ("MSA"), which as of year-end 2004 had a population of approximately 5.7 million. The Philadelphia MSA is located in the nation's northeast corridor, 100 miles south of New York and 133 miles north of
Washington, D.C. The major travel thoroughfares include Interstate 76 and the
Pennsylvania Turnpike (Interstate-276), which are six-lane highways that run through southern and central Pennsylvania, linking Philadelphia with New Jersey to the east and Pittsburgh to the west. The Philadelphia MSA also offers a public transportation network, which includes the Southeastern Pennsylvania
Transportation Authority, which provides commuter bus and rail service to
Philadelphia and the four suburban Pennsylvania counties and the Port Authority
Transit Corporation Hi-Speed train line which serves commuters in the New Jersey suburbs of Philadelphia and transports over 40,000 passengers per day.

According to REIS, the Horizon One, Malvern Executive Park, Rittenhouse II and
PNC Bank Building are located in the Philadelphia office market, which as of the
Second Quarter of 2005 contained an inventory of approximately 105.1 million square feet (1,029 buildings), representing a 1.0% increase over the previous year, and a positive net absorption of 283,000 square feet. The Philadelphia office market exhibited a vacancy rate of 13.3%, representing a 0.5% decrease from year-end 2004, with an average asking rent of $22.00 per square foot.
According to REIS estimates, the property's overall market vacancy and average asking rents are expected to improve to 11.6% and $23.59 per square foot, respectively, by 2008. Further, the Philadelphia Class A office market contained an inventory of approximately 62.5 million square feet with a vacancy rate of
12.9%, an average asking rent of $24.53 per square foot, and a positive net absorption of 356,000 square feet.

The Otis Elevator Building is located in the Philadelphia metropolitan industrial market, which as of the First Quarter of 2005 contained approximately
257.4 million square feet of industrial space (4,017 buildings) with a vacancy rate of 12.0%. Further, the Philadelphia metropolitan industrial market contained an inventory of approximately 61.1 million square feet of manufacturing space with a vacancy rate of 8.5%, and an average asking rental rate of $4.08 per square foot.

HORIZON ONE
-----------

The property is located along Horizon Boulevard adjacent to the entrance ramp to the Pennsylvania Turnpike in Bensalem Township, Pennsylvania. The property's immediate neighborhood is commercial in nature with the Northbrook Office Campus to the north and a WalMart and Lowe's (under development) to the south. As of year-end 2004, the population within a 1-, 3- and 5-mile radius of the property was 6,561, 91,837 and 254,471 people, respectively. The median household income within the same radii was $47,165, $57,141 and $57,914, respectively.

According to REIS, the property is located within the Southern Bucks office submarket, which as of the Second Quarter of 2005 contained an inventory of approximately 4.7 million square feet (92 buildings) with a vacancy rate of
12.3% and an average asking rent of $21.17 per square foot. According to REIS estimates, the property's submarket vacancy and average asking rents are expected to improve to 9.0% and $22.52 per square foot, respectively, by 2008.
The Southern Bucks submarket contains an inventory of approximately 2.5 million square feet of Class A office space with a vacancy rate of 11.4% and an average asking rent of $24.07 per square foot.

OTIS ELEVATOR BUILDING
----------------------

The property is located along Township Line Road, 1/2 mile southwest of Route
309, in Hatfield Township, Pennsylvania. The property's immediate neighborhood consists primarily of warehouse and light industrial properties. As of year-end
2004, the population within a 1-, 3- and 5-mile radius of the property was
4,304, 41,400 and 117,279 people, respectively. The median household income within the same radii was $53,343, $59,166 and $64,052, respectively.

The property is located within the Montgomery County industrial submarket, which as of the First Quarter of 2005 contained approximately 44.9 million square feet of industrial space with a vacancy rate of 15.9% and an average asking rent of
$4.20 per square foot. The property is further located in the North Penn micro-market, which as of the First Quarter of 2005 contained an inventory of
9.3 million square feet of industrial space (166 buildings) and had a vacancy rate of 9.7% (5.4% for manufacturing properties).

-------------------------------------------------------------------------------

1    Certain information was obtained from the Investcorp Portfolio appraisal dated June 24, 2005.

                                     A-3-50

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

MALVERN EXECUTIVE CENTER
------------------------

The property is situated in the Great Valley Corporate Center, which is an approximately 3.0 million square foot planned mixed use (retail/office)
development in Malvern, Pennsylvania. As of year-end 2004, the population within a 1-, 3- and 5-mile radius of the property was 5,240, 29,247 and 74,667 people, respectively. The median household income within the same radii was $72,971,
$75,160 and $83,958, respectively.

According to REIS, the property is located within the South Chester submarket, which as of the Second Quarter of 2005 contained an inventory of approximately
6.7 million square feet (116 buildings) with a vacancy rate of 16.9% and an average asking rent of $23.54 per square foot. According to REIS estimates, the property's submarket vacancy and average asking rent are expected to improve to
10.0% and $25.17 per square foot, respectively, by 2008. The South Chester submarket contains an inventory of approximately 4.8 million square feet of
Class A office space with a vacancy rate of 16.5% and an average asking rent of
$25.52 per square foot.

PNC BANK & RITTENHOUSE II
-------------------------

PNC Bank is located on West Main Street, one block from the County Courthouse in downtown Norristown, Pennsylvania. The property's immediate vicinity includes professional offices to the north, mixed retail and residential uses to the south and west, and the Montgomery County Courthouse to the east. As of year-end
2004, the population within a 1-, 3- and 5-mile radius of the property was
27,430, 90,237 and 170,467 people, respectively. The median household income within the same radii was $34,772, $53,295 and $63,951, respectively.

Rittenhouse II is located within the Valley Forge Corporate Park in Norristown,
Pennsylvania. The property's neighborhood is characterized by a mix of residential, commercial and industrial uses. As of year-end 2004, the population within a 1, 3 and 5-mile radius of the property was 4,803, 50,858 and 147,873 people, respectively. The median household income within the same radii was
$95,611, $84,707 and $80,765, respectively.

According to REIS, the properties are located within the North Montgomery submarket, which as of the Second Quarter of 2005 contained an inventory of approximately 2.4 million square feet (46 buildings) with a vacancy rate of
21.1% and an average asking rent of $18.53 per square foot. According to REIS estimates, the properties' submarket vacancy and average asking rent are expected to improve to 10.3% and $19.72 per square foot, respectively, by 2008.
The North Montgomery submarket contains an inventory of approximately 627,000 square feet of Class A office space with a vacancy rate of 16.6% and an average asking rent of $22.65 per square foot.

PROPERTY MANAGEMENT. The properties are managed by O'Neill Properties Group,
LP., which manages approximately 4.0 million square feet of commercial real estate in Pennsylvania and Massachusetts.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE

                      NUMBER OF       SQUARE
                       LEASES         FEET        % OF GLA      BASE RENT
      YEAR            EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------

 VACANT                  N/A         64,826         10.1%          N/A
 2005 & MTM               1          10,176          1.6       $  228,960
 2006                     1           1,500          0.2           18,375
 2007                     5          95,866         15.0          642,090
 2008                     1           2,978          0.5           40,248
 2009                     4          77,920         12.2          534,013
 2010                     8          51,450          8.0        1,179,118
 2011                     2          16,127          2.5          283,265
 2012                     3          22,422          3.5          501,878
 2013                     1          33,734          5.3          729,666
 2014                     2         211,571         33.0        1,038,474
 2015                     4          52,399          8.2        1,208,333
 AFTER                    0               0          0.0                0
--------------------------------------------------------------------------------
 TOTAL                   32         640,969        100.0%      $6,404,420
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CUMULATIVE
                              SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE
               % OF BASE       FEET       % OF GLA    BASE RENT  % OF BASE RENT
      YEAR  RENT EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING
--------------------------------------------------------------------------------

 VACANT          N/A           64,826       10.1%        N/A            N/A
 2005 & MTM       3.6%         75,002       11.7%    $  228,960        3.6%
 2006             0.3          76,502       11.9%    $  247,335        3.9%
 2007            10.0         172,368       26.9%    $  889,425       13.9%
 2008             0.6         175,346       27.4%    $  929,673       14.5%
 2009             8.3         253,266       39.5%    $1,463,686       22.9%
 2010            18.4         304,716       47.5%    $2,642,804       41.3%
 2011             4.4         320,843       50.1%    $2,926,069       45.7%
 2012             7.8         343,265       53.6%    $3,427,947       53.5%
 2013            11.4         376,999       58.8%    $4,157,613       64.9%
 2014            16.2         588,570       91.8%    $5,196,087       81.1%
 2015            18.9         640,969      100.0%    $6,404,420      100.0%
 AFTER            0.0         640,969      100.0%    $6,404,420      100.0%
--------------------------------------------------------------------------------
 TOTAL          100.0%
--------------------------------------------------------------------------------

                                     A-3-51

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                              INVESTCORP PORTFOLIO
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATIONS OF INVESTCORP PORTFOLIO OMITTED]

                                     A-3-52

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-53

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--------------------------------------------------------------------------------
                         CASA DEL LAGO MOBILE HOME PARK
--------------------------------------------------------------------------------

              [4 PHOTOS OF CASA DEL LAGO MOBILE HOME PARK OMITTED]

                                     A-3-54

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--------------------------------------------------------------------------------
                         CASA DEL LAGO MOBILE HOME PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $55,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $55,000,000

% OF POOL BY IPB:                      2.0%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              San Jose Investments, Ltd.

SPONSORS:                              Jeffrey A. Kaplan, Thomas T. Tatum

ORIGINATION DATE:                      09/26/05

INTEREST RATE:                         5.2900%

INTEREST ONLY PERIOD:                  36 months

MATURITY DATE:                         10/01/15

AMORTIZATION TYPE:                     IO-Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(91),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                     ESCROWS
-------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL          MONTHLY
                                       ----------------------------------------
TAXES:                                     $216,365         $36,061
INSURANCE(1):                                    $0              $0
CAP EX:                                          $0          $1,333
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Manufactured Housing

UNITS                                  618

LOCATION:                              San Jose, CA

YEAR BUILT/RENOVATED:                  1971

OCCUPANCY:                             97.9%

OCCUPANCY DATE:                        08/31/05

NUMBER OF TENANTS:                     N/A

HISTORICAL NOI:

  2003:                                $5,201,099

  2004:                                $4,970,782

  TTM AS OF 08/31/05:                  $5,162,485

UW REVENUES:                           $7,140,351

UW EXPENSES:                           $2,511,119

UW NOI:                                $4,629,232

UW NET CASH FLOW:                      $4,598,332

APPRAISED VALUE:                       $69,500,000

APPRAISAL DATE:                        08/30/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $88,997
CUT-OFF DATE LTV:                      79.1%
MATURITY DATE LTV:                     70.5%
UW DSCR:                               1.26x
--------------------------------------------------------------------------------

1    Monthly escrows for insurance have been waived because the property is subject to a blanket insurance policy.

                                     A-3-55

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                         CASA DEL LAGO MOBILE HOME PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Casa Del Lago Mobile Home Park mortgage loan is secured by a fee simple first mortgage on a 618 pad, manufactured housing community located in
San Jose, California.

THE BORROWER. The borrower, San Jose Investments Ltd., is a single-purpose entity and has owned the property since 1983. Jeffrey Kaplan and Thomas T.
Tatum, the sponsors, have a combined 50-plus years of real estate experience.
They currently own 20 manufactured housing communities throughout California totaling 4,846 pads.

THE PROPERTY. The Casa Del Lago Mobile Home Park is comprised of 618 pads, 2 of which are single-wide, 226 of which are double-wide, and 390 of which are triple-wide. The property was developed in 1971. The residential amenities include a lake, two pools, a spa, tennis/basketball courts, RV storage and laundry facilities. As of July 31, 2005, the property's historic occupancy rate has been approximately 97.0%. Current average rent per pad is $886. The subject is located in northeastern San Jose, approximately 5 miles north of the San Jose central business district. The property is bound by Interstate-880 (a major East
Bay traffic artery).

THE MARKET(1). The Casa Del Lago Mobile Home Park is located in San Jose, Santa
Clara County, California. The primary property uses in the immediate surrounding area are light industrial and research/development. There are 5 comparable properties in the surrounding area, all of which have occupancy rates of greater than 95% and average pad rent of $808 per month.

The property's area is substantially built out with little vacant land available for mobile home park development. Construction of mobile home parks has not occurred in the area for over 20 years, and there are currently no proposed projects in the vicinity of the property. As of December 2004, the average home price in Santa Clara County was $574,750.

According to the appraisal, as of 2004, the population within a 3- and 5-mile radius of the property was 132,807 and 372,845, respectively, with a median household income of $90,111 and $74,573, respectively.

The primary employment industries in the area are light manufacturing, retail and education. The largest private employers in the metropolitan statistical area are Stanford University, Cisco Systems and Hewlett-Packard, and the largest public-sector employers are Santa Clara County, the City of San Jose and the San
Jose Unified School District.

PROPERTY MANAGEMENT. The property manager of the Casa Del Lago Mobile Home Park is Mobile Community Management, a subsidiary of Tatum-Kaplan Financial Group and an affiliate of the borrower.

-------------------------------------------------------------------------------

1    Certain information was obtained from the Casa Del Lago Mobile Home Park appraisal dated August 30, 2005.

                                     A-3-56

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                         CASA DEL LAGO MOBILE HOME PARK
--------------------------------------------------------------------------------

      [2 MAPS INDICATING LCOATION OF CASA DEL LAGO MOBILE HOME PARK OMITTED]

                                     A-3-57

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--------------------------------------------------------------------------------
                               1979 MARCUS AVENUE
--------------------------------------------------------------------------------

                    [3 PHOTOS OF 1979 MARCUS AVENUE OMITTED]

                                     A-3-58

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--------------------------------------------------------------------------------
                               1979 MARCUS AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $42,800,000

CUT-OFF DATE PRINCIPAL BALANCE:        $42,800,000

% OF POOL BY IPB:                      1.5%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              1979 Marcus Avenue Associates,
                                       LLC

SPONSORS:                              Willett Companies
                                       Lincoln Equities

ORIGINATION DATE:                      07/20/05

INTEREST RATE:                         5.0400%

INTEREST ONLY PERIOD:                  60 months

MATURITY DATE:                         08/01/15

AMORTIZATION TYPE:                     IO-Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(91),O(2)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No(1)

ADDITIONAL DEBT TYPE:                  Mezzanine Debt Permitted(1)

LOAN PURPOSE:                          Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                       -----------------------------------------
TAXES:                                        $564,900         $188,300
INSURANCE:                                     $35,045          $11,682
CAP EX:                                             $0           $9,683
TI/LC(3):                                   $1,132,907               $0
REQUIRED REPAIRS(4):                        $4,500,000               $0
IPRO HOLDBACK(5):                           $1,000,000               $0
COLDATA HOLDBACK(6):                          $800,000               $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office-Suburban

SQUARE FOOTAGE:                        348,501

LOCATION:                              New Hyde Park, NY

YEAR BUILT/RENOVATED:                  1988

OCCUPANCY:                             93.5%

OCCUPANCY DATE:                        06/01/05

NUMBER OF TENANTS:                     35

HISTORICAL NOI:

  2003                                 $3,138,571

  2004                                 $2,449,696

  TTM AS OF 06/30/05:                  $2,480,871

UW REVENUES:                           $9,041,101

UW EXPENSES:                           $5,042,286

UW NOI(2):                             $3,998,815

UW NET CASH FLOW:                      $3,438,425

APPRAISED VALUE:                       $56,500,000

APPRAISAL DATE:                        06/14/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $123
CUT-OFF DATE LTV:                      75.8%
MATURITY DATE LTV:                     69.9%
UW DSCR:                               1.24x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                SIGNIFICANT TENANTS

                                                                         MOODY'S/
 TENANTS                                     PARENT COMPANY            S&P/FITCH(7)
------------------------------------------------------------------------------------

 IPRO                             IPRO
 COLDATA INC.                     Coldata Inc.
 RAYTEL MEDICAL CORPORATION       SHL Telemedicine Ltd.
 NORTH SHORE COMMUNITY SERVICES   North Shore Community Services
 RECKSON EXECUTIVE CENTERS, LLC   Reckson Associates Realty Corp.    Baa2/BBB-/BBB
------------------------------------------------------------------------------------

                                                                              LEASE
                                                               BASE RENT   EXPIRATION
 TENANTS                            SQUARE FEET    % OF GLA       PSF         YEAR
------------------------------------------------------------------------------------

 IPRO                                 77,301         22.2%      $ 23.50       2005
 COLDATA INC.                         29,613          8.5%      $ 30.07       2010
 RAYTEL MEDICAL CORPORATION           27,659          7.9%      $ 20.70       2012
 NORTH SHORE COMMUNITY SERVICES       26,071          7.5%      $ 25.35       2010
 RECKSON EXECUTIVE CENTERS, LLC       18,616          5.3%      $ 25.78       2012
------------------------------------------------------------------------------------

1    Future mezzanine financing is allowed upon the satisfaction of certain conditions including, among other things, a DSCR of greater than 1.20x and a LTV of less than 80%.

2    The increase in UW NOI versus historical NOI is primarily due to increased occupancy from a rate of approximately 80.0% to a current rate of 93.5%

3    At origination, the borrower deposited the cash sum of $1,132,906.65 with the lender to be used in connection with tenant improvements and leasing commissions. The borrower is required to use the escrowed amount to complete certain improvements for four tenants at the property.

4    At origination, the borrower deposited the cash sum of $4,500,000 with the lender for required repairs to the property. These funds may be drawn upon by the borrower upon receipt by the lender of, among other things, (i) a request for release specifying the amount requested and the immediate repairs to be paid for and (ii) invoices, conditional lien releases
     (conditioned only on prepayment) and certifications from contractors.

5    At origination, the borrower deposited the cash sum of $1,000,000 with the lender relating to 77,301 square feet of space leased to Island Peer Review
     Organization ("IPRO"). Provided that no event of default or any event that that would constitute an event of default occurs before IPRO has commenced paying rent pursuant to its lease, the lender has agreed to release the
     IPRO escrow to the borrower in four equal installments at the end of each of the following months, (i) January 2006, (ii) April 2006, (iii) July 2006 and (iv) September 2006.

6    At origination, the borrower deposited the cash sum of $800,000 with the lender relating to 29,613 square feet of space leased to Coldata, Inc.
     ("Coldata"). The funds will be held in escrow until a replacement tenant is in occupancy and paying minimum rent of $28.50 per square foot. The lender has agreed to release the funds upon the satisfaction of the following conditions, (i) no event of default has occurred, (ii) one (1) new tenant has executed an arms-length lease for all or any part of the Coldata space paying full and unabated rent, (iii) borrower has provided the lender with an updated rent roll evidencing the new lease, and (iv) the borrower has requested a release of the Coldata escrow in writing and delivered satisfactory evidence that the terms have been met.

7    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               1979 MARCUS AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The 1979 Marcus Avenue loan is secured by a fee interest in a 348,501 square foot Class A office building located in New Hyde Park, New York.

THE BORROWER. The borrowing entity is comprised of Willett Companies (95%) and
Lincoln Equities (5%). The key principals of Willet Companies are Frank Kenny and Bruce Beswick, and the key principals of Lincoln Equities are Joel
Bergstein, David Weinstein and Chaim Wachaman.

THE PROPERTY. 1979 Marcus Avenue is a four level, 348,501 square foot Class A office building constructed in 1988. The property is located on an 8.5 acre site atop a below-grade parking garage. The bottom floor of the building consists of a windowed concourse level, which includes a full-service cafe and a fitness center. The building features a full height central atrium core with skylights, glass elevators, and granite and glass finishes. 1979 Marcus Avenue was the last building developed as part of a four building complex with a shared driveway with security points and access to traffic light intersections at both Marcus
Avenue and Union Turnpike.

The property is centrally located in a commercial and office district, in close proximity to Manhattan (20 miles), JFK (18 miles) and LaGuardia (13 miles)
airports, the Long Island Expressway/I-495 (1 mile) and the Northern State
Parkway (1/2 mile). The property is also located in close proximity to several hotels and conference centers, colleges and universities, the Nassau Coliseum, cultural attractions and shopping centers, including the Roosevelt Field Mall.
The property, which fronts Union Turnpike, is part of a four-building complex that shares an internal driveway with security points and traffic light access onto both Marcus Avenue and Union Turnpike.

As of June 1, 2005, the property is 93.5% occupied by 35 tenants. The largest tenant, Island Peer Review Organization ("IPRO"), is a health care evaluation and quality improvement organization. IPRO is an independent not-for-profit corporation that assesses the value of health care services received by consumers in an attempt to improve the quality of health care services provided by Medicare beneficiaries across the State of New York. IPRO has been in operation since 1983.

Coldata Inc., the second largest tenant, also known as Allied Interstate, is the largest provider of collection services in the United States and specializes in third-party accounts receivables management services with nearly 30 years of experience in local, state, and federal collections. Coldata, Inc. is a member of the IntelliRisk Management Company ("IRMC") Family of companies. IRMC specializes in collections, accounts receivable management, and customer retention services through its 6,000 employees in North America, Europe, and
Asia.

Raytel Medical Corporation ("Raytel"), the third largest tenant, is a cardiovascular healthcare service provider and is a wholly owned subsidiary of
SHL TeleMedicine Ltd. ("SHL"), headquartered in Israel. SHL develops and markets advanced personal telemedicine systems as well as medical call center services to subscribers. It provides remote monitoring services in cardiology, pulmonary and other areas. SHL operates in the United States through Raytel, which is comprised of two healthcare service divisions.

THE MARKET(1). The property is located between Marcus Avenue and Union Turnpike, which is west of New Hyde Park Road in an area known as Lake Success in the town of North Hempstead. North Hempstead is situated in western Nassau County of Long
Island. Lake Success is located near the Northern State/Grand Central Parkway, the Long Island Expressway and the Cross Island Parkway and several local roadways that include New Hyde Park Road, Jericho Turnpike, Union Turnpike,
Hillside Avenue and Lakeville Road. The average asking rent for office space in the Western Nassau market is $27.33 per square foot as of the First Quarter
2005.

To the north of the site is a shopping center anchored by a Pathmark and
Merillion Park, a village park with baseball fields. To the south is the "Lake
Success Shopping Center", a regional center anchored by JCPenny, Loehmann's,
Modell's and Sears. The neighborhood also consists of a mix of commercial and residential property uses. The commercial uses consist of office buildings, retail properties, restaurants, fast food establishments and apartment buildings. The residential properties are a mix of single family detached dwellings and townhouse residential complexes.

The Long Island office market consists of approximately 29.1 million square feet. With a year-end 2004 vacancy rate of 9.4%, Long Island has the lowest vacancy rate in the New York metropolitan area and one of the lowest vacancy rates of any suburban office market in the nation.

The 2004 population within a 3- and 5-mile radius of the property was 206,173 and 587,116 people, respectively. The 2004 estimated average household income within a 3- and 5-mile radius of the property was $106,481 and $98,584, respectively.

PROPERTY MANAGEMENT. 1979 Marcus Avenue is managed by Lincoln Equities, an affiliate of the borrowing entity. Lincoln Equities owns and manages over 2 million square feet of commercial space in metropolitan New York and has been in business for over 20 years.

-------------------------------------------------------------------------------

1    Certain information was obtained from the 1979 Marcus Avenue appraisal dated June 14, 2005.

                                     A-3-60

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               1979 MARCUS AVENUE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                 NUMBER                                                     CUMULATIVE
                  OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT           N/A      22,810        6.5%        N/A           N/A        22,810          6.5%         N/A            N/A
 2005 & MTM       11       97,990       28.1     $2,299,174       25.4%      120,800         34.7%     $2,299,174        25.4%
 2006              5       19,450        5.6        516,335        5.7       140,250         40.2%     $2,815,509        31.1%
 2007              2       16,103        4.6        453,472        5.0       156,353         44.9%     $3,268,980        36.1%
 2008              6       13,162        3.8        370,911        4.1       169,515         48.6%     $3,639,892        40.2%
 2009              3        9,940        2.9        255,796        2.8       179,455         51.5%     $3,895,687        43.0%
 2010              6       67,351       19.3      1,875,058       20.7       246,806         70.8%     $5,770,746        63.7%
 2011              5       22,916        6.6      1,421,969       15.7       269,722         77.4%     $7,192,714        79.4%
 2012              6       60,921       17.5      1,438,645       15.9       330,643         94.9%     $8,631,359        95.3%
 2013              0            0        0.0              0        0.0       330,643         94.9%     $8,631,359        95.3%
 2014              0            0        0.0              0        0.0       330,643         94.9%     $8,631,359        95.3%
 2015              2       14,150        4.1        341,316        3.8       344,793         98.9%     $8,972,675        99.1%
 AFTER             1        3,708        1.1         82,610        0.7       348,501       100.00%     $9,055,285       100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            47      348,501      100.0%    $9,055,285      100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                     A-3-61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                               1979 MARCUS AVENUE
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF 1979 MARCUS AVENUE OMITTED]

                                     A-3-62

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-63

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                           SWAN LAKE MOBILE HOME PARK
--------------------------------------------------------------------------------

                [2 PHOTOS OF SWAN LAKE MOBILE HOME PARK OMITTED]

        [2 MAPS INDICATING LOCATION OF SWAN LAKE MOBILE HOME PARK OMITTED]

                                     A-3-64

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                           SWAN LAKE MOBILE HOME PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $42,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $42,000,000

% OF POOL BY IPB:                      1.5%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Hamner Park Associates, a
                                       California Limited Partnership

SPONSORS:                              Jeffrey A. Kaplan, Thomas T. Tatum

ORIGINATION DATE:                      09/28/05

INTEREST RATE:                         5.2900%

INTEREST ONLY PERIOD:                  36 months

MATURITY DATE:                         10/01/15

AMORTIZATION TYPE:                     IO-Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(91),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                          INITIAL            MONTHLY
                                         ---------------------------------------
TAXES:                                       $134,145            $22,357
INSURANCE(1):                                      $0                 $0
CAP EX:                                            $0             $2,206
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Manufactured Housing

UNITS                                  717

LOCATION:                              Mira Loma, CA

YEAR BUILT/RENOVATED:                  1963

OCCUPANCY:                             93.3%

OCCUPANCY DATE:                        05/31/05

HISTORICAL NOI:

 2003:                                 $3,003,355

 2004:                                 $3,373,689

  TTM AS OF 08/31/05:                  $3,440,083

UW REVENUES:                           $6,031,584

UW EXPENSES:                           $2,654,361

UW NOI:                                $3,377,224

UW NET CASH FLOW:                      $3,341,324

APPRAISED VALUE:                       $52,600,000

APPRAISAL DATE:                        08/30/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $58,577
CUT-OFF DATE LTV:                      79.8%
MATURITY DATE LTV:                     71.1%
UW DSCR:                               1.20x
--------------------------------------------------------------------------------

1    Monthly escrows for insurance have been waived because the property is subject to a blanket insurance policy.

                                     A-3-65

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                           SOUTHPORT SHOPPING CENTER
--------------------------------------------------------------------------------

                 [2 PHOTOS OF SOUTHPORT SHOPPING CENTER OMITTED]

         [MAP INDICATING LOCATION OF SOUTHPORT SHOPPING CENTER OMITTED]

                                     A-3-66

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                            SOUTHPORT SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $34,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $34,000,000

% OF POOL BY IPB:                      1.2%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Southport Plaza Shopping Center
                                       Limited Partnership

SPONSOR:                               Frank E. Raymond, Sr.

ORIGINATION DATE:                      10/05/05

INTEREST RATE:                         5.4280%

INTEREST ONLY PERIOD:                  60 months

MATURITY DATE:                         11/01/17

AMORTIZATION TYPE:                     IO-Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(113),O(7)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                          INITIAL         MONTHLY
                                       ----------------------------------------
TAXES:                                         $0              $0
INSURANCE:                                     $0              $0
CAP EX:                                        $0              $0
TI/LC:(1)                                      $0              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail -- Anchored

SQUARE FOOTAGE:                        358,143

LOCATION:                              Kenosha, WI

YEAR BUILT/RENOVATED:                  1994 / 1999

OCCUPANCY:                             99.0%

OCCUPANCY DATE:                        09/26/05

NUMBER OF TENANTS:                     47

HISTORICAL NOI:

 2003:                                 $2,975,930

 2004:                                 $2,964,938

  TTM AS OF 07/31/05:                  $3,352,339

UW REVENUES:                           $4,682,950

UW EXPENSES:                           $1,685,458

UW NOI:                                $2,997,492

UW NET CASH FLOW:                      $2,775,560

APPRAISED VALUE:                       $45,200,000

APPRAISAL DATE:                        08/28/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $95
CUT-OFF DATE LTV:                      75.2%
MATURITY DATE LTV:                     67.2%
UW DSCR:                               1.21x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

                                                                                       BASE
                                                                          SQUARE       RENT           LEASE
      TENANT            PARENT COMPANY          MOODY'S/S&P/FITCH(2)       FEET         PSF       EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------

 KOHL'S         Kohl's Corp.                          A3/A-/A             80,684      $  6.60          2015
 JEWEL OSCO     Albertson's Inc.                   Baa3/BBB-/BBB          74,843      $  9.20          2016
 OFFICE MAX     Office Max Inc.                      Ba1/B+/NR            23,370      $  9.50          2011
 PETCO          Petco Animal Supplies Inc.           Ba2/BB/NR            17,600      $ 11.00          2011
-----------------------------------------------------------------------------------------------------------------

1    Twelve months prior to the lease expiration for each of the Kohl's lease and the Jewel Osco lease, all excess cash flow will be swept into a TI/LC escrow account until the applicable tenant renews its lease for a minimum of five years or, a cap of $1.0 million is achieved in the TI/LC escrow account, which equals approximately 10 months of rent for these two tenants.

2    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                      DR. PEPPER/7-UP BOTTLING GROUP, INC.
--------------------------------------------------------------------------------

           [3 PHOTOS OF DR. PEPPER/7-UP BOTTLING GROUP, INC. OMITTED]

  [3 MAPS INDICATING LOCATION OF DR. PEPPER/7-UP BOTTLING GROUP, INC. OMITTED]

                                     A-3-68

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                      DR. PEPPER/7-UP BOTTLING GROUP, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $33,950,000

CUT-OFF DATE PRINCIPAL BALANCE:        $33,950,000

% OF POOL BY IPB:                      1.2%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              DP WPC (TX) LLC

SPONSOR:                               W.P. Carey & Company

ORIGINATION DATE:                      10/12/05

INTEREST RATE:                         5.1300%

INTEREST ONLY PERIOD:                  N/A

MATURITY DATE:                         11/01/15

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 300 months

REMAINING AMORTIZATION:                300 months

CALL PROTECTION:                       L(24),Def(92),O(4)

CROSS COLLATERALIZATION:               Yes

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                          INITIAL           MONTHLY
                                       -----------------------------------------
TAXES:                                             $0            $0
INSURANCE:                                         $0            $0
TI/LC(2):                                          $0            $0
OTHER(3):                                  $2,412,579            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Industrial -- Warehouse/Distribution

SQUARE FOOTAGE:                        721,947

LOCATION:                              Various, TX

YEAR BUILT/RENOVATED:                  Various

OCCUPANCY:                             100.0%

OCCUPANCY DATE:                        06/30/05

NUMBER OF TENANTS:                     1

HISTORICAL NOI(1):

  2004:                                $4,529,828

UW REVENUES:                           $4,368,899

UW EXPENSES:                           $131,067

UW NOI:                                $4,237,832

UW NET CASH FLOW:                      $4,136,191

APPRAISED VALUE:                       $61,400,000

APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $47
CUT-OFF DATE LTV:                    55.3%
MATURITY DATE LTV:                   41.5%
UW DSCR:                             1.71x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO SUMMARY

                                                                                                           LEASE
                                (LOCATION)                            SQUARE      % OF     BASE RENT   EXPIRATION      ALLOCATED
          PROPERTY NAME        CITY, STATE    YEAR BUILT/RENOVATED     FEET       GLA         PSF          YEAR       LOAN AMOUNT
---------------------------------------------------------------------------------------------------------------------------------

 DR. PEPPER/7-UP BOTTLING
  GROUP -- HOUSTON, TX        Houston, TX               1979/1992   262,450       36.4%     $ 6.79         2014       $12,731,250
 DR. PEPPER/7-UP BOTTLING
  GROUP, INC. -- IRVING, TX   Irving, TX                1978/2005   459,497       63.6      $ 5.98         2014        21,218,750
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                                              721,947      100.0%                               $33,950,000
---------------------------------------------------------------------------------------------------------------------------------

1 Historical NOI is calculated based on base rent per square foot multiplied by occupied square footage on the tenant's triple-net lease.

2 In the event that the tenant files for bankruptcy, insolvency, reorganization, relief of debtors or ceases business operations, all excess cash flows from the property will be swept into a TI/LC reserve, subject to a cap of $4.913 million.

3 At origination, borrower deposited in escrow with the lender the cash sum of
  $2,412,579. At any time during the term of the loan, the borrower has the right to replace the escrowed funds with a letter of credit in an amount equal to the escrowed amount. The lender is permitted to draw the entire amount of the letter of credit subject to certain conditions, including (i)
  the occurrence of an event of default, (ii) receipt by the lender of a notice of non-extension less than 30 days prior to the termination date, or
  (iii) a downgrade in the credit rating of the issuer of the letter of credit
  (as rated by Standard and Poor's) to below "A".

                                     A-3-69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                            PARK JEFFERSON APARTMENTS
--------------------------------------------------------------------------------

                  [PHOTO OF PARK JEFFERSON APARTMENTS OMITTED]

         [MAP INDICATING LOCATION OF PARK JEFFERSON APARTMENTS OMITTED]

                                     A-3-70

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                           PARK JEFFERSON APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $33,200,000

CUT-OFF DATE PRINCIPAL BALANCE:        $33,200,000

% OF POOL BY IPB:                      1.2%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Park Jefferson Realty, LLC

SPONSORS:                              Raed I. Qadorh-Zidan,
                                       Hani I. Qaddoura-Zidan

ORIGINATION DATE:                      10/25/05

INTEREST RATE:                         5.9650%

INTEREST ONLY PERIOD:                  N/A

MATURITY DATE:                         11/01/15

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(92),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       $2,000,000

ADDITIONAL DEBT TYPE:                  Mezzanine Loan(1)

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                         INITIAL           MONTHLY
                                       -----------------------------------------
TAXES:                                     $127,508          $63,754
INSURANCE:                                  $42,820          $14,273
CAP EX:                                          $0          $14,569
REQUIRED REPAIRS:                           $53,265               $0
OTHER(2):                                   $58,000               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Multifamily -- Garden

UNITS:                                 758

LOCATION:                              South Bend, IN

YEAR BUILT/RENOVATED:                  1970/2005

OCCUPANCY:                             89.2%

OCCUPANCY DATE:                        09/20/05

HISTORICAL NOI:

  2003:                                $1,818,499

  2004:                                N/A

  TTM AS OF 09/30/05:                  $3,066,801

UW REVENUES:                           $5,222,946

UW EXPENSES:                           $2,196,693

UW NOI:                                $3,026,253

UW NET CASH FLOW:                      $2,851,421

APPRAISED VALUE:                       $42,900,000

APPRAISAL DATE:                        08/10/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $43,799
CUT-OFF DATE LTV:                      77.4%
MATURITY DATE LTV:                     65.6%
UW DSCR:                               1.20x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                            MULTIFAMILY INFORMATION

                                       AVERAGE UNIT      APPROXIMATE NET                         AVERAGE MONTHLY
       UNIT MIX      NO. OF UNITS      SQUARE FEET         RENTABLE SF        % OF TOTAL SF      IN-PLACE RENTS
-----------------------------------------------------------------------------------------------------------------

 ONE-BEDROOM             271                679              183,491               28.4%             $538
 TWO-BEDROOM             483                953              460,005               71.1              $681
 THREE-BEDROOM             4              1,200                3,600                0.5              $745
-----------------------------------------------------------------------------------------------------------------
 TOTAL                   758                                 647,096              100.0%
-----------------------------------------------------------------------------------------------------------------

1    Additional debt exists in the amount of $2,000,000 in the form of mezzanine financing. The additional debt was obtained in connection with the acquisition of the property in 2004. No future additional debt is permitted.

2    At origination, the borrower deposited with the lender an other escrow in the amount of $58,000. The escrowed funds are required to be released to the borrower upon the completion of a satisfactory radon inspection showing no evidence of the presence of radon conditions requiring corrective measures, or when corrective measures are completed to the satisfaction of lender.

                                     A-3-71

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                            THE LAKES AT WEST COVINA
--------------------------------------------------------------------------------

                   [PHOTO OF THE LAKES AT WEST COVINA OMITTED]

         [2 MAPS INDICATING LOCATION OF THE LAKES AT WEST COVINA OMITTED]

                                     A-3-72

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

--------------------------------------------------------------------------------
                            THE LAKES AT WEST COVINA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $32,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $32,000,000

% OF POOL BY IPB:                      1.1%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              WCLA, LLC

SPONSOR:                               James R. Wadsworth

ORIGINATION DATE:                      10/07/05

INTEREST RATE:                         5.1300%

INTEREST ONLY PERIOD:                  60 months

MATURITY DATE:                         11/01/15

AMORTIZATION TYPE:                     IO-Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(92),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                       INITIAL              MONTHLY
                                       -----------------------------------------
TAXES:                                   $167,070             $23,867
INSURANCE:                                     $0                  $0
CAP EX:                                        $0                  $0
TI/LC(1):                                      $0             $14,473
REQUIRED REPAIRS:                              $0                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee and Leasehold

PROPERTY TYPE:                         Office -- Suburban

SQUARE FOOTAGE:                        173,673

LOCATION:                              West Covina, CA

YEAR BUILT/RENOVATED:                  1989 / 2004

OCCUPANCY:                             100.0%

OCCUPANCY DATE:                        08/15/05

NUMBER OF TENANTS:                     45

HISTORICAL NOI:

  2003:                                $2,515,345

  2004:                                $2,725,009

  TTM AS OF 07/31/05:                  $2,928,236

UW REVENUES:                           $4,544,966

UW EXPENSES:                           $1,756,768

UW NOI:                                $2,788,198

UW NET CASH FLOW:                      $2,579,791

APPRAISED VALUE:                       $41,000,000

APPRAISAL DATE:                        08/20/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $184
CUT-OFF DATE LTV:                      78.0%
MATURITY DATE LTV:                     72.1%
UW DSCR:                               1.23x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                                                                     LEASE
                                                                  MOODY'S/S&P    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANTS                                   PARENT COMPANY           FITCH(2)      FEET       GLA         PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------

 WELLS FARGO                     Wells Fargo & Co.                Aa1/AA-/AA    30,623       17.6%      $ 2.20       2007
 GENERAL SERVICES ADMIN. (FBI)   The United States of America     Aaa/AAA/AAA   16,046        9.2%      $ 2.00       2008
 ORTHOPEDIC MEDICAL GROUP AND    Orthopedic Medical Group
  ATHLETIC REHABILITATION         and Athletic Rehabilitation
  CENTER, INC.                    Center, Inc.                                   9,991        5.8%      $ 2.39       2012
 DYNAMIC INVESTMENTS             Dynamic Investments                             8,539        4.9%      $ 2.10       2008
 CROWELL, WEEDON & CO.           Crowell, Weedon & Co.                           7,336        4.2%      $ 2.27       2015
-----------------------------------------------------------------------------------------------------------------------------

1    The borrower is required to make a monthly deposit into the TI/LC escrow in the amount of $14,473. The TI/LC escrow is capped at 2 years of collections and is required to be replenished if drawn upon.

2    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-73

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

 Loan #  Seller   Property Name                                    Street Address
 ------  ------   -------------                                    --------------

   9      JPMCB   Casa Del Lago Mobile Home Park                   2151 Oakland Road
   11     JPMCB   Swan Lake Mobile Home Park                       5800 Hamner Avenue
   14     JPMCB   Park Jefferson Apartments                        3001 East Jefferson Boulevard
   16     CIBC    Brookhaven Estates                               8601 Gray Fox Road
   17     JPMCB   Parc at Cahaba River Apartments                  50 Cahaba River Parc
   23     CIBC    Tennessee Multifamily Portfolio                  Various
 23.01            Audubon Park                                     600 Whispering Hills Drive
 23.02            Berkley Hills                                    300 Berkeley Drive
   24     CIBC    The Reserve at Stinson                           730 Stinson Drive
   25     CIBC    Alevy Retail/Mobile Home Portfolio               Various
 25.01            Pomona Mobile Home Park                          1401 West 9th Street
 25.02            Pasadena Shopping Center                         2237-2269 Colorado Boulevard
 25.03            Pomona Shopping Center                           3103-3193 North Garvey Avenue
 25.04            Harbor Shopping Center                           11301 South Figueroa Street
 25.05            Harding Shopping Center                          6151-6195 South Atlantic Avenue
   26     JPMCB   Kingston Villas - Katy, TX                       21540 Provincial Boulevard
   29     JPMCB   Riverside Parc Apartments                        801 Cahaba Forest Cove
   31     CIBC    Hickory Hills Apartments                         22501 Iverson Drive
   32     CIBC    Osceola Village                                  500 Chapel Drive
   35     JPMCB   Gaslight Lofts                                   425 East Menomonee Street
   39     CIBC    Westland and Pico Mobile Home Park Portfolio     Various
 39.01            Westland Mobile Home Park                        6665 Long Beach Boulevard
 39.02            Pico Mobile Home Park                            4139 Paramount Boulevard
   40     CIBC    Chateau Carmel                                   5601, 5611, 5621, 5707, 5711 Westward Street and 6120-6160
                                                                      Glenmont Drive
   46     JPMCB   Westview Heights Apartments                      18495 NW Chemeketa Lane
   52     CIBC    Alexander Mills Apartments                       158 Paper Mill Road
   63     JPMCB   Cave Springs Apartments                          376 Pascoe Boulevard
   76     CIBC    University Village Apartments                    659 Elm Street
   77     CIBC    Booth Southside Portfolio                        Various
 77.01            Cottage of Magnolia                              2202 - 2298 Magnolia Circle
 77.02            University Gardens II and Annex                  201-207 and 401 Putnam Drive
 77.03            Jennings                                         1504, 1508, 1516 South Adams Street
 77.04            Palmer                                           319, 325 Palmer Avenue
 77.05            Harrison                                         275, 285 East Harrison Street
   80     CIBC    Stratford at Williamsburg Apartments             115 Stratford Road
   92     JPMCB   Willow Meadow                                    10630 Beechnut
   93     CIBC    Northern Village Apartments                      6500-6694 Pioneer Drive and 2101-2285 Pentland Drive
   95     CIBC    Sunrise Community MHC                            6223 East Sahara Avenue
   98     CIBC    Maple Ridge Apartments                           306 Northeast 104th Avenue
  101     JPMCB   Arbors at Town Square                            1000 East Curtis
  108     CIBC    Sweet Bay Apartments Portfolio                   Various
 108.01           Sweet Bay Apartments                             2309 Old Bainbridge Road
 108.02           Cumberland Forest II                             1109 - 1117 Greentree Court
  113     JPMCB   Lund Hill                                        914 Tower Avenue and 2415 East 5th Street
  131     JPMCB   Vineyard Apartments                              6706 North Dysart Road
  133     JPMCB   Las Norias Apartments                            2170 Trawood Road
  140     JPMCB   45-47 West 8th Street                            45-47 West 8th Street
  143     JPMCB   Villa Fontana Apartments                         1150 Coast Village Road
  148     JPMCB   Americana Park East                              406 Merry Oaks Drive
  165     CIBC    2070-2074 Arthur Avenue                          2070-2074 Arthur Avenue
  170     JPMCB   2758-60 Holland Avenue                           2758-60 Holland Avenue
  171     JPMCB   Canterbury Apartments                            1517 Canterbury Trail
  173     CIBC    Glenora Gardens Apartments                       4-159 Glenora Gardens Drive and 131-201 Glenora Drive
  176     JPMCB   Las Misiones Apartments Phase II                 3807 Plantation Boulevard
  184     CIBC    Colonial West                                    2111 Dalton Drive
  190     CIBC    524 East 119th Street                            524 East 119th Street
  191     CIBC    88 East 111th Street                             88 East 111th Street
  192     CIBC    2483 and 2489 Tiebout Avenue                     2483 and 2489 Tiebout Avenue
  193     JPMCB   Kenosha Gardens Apartments                       5430, 5510, and 5522-5532 64th Avenue
  194     CIBC    975 Sherman Avenue                               975 Sherman Avenue
  196     CIBC    Pine Ridge MHC                                   6465 Highway 9
  199     CIBC    124 East 107th Street                            124 East 107th Street
  204     CIBC    2 East 181st Street                              2 East 181st Street
  208     CIBC    105 East 117th Street                            105 East 117th Street
  209     JPMCB   Pinewood Terrace                                 1455 Evelyn Way and 1500 Riley Avenue
  216     JPMCB   Emerald Glen Apartments                          930 Regentshire Drive
  222     CIBC    Hazelcrest Apartments                            5716 - 5724 Plainfield Avenue and 5727-5729 Onnen Road
  224     CIBC    1487 Teller Avenue                               1487 Teller Avenue
  225     CIBC    74 West 165th Street                             74 West 165th Street
  226     CIBC    853 Walton Avenue                                853 Walton Avenue
  228     CIBC    1841 Mohegan Avenue                              1841 Mohegan Avenue
  229     CIBC    343 East 173rd Street                            343 East 173rd Street
  230     CIBC    2319 Loring Place                                2319 Loring Place North

                                                                          Number of   Property                  Property
 Loan #     City               State    Zip Code   County               Properties   Type                      SubType
 ------     ----               -----    --------   ------               ----------   ---------                 ---------

   9        San Jose            CA       95131     Santa Clara               1       Manufactured Housing      Manufactured Housing
   11       Mira Loma           CA       91752     Riverside                 1       Manufactured Housing      Manufactured Housing
   14       South Bend          IN       46615     St. Joseph                1       Multifamily               Garden
   16       Randallstown        MD       21133     Baltimore                 1       Multifamily               Garden
   17       Birmingham          AL       35343     Jefferson                 1       Multifamily               Garden
   23       Various             TN      Various    Davidson                  2       Multifamily               Garden
 23.01      Nashville           TN       37211     Davidson                  1       Multifamily               Garden
 23.02      Madison             TN       37115     Davidson                  1       Multifamily               Garden
   24       Norman              OK       73072     Cleveland                 1       Multifamily               Garden
   25       Various             CA      Various    Los Angeles               5       Various                   Various
 25.01      Pomona              CA       91766     Los Angeles               1       Manufactured Housing      Manufactured Housing
 25.02      Pasadena            CA       91107     Los Angeles               1       Retail                    Unanchored
 25.03      Pomona              CA       91767     Los Angeles               1       Retail                    Unanchored
 25.04      Los Angeles         CA       90061     Los Angeles               1       Retail                    Unanchored
 25.05      Long Beach          CA       90806     Los Angeles               1       Retail                    Unanchored
   26       Katy                TX       77450     Harris                    1       Multifamily               Garden
   29       Birmingham          AL       35242     Jefferson                 1       Multifamily               Garden
   31       Great Mills         MD       20634     St. Mary's                1       Multifamily               Garden
   32       Tallahassee         FL       32304     Leon                      1       Multifamily               Garden
   35       Milwaukee           WI       53202     Milwaukee                 1       Multifamily               Garden
   39       Various             CA      Various    Los Angeles               2       Manufactured Housing      Manufactured Housing
 39.01      Long Beach          CA       90805     Los Angeles               1       Manufactured Housing      Manufactured Housing
 39.02      Pico Rivera         CA       90660     Los Angeles               1       Manufactured Housing      Manufactured Housing
   40       Houston             TX       77081     Harris                    1       Multifamily               Garden
   46       Portland            OR       97229     Washington                1       Multifamily               Garden
   52       Lawrenceville       GA       30045     Gwinnett                  1       Multifamily               Garden
   63       Bowling Green       KY       42104     Warren                    1       Multifamily               Garden
   76       Terre Haute         IN       47807     Vigo                      1       Multifamily               Garden
   77       Tallahassee         FL       32301     Leon                      5       Multifamily               Garden
 77.01      Tallahassee         FL       32301     Leon                      1       Multifamily               Garden
 77.02      Tallahassee         FL       32301     Leon                      1       Multifamily               Garden
 77.03      Tallahassee         FL       32301     Leon                      1       Multifamily               Garden
 77.04      Tallahassee         FL       32301     Leon                      1       Multifamily               Garden
 77.05      Tallahassee         FL       32301     Leon                      1       Multifamily               Garden
   80       Williamsburg        VA       23185     James City                1       Multifamily               Garden
   92       Houston             TX       77072     Harris                    1       Multifamily               Garden
   93       Balitmore           MD       21214     Baltimore City            1       Multifamily               Garden
   95       Las Vegas           NV       89142     Clark                     1       Manufactured Housing      Manufactured Housing
   98       Vancouver           WA       98664     Clark                     1       Multifamily               Garden
  101       Pasadena            TX       77502     Harris                    1       Multifamily               Garden
  108       Tallahassee         FL      Various    Leon                      2       Multifamily               Garden
 108.01     Tallahassee         FL       32303     Leon                      1       Multifamily               Garden
 108.02     Tallahassee         FL       32304     Leon                      1       Multifamily               Garden
  113       Superior            WI       54880     Douglas                   1       Multifamily               Mid/High Rise
  131       Glendale            AZ       85307     Maricopa                  1       Multifamily               Garden
  133       El Paso             TX       79935     El Paso                   1       Multifamily               Garden
  140       New York            NY       10011     New York                  1       Multifamily               Mid/High Rise
  143       Santa Barbara       CA       93108     Santa Barbara             1       Multifamily               Garden
  148       Newport News        VA       23608     Newport News City         1       Manufactured Housing      Manufactured Housing
  165       Bronx               NY       10457     Bronx                     1       Multifamily               Mid/High Rise
  170       Bronx               NY       10467     Bronx                     1       Multifamily               Mid/High Rise
  171       Mount Pleasant      MI       48858     Isabella                  1       Multifamily               Garden
  173       Greece              NY       14615     Monroe                    1       Multifamily               Garden
  176       Mission             TX       78572     Hidalgo                   1       Multifamily               Garden
  184       Jefferson City      MO       65109     Cole                      1       Multifamily               Garden
  190       New York            NY       10035     New York                  1       Multifamily               Mid/High Rise
  191       New York            NY       10029     New York                  1       Multifamily               Mid/High Rise
  192       Bronx               NY       10458     Bronx                     1       Multifamily               Mid/High Rise
  193       Kenosha             WI       53144     Kenosha                   1       Multifamily               Garden
  194       Bronx               NY       10456     Bronx                     1       Multifamily               Mid/High Rise
  196       Alpharetta          GA       30004     Forsyth                   1       Manufactured Housing      Manufactured Housing
  199       New York            NY       10029     New York                  1       Multifamily               Mid/High Rise
  204       Bronx               NY       10453     Bronx                     1       Multifamily               Mid/High Rise
  208       New York            NY       10029     New York                  1       Multifamily               Mid/High Rise
  209       Reno                NV       89502     Washoe                    1       Multifamily               Garden
  216       Columbus            OH       43228     Franklin                  1       Multifamily               Garden
  222       Baltimore           MD       21206     Baltimore City            1       Multifamily               Garden
  224       Bronx               NY       10457     Bronx                     1       Multifamily               Mid/High Rise
  225       Bronx               NY       10452     Bronx                     1       Multifamily               Mid/High Rise
  226       Bronx               NY       10451     Bronx                     1       Multifamily               Mid/High Rise
  228       Bronx               NY       10460     Bronx                     1       Multifamily               Mid/High Rise
  229       Bronx               NY       10457     Bronx                     1       Multifamily               Mid/High Rise
  230       Bronx               NY       10468     Bronx                     1       Multifamily               Mid/High Rise

                                                                PAD                       STUDIO                   ONE BEDROOM
                                                        -------------------      ------------------------   ------------------------
            Current        Loan       Total Unit/       No. of     Average       No. of         Average         NO. OF       AVERAGE
Loan #     Balance ($)     Group      Beds/Pads/SF       Pads      Pad Rent      Studios     Studio Rent    1-BR Units     1-BR Rent
------     -----------    -------    --------------     -------    --------      --------    ------------   ----------     ---------

   9      55,000,000.00      1            618            618        1,249            0               0               0             0
   11     42,000,000.00      1            717            717          635            0               0               0             0
   14     33,200,000.00      2            758              0            0            0               0             271           538
   16     31,790,023.50      2            589              0            0            4             450             188           655
   17     30,000,000.00      2            348              0            0            0               0              64           720
   23     24,400,000.00      1            520              0            0            0               0             160           536
 23.01    13,200,000.00                   271              0            0            0               0              80           530
 23.02    11,200,000.00                   249              0            0            0               0              80           542
   24     24,000,000.00      2            612              0            0            0               0               0             0
   25     23,723,201.96      1                             0                         0               0               0             0
 25.01     8,173,540.18                   148            148          535            0               0               0             0
 25.02     5,816,171.57                29,291              0            0            0               0               0             0
 25.03     5,407,494.56                49,173              0            0            0               0               0             0
 25.04     2,332,449.27                13,071              0            0            0               0               0             0
 25.05     1,993,546.38                13,897              0            0            0               0               0             0
   26     23,000,000.00      1            430              0            0            0               0             210           745
   29     20,000,000.00      2            400              0            0            0               0             128           640
   31     20,000,000.00      2            232              0            0           48             685              48           904
   32     19,979,587.07      1            648              0            0            0               0             464           273
   35     18,300,000.00      1            138              0            0            0               0              52         1,240
   39     15,746,062.05      1            253            253          557            0               0               0             0
 39.01    10,464,155.16                   186            186          515            0               0               0             0
 39.02     5,281,906.89                    67             67          675            0               0               0             0
   40     15,648,671.57      2            776              0            0            0               0             616           436
   46     13,900,000.00      1            132              0            0            0               0               0             0
   52     12,473,082.18      2            224              0            0            0               0               0             0
   63     10,250,000.00      2            212              0            0            0               0              68           468
   76      9,000,000.00      2            399              0            0           18             263              64           350
   77      8,931,779.43      2            266              0            0            0               0               0             0
 77.01     4,853,631.62                   152              0            0            0               0               0             0
 77.02     3,137,219.74                    80              0            0            0               0               0             0
 77.03       621,976.82                    18              0            0            0               0               0             0
 77.04       219,602.15                     8              0            0            0               0               0             0
 77.05        99,349.10                     8              0            0            0               0               0             0
   80      8,700,000.00      2            156              0            0            0               0              32           635
   92      7,400,000.00      1            328              0            0           32             383             128           417
   93      7,400,000.00      2            228              0            0            0               0              96           488
   95      7,221,118.78      1            195            195          451            0               0               0             0
   98      7,000,000.00      1            116              0            0            0               0              30           645
  101      6,920,000.00      2            222              0            0            0               0             124           491
  108      6,443,865.00      2            192              0            0            0               0               0             0
 108.01    5,462,930.11                   164              0            0            0               0               0             0
 108.02      980,934.89                    28              0            0            0               0               0             0
  113      6,050,000.00      2            158              0            0            0               0             158           525
  131      5,294,833.51      2            150              0            0            0               0              56           563
  133      5,000,000.00      2             96              0            0            0               0              32           660
  140      4,500,000.00      1             12              0            0            0               0              12         1,284
  143      4,400,000.00      2             36              0            0            6           1,433              12         1,950
  148      4,268,824.02      1            283            283          258            0               0               0             0
  165      3,720,000.00      2             54              0            0            1             400              11           861
  170      3,556,340.35      2             54              0            0            0               0              37           770
  171      3,520,000.00      2            152              0            0            0               0              82           485
  173      3,500,000.00      2            148              0            0            0               0             132           517
  176      3,400,000.00      2             52              0            0            0               0               4           745
  184      3,250,000.00      2            109              0            0            0               0              17           410
  190      3,077,000.00      2             35              0            0            0               0              11           759
  191      3,044,000.00      2             28              0            0            0               0               6           702
  192      3,040,000.00      2             52              0            0            0               0              24           668
  193      3,029,555.14      2             89              0            0            0               0              75           585
  194      3,020,000.00      2             46              0            0            1             410              35           894
  196      2,990,383.19      1            196            196          289            0               0               0             0
  199      2,775,000.00      2             35              0            0            0               0               7           784
  204      2,625,000.00      2             31              0            0            0               0              12           694
  208      2,487,000.00      2             34              0            0            1             950              26           757
  209      2,465,000.00      2             50              0            0            0               0               0             0
  216      2,115,662.65      2            130              0            0            0               0               0             0
  222      1,900,000.00      2             48              0            0            0               0               0             0
  224      1,879,000.00      2             34              0            0            0               0              23           656
  225      1,690,000.00      2             19              0            0            0               0               1           750
  226      1,495,000.00      2             25              0            0            7             782              12           796
  228      1,252,000.00      2             15              0            0            1             500               0             0
  229      1,000,000.00      2             20              0            0            0               0               5           577
  230        940,000.00      2             13              0            0            2             584               2           787

                TWO BEDROOM                  THREE BEDROOM                 FOUR BEDROOM
          --------------------------     -------------------------    -------------------------
               NO. OF        AVERAGE          NO. OF       AVERAGE         NO. OF       AVERAGE                UTILITIES
 Loan #    2-BR Units      2-BR Rent      3-BR Units     3-BR Rent     4-BR Units     4-BR Rent               Tenant Pays
 --------  ----------      ---------      ----------     ---------     ----------     ---------               -----------

   9                0              0               0             0              0             0
   11               0              0               0             0              0             0
   14             483            681               4           745              0             0                 Electric
   16             332            780              65           918              0             0              Electric, Gas
   17             228            838              56         1,026              0             0       Electric, Gas, Water, Sewer
   23             297            663              63           840              0             0       Electric, Gas, Water, Sewer
 23.01            159            660              32           825              0             0       Electric, Gas, Water, Sewer
 23.02            138            666              31           855              0             0       Electric, Gas, Water, Sewer
   24             108            455             288           440            216           415                   None
   25               0              0               0             0              0             0
 25.01              0              0               0             0              0             0
 25.02              0              0               0             0              0             0
 25.03              0              0               0             0              0             0
 25.04              0              0               0             0              0             0
 25.05              0              0               0             0              0             0
   26             196          1,063              24         1,400              0             0       Electric, Gas, Water, Sewer
   29             230            747              42           861              0             0          Electric, Water, Sewer
   31             128          1,029               8         1,005              0             0                 Electric
   32               0              0               0             0            184           500       Electric, Gas, Water, Sewer
   35              86          1,627               0             0              0             0           Electric, Gas, Water
   39               0              0               0             0              0             0
 39.01              0              0               0             0              0             0
 39.02              0              0               0             0              0             0
   40             160            599               0             0              0             0          Electric, Water, Sewer
   46              33            899              99         1,206              0             0                 Electric
   52             168            740              56           860              0             0          Electric, Water, Sewer
   63             119            585              25           722              0             0                 Electric
   76              82            277               9           250            226           202           Electric, Gas, Water
   77               0              0              18           360            248           343          Electric, Water, Sewer
 77.01              0              0               0             0            152           343          Electric, Water, Sewer
 77.02              0              0               0             0             80           343          Electric, Water, Sewer
 77.03              0              0              18           360              0             0          Electric, Water, Sewer
 77.04              0              0               0             0              8           343          Electric, Water, Sewer
 77.05              0              0               0             0              8           343          Electric, Water, Sewer
   80             124            705               0             0              0             0       Electric, Gas, Water, Sewer
   92             148            514              20           690              0             0          Electric, Water, Sewer
   93              96            563              36           690              0             0       Electric, Gas, Water, Sewer
   95               0              0               0             0              0             0
   98              58            746              28           837              0             0       Electric, Gas, Water, Sewer
  101              98            639               0             0              0             0             Electric, Water
  108               0              0               0             0            188           357          Electric, Water, Sewer
 108.01             0              0               0             0            164           355          Electric, Water, Sewer
 108.02             0              0               0             0             24           370          Electric, Water, Sewer
  113               0              0               0             0              0             0                 Electric
  131              94            672               0             0              0             0             Electric, Water
  133              56            830               8           930              0             0           Electric, Gas, Water
  140               0              0               0             0              0             0                 Electric
  143              18          2,458               0             0              0             0              Electric, Gas
  148               0              0               0             0              0             0
  165              32            953              10         1,095              0             0              Electric, Gas
  170              14            767               3         1,083              0             0                 Electric
  171              70            574               0             0              0             0           Electric, Gas, Water
  173              16            550               0             0              0             0             Electric, Sewer
  176              44            929               4         1,250              0             0                 Electric
  184              88            422               4           443              0             0                 Electric
  190              20            794               4           646              0             0                 Electric
  191              12            751              10         1,184              0             0           Electric, Gas, Water
  192              28            764               0             0              0             0                 Electric
  193               8            696               6           801              0             0              Electric, Gas
  194               8            918               1           982              1         1,574                 Electric
  196               0              0               0             0              0             0
  199              17            752              11           922              0             0                 Electric
  204              19            898               0             0              0             0           Electric, Gas, Water
  208               7            596               0             0              0             0                 Electric
  209              45            848               5           974              0             0              Electric, Gas
  216              48            433              62           561             20           554              Electric, Gas
  222              48            622               0             0              0             0              Electric, Gas
  224               6            794               5         1,008              0             0              Electric, Gas
  225              17            853               1         1,075              0             0              Electric, Gas
  226               6            869               0             0              0             0                 Electric
  228               4            898               8         1,300              2         1,367                 Electric
  229              15            758               0             0              0             0                 Electric
  230               0              0               5           971              4         1,140                 Electric

            ELEVATOR
 Loan #      Present         Loan #
 ------      -------         ------

   9           NAP             9
   11          NAP             11
   14          No              14
   16          No              16
   17          No              17
   23          No              23
 23.01         No            23.01
 23.02         No            23.02
   24          No              24
   25          NAP             25
 25.01         NAP           25.01
 25.02         NAP           25.02
 25.03         NAP           25.03
 25.04         NAP           25.04
 25.05         NAP           25.05
   26          No              26
   29          No              29
   31          No              31
   32          Yes             32
   35          Yes             35
   39          NAP             39
 39.01         NAP           39.01
 39.02         NAP           39.02
   40          No              40
   46          No              46
   52          No              52
   63          No              63
   76          No              76
   77          No              77
 77.01         No            77.01
 77.02         No            77.02
 77.03         No            77.03
 77.04         No            77.04
 77.05         No            77.05
   80          No              80
   92          No              92
   93          No              93
   95          NAP             95
   98          No              98
  101          No             101
  108          No             108
 108.01        No            108.01
 108.02        No            108.02
  113          Yes            113
  131          No             131
  133          No             133
  140          No             140
  143          Yes            143
  148          NAP            148
  165          No             165
  170          No             170
  171          No             171
  173          No             173
  176          No             176
  184          No             184
  190          No             190
  191          No             191
  192          No             192
  193          Yes            193
  194          No             194
  196          NAP            196
  199          No             199
  204          No             204
  208          No             208
  209          No             209
  216          No             216
  222          No             222
  224          No             224
  225          No             225
  226          Yes            226
  228          No             228
  229          No             229
  230          No             230

                                                                        ANNEX C

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                    Annex C

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

NOVEMBER 18, 2005                                             JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          --------------------------
                                $2,161,633,000

                                 (Approximate)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 2005-CIBC13

                          --------------------------

                           JPMORGAN CHASE BANK, N.A.
                                   CIBC INC.

                             Mortgage Loan Sellers

JPMORGAN                                                     CIBC WORLD MARKETS
DEUTSCHE BANK SECURITIES                                                 NOMURA

The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A. and CIBC Inc. (the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein supersedes any previous such information delivered to you. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational
Materials' appropriateness in any particular context; or as to whether the
Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational
Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the
Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., CIBC World Markets Corp.,
Deutsche Bank Securities Inc. and Nomura Securities International, Inc. (the
"Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

      CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                               CIBC World Markets Corp.
      CO-MANAGERS:             Deutsche Bank Securities Inc.
                               Nomura Securities International, Inc.
      MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (57.7%)
                               CIBC Inc. (42.3%)
      MASTER SERVICER:         Midland Loan Services, Inc.
      SPECIAL SERVICER:        LNR Partners, Inc.
      TRUSTEE:                 Wells Fargo Bank, N.A.
      RATING AGENCIES:         Moody's Investors Service, Inc.
                               Fitch, Inc.
      PRICING DATE:            November 18, 2005 (November 22, 2005, with respect to the Class X-2 Certificates)
      CLOSING DATE:            November 29, 2005
      CUT-OFF DATE:            With respect to each mortgage loan, the related due date of such mortgage loan in
                               November 2005, or with respect to those loans that were originated in October 2005 and have their first payment date in December 2005, November 1, 2005, or with respect to those mortgage loans that were originated in November 2005 and have their first payment date in either December 2005 or January 2006, the origination date.
      DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in December 2005
      PAYMENT DELAY:           11 days and with respect to the Class A-2FL Certificates, 0 days
      TAX STATUS:              REMIC
      ERISA CONSIDERATION:     The Offered Certificates are expected to be ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made with respect to the Class
                               A-2FL Certificates because of the swap contract.
      OPTIONAL TERMINATION:    1.0% (Clean-up Call)
      MINIMUM DENOMINATIONS:   $10,000 (in the case of the Class A-2FL Certificates, $100,000 and in the case of the Class X-2 Certificates, $1,000,000)
      SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                          MORTGAGE LOANS         LOAN GROUP 1         LOAN GROUP 2
--------------------------                                      -------------------   -------------------   -----------------

INITIAL POOL BALANCE (IPB):                                         $2,720,563,695        $2,396,280,882        $324,282,813
NUMBER OF MORTGAGE LOANS:                                                      230                   188                  42
NUMBER OF MORTGAGED PROPERTIES:                                                275                   228                  47
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                      $  11,828,538         $  12,746,175         $ 7,721,019
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                           $   9,892,959         $  10,510,004         $ 6,899,634
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                               5.3931%               5.3875%             5.4343%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                                     1.40x                 1.42x               1.29x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                           73.6%                 73.1%               77.8%
WEIGHTED AVERAGE MATURITY DATE LTV(1):                                       66.5%                 66.1%               69.0%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):                109 months            109 months          112 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):                347 months            345 months          359 months
WEIGHTED AVERAGE SEASONING (MONTHS):                                       1 month               1 month             1 month
10 LARGEST MORTGAGE LOANS AS % OF IPB:                                       32.6%                 37.0%               63.6%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                                    10.6%                 11.0%                7.6%
% OF MORTGAGE LOANS SECURED SOLELY BY A SINGLE TENANT:                       11.5%                 13.1%                0.0%

(1) Excludes the fully amortizing mortgage loans.

(2) Calculated with respect to the respective Anticipated Repayment Date for the
    ARD Loans.

(3) Excludes mortgage loans that are interest only for the entire term.

                                    2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

---------------------------------------------------------------------------------------------------------------------
             EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
 CLASS       (MOODY'S/ FITCH)          AMOUNT(1)        (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
---------------------------------------------------------------------------------------------------------------------

 A-1             Aaa/AAA            $   81,674,000           30.000%                2.63             12/05 - 6/10
 A-2             Aaa/AAA            $  130,193,000           30.000%                4.87             7/10 - 12/10
 A-2FL           Aaa/AAA            $  250,000,000           30.000%                4.87             7/10 - 12/10
 A-3A1           Aaa/AAA            $  206,403,000           30.000%                6.84             5/12 - 11/12
 A-3A2           Aaa/AAA            $   25,000,000           30.000%                6.95            11/12 - 11/12
 A-4             Aaa/AAA            $  751,702,000           30.000%                9.75            12/14 - 10/15
 A-SB            Aaa/AAA            $  135,140,000           30.000%                6.91             6/10 - 12/14
 A-M             Aaa/AAA            $  272,056,000           20.000%                9.94            10/15 - 11/15
 A-J             Aaa/AAA            $  187,039,000           13.125%                9.95            11/15 - 11/15
 X-2             Aaa/AAA            $2,653,464,000             N/A                  N/A                  N/A
 B                Aa2/AA            $   54,411,000           11.125%                9.98            11/15 - 12/15
 C               Aa3/AA--           $   23,805,000           10.250%               10.04            12/15 - 12/15
 D                 A2/A             $   44,210,000            8.625%               10.04            12/15 - 12/15

PRIVATELY OFFERED CLASSES
-------------------------

             EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
 CLASS       (MOODY'S/ FITCH)          AMOUNT(1)        (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)

 X-1             Aaa/AAA            $2,720,563,694            N/A                   N/A                   N/A
 A-1A            Aaa/AAA            $  324,282,000          30.000%                 N/A                   N/A
 E                A3/A-             $   34,007,000           7.375%                 N/A                   N/A
 F              Baa1/BBB+           $   37,407,000           6.000%                 N/A                   N/A
 G               Baa2/BBB           $   30,607,000           4.875%                 N/A                   N/A
 H              Baa3/BBB-           $   34,007,000           3.625%                 N/A                   N/A
 J               Ba1/BB+            $   10,202,000           3.250%                 N/A                   N/A
 K                Ba2/BB            $   17,003,000           2.625%                 N/A                   N/A
 L               Ba3/BB--           $   10,203,000           2.250%                 N/A                   N/A
 M                B1/B+             $    6,801,000           2.000%                 N/A                   N/A
 N                 B2/B             $   10,202,000           1.625%                 N/A                   N/A
 P                B3/B-             $    6,801,000           1.375%                 N/A                   N/A
 NR               NR/NR             $   37,408,694            N/A                   N/A                   N/A

(1) Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for Class A-1, Class A-2, Class
    A-2FL, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A
    certificates are represented in the aggregate.

(3) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted
    Average Life" in the prospectus supplement, and the assumptions that (a)
    there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

 o For the purposes of making distributions to the Class A-1, A-2, A-3A1,
   A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular
   Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3A1, A-3A2, A-4 and A-SB
   Certificates and the Class A-2FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

 o Interest payments will be made concurrently to the Class A-1, A-2, A-3A1,
   A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular Interest
   (and the fixed interest payment on the Class A-2FL Regular Interest will be converted under a swap contract to a floating interest payment to the Class
   A-2FL Certificates as described in the prospectus supplement) (pro rata to the Class A-1, A-2, A-3A1, A-3A2, A-4 and A-SB Certificates and the Class
   A-2FL Regular Interest, from Loan Group 1, and to the Class A-1A
   Certificates from Loan Group 2, the foregoing classes, collectively, the
   "Class A Certificates"), the Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR
   Certificates.

 o The pass-through rates on the Class A-1, Class A-2, Class A-3A1, Class
   A-3A2, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
   Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
   Class L, Class M, Class N, Class P and Class NR Certificates and the Class
   A-2FL Regular Interest will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
   above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

 o The pass-through rate on the Class A-2FL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2
   LIBOR business days before the start of the Class A-2FL accrual period, as applicable. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-2FL Certificates, as applicable, may convert to a fixed rate. See "Description of the Swap
   Contract--The Swap Contract" in the prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-2FL
   Certificates. See "Certain ERISA Considerations" in the prospectus supplement.

 o All Classes, (except for the Class A-2FL Certificates), and the Class A-2FL
   Regular Interest will accrue interest on a 30/360 basis. The Class A-2FL
   Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-2FL Certificates converts to a fixed rate, interest will accrue on a 30/360 basis.

 o Generally, the Class A-1, A-2, A-3A1, A-3A2, A-4 and A-SB Certificates and
   the Class A-2FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in
   Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the
   Class A-4 and Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balance of the Class A-M
   Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
-------------------------------------------------------------------------------

                                    4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

 (without regard to loan group) to the Class A-1, A-2, A-3A1, A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular Interest on a pro rata basis. Principal with generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest sequential class designation until its certificate balance is reduced to zero (except that the
 Class A-SB Certificates are entitled to certain priority with respect to being paid down to their plan principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1, A-2, A-3A1,
 A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular Interest
 have been reduced to zero, principal payments will be paid sequentially to the
 Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates,
 until the certificate balance for each such Class has been reduced to zero.
 The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-M Certificates, and then pro rata to the Class A-1, Class
   A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A
   Certificates and the Class A-2FL Regular Interest (without regard to loan groups or the Class A-SB planned principal balance).

 o Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
   (other than the Class A-2FL and the Class X-2 Certificates) and the Class
   A-2FL Regular Interest and the Class A-1A, E, F, G and H Certificates in
   the following manner: the holders of each class of offered certificates
   (other than the Class A-2FL Certificates and the Class X-2 Certificates)
   and the Class A-2FL Regular Interest and the Class A-1A, E, F, G and H
   Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3A1, A-3A2, A-4, A-SB and
   A-1A Certificates and the Class A-2FL Regular Interest) on each
   Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield Maintenance Charges
   payable to the Class A-2FL Regular Interest will be paid to the Swap
   Counterparty.

     YM        Group Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
   Charge     ------------------------------- x ----------------------------------------------
                Group Total Principal Paid          (Mortgage Rate on Loan - Discount Rate)

 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
   P&I Advance will be reduced in proportion to such adjustment.
-------------------------------------------------------------------------------

                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13
--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                       CUT-OFF DATE PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                      NUMBER           PRINCIPAL         % OF          WA         WA UW
BALANCES                               OF LOANS           BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------------------

 $940,000 - $2,999,999                    35          $   77,272,460         2.8%       71.6%       1.42x
 $3,000,000 - $3,999,999                  38             130,590,225         4.8        71.6%       1.47x
 $4,000,000 - $4,999,999                  24             105,693,859         3.9        71.3%       1.37x
 $5,000,000 - $6,999,999                  33             195,901,482         7.2        70.8%       1.35x
 $7,000,000 - $9,999,999                  35             291,984,164        10.7        72.5%       1.37x
 $10,000,000 - $14,999,999                24             290,843,745        10.7        76.0%       1.33x
 $15,000,000 - $24,999,999                20             398,037,738        14.6        75.3%       1.35x
 $25,000,000 - $49,999,999                12             386,240,024        14.2        75.5%       1.30x
 $50,000,000 - $149,999,999                7             491,600,000        18.1        71.6%       1.56x
 $150,000,000 - $180,900,000               2             352,400,000        13.0        75.0%       1.44x
------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                 230          $2,720,563,695       100.0%       73.6%       1.40x
------------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:           $11,828,538
 AVERAGE BALANCE PER PROPERTY:       $ 9,892,959
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                    MORTGAGE INTEREST RATES
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL         % OF          WA         WA UW
RATES                             OF LOANS          BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------------

 4.8700% - 4.9999%                   14         $  140,774,033         5.2%       63.7%        1.92x
 5.0000% - 5.4999%                  152          1,931,806,237        71.0        74.7%        1.38x
 5.5000% - 5.9999%                   58            477,267,172        17.5        74.1%        1.35x
 6.0000% - 6.4900%                    6            170,716,253         6.3        69.0%        1.32x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            230         $2,720,563,695       100.0%       73.6%        1.40x
------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.3931%

--------------------------------------------------------------------------------------------------
                              ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER         PRINCIPAL          % OF          WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 60                             11         $  395,880,283         14.6%       75.0%        1.47x
 61 - 84                         9            283,810,000         10.4        70.9%        1.41x
 85 - 120                      191          1,865,625,068         68.6        74.2%        1.39x
 121 - 180                      17            147,524,345          5.4        68.1%        1.31x
 181 - 240                       2             27,724,000          1.0        73.3%        1.43x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       230         $2,720,563,695        100.0%       73.6%        1.40x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          111

------------------------------------------------------------------------------------------
                                   GEOGRAPHIC DISTRIBUTION(1)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 GEOGRAPHIC LOCATION        PROPERTIES       BALANCE          IPB        LTV       DSCR
------------------------------------------------------------------------------------------

 CALIFORNIA                     38      $  559,995,651       20.6%      71.9%      1.36x
   CALIFORNIA SOUTH             33         455,300,377       16.7       71.0%      1.33x
   CALIFORNIA NORTH             5          104,695,274        3.8       75.9%      1.46x
 FLORIDA                        38         503,830,534       18.5       72.6%      1.51x
 NEW YORK                       31         225,695,371        8.3       72.7%      1.41x
 TEXAS                          27         192,201,412        7.1       71.9%      1.40x
 VIRGINIA                       8          124,328,824        4.6       76.4%      1.54x
 MARYLAND                       12         112,924,016        4.2       76.5%      1.37x
 OTHER                          121      1,001,587,887       36.8       75.0%      1.35x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        275     $2,720,563,695      100.0%      73.6%      1.40x
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL         % OF          WA         WA UW
 RANGE OF UW DSCRS            OF LOANS         BALANCE          IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 1.14X - 1.19X(2)                 4       $   29,220,535        1.1%        71.9%        1.15x
 1.20X - 1.29X                  103        1,125,338,126       41.4         76.8%        1.23x
 1.30X - 1.39X                   40          561,876,301       20.7         71.1%        1.36x
 1.40X - 1.49X                   24          397,861,148       14.6         76.2%        1.47x
 1.50X - 1.69X                   41          410,996,062       15.1         72.9%        1.56x
 1.70X - 1.99X                   12          109,571,523        4.0         62.1%        1.78x
 2.00X - 2.99X                    5           82,400,000        3.0         56.5%        2.32x
 3.00X - 3.20X                    1            3,300,000        0.1         41.5%        3.20x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        230       $2,720,563,695      100.0%        73.6%        1.40x
------------------------------------------------------------------------------------------------
 WA UW DSCR:                   1.40X
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                          REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER         PRINCIPAL          % OF          WA         WA UW
TO MATURITY/ARD                OF LOANS         BALANCE            IPB          LTV         DSCR
---------------------------------------------------------------------------------------------------

 56 - 60                          11        $  395,880,283        14.6%        75.0%        1.47x
 61 - 84                           9           283,810,000        10.4         70.9%        1.41x
 85 - 120                        192         1,875,516,862        68.9         74.2%        1.39x
 121 - 180                        16           137,632,550         5.1         68.1%        1.32x
 181 - 240                         2            27,724,000         1.0         73.3%        1.43x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         230        $2,720,563,695       100.0%        73.6%        1.40x
---------------------------------------------------------------------------------------------------
 WA REMAINING TERM:              109
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                        NUMBER OF        PRINCIPAL         % OF         WA       WA UW
 PROPERTY TYPE                   SUB PROPERTY TYPE      PROPERTIES        BALANCE           IPB         LTV       DSCR
-------------------------------------------------------------------------------------------------------------------------

  OFFICE                     Suburban                         68      $  718,966,165        26.4%       74.9%      1.50x
                             CBD                               8         277,412,137        10.2        69.9%      1.44x
                              SUBTOTAL:                       76      $  996,378,302        36.6%       73.5%      1.48x
-------------------------------------------------------------------------------------------------------------------------
  RETAIL                     Anchored                         42      $  473,485,807        17.4%       74.9%      1.33x
                             Unanchored                       39         168,630,397         6.2        71.2%      1.38x
                             Shadow Anchored                  18          86,521,935         3.2        74.9%      1.29x
                             Theatre                           1          14,663,000         0.5        78.8%      1.25x
                              SUBTOTAL:                      100      $  743,301,140        27.3%       74.1%      1.34x
-------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY                Garden                           39      $  396,612,060        14.6%       77.3%      1.28x
                             Mid/High Rise                    17          46,150,340         1.7        75.8%      1.47x
                              SUBTOTAL:                       56      $  442,762,400        16.3%       77.2%      1.30x
-------------------------------------------------------------------------------------------------------------------------
  HOTEL                      Full Service                      3      $  214,000,000         7.9%       68.7%      1.43x
                             Limited Service                   1           4,496,024         0.2        49.4%      1.38x
                              SUBTOTAL:                        4      $  218,496,024         8.0%       68.3%      1.43x
-------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                 Warehouse/Distribution           11      $  101,588,971         3.7%       67.1%      1.56x
                             Flex                             14          57,817,923         2.1        65.0%      1.52x
                              SUBTOTAL:                       25      $  159,406,894         5.9%       66.3%      1.54x
-------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING                                         8      $  135,399,928         5.0%       77.8%      1.26x
-------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE                                                 5      $   18,894,007         0.7%       68.8%      1.28x
-------------------------------------------------------------------------------------------------------------------------
  GARAGE                                                       1      $    5,925,000         0.2%       75.0%      1.57x
-------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                    275      $2,720,563,695       100.0%       73.6%      1.40x
-------------------------------------------------------------------------------------------------------------------------

(1) Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Structural and
    Collateral Term Sheet.

(2) Includes 1 mortgage loan, identified as Loan No. 38 on Annex A-1 which represents approximately 0.6% of the aggregate principal balance as of the cut-off date. If the DSCR for such mortgage loan is calculated assuming the application of the $2,510,000 holdback in reduction of its cut-off-date principal balance the revised DSCR for such mortgage loan would be 1.34x.

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                             ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
RANGE OF ORIGINAL            NUMBER OF      PRINCIPAL      % OF        WA       WA UW
AMORTIZATION TERMS             LOANS         BALANCE        IPB        LTV       DSCR
----------------------------------------------------------------------------------------

 180 - 240                        9      $   62,853,964      3.1%     64.0%      1.37x
 241 - 300                       15         261,893,373     12.9      64.5%      1.47x
 301 - 330                        3          19,220,000      0.9      72.7%      1.55x
 331 - 360                      177       1,691,927,358     83.1      75.5%      1.32x
----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        204      $2,035,894,695    100.0%     73.7%      1.34x
----------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:        347
----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 RANGE OF CUT-OFF LTVS            LOANS         BALANCE        IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

 27.8% - 50.0%                      7       $   25,976,972      1.0%     44.3%      1.78x
 50.1% - 60.0%                     17          185,588,122      6.8      56.9%      1.89x
 60.1% - 65.0%                     13          113,754,115      4.2      63.3%      1.58x
 65.1% - 70.0%                     26          465,363,759     17.1      68.0%      1.40x
 70.1% - 75.0%                     46          419,305,655     15.4      73.2%      1.39x
 75.1% - 80.0%                    121        1,510,575,071     55.5      78.8%      1.32x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          230       $2,720,563,695    100.0%     73.6%      1.40x
-------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:      73.6%
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                        AMORTIZATION TYPES
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 AMORTIZED TYPES               LOANS         BALANCE          IPB        LTV       DSCR
------------------------------------------------------------------------------------------

 BALLOON LOANS
   PARTIAL INTEREST-ONLY(4)      80       $1,095,727,795       40.3%     75.0%     1.30x
   BALLOON(2,5)                 118          890,136,071       32.7      72.5%     1.39x
   INTEREST-ONLY                 26          684,669,000       25.2      73.5%     1.57x
 SUBTOTAL                       224       $2,670,532,866       98.2%     73.8%     1.40x
------------------------------------------------------------------------------------------
 FULLY AMORTIZING                 6       $   50,030,829        1.8%     64.5%     1.34x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        230       $2,720,563,695      100.0%     73.6%     1.40x
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
RANGE OF PARTIAL INTEREST-     NUMBER OF       PRINCIPAL       % OF      WA         WA UW
ONLY PERIODS                     LOANS          BALANCE         IPB      LTV         DSCR
--------------------------------------------------------------------------------------------

 4 - 12                             7       $   61,091,795      5.6%     77.2%      1.24x
 13 - 24                           21          275,953,000     25.2      70.9%      1.38x
 25 - 36                           25          341,503,000     31.2      76.3%      1.30x
 37 - 48                            1            8,720,000      0.8      80.0%      1.65x
 49 - 60                           26          408,460,000     37.3      76.3%      1.26x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           80       $1,095,727,795    100.0%     75.0%      1.30x
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                            REMAINING AMORTIZATION TERM IN MONTHS(1)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER OF      PRINCIPAL       % OF        WA       WA UW
AMORTIZATION TERMS              LOANS         BALANCE        IPB        LTV       DSCR
-----------------------------------------------------------------------------------------

 178 - 240                        9       $   62,853,964      3.1%      64.0%      1.37x
 241 - 300                       15          261,893,373     12.9       64.5%      1.47x
 301 - 330                        3           19,220,000      0.9       72.7%      1.55x
 331 - 360                      177        1,691,927,358     83.1       75.5%      1.32x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        204       $2,035,894,695    100.0%      73.7%      1.34x
------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:       347
------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                   LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                        NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 RANGE OF MATURITY LTVS                   LOANS         BALANCE        IPB        LTV       DSCR
---------------------------------------------------------------------------------------------------

 23.1% - 30.0%                              2       $    7,414,650      0.3%     41.3%      1.89x
 30.1% - 50.0%                             23          183,798,726      6.9      59.3%      1.63x
 50.1% - 60.0%                             35          248,955,335      9.3      64.8%      1.65x
 60.1% - 70.0%                            109        1,289,397,155     48.3      74.3%      1.34x
 70.1% - 80.0%                             55          940,967,000     35.2      78.6%      1.37x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                  224       $2,670,532,866    100.0%     73.8%      1.40x
---------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:      66.5%
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                 YEAR BUILT/RENOVATED(6, 7)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
RANGE OF YEARS              NUMBER OF      PRINCIPAL       % OF        WA       WA UW
BUILT/RENOVATED             PROPERTIES      BALANCE        IPB        LTV       DSCR
----------------------------------------------------------------------------------------

 1909 - 1959                    11      $    30,941,000      1.1%     71.1%      1.63x
 1960 - 1969                     4           53,100,000      2.0      74.7%      1.31x
 1970 - 1979                    14          125,065,671      4.6      75.1%      1.32x
 1980 - 1989                    54          617,764,646     22.7      72.3%      1.40x
 1990 - 1999                    66          585,945,108     21.5      74.9%      1.37x
 2000 - 2005                   126        1,307,747,270     48.1      73.5%      1.42x
----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       275       $2,720,563,695    100.0%     73.6%      1.40x
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                           PREPAYMENT PROTECTION
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                  NUMBER OF      PRINCIPAL        % OF        WA       WA UW
 PREPAYMENT PROTECTION              LOANS         BALANCE          IPB        LTV       DSCR
------------------------------- ------------ ----------------- ---------- ---------- ----------

 DEFEASANCE                          209       $2,484,463,705     91.3%      74.2%      1.37x
 YIELD MAINTENANCE                   20           171,099,990      6.3       71.5%      1.45x
 DEFEASANCE/YIELD MAINTENANCE        1             65,000,000      2.4       58.8%      2.32x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             230       $2,720,563,695    100.0%      73.6%      1.40x
-----------------------------------------------------------------------------------------------

(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term.

(3) Excludes the fully amortizing mortgage loans.

(4) Includes 1 partial interest-only ARD loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(5) Includes 2 amortizing ARD loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(7) Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Structural and
    Collateral Term Sheet.

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13
--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                        CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                  NUMBER OF       PRINCIPAL       % OF        WA        WA UW
BALANCES                              LOANS          BALANCE         IPB        LTV        DSCR
--------------------------------------------------------------------------------------------------

 $1,395,716 - $2,999,999               23         $   54,648,797       2.3%     69.4%     1.41x
 $3,000,000 - $3,999,999               27             94,433,330       3.9      69.3%     1.48x
 $4,000,000 - $4,999,999               23            101,293,859       4.2      73.2%     1.33x
 $5,000,000 - $6,999,999               28            166,192,784       6.9      69.8%     1.37x
 $7,000,000 - $9,999,999               31            257,952,384      10.8      71.7%     1.38x
 $10,000,000 - $14,999,999             22            268,120,662      11.2      75.7%     1.34x
 $15,000,000 - $24,999,999             16            318,389,066      13.3      74.3%     1.38x
 $25,000,000 - $49,999,999              9            291,250,000      12.2      74.4%     1.32x
 $50,000,000 - $149,999,999             7            491,600,000      20.5      71.6%     1.56x
 $150,000,000 - $180,900,000            2            352,400,000      14.7      75.0%     1.44x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              188         $2,396,280,882     100.0%     73.1%     1.42x
--------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:        $12,746,175
--------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER PROPERTY:    $10,510,004
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
RANGE OF MORTGAGE            NUMBER OF      PRINCIPAL       % OF        WA       WA UW
INTEREST RATES                 LOANS         BALANCE         IPB        LTV       DSCR
-----------------------------------------------------------------------------------------

 4.8785% - 4.9999%               8        $  126,417,478     5.3%      62.1%     1.96x
 5.0000% - 5.4999%             124         1,709,055,003    71.3       74.2%     1.39x
 5.5000% - 5.9999%              51           421,882,172    17.6       73.6%     1.37x
 6.0000% - 6.2900%               5           138,926,229     5.8       66.8%     1.35x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       188        $2,396,280,882   100.0%      73.1%     1.42x
-----------------------------------------------------------------------------------------
 WA INTEREST RATE:           5.3875%
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                              ORIGINAL TERM TO MATURITY/ARD IN MONTHS
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS TO     NUMBER OF       PRINCIPAL        % OF        WA       WA UW
MATURITY/ARD                     LOANS          BALANCE          IPB        LTV       DSCR
---------------------------------------------------------------------------------------------

 60                                9        $  387,065,449      16.2%      75.0%     1.47x
 61 - 84                           7           233,810,000       9.8       69.1%     1.44x
 85 - 120                        153         1,600,157,088      66.8       73.6%     1.41x
 121 - 180                        17           147,524,345       6.2       68.1%     1.31x
 181 - 240                         2            27,724,000       1.2       73.3%     1.43x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         188        $2,396,280,882     100.0%      73.1%     1.42x
---------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          110
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   GEOGRAPHIC DISTRIBUTION(1)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                            NUMBER OF       PRINCIPAL        % OF        WA       WA UW
GEOGRAPHIC LOCATION        PROPERTIES       BALANCE          IPB        LTV       DSCR
------------------------------------------------------------------------------------------

 CALIFORNIA                    37         $  555,595,651     23.2%      72.3%     1.35x
  CALIFORNIA SOUTH             32            450,900,377     18.8       71.4%     1.32x
  CALIFORNIA NORTH              5            104,695,274      4.4       75.9%     1.46x
 FLORIDA                       31            488,454,889     20.4       72.4%     1.52x
 NEW YORK                      15            186,595,031      7.8       71.7%     1.39x
 TEXAS                         23            161,232,740      6.7       70.8%     1.42x
 OTHER                        122          1,004,402,570     41.9       74.5%     1.40x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:      228         $2,396,280,882    100.0%      73.1%     1.42x
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 RANGE OF UW DSCRS             LOANS          BALANCE         IPB        LTV       DSCR
-----------------------------------------------------------------------------------------

 1.14X - 1.19X2                  4        $   29,220,535     1.2%      71.9%      1.15x
 1.20X - 1.29X                  84           890,680,647    37.2       76.2%      1.24x
 1.30X - 1.39X                  36           526,044,522    22.0       70.7%      1.36x
 1.40X - 1.69X                  47           759,463,655    31.7       74.4%      1.52x
 1.70X - 1.99X                  12           109,571,523     4.6       62.1%      1.78x
 2.00X - 2.99X                   4            78,000,000     3.3       58.1%      2.32x
 3.00X - 3.20X                   1             3,300,000     0.1       41.5%      3.20x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       188        $2,396,280,882   100.0%      73.1%      1.42x
-----------------------------------------------------------------------------------------
 WA UW DSCR:                  1.42X
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS      NUMBER OF       PRINCIPAL        % OF         WA      WA UW
TO MATURITY                     LOANS          BALANCE          IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

 56 - 60                          9        $  387,065,449       16.2%      75.0%    1.47x
 61 - 84                          7           233,810,000        9.8       69.1%    1.44x
 85 - 120                       154         1,610,048,882       67.2       73.6%    1.41x
 121 - 180                       16           137,632,550        5.7       68.1%    1.32x
 181 - 240                        2            27,724,000        1.2       73.3%    1.43x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        188        $2,396,280,882      100.0%      73.1%    1.42x
-------------------------------------------------------------------------------------------
 WA REMAINING TERM:             109
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF        PRINCIPAL         % OF         WA       WA UW
PROPERTY TYPE                SUB PROPERTY TYPE          PROPERTIES         BALANCE           IPB         LTV       DSCR
-------------------------------------------------------------------------------------------------------------------------

  OFFICE                     Suburban                       68        $  718,966,165        30.0%       74.9%     1.50x
                             CBD                             8           277,412,137        11.6        69.9%     1.44x
                               SUBTOTAL:                    76        $  996,378,302        41.6%       73.5%     1.48X
-------------------------------------------------------------------------------------------------------------------------
  RETAIL                     Anchored                       42           473,485,807        19.8%       74.9%     1.33x
                             Unanchored                     39           168,630,397         7.0        71.2%     1.38x
                             Shadow Anchored                18            86,521,935         3.6        74.9%     1.29x
                             Theatre                         1            14,663,000         0.6        78.8%     1.25x
                               SUBTOTAL:                   100        $  743,301,140        31.0%       74.1%     1.34X
-------------------------------------------------------------------------------------------------------------------------
  HOTEL                      Full Service                    3        $  214,000,000         8.9%       68.7%     1.43x
                             Limited Service                 1             4,496,024         0.2        49.4%     1.38x
                               SUBTOTAL:                     4        $  218,496,024         9.1%       68.3%     1.43X
-------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                 Warehouse/Distribution         11           101,588,971         4.2%       67.1%     1.56x
                             Flex                           14            57,817,923         2.4        65.0%     1.52x
                               SUBTOTAL:                    25        $  159,406,894         6.7%       66.3%     1.54X
-------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING                                       8        $  135,399,928         5.7%       77.8%     1.26x
-------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY                Garden                          8           113,979,587         4.8%       76.3%     1.31x
                             Mid/High Rise                   1             4,500,000         0.2        56.3%     1.43x
                               SUBTOTAL:                     9        $  118,479,587         4.9%       75.5%     1.31X
-------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE                                               5        $   18,894,007         0.8%       68.8%     1.28x
-------------------------------------------------------------------------------------------------------------------------
  GARAGE                                                     1        $    5,925,000         0.2%       75.0%     1.57x
-------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                  228        $2,396,280,882       100.0%       73.1%     1.42x
-------------------------------------------------------------------------------------------------------------------------

(1) Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Structural and
    Collateral Term Sheet.

(2) Includes 1 mortgage loan, identified as Loan No. 38 on Annex A-1 which represents approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. If the DSCR for such mortgage loan is calculated assuming the application of the $2,510,000 holdback in reduction of its cut-off-date principal balance the revised DSCR for such mortgage loan would be 1.34x.

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                  COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
RANGE OF ORIGINAL           NUMBER OF      PRINCIPAL       % OF         WA      WA UW
AMORTIZATION TERMS            LOANS         BALANCE         IPB        LTV       DSCR
----------------------------------------------------------------------------------------

 180 - 240                       9      $   62,853,964      3.6%      64.0%      1.37x
 241 - 300                      14         256,893,373     14.7       64.4%      1.48x
 301 - 330                       3          19,220,000      1.1       72.7%      1.55x
 331 - 360                     150       1,404,688,544     80.6       75.0%      1.33x
 TOTAL/WEIGHTED AVERAGE:       176      $1,743,655,882    100.0%      73.0%      1.36x
----------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:       345
----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
                                NUMBER OF      PRINCIPAL       % OF        WA       WA UW
RANGE OF CUT-OFF LTVS             LOANS         BALANCE         IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

 41.5% - 50.0%                      6      $   21,576,972      0.9%       47.7%     1.67x
 50.1% - 60.0%                     17         185,588,122      7.7        56.9%     1.89x
 60.1% - 65.0%                     13         113,754,115      4.7        63.3%     1.58x
 65.1% - 70.0%                     26         465,363,759     19.4        68.0%     1.40x
 70.1% - 75.0%                     39         392,525,822     16.4        73.3%     1.40x
 75.1% - 80.0%                     87       1,217,472,091     50.8        78.8%     1.34x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          188      $2,396,280,882    100.0%       73.1%     1.42x
-------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:   73.1%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                      AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                            NUMBER OF       PRINCIPAL         % OF         WA       WA UW
AMORTIZED TYPES               LOANS          BALANCE           IPB        LTV        DSCR
-------------------------------------------------------------------------------------------

 BALLOON LOANS
   PARTIAL INTEREST-ONLY(4)    68       $   957,657,795       40.0%      74.5%      1.31x
   BALLOON(2,5)               102           735,967,258       30.7       71.6%      1.42x
   INTEREST-ONLY               12           652,625,000       27.2       73.3%      1.57x
 SUBTOTAL                     182       $ 2,346,250,052       97.9%      73.3%      1.42x
-------------------------------------------------------------------------------------------
 FULLY AMORTIZING               6       $    50,030,829        2.1%      64.5%      1.34x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:      188       $ 2,396,280,882      100.0%      73.1%      1.42x
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS IN MONTHS
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
RANGE OF PARTIAL
INTEREST-ONLY                  NUMBER OF       PRINCIPAL        % OF           WA         WA UW
PERIODS                          LOANS          BALANCE         IPB           LTV         DSCR
------------------------------------------------------------------------------------------------

 4 - 12                            3         $ 18,791,795        2.0%        73.7%        1.22x
 13 - 24                          17         $245,803,000       25.7%        70.1%        1.39x
 25 - 36                          25          341,503,000       35.7         76.3%        1.30x
 37 - 48                           1            8,720,000        0.9         80.0%        1.65x
 49 - 60                          22          342,840,000       35.8         75.7%        1.26x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          68         $957,657,795      100.0%        74.5%        1.31x
------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                           REMAINING AMORTIZATION TERM IN MONTHS(1)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
RANGE OF REMAINING           NUMBER OF      PRINCIPAL       % OF         WA       WA UW
AMORTIZATION TERMS             LOANS         BALANCE         IPB        LTV        DSCR
-----------------------------------------------------------------------------------------

 178 - 240                       9        $   62,853,964      3.6%     64.0%      1.37x
 241 - 300                      14           256,893,373     14.7      64.4%      1.48x
 301 - 330                       3            19,220,000      1.1      72.7%      1.55x
 331 - 360                     150         1,404,688,544     80.6      75.0%      1.33x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       176        $1,743,655,882    100.0%     73.0%      1.36x
-----------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:      345
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
---------------------------------------------------------------------------------------------------
                                        NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 RANGE OF MATURITY LTVS                   LOANS         BALANCE        IPB        LTV        DSCR
------------------------------------- ------------ ---------------- --------- ---------- ----------

 26.7% - 30.0%                              1      $    3,014,650      0.1%      60.9%      1.24x
 30.1% - 50.0%                             23         183,798,726      7.8       59.3%      1.63x
 50.1% - 60.0%                             34         243,955,335     10.4       64.7%      1.66x
 60.1% - 70.0%                             88       1,075,698,341     45.8       73.5%      1.36x
 70.1% - 79.9%                             36         839,783,000     35.8       78.5%      1.37x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                  182      $2,346,250,052    100.0%      73.3%      1.42x
---------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:      66.1%
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                 YEAR BUILT/RENOVATED(6,7)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
RANGE OF YEARS              NUMBER OF       PRINCIPAL       % OF        WA       WA UW
BUILT/RENOVATED             PROPERTIES       BALANCE         IPB        LTV       DSCR
----------------------------------------------------------------------------------------

 1909 - 1959                     3      $   11,100,000       0.5%      59.5%     1.76x
 1960 - 1969                     2          45,200,000       1.9       79.1%     1.22x
 1970 - 1979                    13         122,045,671       5.1       75.0%     1.31x
 1980 - 1989                    51         586,419,813      24.5       72.1%     1.41x
 1990 - 1999                    56         520,431,774      21.7       74.5%     1.38x
 2000 - 2005                   103       1,111,083,624      46.4       72.6%     1.45x
----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       228       2,396,280,882    100.0%      73.1%      1.42x
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                        PREPAYMENT PROTECTION
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                  NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PREPAYMENT PROTECTION              LOANS         BALANCE          IPB        LTV       DSCR
-----------------------------------------------------------------------------------------------

 DEFEASANCE                          170       $2,214,580,892      92.4%      73.7%     1.38x
 YIELD MAINTENANCE                    17          116,699,990       4.9       69.9%     1.49x
 DEFEASANCE/YIELD MAINTENANCE          1           65,000,000       2.7       58.8%     2.32x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             188       $2,396,280,882     100.0%      73.1%     1.42x
-----------------------------------------------------------------------------------------------

(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term.

(3) Excludes the fully amortizing mortgage loans.

(4) Includes 1 partial interest-only ARD loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans in loan group
    1 as of the cut-off date.

(5) Includes 2 amortizing ARD loans representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

(6) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(7) Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Structural and
    Collateral Term Sheet.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                       CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                   NUMBER OF        PRINCIPAL       % OF           WA         WA UW
BALANCES                                LOANS          BALANCE         IPB          LTV          DSCR
-------------------------------------------------------------------------------------------------------

$940,000 - $2,999,999                   12         $ 22,623,663        7.0%        76.9%        1.47x
$3,000,000 - $3,999,999                 11           36,156,895       11.1         77.6%        1.43x
$4,000,000 - $4,999,999                  1            4,400,000        1.4         27.8%        2.34x
$5,000,000 - $6,999,999                  5           29,708,699        9.2         76.6%        1.26x
$7,000,000 - $9,999,999                  4           34,031,779       10.5         78.6%        1.30x
$10,000,000 - $14,999,999                2           22,723,082        7.0         79.4%        1.24x
$15,000,000 - $24,999,999                4           79,648,672       24.6         79.4%        1.24x
$25,000,000 - $33,200,000                3           94,990,024       29.3         78.7%        1.22x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 42         $324,282,813      100.0%    77.8%        1.29x
-------------------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:           $7,721,019
AVERAGE BALANCE PER PROPERTY:       $6,899,634
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        MORTGAGE INTEREST RATES
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST       NUMBER OF       PRINCIPAL        % OF           WA        WA UW
RATES                              LOANS          BALANCE          IPB          LTV         DSCR
---------------------------------------------------------------------------------------------------

4.8700% - 4.9999%                    6        $ 14,356,555         4.4%        77.6%       1.53x
5.0000% - 5.4999%                   28         222,751,235        68.7         77.8%       1.30x
5.5000% - 6.4900%                    8          87,175,024        26.9         77.9%       1.22x
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             42        $324,282,813       100.0%        77.8%       1.29x
---------------------------------------------------------------------------------------------------
WA INTEREST RATE:                5.4343%
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                      ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS TO        NUMBER OF       PRINCIPAL         % OF           WA        WA UW
MATURITY/ARD                        LOANS          BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 60 - 84                              4         $ 58,814,834        18.1%        78.5%       1.28x
 85 - 120                            38          265,467,980        81.9         77.6%       1.30x
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              42         $324,282,813       100.0%        77.8%       1.29x
----------------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:              113
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                        GEOGRAPHIC DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 GEOGRAPHIC LOCATION          PROPERTIES        BALANCE          IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------

 MARYLAND                          4         $ 61,090,024        18.8%        78.5%       1.24x
 ALABAMA                           2           50,000,000        15.4         79.2%       1.27x
 INDIANA                           2           42,200,000        13.0         78.0%       1.21x
 NEW YORK                         16           39,100,340        12.1         77.6%       1.49x
 TEXAS                             4           30,968,672         9.5         77.5%       1.27x
 OKLAHOMA                          1           24,000,000         7.4         80.0%       1.20x
 OTHER                            18           76,923,778        23.7         75.7%       1.33x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          47         $324,282,813       100.0%        77.8%       1.29x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------
                              NUMBER OF       PRINCIPAL         % OF          WA         WA UW
RANGE OF UW DSCRS               LOANS          BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

1.20X - 1.39X                     23        $270,489,258         83.4%       78.8%       1.24x
1.40X - 1.49X                      3          13,829,555          4.3        75.0%       1.41x
1.50X - 1.99X                     15          35,564,000         11.0        77.7%       1.55x
2.00X - 2.34X                      1           4,400,000          1.4        27.8%       2.34x
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           42        $324,282,813        100.0%       77.8%       1.29x
--------------------------------------------------------------------------------------------------
WA UW DSCR:                     1.29X
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS       NUMBER OF       PRINCIPAL        % OF           WA         WA UW
TO MATURITY                      LOANS          BALANCE          IPB          LTV          DSCR
-------------------------------------------------------------------------------------------------

 59 - 60                           2         $  8,814,834        2.7%        74.4%        1.32x
 61 - 84                           2           50,000,000       15.4         79.2%        1.27x
 85 - 120                         38          265,467,980       81.9         77.6%        1.30x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          42         $324,282,813      100.0%        77.8%        1.29x
-------------------------------------------------------------------------------------------------
 WA REMAINING TERM:              112
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                    PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF      PRINCIPAL        % OF         WA       WA UW
PROPERTY TYPE                 SUB PROPERTY TYPE    PROPERTIES       BALANCE          IPB         LTV        DSCR
-------------------------------------------------------------------------------------------------------------------

MULTIFAMILY                   Garden                   31         $282,632,473       87.2%       77.8%     1.27x
                              Mid/High Rise            16           41,650,340       12.8        77.9%     1.48x
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                47         $324,282,813      100.0%       77.8%     1.29x
-------------------------------------------------------------------------------------------------------------------

(1) Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Structural and
    Collateral Term Sheet.

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER       PRINCIPAL        % OF          WA         WA UW
AMORTIZATION TERMS            OF LOANS        BALANCE         IPB          LTV         DSCR
----------------------------------------------------------------------------------------------

300 - 330                         1       $  5,000,000        1.7%        70.7%       1.34x
331 - 360                        27        287,238,813       98.3         77.9%       1.26x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          28       $292,238,813      100.0%        77.8%       1.26x
----------------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:         359
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     LTV RATIOS AS OF THE CUT-OFF DATE
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                  NUMBER OF      PRINCIPAL        % OF          WA         WA UW
RANGE OF CUT-OFF LTVS              LOANS          BALANCE          IPB          LTV         DSCR
---------------------------------------------------------------------------------------------------

27.8% - 50.0%                         1       $  4,400,000        1.4%         27.8%       2.34x
50.1% - 75.0%                         7         26,779,834        8.3          72.4%       1.35x
75.1% - 80.0%                        34        293,102,980       90.4          79.0%       1.27x
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              42       $324,282,813      100.0%         77.8%       1.29x
---------------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:         77.8%
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                              AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL         % OF           WA         WA UW
 AMORTIZED TYPES                 LOANS          BALANCE           IPB          LTV          DSCR
--------------------------------------------------------------------------------------------------

 BALLOON LOANS
   PARTIAL INTEREST-ONLY          12          $138,070,000       42.6%        78.9%        1.26x
   BALLOON2                       16           154,168,813       47.5         76.9%        1.27x
   INTEREST-ONLY                  14            32,044,000        9.9         77.4%        1.56x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          42          $324,282,813      100.0%        77.8%        1.29x
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                 PARTIAL INTEREST-ONLY PERIODS IN MONTHS
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
RANGE OF PARTIAL               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
INTEREST-ONLY PERIODS            LOANS          BALANCE          IPB          LTV          DSCR
-------------------------------------------------------------------------------------------------

 12                                4         $ 42,300,000        30.6%        78.8%       1.25x
 13 -- 24                          4           30,150,000        21.8         77.9%       1.24x
 25 -- 60                          4           65,620,000        47.5         79.4%       1.27x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          12         $138,070,000       100.0%        78.9%       1.26x
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
RANGE OF REMAINING              NUMBER OF       PRINCIPAL        % OF          WA         WA UW
AMORTIZATION TERMS                LOANS          BALANCE         IPB          LTV          DSCR
-------------------------------------------------------------------------------------------------

 300 -- 330                         1         $  5,000,000        1.7%       70.7%        1.34x
 331 -- 360                        27          287,238,813       98.3        77.9%        1.26x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           28         $292,238,813      100.0%       77.8%        1.26x
-------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         358
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                        NUMBER OF     PRINCIPAL      % OF        WA       WA UW
 RANGE OF MATURITY LTVS                   LOANS        BALANCE       IPB        LTV        DSCR
-------------------------------------------------------------------------------------------------

 23.1% - 30.0%                              1       $  4,400,000      1.4%      27.8%     2.34x
 30.1% - 60.0%                              1          5,000,000      1.5       70.7%     1.34x
 60.1% - 70.0%                             21        213,698,813     65.9       78.5%     1.23x
 70.1% - 80.0%                             19        101,184,000     31.2       78.8%     1.37x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                   42       $324,282,813    100.0%      77.8%     1.29x
-------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:      69.0%
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                    YEAR BUILT/RENOVATED(3,4)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
RANGE OF YEARS                 NUMBER OF       PRINCIPAL        % OF          WA         WA UW
BUILT/RENOVATED               PROPERTIES        BALANCE          IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 1909 - 1959                       8         $ 19,841,000        6.1%        77.6%        1.56x
 1960 - 1969                       2            7,900,000        2.4         50.0%        1.84x
 1970 - 1979                       1            3,020,000        0.9         80.0%        1.57x
 1980 - 1989                       3           31,344,834        9.7         77.1%        1.27x
 1990 - 1999                      10           65,513,334       20.2         78.7%        1.29x
 2000 - 2005                      23          196,663,646       60.6         78.7%        1.24x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          47         $324,282,813      100.0%        77.8%        1.29x
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                            PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL         % OF           WA         WA UW
PREPAYMENT PROTECTION            LOANS          BALANCE           IPB          LTV          DSCR
--------------------------------------------------------------------------------------------------

DEFEASANCE                        39         $269,882,813         83.2%        78.3%        1.28x
YIELD MAINTENANCE                  3           54,400,000         16.8         75.1%        1.36x
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           42         $324,282,813        100.0%        77.8%        1.29x
--------------------------------------------------------------------------------------------------

(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term.

(3) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(4) Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Structural and
    Collateral Term Sheet.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC13

--------------------------------------------------------------------------------
                           TOP FIFTEEN MORTGAGE LOANS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                                              CUT-OFF
LOAN        LOAN NAME                              LOAN         DATE         % OF
SELLER(1)   (LOCATION)                             GROUP      BALANCE         IPB
-----------------------------------------------------------------------------------

 JPMCB     DRA -- CRT Portfolio I                   1    $  180,900,000        6.6%
           (Various, Various)
 JPMCB     Mellon Bank Center                       1    $  171,500,000        6.3%
           (Los Angeles, CA)
 CIBC      The Shore Club                           1    $  115,000,000        4.2%
           (Miami Beach, FL)
 CIBC      Marriott Myrtle Beach                    1    $   79,000,000        2.9%
           (Myrtle Beach, SC)
 JPMCB     270 Madison Avenue                       1    $   65,000,000        2.4%
           (New York, NY)
-----------------------------------------------------------------------------------
 JPMCB     Datran Center                            1    $   65,000,000        2.4%
           (Miami, FL)
 CIBC      Jefferson Commons                        1    $   56,500,000        2.1%
           (Newport News, VA)
 CIBC      Investcorp Portfolio                     1    $   56,100,000        2.1%
           (Various, PA)
 JPMCB     Casa Del Lago Mobile Home Park           1    $   55,000,000        2.0%
           (San Jose, CA)
 JPMCB     1979 Marcus Avenue                       1    $   42,800,000        1.6%
           (New Hyde Park, NY)
-----------------------------------------------------------------------------------
 JPMCB     Swan Lake Mobile Home Park               1    $   42,000,000        1.5%
           (Mira Loma, CA)
 JPMCB     Southport Shopping Center                1    $   34,000,000        1.2%
           (Kenosha, WI)
 JPMCB     Dr. Pepper/7-Up Bottling Group, Inc.     1    $   33,950,000        1.2%
           (Various, TX)
 JPMCB     Park Jefferson Apartments                2    $   33,200,000        1.2%
           (South Bend, IN)
 JPMCB     The Lakes at West Covina                 1    $   32,000,000        1.2%
           (West Covina, CA)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
           TOP 5 TOTAL/WEIGHTED AVERAGE                  $  611,400,000       22.5%

           TOP 10 TOTAL/WEIGHTED AVERAGE                 $  886,800,000       32.6%

           TOP 15 TOTAL/WEIGHTED AVERAGE                 $1,061,950,000       39.0%
-----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       LOAN                 CUT-OFF
 LOAN                    UNIT OF       PER         UW         LTV             PROPERTY
SELLER(1)     UNITS      MEASURE       UNIT       DSCR       RATIO              TYPE
---------------------------------------------------------------------------------------------

 JPMCB     1,470,476   Square Feet   $    123    1.49x       79.9%             Office
 JPMCB       703,382   Square Feet   $    244    1.39x       69.8%             Office
 CIBC            322      Rooms      $357,143    1.38x       65.3%             Hotel
 CIBC            405      Rooms      $195,062    1.48x       74.9%             Hotel
 JPMCB       256,543   Square Feet   $    253    1.53x       71.4%             Office
---------------------------------------------------------------------------------------------
 JPMCB       476,412   Square Feet   $    136    2.32x       58.8%             Office
 CIBC        272,226   Square Feet   $    208    1.50x       79.6%             Retail
 CIBC        640,969   Square Feet   $     88    1.53x       79.8%            Various
 JPMCB           618       Pads      $ 88,997    1.26x       79.1%      Manufactured Housing
 JPMCB       348,501   Square Feet   $    123    1.24x       75.8%             Office
---------------------------------------------------------------------------------------------
 JPMCB           717       Pads      $ 58,577    1.20x       79.8%      Manufactured Housing
 JPMCB       358,143   Square Feet   $     95    1.21x       75.2%             Retail
 JPMCB       721,947   Square Feet   $     47    1.71x       55.3%           Industrial
 JPMCB           758      Units      $ 43,799    1.20x       77.4%          Multifamily
 JPMCB       173,673   Square Feet   $    184    1.23x       78.0%             Office
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                                 1.44x       72.8%

                                                 1.50x       73.2%

                                                 1.46x       73.2%
---------------------------------------------------------------------------------------------

(1) "JPMCB" = JPMorgan Chase Bank; "CIBC = CIBC Inc.

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                                                                        ANNEX D

                      FORM OF REPORT TO CERTIFICATEHOLDERS

                                    Annex D

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      Bond/Collateral Realized Loss Reconciliation                      19
                      =======================================================================

                   DEPOSITOR                                         MASTER SERVICER                       SPECIAL SERVICER
=====================================================  =========================================  ==================================
J.P Morgan Chase Commercial Mortgage Securities Corp.   Midland Loan Services, Inc.                LNR Partners, Inc.
270 Park Avenue                                         10851 Mastin Street, Building 82           1601 Washington Avenue
10th Floor                                              Overland Park, KS 66210                    Suite 800
New York, NY 10017                                                                                 Miami Beach, FL 33139

Contact:      Brain Baker                               Contact:      Brad Hauger                  Contact:      Vickie Taylor
Phone Number: (212) 834-3813                            Phone Number: (913) 253-9000               Phone Number: (305) 229-6614
=====================================================  =========================================  ==================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 1 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
  Class   CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
                       Rate          Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2FL              0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3A1              0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3A2              0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-SB               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-1A               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-M                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   NR                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   R                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   S                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   LR                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================

====================================
  Class      Ending     Current
             Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-2FL        0.00        0.00
  A-3A1        0.00        0.00
  A-3A2        0.00        0.00
  A-4          0.00        0.00
  A-SB         0.00        0.00
  A-1A         0.00        0.00
  A-M          0.00        0.00
  A-J          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   P           0.00        0.00
   NR          0.00        0.00
   R           0.00        0.00
   S           0.00        0.00
   LR          0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      CUSIP       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================
  X-1                   0.000000           0.00           0.00            0.00            0.00        0.00           0.00
  X-2                   0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 2 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class/          CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
    Component                        Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
       A-1                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-2                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-2FL                    0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-3A1                    0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-3A2                    0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-4                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-SB                     0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-1A                     0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-M                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       A-J                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        B                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        C                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        D                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        E                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        F                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        G                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        H                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        J                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        K                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        L                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        M                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        N                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        P                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        NR                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        R                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        S                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
        LR                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
       X-1                       0.00000000       0.00000000       0.00000000       0.00000000
       X-2                       0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 3 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
   A-1         0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-2         0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-2FL       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-3A1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-3A2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-4         0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-SB        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-1A        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-M         0.00                0.00               0.00              0.00               0.00          0.00              0.00
   X-1         0.00                0.00               0.00              0.00               0.00          0.00              0.00
   X-2         0.00                0.00               0.00              0.00               0.00          0.00              0.00
   A-J         0.00                0.00               0.00              0.00               0.00          0.00              0.00
    B          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    C          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    D          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    E          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    F          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    G          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    H          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    J          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    K          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    L          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    M          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    N          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    P          0.00                0.00               0.00              0.00               0.00          0.00              0.00
    NR         0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals       0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 4 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Master Servicing Fee       0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                Appraisal Reduction Amount

                                                                   =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
Aggregate Trust Fund Expenses                  0.00                     Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 5 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Non-Recoverability Determinations                           0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED:                                                              0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED:                                                                              0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Non-Recoverable Advances                                                              0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 6 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                       Fitch  Moody's  S & P              Fitch  Moody's  S & P
            ============================================================================================================
                  A-1
                  A-2
                  A-2FL
                  A-3A1
                  A-3A2
                  A-4
                  A-SB
                  A-1A
                  A-M
                  X-1
                  X-2
                  A-J
                   B
                   C
                   D
                   E
                   F
                   G
                   H
                   J
                   K
                   L
                   M
                   N
                   P
                   NR
          ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 7 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                  % of                                                              % of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                 % of                                                               % of
 Debt Service    # of  Scheduled  Agg.   WAM         Weighted                     # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                % of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================   ================================================================
 Anticipated                     % of                                Remaining                     % of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted         Stated     # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                AGE OF MOST RECENT NOI
================================================================   ================================================================
 Remaining                      % of                                   Age of                      % of
Amortization  # of  Scheduled   Agg.   WAM         Weighted          Most Recent # of   Scheduled   Agg.   WAM         Weighted
    Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)          NOI      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new  NOI figures become available from borrowers on an asset level.
      In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date, if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 10 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amount            (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code                   (3) Modification Code
      ----------------------                                 ----------------------------                   ---------------------

MF - Multi-Family      OF - Office        1 - Modification  6 - DPO                10 - Deed In Lieu of     1 - Maturity Date
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                     Foreclosure             Extension
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved           11 - Full Payoff         2 - Authorization Change
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return     12 - Reps and Warranties 3 - Principal Write-Off
WH - Warehouse         OT - Other         5 - Note Sale         to Master Servicer 13 - Other or TBD        4 - Combination
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 11 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 12 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure        REO         Modifications
    Date         #  Balance         #  Balance     #  Balance   #  Balance     #  Balance      #  Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                           Prepayments                         Rate and
                                                               Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff        Next Weighted Avg.
    Date            #  Balance        #  Balance       Coupon   Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 13 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================

==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 14 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================

===============================================================================================================================
                                               Net                                                                    Remaining
 Distribution              Actual           Operating            NOI                      Note         Maturity      Amortizaton
     Date                  Balance            Income             Date        DSCR         Date           Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 15 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 16 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 17 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cumulative Total
============================================================================================================================

==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

==============================================================================
  Current Total
==============================================================================
Cumulative Total
==============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 18 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC13                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  12/12/2005
                                                                                                RECORD DATE:   11/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                        BOND/COLLATERAL REALIZED LOSS RECONCILIATION

===============================================================================================================================
                             Beginning                                              Amounts
                             Balance of      Aggregate     Prior Realized      Covered by Over-         Interest (Shortage)/
 Distribution   Prospectus   the Loan at   Realized Loss    Loss Applied      collateralization and     Excesses applied to
     Date          Id        Liquidation    on Loans       to Certificates    other Credit Support      other Credit Support
===============================================================================================================================

===============================================================================================================================
  Current Total
===============================================================================================================================
Cumulative Total
===============================================================================================================================

================================================================================================================================
                   Modification             Additional
                   Adjustments/            (Recoveries)/         Current Realized      Recoveries of      (Recoveries)/Realized
 Distribution   Appraisal Reduction     Expenses applied to       Loss Applied to      Realized Losses      Loss Applied to
     Date          Adjustment            Realized Losses           Certificates         Paid as Cash      Certificate Interest
================================================================================================================================

================================================================================================================================
  Current Total
================================================================================================================================
Cumulative Total
================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 19 of 19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX E
                    CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

       PERIOD ENDING           CLASS A-1      CLASS A-2      CLASS A-2FL     CLASS A-3A1    CLASS A-3A2
--------------------------- -------------- --------------- --------------- --------------- -------------

May 12, 2006 ..............  $76,600,000    $130,193,000    $250,000,000    $206,403,000    $25,000,000
November 12, 2006 .........  $70,308,000    $130,193,000    $250,000,000    $206,403,000    $25,000,000
May 12, 2007 ..............  $24,426,000    $130,193,000    $250,000,000    $206,403,000    $25,000,000
November 12, 2007 .........           --    $117,465,000    $225,559,000    $206,403,000    $25,000,000
May 12, 2008 ..............           --    $ 82,482,000    $158,385,000    $206,403,000    $25,000,000
November 12, 2008 .........           --    $ 65,268,000    $125,331,000    $206,403,000    $25,000,000
May 12, 2009 ..............           --    $ 48,215,000    $ 92,584,000    $206,403,000    $25,000,000
November 12, 2009 .........           --    $ 31,773,000    $ 61,013,000    $206,403,000    $25,000,000
May 12, 2010 ..............           --              --              --    $114,467,000    $25,000,000
November 12, 2010 .........           --              --              --              --             --
May 12, 2011 ..............           --              --              --              --             --
November 12, 2011 .........           --              --              --              --             --
May 12, 2012 ..............           --              --              --              --             --
November 12, 2012 .........           --              --              --              --             --

       PERIOD ENDING           CLASS A-4       CLASS A-SB      CLASS A-1A      CLASS A-M       CLASS A-J
--------------------------- --------------- --------------- --------------- --------------- ---------------

May 12, 2006 ..............  $751,702,000    $135,140,000    $323,469,000    $272,056,000    $187,039,000
November 12, 2006 .........  $751,702,000    $135,140,000    $275,245,000    $272,056,000    $187,039,000
May 12, 2007 ..............  $751,702,000    $135,140,000    $268,661,000    $272,056,000    $187,039,000
November 12, 2007 .........  $751,702,000    $135,140,000    $261,232,000    $272,056,000    $187,039,000
May 12, 2008 ..............  $751,702,000    $135,140,000    $254,820,000    $272,056,000    $187,039,000
November 12, 2008 .........  $751,702,000    $135,140,000    $248,572,000    $272,056,000    $187,039,000
May 12, 2009 ..............  $751,702,000    $135,140,000    $242,478,000    $272,056,000    $187,039,000
November 12, 2009 .........  $751,702,000    $135,140,000    $236,587,000    $272,056,000    $187,039,000
May 12, 2010 ..............  $751,702,000    $135,140,000    $230,838,000    $272,056,000    $187,039,000
November 12, 2010 .........  $644,588,000    $126,532,000    $221,394,000    $272,056,000    $187,039,000
May 12, 2011 ..............  $593,796,000    $112,375,000    $210,543,000    $272,056,000    $187,039,000
November 12, 2011 .........  $570,547,000    $ 98,222,000    $205,427,000    $272,056,000    $187,039,000
May 12, 2012 ..............  $541,210,000    $ 83,681,000    $200,497,000    $272,056,000    $187,039,000
November 12, 2012 .........  $370,742,000    $ 68,829,000    $195,725,000    $272,056,000    $187,039,000

        PERIOD ENDING            CLASS B        CLASS C        CLASS D        CLASS E        CLASS F
---------------------------- -------------- -------------- -------------- -------------- --------------

May 12, 2006 ............... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
November 12, 2006 .......... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
May 12, 2007 ............... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
November 12, 2007 .......... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
May 12, 2008 ............... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
November 12, 2008 .......... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
May 12, 2009 ............... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
November 12, 2009 .......... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $37,407,000
May 12, 2010 ............... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $25,017,000
November 12, 2010 .......... $54,411,000    $23,805,000    $44,210,000    $34,007,000    $ 3,450,000
May 12, 2011 ............... $54,411,000    $23,805,000    $44,210,000    $19,282,000             --
November 12, 2011 .......... $54,411,000    $23,805,000    $44,210,000    $ 2,086,000             --
May 12, 2012 ............... $54,411,000    $23,805,000    $30,487,000             --             --
November 12, 2012 .......... $54,411,000    $23,805,000    $15,444,000             --             --

        PERIOD ENDING            CLASS G        CLASS H        CLASS J        CLASS K        CLASS L             TOTAL
---------------------------- -------------- -------------- -------------- -------------- -------------- ----------------------

May 12, 2006 ............... $30,607,000    $34,007,000    $10,202,000    $17,003,000    $10,203,000    $ 2,653,464,000.00
November 12, 2006 .......... $30,607,000    $34,007,000    $10,202,000    $17,003,000    $10,203,000    $ 2,598,948,000.00
May 12, 2007 ............... $30,607,000    $34,007,000    $10,202,000    $17,003,000    $10,203,000    $ 2,546,482,000.00
November 12, 2007 .......... $30,607,000    $34,007,000    $10,202,000    $17,003,000    $10,203,000    $ 2,477,458,000.00
May 12, 2008 ............... $30,607,000    $34,007,000    $10,202,000    $ 9,286,000             --    $ 2,350,969,000.00
November 12, 2008 .......... $30,607,000    $27,675,000             --             --             --    $ 2,268,633,000.00
May 12, 2009 ............... $30,607,000    $ 3,194,000             --             --             --    $ 2,188,258,000.00
November 12, 2009 .......... $10,298,000             --             --             --             --    $ 2,110,851,000.00
May 12, 2010 ...............          --             --             --             --             --    $ 1,897,692,000.00
November 12, 2010 ..........          --             --             --             --             --    $ 1,611,492,000.00
May 12, 2011 ...............          --             --             --             --             --    $ 1,517,517,000.00
November 12, 2011 ..........          --             --             --             --             --    $ 1,457,803,000.00
May 12, 2012 ...............          --             --             --             --             --    $ 1,393,186,000.00
November 12, 2012 ..........          --             --             --             --             --    $ 1,188,051,000.00

-------
(1)   The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series
      2005-CIBC13 Principal Balance Certificates (i.e., Classes A-1, A-2,
      A-2FL, A-3A1, A-3A2, A-4, A-SB, A-M, A-J, A-1A, B, C, D, E, F, G, H, J, K
      and L, respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates
      relating to each indicated Class of Series 2005-CIBC13 Principal Balance
      Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual
      Certificate Balance of that Class.

                                   Annex E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o  multifamily and commercial mortgage loans, including participations therein;

     o  mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or

     o  a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                November 4, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
122 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS ................................    1
RISK FACTORS .........................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ................................    9
   The Assets of the Trust Fund May Not Be
      Sufficient to Pay Your Certificates ............    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ......................   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ................   11
   Commercial and Multifamily Mortgage
      Loans Have Risks That May Affect
      Payments on Your Certificates ..................   12
   Borrowers May Be Unable to Make
      Balloon Payments ...............................   14
   Credit Support May Not Cover Losses ...............   15
   Assignment of Leases and Rents May Be
      Limited by State Law ...........................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ............   15
   Hazard Insurance May Be Insufficient to
      Cover All Losses on Mortgaged
      Properties .....................................   16
   Poor Property Management
      May Adversely Affect the Performance
      of the Related Mortgaged Property ..............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property .............................   17
   Rights Against Tenants May Be Limited if
      Leases Are Not Subordinate to
      Mortgage or Do Not Contain
      Attornment Provisions ..........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited .................................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ................................   18
   Compliance with Americans with
      Disabilities Act May Result in
      Additional Losses ..............................   18
   Litigation Concerns ...............................   18
   Property Insurance ................................   18
   Some Certificates May Not Be
      Appropriate for Benefit Plans ..................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ................   19

   Certain Federal Tax Considerations
      Regarding Original Issue Discount ..............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates ...........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ........................................   20
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ...........   20
   In The Event of an Early Termination of a
      Swap Agreement Due to Certain Swap
      Termination Events, a Trust May Be
      Required to Make a Large Termination
      Payment to any Related Swap
      Counterparty ...................................   21
   Your Securities Will Have Greater Risk if
      an Interest Rate Swap Agreement
      Terminates .....................................   21
   Even if You Do Not Receive Timely
      Notices, You Will Be Deemed To Have
      Tendered Your Reset Rate Certificates ..........   21
   If a Failed Remarketing Is Declared, You
      Will Be Required To Rely On a Sale
      Through the Secondary Market If You
      Wish To Sell Your Reset Rate

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ..............................   32
   Other Factors Affecting Yield, Weighted

                                       iii

DESCRIPTION OF THE CERTIFICATES ...................    36
   General ........................................    36
   Distributions ..................................    36
   Distributions of Interest on the
      Certificates ................................    37
   Determination of Interest Rates ................    38
   Distributions of Principal on the
      Certificates ................................    43
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in
      Respect of Equity Participations ............    44
   Additional Information Regarding Reset

   Book-Entry Registration and Definitive
      Certificates ................................    54
DESCRIPTION OF THE POOLING
   AGREEMENTS .....................................    57
   General ........................................    57
   Assignment of Mortgage Loans;
      Repurchases .................................    57
   Representations and Warranties;
      Repurchases .................................    58
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ...........................    63
   Realization Upon Defaulted Mortgage
      Loans .......................................    63
   Hazard Insurance Policies ......................    64
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..................................    65
   Servicing Compensation and Payment of
      Expenses ....................................    65
   Evidence as to Compliance ......................    65
   Certain Matters Regarding the Master

DESCRIPTION OF CREDIT SUPPORT                          69

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations .......................    83
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...................................    84
   FEDERAL INCOME TAX CONSEQUENCES
      FOR REMIC CERTIFICATES ......................    84
   General ........................................    84
   Characterization of Investments in REMIC

   Taxes That May Be Imposed on the REMIC

   Limitations on Deduction of Certain

                                       iv

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o   residential properties consisting of five
                                     or more rental or cooperatively-owned
                                     dwelling units or shares allocable to a
                                     number of those units and the related
                                     leases; or

                                 o   office buildings, shopping centers, retail
                                     stores and establishments, hotels or
                                     motels, nursing homes, hospitals or other
                                     health-care related facilities, mobile home
                                     parks, warehouse facilities, mini-warehouse
                                     facilities, self-storage facilities,
                                     industrial plants, parking lots, mixed use
                                     or various other types of income-producing
                                     properties described in this prospectus or
                                     unimproved land.

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o   may provide for no accrual of interest or
                                     for accrual of interest at a mortgage
                                     interest rate that is fixed over its term
                                     or that adjusts from time to time, or that
                                     the borrower may elect to convert from an
                                     adjustable to a fixed mortgage interest
                                     rate, or from a fixed to an adjustable
                                     mortgage interest rate;

                                 o   may provide for level payments to maturity
                                     or for payments that adjust from time to
                                     time to accommodate changes in the mortgage
                                     interest rate or to reflect the occurrence
                                     of certain events, and may permit negative
                                     amortization;

                                 o   may be fully amortizing or partially
                                     amortizing or non-amortizing, with a
                                     balloon payment due on its stated maturity
                                     date;

                                 o   may prohibit prepayments over its term or
                                     for a certain period and/or require payment
                                     of a premium or a yield maintenance penalty
                                     in connection with certain prepayments; and

                                  o  may provide for payments of principal,
                                     interest or both, on due dates that occur
                                     monthly, quarterly, semi-annually or at
                                     another interval specified in the related
                                     prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o   private mortgage participations, mortgage
                                     pass-through certificates or other
                                     mortgage-backed securities; or

                                 o   Certificates insured or guaranteed by any
                                     of the Federal Home Loan Mortgage
                                     Corporation, the Federal National Mortgage
                                     Association, the Governmental National
                                     Mortgage Association or the Federal
                                     Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Other Accounts.............   The prospectus supplement for each trust fund
                                 will also describe any other accounts
                                 established for a series of offered
                                 certificates. These may include, for any series
                                 that contains reset rate certificates, a
                                 remarketing fee account.

D. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

E. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest
                                 rate

                                 cap or floor agreements, or currency exchange
                                 agreements, all of which are designed to
                                 reduce the effects of interest rate or
                                 currency exchange rate fluctuations on the
                                 mortgage assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o   are senior or subordinate to one or more
                                     other classes of certificates in
                                     entitlement to certain distributions on the
                                     certificates;

                                 o   are principal-only certificates entitled to
                                     distributions of principal, with
                                     disproportionately small, nominal or no
                                     distributions of interest;

                                 o   are interest-only certificates entitled to
                                     distributions of interest, with
                                     disproportionately small, nominal or no
                                     distributions of principal;

                                 o   provide for distributions of interest on,
                                     or principal of, the certificates that
                                     begin only after the occurrence of certain
                                     events, such as the retirement of one or
                                     more other classes of certificates of that
                                     series;

                                 o   provide for distributions of principal of
                                     the certificates to be made, from time to
                                     time or for designated periods, at a rate
                                     that is faster or slower than the rate at
                                     which payments or other collections of
                                     principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   provide for controlled distributions of
                                     principal to be made based on a specified
                                     schedule or other methodology, subject to
                                     available funds; or

                                 o   provide for distributions based on
                                     collections of prepayment premiums, yield
                                     maintenance penalties or equity
                                     participations on the mortgage

                                     assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable,
                                 reset or adjustable pass-through interest
                                 rate. The related prospectus supplement will
                                 specify the principal balance, notional amount
                                 and/or fixed pass-through interest rate, or,
                                 in the case of a variable, reset or adjustable
                                 pass-through interest rate, the method for
                                 determining that rate, as applicable, for each
                                 class of offered certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 May Not Be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on
 the Certificates.............   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable, reset
                                 or adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and in the related prospectus
                                 supplement. See "Risk Factors--Prepayments of
                                 the Mortgage Assets Will Affect the Timing of
                                 Your Cash Flow and May Affect Your Yield";
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--Distributions
                                 of Interest on the Certificates" in this
                                 prospectus.

Distributions of Principal of
 the Certificates..............  Each class of certificates of each series, other than certain classes of interest-only
                                 certificates and certain

                                 classes of residual certificates, will have a
                                 principal balance. The principal balance of a
                                 class of certificates will represent the
                                 maximum amount that you are entitled to
                                 receive as principal from future cash flows on
                                 the assets in the related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o   be made at a rate that is faster, and, in
                                     some cases, substantially faster, than the
                                     rate at which payments or other collections
                                     of principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   be made at a rate that is slower, and, in
                                     some cases, substantially slower, than the
                                     rate at which payments or other collections
                                     of principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   not commence until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates
                                     of the same series;

                                 o   be made, subject to certain limitations,
                                     based on a specified principal payment
                                     schedule resulting in a controlled
                                     amortization class of certificates; or

                                 o   be contingent on the specified principal
                                     payment schedule for a controlled
                                     amortization class of the same series and
                                     the rate at which payments and other
                                     collections of principal on the mortgage
                                     assets in the related trust fund are
                                     received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be
                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any of
                                 the advances of principal and interest made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries from
                                 the related mortgage loan and otherwise to the
                                 extent described in this prospectus and in the
                                 related prospectus supplement. If provided in
                                 the prospectus supplement for a series of
                                 certificates, any entity making these advances
                                 may be entitled to receive interest on those
                                 advances while they are outstanding, payable
                                 from amounts in the related trust fund. If a

                                 trust fund includes mortgage participations,
                                 pass-through certificates or other
                                 mortgage-backed securities, any comparable
                                 advancing obligation will be described in the
                                 related prospectus supplement. See
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities,

                                 Keogh plans, and collective investment funds
                                 and insurance company general and separate
                                 accounts in which those plans, accounts,
                                 annuities or arrangements are invested, that
                                 are subject to ERISA or Section 4975 of the
                                 Internal Revenue Code, you should carefully
                                 review with your legal advisors whether the
                                 purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 either under ERISA or the Internal Revenue
                                 Code. See "Certain ERISA Considerations" in
                                 this prospectus and in the related prospectus
                                 supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
        and

     o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o  Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o  Increases in interest rates, real estate tax rates and other operating expenses;

     o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to

                                       13

alternative uses would generally require substantial capital expenditures.
Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws and rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot

                                       14

assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of

                                       15

any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.
See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, see
"Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies."

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

                                       16

     o  responding to changes in the local market; and

     o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial

                                       17

casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction

                                       18

rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the
Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA
Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion"
income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

                                       19

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through
The Depository Trust Company, and its participating organizations:

     o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
        Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans

                                       20

that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure)
at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust
Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST FUND MAY BE REQUIRED TO MAKE A LARGE TERMINATION
PAYMENT TO ANY RELATED SWAP COUNTERPARTY

     To the extent described in the related prospectus supplement, a trust fund may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust fund or the related swap counterparty.

     If a termination event under any of these swap agreements occurs and the trust fund owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust fund may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

     If on any distribution date a payment is due to the trust fund under an interest rate swap agreement, but the related swap counterparty defaults and the trust fund is unable to arrange for a replacement swap agreement, holders of securities entitled to payment under an interest rate swap agreement will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust fund would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust fund may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

     The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

     Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive

                                       21

timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

     In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund may include:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

     3. direct obligations of the United States or other governmental agencies,
        or

     4. a combination of the assets described above.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

                                       22

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected

                                       23

more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

       (a)  the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

       (b)  the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on

                                       24

inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

                                       25

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

     o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission following that issuance.

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                       26

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

     The prospectus supplement for each trust fund will also describe any other accounts established for a series of offered certificates. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the

                                       27

identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses" and "Description of Credit
Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       28

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable, reset or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See
"Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable, reset or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.
The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       29

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       30

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       31

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       32

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       33

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       34

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2. Excess Funds, or

     3. any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       35

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

     o  are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates May Be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any

                                       36

distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset or adjustable.
The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

                                       37

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

     Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. Unless otherwise specified in the related prospectus supplement, for any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

     o  "30/360" which means that interest is calculated on the basis of a
        360-day year consisting of twelve 30-day months;

     o  "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

     o  "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

     o  "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

                                       38

     o  "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

     o  "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
        Market Association ("ISMA"), which means that interest is calculated on the following basis:

        o  where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and
           (B) the number of distribution dates that would occur in one calendar year; or

        o  where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

           (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

           (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of
               distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

     For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

     LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London
time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered at approximately 11:00 a.m., London time, on that LIBOR
Determination Date, to prime banks in the London interbank market by the
Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in
New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00
a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading

                                       39

European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

     For this purpose:

     o  "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

     o  "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     o  "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

     Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial
Paper Rate for any relevant interest determination date will be the Bond
Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

     If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

     o  If the rate described above is not published in H.15(519) by 3:00 p.m.,
        New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing
        Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond Equivalent Yield" will be calculated as follows:

            Bond Equivalent Yield =      N x D         x 100
                                     ------------
                                     360 (D x 90)

        where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N"
        refers to 365 or 366, as the case may be.

     o  If the rate described in the prior paragraph cannot be determined, the
        Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

     o  The Commercial Paper Rate will be subject to a lock-in period of six New
        York City business days.

     CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m.,
New York City time, on that interest determination date under the caption
"Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays
Approximately 3:45 p.m.," under the column for:

                                       40

     o  If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

     o  If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

     The following procedures will apply if the CMT Rate cannot be determined as described above:

     o  If the rate described above is not displayed on the relevant page by
        3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
        CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

     o  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00
        p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal
        Reserve System or the United States Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

     o  If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York
        City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the
        United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

     o  If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated
        CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

                                       41

     o  If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

     o  If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

     Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds
Rate cannot be determined as described above:

     o  If the rate described above does not appear on Money line Telerate Page
        120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

     o  If the rate described above does not appear on Money line Telerate Page
        120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New
        York City time, on that interest determination date, the Federal Funds
        Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in
        New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

     o  If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

     91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

     In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury
Bills will again be so published or reported or such auction is held, as the case may be.

     The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

     Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

     The following procedures will be observed if the Prime Rate cannot be determined as described above:

                                       42

     o  If the rate described above is not published in H.15(519) prior to 3:00
        p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

     o  If the above rate is not published in either H.15(519), H.15 Daily
        Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

     o  If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     o  If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless

                                       43

otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

     Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

     Interest will be payable on the reset rate certificates on the applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the prospectus supplement:

     o  interest on a class of reset rate certificates during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

     o  interest on a class of reset rate certificates during any reset period when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis; and

     o  interest on a class of reset rate certificates during any reset period when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of
        Interest Rates--Day Count Basis; Interest Rate Change Dates; Interest
        Rate Determination Dates" above.

     Except for the initial accrual period and unless otherwise specified in the related prospectus supplement:

     o  an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

     o  accrual periods when a class of reset rate certificates bears interest at a fixed rate will begin generally on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

     Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

     Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

     The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

                                       44

     o  the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

     o  the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

     The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement.
The spread for each reset period will be determined in the manner described below under "--Spread Determination Date."

     Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

     Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

     Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

     o  at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

     o  at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

     Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement (not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

     o  the expected weighted average life of that class of reset rate certificates;

     o  the name and contact information of the remarketing agents;

     o  the next reset date and reset period;

     o  the applicable minimum denomination and additional increments;

     o  if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

     o  the interest rate mode, i.e., fixed rate or floating rate;

                                       45

     o  if in floating rate mode, the applicable interest rate index;

     o  if in floating rate mode, the interval between interest rate change dates;

     o  if in floating rate mode, the applicable interest rate determination date;

     o  if in fixed rate mode, the applicable fixed rate pricing benchmark;

     o  whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

     o  the applicable interest rate day count convention;

     o  the related all-hold rate, if applicable; and

     o  the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

     The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

     On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

     If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

     If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

     Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to the reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the

                                       46

principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

     In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

     Timeline: The following chart shows an example of a timeline of the remarketing process:

                               [GRAPHIC OMITTED]

Timing                          Event
------                          -----

Thirty to Fifteen               (Trustee to provide notices to clearing agencies specifying the identity of
Calendar Days Prior to          the remarketing agents)
Remarketing Terms
Determination Date

At Least Eight Business         REMARKETING TERMS DETERMINATION DATE
Days Prior to Reset Date        (Notices sent to reset rate certificateholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)

Six Business Days               NOTICE DATE
Prior to Reset Date             (Hold notices due from reset rate certificateholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)

Three Business Days             SPREAD DETERMINATION DATE
Prior to Reset Date             (Based on market conditions, the spread or fixed rate is determined by remarketing agents for the next reset period or a failed remarketing is declared, identity of any swap counterparty (or counterparties) is determined; and the related failed remarketing rate for the next reset period will be determined)

Reset Date                      RESET DATE
                                (New terms of the remarketed reset rate certificates become effective; any swap agreement for previous reset period may terminate; any new swap agreement for next reset period becomes effective; payments to tendering certificateholders)

     The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

     Failed Remarketing. There will be a failed remarketing if:

     o  the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

                                       47

     o  the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

     o  either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

     o  one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
        "--Floating Rate Mode" and "--Fixed Rate Mode" below;

     o  certain conditions specified in the related remarketing agreement are not satisfied; or

     o  any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

     In the event a failed remarketing is declared with respect to a class of reset rate certificates:

     o  all holders of that class will retain their reset rate certificates;

     o  the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

     o  the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

     o  any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

     If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

     Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

     In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

     Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

                                       48

     o  the applicable spread as determined by the remarketing agents on the spread determination date; and

     o  the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

     Unless otherwise specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

     In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust fund may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

     Each such swap agreement will terminate, unless otherwise provided in the related prospectus supplement, on the earliest to occur of:

     o  the next succeeding reset date;

     o  the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

     o  if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under
"--Floating Rate Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

     Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

     Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

     o  inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

     o  request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and
        Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

                                       49

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

     On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate.
If the related class of reset rate certificates are held in book-entry form,
100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

     If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

     The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

     No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that

                                       50

reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

     Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

     Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the

                                       51

advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       52

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
        Accrual Certificates, if any, in the event that Accrued Certificate
        Interest has been added to that balance;

     o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       53

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default" and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       54

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       55

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
        Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                                       56

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days

                                       57

after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant
Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the

                                       58

related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2. applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in

                                       59

the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing
Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that
Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the

                                       60

following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
      Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the
      Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
      Seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases" above, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage
      Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
      Certificates--Termination" in this prospectus (all of the foregoing, also
      "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest
      Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" below;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges,
      Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" below;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

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     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
        Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
        Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
        Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
        Servicer and the Depositor" below;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
        Regarding the Trustee" below;

                                       62

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Federal Income Tax Consequences for
       REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged
Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable

                                       63

party to assume the mortgage loan and the laws of the jurisdiction in which the
Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.
Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements

                                       64

less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified

                                       65

twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the

                                       66

trustee) adversely affect in any material respect the interests of any holder;
and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
        (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various

                                       67

certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o  any conditions to payment under the credit support not otherwise described in this prospectus,

     o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o  its total assets, and its stockholders' equity or policyholders'
        surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
        Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       69

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       70

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                                       71

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief
Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC. In cases where hotels or motels constitute

                                       72

loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to

                                       73

determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.
For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code"), and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in
Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and

                                       74

burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property.
The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize

                                       75

upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.
Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the

                                       76

bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never be repaid.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is
"adequately protected" as the term is defined and interpreted under the
Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

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     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried

                                       78

on by the remaining general partner and that general partner does so or (ii)
the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA"), and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o  may pose an imminent or substantial endangerment to human health or welfare or the environment,

     o  may result in a release or threatened release of any hazardous material,
        or

     o  may give rise to any environmental claim or demand,

     o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b)
        in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

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     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

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     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982
(the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale"
clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential,

                                       81

including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant

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governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001,
also known as the USA Patriot Act, and the regulations issued pursuant to the
USA Patriot Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents
        and

     3. compliance with any changes in the law, including any amendments to the
        Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" in this prospectus.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in

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the same proportion that the assets of the REMIC Pool would be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B)
if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one
REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities"
within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness"
within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup
Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

                                       85

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o  a mortgage that was not in fact principally secured by real property
        (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.
Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC
Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which

                                       86

distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes

                                       87

as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1275 and in part on the provisions of the Reform Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the
Conference Committee Report to the Reform Act. We cannot assure you that the
IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute
"qualified stated interest." Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.
Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called
"super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity

                                       88

of the Regular Certificate multiplied by the weighted average maturity of the
Regular Certificate. For this purpose, the weighted average maturity of the
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular
Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption")
and the anticipated reinvestment rate, if any, relating to the Regular
Certificates. The Prepayment Assumption with respect to a Series of Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular
Certificate is held as a capital asset. However, under the OID Regulations,
Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method"
below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular
        Certificate during the accrual period that are included in the Regular
        Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       89

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the
Regular Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

                                       90

     2. the interest compounds or is payable at least annually at current values of

        (a) one or more "qualified floating rates,"

        (b) a single fixed rate and one or more qualified floating rates,

        (c) a single "objective rate," or

        (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular
Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the

                                       91

stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a
Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in

                                       92

which the related market discount income is recognized or the Regular
Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the
Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular
Certificate rather than as a separate deduction item. See "--Election to Treat
All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

                                       93

 Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction"
        as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a)
        the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general

                                       94

be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular
Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2. all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

                                       95

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

                                       96

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below regarding the basis of mortgage loans to the
REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the

                                       97

closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of
Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of

                                       98

dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not
U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or

                                       99

        instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
        Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than
        100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual
Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor

                                      100

conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)   the present value of any consideration given to the transferee to acquire the interest;

     (ii)  the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below) and to U.S.
partnerships that have any "foreign persons" as partners, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable
Treasury regulations) created or organized in or under the laws of the United
States, any state, or the District of Columbia,

                                      101

including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United
States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual
Certificates, in which case, you will have an adjusted basis in the Residual
Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     Regulations under Section 475 of the Internal Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

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     1. the disposition of a qualified mortgage other than for:

        (a)   substitution within two years of the Startup Day for a defective
              (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
              Startup Day,

        (b)   foreclosure, default or imminent default of a qualified mortgage,

        (c)   bankruptcy or insolvency of the REMIC Pool, or

        (d)   a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.  during the three months following the Startup Day,

     2.  made to a qualified reserve fund by a Residual Certificateholder,

     3.  in the nature of a guarantee,

     4.  made to facilitate a qualified liquidation or clean-up call, and

     5.  as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

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LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated in 2010. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result,

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individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary
Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under
Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S.
Person. The appropriate documentation includes Form W-8BEN if the Non-U.S.
Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a
trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a
non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are
Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or

                                      105

lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as
"portfolio interest," subject to the conditions described in "--Regular
Certificates" above, but only to the extent that (1) the mortgage loans
(including mortgage loans underlying certain MBS) were issued after July 18,
1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual
Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual
Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate)
withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form
W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that

                                      106

Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the
REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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                        FEDERAL INCOME TAX CONSEQUENCES
            FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Standard Certificates--Recharacterization of
Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

                                      108

     1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
         856(c)(3)(B).

     3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation... which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium.  The treatment of premium incurred upon the purchase of a
Standard Certificate will be determined generally as described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual

                                      109

methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the

                                      110

sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
         Certificates--Recharacterization of Servicing Fees" above), and

     3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped
Certificates for the related period or periods. The holder of a Stripped
Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General"
above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage

                                      111

pool containing variable-rate mortgage loans, in the opinion of Cadwalader,
Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of
Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount

                                      112

required to be included in the income of a holder of a Stripped Certificate
(referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates" above. However, with the apparent exception of a Stripped
Certificate qualifying as a market discount obligation, as described under
"--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped

                                      113

Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates.  Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations.  The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
         Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

     As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and an interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts

                                      114

required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped
Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010)
may be required in respect of any reportable payments, as described under
"Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      115

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

                                      116

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan

                                      117

invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the

                                      118

affected investors to rely solely upon existing state law, and not SMMEA.
Pursuant to Section 347 of the Riegle Community Development and Regulatory
Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities,"
but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this regard, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective

                                      119

October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus

                                      120

supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

     In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust fund and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of

                                      121

any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents
(unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017,
Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at the office referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      122

                             INDEX OF DEFINED TERMS

1998 Policy Statement ......................   119
30/360 .....................................    38
401(c) Regulations .........................   117
91-day Treasury Bill Rate ..................    42
91-day Treasury Bills ......................    42
Accrual Certificates .......................    37
Accrued Certificate Interest ...............    37
Actual/360 .................................    38
Actual/365 (fixed) .........................    38
Actual/Actual (accrual basis) ..............    38
Actual/Actual (ISMA) .......................    39
Actual/Actual (payment basis) ..............    39
ADA ........................................    83
Amendments .................................   117
ARM Loans ..................................    26
Available Distribution Amount ..............    36
Bankruptcy Code ............................    74
Bond Equivalent Yield ......................    40
Book-Entry Certificates ....................    36
Cash Flow Agreement ........................    28
CERCLA .....................................    79
Certificate Owner ..........................    55
Clearstream ................................    46
CMT Rate ...................................    40
Code .......................................    53
Commercial Paper Rate ......................    40
Cooperatives ...............................    23
CPR ........................................    32
Debt Service Coverage Ratio ................    23
defective obligation .......................    86
Definitive Certificates ....................    36
Depositor ..................................    22
Determination Date .........................    29
Direct Participants ........................    54
Disqualified Organization ..................    99
Distribution Date Statement ................    52
DOL ........................................   116
Dow Jones Market Service Page 3750 .........    40
DTC ........................................    36
Due Dates ..................................    25
Due Period .................................    29
EDGAR ......................................   122
electing large partnership .................   100
Equity Participation .......................    25
Euroclear ..................................    46
Event of Default ...........................    66
Excess Funds ...............................    35
excess servicing ...........................   110
Exemptions .................................   117

FAMC........................................    26
Federal Funds Rate .........................    42
FHLMC ......................................    26
FNMA .......................................    26
Garn Act ...................................    81
GNMA .......................................    26
Indirect Participants ......................    55
Insurance and Condemnation
   Proceeds ................................    61
IRS ........................................    84
ISMA .......................................    39
L/C Bank ...................................    70
LIBOR Determination Date ...................    40
Liquidation Proceeds .......................    61
Loan-to-Value Ratio ........................    24
Lock-out Date ..............................    25
Lock-out Period ............................    25
MBS ........................................    22
MBS Agreement ..............................    26
MBS Issuer .................................    26
MBS Servicer ...............................    26
MBS Trustee.................................    26
Mortgage Asset Seller ......................    22
Mortgage Notes .............................    22
Mortgaged Properties .......................    22
Mortgages ..................................    22
NCUA .......................................   119
Net Leases .................................    24
Net Operating Income .......................    23
Nonrecoverable Advance .....................    51
Non-SMMEA Certificates .....................   118
Non-U.S. Person ............................   105
OCC ........................................   119
OID Regulations ............................    88
OTS ........................................   119
Participants ...............................    54
Parties in Interest ........................   116
Pass-Through Entity ........................   100
Permitted Investments ......................    60
Plans ......................................   116
Pooling Agreement ..........................    57
prepayment .................................    32
Prepayment Assumption ......................    89
Prepayment Interest Shortfall ..............    29
Prepayment Premium .........................    25
Prime Rate .................................    42
PTCE .......................................   117
Random Lot Certificates ....................    88
Record Date ................................    37

                                      123

Reference Banks .....................      40
Reform Act ..........................      87
Registration Statement ..............     122
Regular Certificateholder ...........      87
Regular Certificates ................      84
Related Proceeds ....................      51
Relief Act ..........................      82
REMIC ...............................   7, 84
REMIC Certificates ..................      84
REMIC Pool. .........................      84
REMIC Pool ..........................      84
REMIC Regulations ...................      84
REO Property ........................      59
Residual Certificateholders .........      95
Residual Certificates ...............      37
secured-creditor exemption ..........      80
Securities Act ......................     121
Senior Certificates .................      36

Servicing Standard ..................      59
Similar Law .........................     116
SMMEA ...............................     118
SPA .................................      32
Standard Certificateholder ..........     108
Standard Certificates ...............     108
Startup Day .........................      85
Stripped Certificateholder ..........     113
Stripped Certificates ...............     111
Subordinate Certificates ............      36
Sub-Servicing Agreement .............      60
Title V .............................      81
Treasury ............................      84
Treasury Notes ......................      41
U.S. Person .........................     101
Value ...............................      24
Warranting Party ....................      58

                                      124

     The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-CIBC13.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in
Annex A-1 and Annex A-2 to the prospectus supplement. Defined terms used in the
Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in
Annex A-1 and Annex A-2 to the prospectus supplement, the information in electronic format is superseded by the related information in print format.
Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the
Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
1 Microsoft Excel is a registered trademark of Microsoft Corporation.

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--------------------------------------------------------------------------------

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.
                              ------------------

                             PROSPECTUS SUPPLEMENT

                                  PROSPECTUS

Incorporation of Certain Information by

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
FEBRUARY 16, 2006.

                                 $2,161,633,000
                                 (APPROXIMATE)

                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                              SERIES 2005-CIBC13

      Class A-1 ............ $   81,674,000
      Class A-2 ............ $  130,193,000
      Class A-2FL .......... $  250,000,000
      Class A-3A1 .......... $  206,403,000
      Class A-3A2 .......... $   25,000,000
      Class A-4 ............ $  751,702,000
      Class A-SB ........... $  135,140,000
      Class A-M ............ $  272,056,000
      Class A-J ............ $  187,039,000
      Class X-2 ............ $2,653,464,000
      Class B .............. $   54,411,000
      Class C .............. $   23,805,000
      Class D .............. $   44,210,000

             -----------------------------------------------------
                    P R O S P E C T U S   SU PP L E M E N T

             -----------------------------------------------------
                                    JPMORGAN
                               CIBC WORLD MARKETS
                            DEUTSCHE BANK SECURITIES
                                    NOMURA

                               NOVEMBER 18, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., SERIES 2005-CIBC13